Exhibit 2.3

THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re NEWPAGE CORPORATION, et al., Debtors.[1]	x : : : : : : : x	Chapter 11 Case No. 11-12804 (KG) Jointly Administered

PLAN SUPPLEMENT TO THE DEBTORS’

FOURTH AMENDED JOINT CHAPTER 11 PLAN

Pursuant to Section 1.2.127 of the Debtors’ Fourth Amended Joint Chapter 11 Plan (the “Plan”),2 the Debtors hereby submit the Plan Supplement. Other than Schedule 8.5, which the Debtors believe is in final form, each of the Schedules of the Plan Supplement are in substantially final form, but reflect some unresolved issues that remain under discussion among the relevant parties, as indicated in certain instances by bracketed text. Final versions of the Schedules, to the extent not included here, will be filed in an amended Plan Supplement at or prior to the Confirmation Hearing. The Debtors expressly reserve the right, at any time on or prior to the Confirmation Hearing, to supplement, modify, or amend the documents contained in the Plan Supplement.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are, Chillicothe Paper Inc. (6154), Escanaba Paper Company (5598), Luke Paper Company (6265), NewPage Canadian Sales LLC (5384), NewPage Consolidated Papers Inc. (8330), NewPage Corporation (6156), NewPage Energy Services LLC (1838), NewPage Group Inc. (2465), NewPage Holding Corporation (6158), NewPage Port Hawkesbury Holding LLC (8330), NewPage Wisconsin System Inc. (3332), Rumford Paper Company (0427), Upland Resources, Inc. (2996), and Wickliffe Paper Company LLC (8293). The Debtors’ corporate headquarters is located at 8540 Gander Creek Drive, Miamisburg, OH 45342.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

Pursuant to Section 1.2.127 of the Plan, the identity of any person proposed to serve as a director or officer of the Reorganized Debtors and any insider to be employed or retained by the Reorganized Debtors shall be disclosed prior to the Confirmation Hearing.

INDEX OF SCHEDULES TO THE PLAN SUPPLEMENT

Schedule 1.2.93	Litigation Trust Agreement

Schedule 1.2.143	Reorganized NPC New Compensation Plans

Schedule 4.9	Retained Causes of Action

Schedule 8.1	Lists of Certain Executory Contracts Assumed and Rejected under the Plan

Schedule 8.5A	Settlement Agreement and Mutual Release

Schedule 8.5B	Union Agreements, Settlement Agreement and Release; Existing Compensation and Benefits Programs

Schedule 9.1	Members of Boards of Directors and Initial Officers of NewHoldCo and Each Reorganized Debtor

Schedule 9.2A	Form of Reorganized Debtors’ Certificate of Incorporation

Schedule 9.2B	Form of Reorganized Debtors’ Bylaws

Schedule 9.2C	Form of Reorganized Debtors’ Limited Liability Company Agreements

Schedule 9.3A	Notice Regarding New Holdco Stockholders Agreement

Schedule 9.3B	Stockholders Agreement

Schedule X	Insiders to be Employed by Reorganized Debtors and Nature of Compensation of Insiders

Dated: December 5, 2012	PACHULSKI STANG ZIEHL & JONES LLP
Wilmington, Delaware

Laura Davis Jones (Bar No. 2436)
Michael R. Seidl (Bar No. 3889)
Timothy P. Cairns (Bar No. 4228)
919 N. Market Street, 17th Floor.
P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone: 302.652.4100
Facsimile: 302.652.4400

-and-

Martin J. Bienenstock
Judy G.Z. Liu
Philip M. Abelson
PROSKAUER ROSE LLP
Eleven Times Square
(Eighth Avenue & 41st Street)
New York, NY 10036-8299
Telephone: 212.969.3000
Facsimile: 212.969.2900

Co-Attorneys for the Debtors and Debtors in Possession

Schedule 1.2.93

Litigation Trust Agreement

NP CREDITOR LITIGATION TRUST AGREEMENT

The NP CREDITOR LITIGATION TRUST AGREEMENT, effective as of [            ], 2012 (this “Agreement”), by and among NewPage Corporation, on behalf of itself and those of its subsidiaries that are chapter 11 debtors (the “Debtors” or “Reorganized Debtors”) and PIRINATE Consulting Group LLC, as trustee of the Litigation Trust referred to herein (in such capacity, the “Litigation Trustee”) is executed to facilitate the implementation of the Debtors’ Fourth Amended Joint Chapter 11 Plan (including all exhibits attached thereto or referenced therein, as the same may be amended, modified or supplemented, the “Plan”) that provides for the establishment of the Litigation Trust created hereby. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Background

A. Each of the Debtors commenced voluntary cases for relief under chapter 11 of the Bankruptcy Code on September 7, 2011 in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and, on September 8, 2011, the Bankruptcy Court consolidated the Debtors’ Chapter 11 cases for procedural purposes only.

B. On [            ], 2012, the Bankruptcy Court entered the Confirmation Order.

C. The Litigation Trust is being created pursuant to the Settlements embodied in the Plan and for the purposes set forth in Section 1.2 below.

D. The Litigation Trust is being created pursuant to this Agreement for the purposes of liquidating the Litigation Trust Assets and distributing or utilizing the proceeds thereof (the “Trust Proceeds” or “Litigation Trust Proceeds”) to or for the benefit of the Litigation Trust Beneficiaries, as described in Article V of the Plan. For the avoidance of doubt, the Trust Proceeds include the Settlement Cash.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Debtors and the Litigation Trustee agree as follows:

ARTICLE I

DECLARATION OF TRUST

1.1 Creation of Trust. The Debtors and the Litigation Trustee, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the “Creditor Litigation Trust” (the “Litigation Trust” or “Trust”). In connection with the exercise of the Litigation Trustee’s power hereunder, the Litigation Trustee may use this name or such variation thereof as the Litigation Trustee sees fit; provided, however, that in no circumstance shall the Litigation Trustee be the representative of any Reorganized Debtor and the Litigation Trustee shall use its best efforts to conspicuously show that the Litigation Trustee represents the Litigation Trust, which should not be confused with the Reorganized Debtors.

1.2 Purpose of Trust.

(a) On the Effective Date, the Litigation Trust shall be established pursuant to this Agreement for the purpose of: (i) administering the Litigation Trust Assets (including the prosecution of the Committee Litigation Claims for the benefit of the Litigation Trust Beneficiaries); (ii) evaluating and prosecuting (a) objections to Disputed General Unsecured Claims and (b) Committee Litigation Claims, [provided that for the avoidance of doubt, the Litigation Trustee may object under section 502(d) of the Bankruptcy Code to any Claim of any Entity or transferee that is the subject of a Committee Litigation Claim other than a Release] [TBD]; and (iii) making all Distributions on account of Litigation Trust Interests and Settlement Cash, as provided for under this Agreement, the Plan, the Confirmation Order and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. The Litigation Trust will not hold itself out as an investment company and will not conduct a trade or business.

(b) Under no circumstance shall the Litigation Trustee be authorized or contend it is authorized to incur liability on behalf of the Debtors’ Estates or the Reorganized Debtors, and any and all liability incurred by the Litigation Trustee, whether for expenses of prosecution, payment of sanctions, or otherwise, shall be the exclusive liability of the Litigation Trust and not the liability of the Debtors’ Estates or the Reorganized Debtors.

1.3 Transfer of Trust Assets.

(a) As of the Effective Date, and pursuant to and subject in all respects to the terms of the Plan and the Confirmation Order, the Debtors, in their respective capacities as debtors in possession on behalf of the Estates, shall transfer, assign, and deliver to the Litigation Trust, without recourse, all of their respective rights, title, and interests in and to the Litigation Trust Assets (including, subject to section 1.2.28(b) of the Plan, the Committee Litigation Claims) free and clear of liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other entities to the maximum extent contemplated by and permissible under Bankruptcy Code section 1141(c) (including all liens, claims, encumbrances and interests of any creditors that were subordinated for purposes of distributions under the Plan); provided, however, that certain of the Committee Litigation Claims, as set forth in Section 1.2.28 of the Plan, shall vest in the Litigation Trust only if and when the conditions set forth therein occur. If an amended settlement referenced in Section 1.2.28(b) of the Plan is propounded and the Bankruptcy Court denies its approval, the Causes of Action in Section 1.2.28(b) shall be deemed transferred to the Litigation Trust upon entry of the Bankruptcy Court’s order denying approval unless a stay pending appeal is granted to the Debtors, Reorganized Debtors, or Cerberus. Nothing in this Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any Litigation Trust Asset (including, subject to section 1.2.28(b) of the Plan, any Committee Litigation Claim) transferred to the Litigation Trust pursuant to this Agreement. The Litigation Trust Assets are to be held and utilized or distributed, as applicable, by the Litigation Trustee in accordance with the terms of the Plan and hereof for the benefit of the Litigation Trust Beneficiaries, and of no other party, subject to the further covenants, conditions and terms hereinafter set forth.

(b) Upon transfer of the Committee Litigation Claims and other Litigation Trust Assets to the Litigation Trust, the Debtors and the Reorganized Debtors shall have no interest in, or with respect to, the Litigation Trust Assets or the Litigation Trust Interests, except (i) with respect to the Funding Loan as set forth in Section 4.2 of this Agreement, and (ii) pursuant to Section 5.4 of the Plan.

(c) The Debtors shall transfer all Litigation Trust Assets to the Trust. To the extent any assets of the Debtors (the “Assets”) (that are Litigation Trust Assets) cannot be transferred to the Trust because of a restriction on transferability under applicable nonbankruptcy law that is not superseded by Bankruptcy Code section 1123 or any other provision of the Bankruptcy Code, such Assets shall be retained by the applicable Debtors and Estates. The net proceeds of any such Asset retained by the Debtors and the Estates shall be allocated to the Trust pursuant to the Plan as if such transfer had not been restricted under applicable nonbankruptcy law; provided, however, that the Debtors and their Estates shall have no obligations to liquidate any Assets they retain and to the extent the Debtors elect, subject to the consent of the Litigation Trustee, to liquidate any retained Assets, the Debtors shall be entitled to reimbursement of their reasonable and documented costs and expenses (including, without limitation, attorneys’ and other professionals’ fees and expenses) from the proceeds of such Assets. The Litigation Trustee may commence an action in the Bankruptcy Court to resolve any dispute regarding the allocation of the proceeds of any Assets retained by the Debtors.

(d) Subject to Section 1.2.100 of the Plan, all of the Trust Proceeds received by the Litigation Trust from the pursuit of any Committee Litigation Claims, net of amounts used by the Litigation Trustee to replenish the Expense Reserve described in paragraph 4.2(a), shall be added to the Litigation Trust Assets and held as a part thereof (and title thereto shall be vested in the Litigation Trust).

(e) For all federal, state and local income tax purposes, the holders of Allowed General Unsecured Claims, Allowed First Lien Note Deficiency Claims, Allowed Second Lien Note Claims and Allowed Senior Subordinated Unsecured Note Claims shall be treated as receiving on account of their Allowed Claims the Litigation Trust Assets (subject to any liabilities of the Debtors assumed by the Trust, and other than such Litigation Trust Assets allocable to Disputed Claims), and then transferring such Litigation Trust Assets (subject to such liabilities) to the Trust in exchange for the Litigation Trust Interests, and the holders shall be treated as the grantors and owners of the Litigation Trust.

(f) As set forth in Section 5.8.2 of the Plan, the Litigation Trustee, in reliance upon such professionals as the Litigation Trustee may retain (the “Litigation Trust Professionals”), will determine the fair market value of the Litigation Trust Assets as soon as possible after the Effective Date. The Litigation Trustee shall provide such valuation in writing to each Litigation Trust Beneficiary (which may include posting such valuation on a website established by the Trust). Such valuation shall be used consistently by the Litigation Trustee and the Litigation Trust Beneficiaries for federal income tax purposes, including for determining gain, loss or tax basis.

1.4 Liquidation of Litigation Trust Assets. The Litigation Trustee shall, in an expeditious but orderly manner and subject to the provisions of the Plan, the Confirmation Order and this Agreement, liquidate and convert to cash the Litigation Trust Assets, make timely distributions in accordance with the terms of the Plan and hereof and not unduly prolong the existence of the Trust. The Litigation Trustee shall exercise reasonable business judgment and liquidate the Litigation Trust Assets to maximize net recoveries to the Litigation Trust Beneficiaries; provided that the Litigation Trustee shall be entitled to take into consideration the risks, timing and costs of potential actions in making determinations as to the maximization of such recoveries. Such liquidations may be accomplished through the prosecution, compromise and settlement, abandonment or dismissal of any or all Committee Litigation Claims. The Litigation Trustee may incur any reasonable and necessary expenses in connection with the liquidation of the Litigation Trust Assets and distribution of the Trust Proceeds at the sole expense of the Litigation Trust. For the avoidance of doubt, all actions taken by the Litigation Trustee to liquidate the Litigation Trust Assets are subject to the other provisions hereof and the Plan.

1.5 Prosecution of Committee Litigation Claims.

(a) Subject to the provisions set forth in this Section 1.5, the Litigation Trust, acting through the Litigation Trustee, will be authorized to exercise and perform the rights, powers, and duties held by the Estates, including under section 1123(b)(3) of the Bankruptcy Code, with respect to the Litigation Trust Assets, and will be the sole party authorized to take control of, supervise, and manage the Litigation Trust Assets and prosecute or settle the Committee Litigation Claims. The Litigation Trustee shall be a party in interest in respect of the Committee Litigation Claims it prosecutes, and to the extent, if any, the Litigation Trustee attempts to appear in other matters, its standing and party-in-interest status shall be subject to determination by the Bankruptcy Court after hearing any and all objections, if any, from the Reorganized Debtors and other litigants. Nothing herein obligates or bars the Reorganized Debtors to take or not to take positions in litigation propounded by the Litigation Trustee, which positions support or oppose the Litigation Trustee’s position, and nothing herein precludes current and former officers, directors, and employees of the Debtors and Reorganized Debtors from providing testimony in such litigation regardless of the impact of such testimony.

(b) In no circumstance shall the Litigation Trustee be the representative of any Reorganized Debtor and the Litigation Trustee shall use best efforts to conspicuously show that the Litigation Trustee represents the Litigation Trust, which should not be confused with the Reorganized Debtors.

(c) The Plan and Confirmation Order provide that the Litigation Trust shall be established for the purpose of, among other things, (i) evaluating and prosecuting (a) objections to Disputed General Unsecured Claims and (b) Committee Litigation Claims. The Litigation Trust shall not pursue any claims or Causes of Action against any Entities other than those defendants to the claims, Causes of Action, and objections permitted under Section 1.2.28 of the Plan. The Litigation Trust shall not bring claims, Causes of Action, or objections against (i) any Release, including any party released under the SEO Settlement Agreement, (ii) any party listed on Exhibit 1.2.28 of the Plan, or (iii) any non-debtor counterparty to an executory contract (a) assumed prior to November 5, 2012 by order of the Bankruptcy Court, (b) which is the subject of any assumption motion filed with the Bankruptcy Court on November 6, 2012, or (c) to be assumed as of the Effective Date (whether “as is”, or as modified) pursuant to Article VIII of the Plan, which contracts are designated to be assumed on that certain list provided on November 5, 2012, by the Debtors to the Committee; provided, however, that (x) such list shall not be amended, modified or supplemented (nor shall any subsequent motions to assume executory contracts be filed) absent the express consent (which shall not be unreasonably withheld) of the Debtors, the First Lien Notes Steering Committee and the Committee (in consultation with the Second Lien Group) and (y) any non-debtor counter-party identified in sub-clause (ii) of this Section 5.6 shall qualify as a Protected Party if the executory contract to which it is party is assumed and only to the extent of preference claims arising from payments made under and pursuant to the assumed contracts.

(d) Pursuant to Article 5.7.3 of the Plan, the Litigation Trust, as of the Effective Date, shall be enjoined from asserting any and all claims against the Reorganized Debtors, any other Release, any other party released under the SEO Settlement Agreement, the Cerberus Entities (if their settlement with the Debtors’ Estates is approved and the approval order is not reversed or a stay order granted that grants the Litigation Trust claims to propound), or claims against the respective properties (or interests in properties) of any of the foregoing parties.

1.6 Objection to Disputed General Unsecured Claims.

(a) From and after the Effective Date, objections to Disputed General Unsecured Claims shall be filed and prosecuted by the Litigation Trustee, and the Litigation Trustee, shall have the sole authority to settle all pending or future objections to Disputed General Unsecured Claims. Notwithstanding anything to the contrary herein, the Reorganized Debtors and the Litigation Trustee will coordinate in good faith with respect to the prosecution or settlement of any Claims for which classification as a General Unsecured Claim or other type of Claim is in dispute. Further, nothing herein grants to the Litigation Trust any power to bind the Reorganized Debtors and/or their affiliates in any way whatsoever.

(b) The Litigation Trust will pay all fees, costs, and expenses incurred by the Litigation Trustee and the Litigation Trust Professionals in connection with filing and prosecuting objections to General Unsecured Claims. In addition, any and all costs, expenses, adverse judgments, sanctions, and other financial obligations imposed against the Litigation Trust shall be solely the liabilities of the Litigation Trust and not of the Reorganized Debtors or any other Entity, and the Litigation Trust will reimburse the Reorganized Debtors for reasonable fees, costs and expenses incurred in, among other things, facilitating the Litigation Trustee’s prosecution and/or settlement of General Unsecured Claims objections, such as the Reorganized Debtors’ costs and expenses incurred in providing copies of its books and records to the Litigation Trustee, legal fees and travel expenses attendant thereto.

(c) From and after the Effective Date, objections to General Unsecured Claims shall be filed and prosecuted by the Litigation Trustee and the Litigation Trustee shall have the sole authority to settle all pending or future objections to General Unsecured Claims; provided, however, that the Debtors shall retain the right to prosecute objections to the General Unsecured Claims identified on Annex C.[or to settle them, provided that the Debtors or Reorganized Debtors, as applicable, shall seek Bankruptcy Court approval for any such settlements. The Litigation Trustee shall be entitled to notice and an opportunity to object to any such settlements].

1.7 Appointment and Acceptance of Litigation Trustee. The Litigation Trustee shall be deemed to be appointed pursuant to Bankruptcy Code section 1123(b)(3)(B) as of the Effective Date. The Litigation Trustee accepts the Trust created by this Agreement and the grant, assignment, transfer, conveyance and delivery to the Litigation Trust, on behalf, and for the benefit, of the Litigation Trust Beneficiaries, by the Debtors of all of their respective right, title and interest in the Litigation Trust Assets, upon and subject to the terms and conditions set forth herein, in the Plan and in the Confirmation Order.

1.8 No Reversion to Debtors. Subject to Section 1.2.100 of the Plan, in no event shall any part of the Litigation Trust Assets revert to or be distributed to any of the Reorganized Debtors.

1.9 Incidents of Ownership. The Litigation Trust Beneficiaries shall be the sole beneficiaries of the Trust and the Litigation Trust Assets, and the Litigation Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein, in the Plan and in the Confirmation Order, including, but not limited to, those powers set forth in Section 6.1 hereof.

1.10 Party in Interest. The Litigation Trustee shall be a party in interest in respect of the Committee Litigation Claims it prosecutes, and to the extent, if any, the Litigation Trustee attempts to appear in other matters, its standing and party-in-interest status shall be subject to determination by the Bankruptcy Court after hearing any and all objections, if any, from the Reorganized Debtors and other litigants. The Litigation Trustee shall not be deemed to be an intervenor with respect to any pending motion filed by the Debtors prior to the Effective Date seeking approval of a settlement with Cerberus pursuant to Bankruptcy Rule 9019 (the “9019 Motion”). For the avoidance of doubt, if the 9019 Motion is denied in accordance with Section 1.2.28 of the Plan, the Litigation Trustee will be the sole party making the determination of which claims to assert against the Cerberus Entities.

ARTICLE II

LITIGATION TRUST BENEFICIARIES

2.1 Conflicting Claims. If any conflicting claims or demands are made or asserted with respect to a Litigation Trust Interest, the Litigation Trustee shall be entitled, at its sole election, to make no payment or distribution with respect to the Litigation Trust Interest represented by the claims or demands involved, or any part thereof, and the Litigation Trustee shall refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands. In so doing, the Litigation Trustee shall not be or become liable to any party for its refusal to comply with any such conflicting claims or demands. The Litigation Trustee shall be entitled to refuse to act until either (a) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court or (b) all differences have been resolved by a written agreement among all of such parties and the Litigation Trustee, which agreement shall include a complete release of the

Trust and the Litigation Trustee with respect to the subject matter of the dispute (the occurrence of either (a) or (b) being referred to as a “Dispute Resolution” in this Section 2.1). Until a Dispute Resolution is reached with respect to such conflicting claims or demands, the Litigation Trustee shall hold any payments or distributions from the Trust to be made with respect to the Litigation Trust Interest(s) at issue in a segregated interest-bearing account with a United States financial institution. Promptly after a Dispute Resolution is reached, the Litigation Trustee shall transfer the payments and distributions, if any, held in the segregated account, together with any interest and income generated thereon, in accordance with the terms of such Dispute Resolution.

2.2 Rights of Litigation Trust Beneficiaries. Each Litigation Trust Beneficiary shall be entitled to the rights and benefits due to a Litigation Trust Beneficiary hereunder according to the terms of the Plan. Each Litigation Trust Beneficiary shall take and hold the same, subject to all the terms and conditions of this Agreement, the Plan and the Confirmation Order. The interest of a Litigation Trust Beneficiary is hereby declared and shall be in all respects personal property. Except as expressly provided hereunder, a Litigation Trust Beneficiary shall have no title to, right to, possession of, management of or control of the Trust or the Litigation Trust Assets.

2.3 No Consultation or Approval Rights. No Litigation Trust Beneficiary shall have any consultation or approval rights whatsoever in respect of management and operation of the Litigation Trust.

2.4 Interest Beneficial Only. The ownership of a Litigation Trust Interest shall not entitle any Litigation Trust Beneficiary to any title in or to the Litigation Trust Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein.

2.5 Evidence of Litigation Trust Interest. Ownership of a Litigation Trust Interest in the Trust shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Litigation Trustee (or any agent appointed by the Litigation Trustee for purposes of maintaining a record of the Litigation Trust Beneficiaries and their respective Litigation Trust Interests). The Litigation Trustee shall, upon written request of a holder of a Litigation Trust Interest, provide reasonably adequate documentary evidence of such holder’s Litigation Trust Interest, as indicated in the books and records of the Trust. The expense of providing such documentation shall be borne by the requesting Litigation Trust Beneficiary.

2.6 Transfers of Litigation Trust Interests.

(a) The Litigation Trust Interests have not been registered pursuant to the Securities Act of 1934, as amended (the “Securities Act”), or any state securities law. If the Litigation Trust Interests constitute “securities,” the parties hereto intend that the exemption provisions of Bankruptcy Code section 1145 shall apply to the Litigation Trust Interests. The Litigation Trustee Interests shall be recorded in book-entry form only, shall not be certificated and, subject to Section 2.6(b) below, shall be transferable, subject to applicable law, provided that no transfer, assignment or other disposition of a Litigation Trust Interest may be effected if such transfer would require the Litigation Trust to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended. Any such transfer, assignment, pledge or hypothecation, however, will not be effective until and unless the Litigation Trustee receives written notice of such transfer, assignment, pledge or hypothecation, which notice must be executed by the transferor and the transferee and must clearly identify the Litigation Trust Interest being transferred, assigned, pledged or hypothecated. The Litigation Trustee is entitled to rely upon such notice as definitive evidence of such transfer, assignment, pledge or hypothecation without additional investigation. Transfers of record made in accordance with this Section 2.6 shall be indicated on the books and records of the Litigation Trustee maintained for such purpose. Any transfer, assignment, pledge or hypothecation of a Litigation Trust Interest or any part thereof in violation of this Section 2.6 shall be void ab initio.

(b) The holder effecting a disposition of a Litigation Trust Interest or any part thereof shall pay, or reimburse the Trust for, all reasonable costs incurred by the Trust in connection with such disposition (including, without limitation, the reasonable legal fees incurred in connection with the legal opinions referred to in Section 2.6(b)) on or before the tenth business day after the receipt by that person of the Trust’s invoice for the amount due. If payment is not made by the date due, the person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to 10% plus any costs, including attorneys’ fees, incurred in the collection of such amount.

2.7 Limited Liability. No provision of this Agreement, the Plan or the Confirmation Order, and no enumeration herein of the rights or privileges of any Litigation Trust Beneficiary, shall give rise to any liability of such Litigation Trust Beneficiary solely in its capacity as such, whether such liability is asserted by the Debtors, by creditors or employees of the Debtors, or by any other Person. As set forth in the Plan, Litigation Trust Beneficiaries are deemed to receive the Litigation Trust Assets in accordance with the provisions of this Agreement, the Plan and the Confirmation Order in exchange for their Allowed General Unsecured Claims, Allowed First Lien Note Deficiency Claims, Allowed Second Lien Note Claims, and Allowed Senior Subordinated Unsecured Note Claim Claims, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Agreement, the Plan, and the Confirmation Order.

ARTICLE III

DURATION AND TERMINATION OF TRUST

3.1 Duration. The Trust shall become effective upon the Effective Date and shall remain and continue in full force and effect until terminated as provided herein. The Trust shall terminate (the “Termination Date”) upon the occurrence of the earlier of (a) the full liquidation, administration and distribution of the Litigation Trust Assets in accordance with the Plan, the Confirmation Order and this Agreement and the full performance of all other duties and functions of the Litigation Trustee set forth in the Plan, the Confirmation Order and this Agreement or (b) the fifth anniversary of the Effective Date, unless the Bankruptcy Court, upon motion made within the six-month period prior to such fifth anniversary (and, in the event of further extension, at least six months prior to the end of the applicable extension), determines that a fixed period extension (together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on and liquidation of the Litigation Trust Assets; provided that in no event shall the term of the Litigation Trust be extended beyond ten years. Notwithstanding anything to the contrary in this Agreement, in no event shall the Litigation Trustee unduly prolong the duration of the Trust, and the Litigation Trustee shall, in the exercise of its reasonable business judgment, in the interests of the Litigation Trust Beneficiaries, at all times prosecute the Committee Litigation Claims in a manner reasonably calculated to maximize net recoveries to the Litigation Trust Beneficiaries. Upon termination of the Trust, the Litigation Trustee shall provide a final distribution and final accounting to the Litigation Trust Beneficiaries.

3.2 Treatment of Cash and Committee Litigation Claims. Upon dissolution of the Litigation Trust, any remaining cash on hand (excluding any unused portion of the Litigation Trust Funding or other Trust Assets that shall be used to pay off the outstanding balance of the Litigation Trust Note) and other assets, with the exception of Committee Litigation Claims, will be distributed to the Litigation Trust Beneficiaries in accordance with the terms of this Agreement. Upon the dissolution of the Litigation Trust, all remaining Committee Litigation Claims shall be deemed void and abandoned and no Litigation Trust Beneficiary shall have any right, title or interest in or to any such Committee Litigation Claims.

3.3 Continuance of Trust for Winding Up. After the termination of the Trust and solely for the purpose of liquidating and winding up the affairs of the Trust, the Litigation Trustee shall continue to act as such until its duties have been fully performed. Upon distribution of all the Litigation Trust Assets, the Litigation Trustee shall retain the books, records and files that shall have been delivered to or created by the Litigation Trustee, other than the books and records and files obtained from any of the Debtors or Reorganized Debtors, which books and records shall be returned to the Entities from whom they were obtained. At the Litigation Trustee’s discretion, all such records and documents may be destroyed at any time following the date that is six years after the final distribution of the Litigation Trust Assets (unless such records and documents are necessary to fulfill the Litigation Trustee’s obligations pursuant to Sections 4.8(a) and 6.1 hereof), subject to the terms of any joint prosecution and common interests agreement(s) to which the Litigation Trustee may be a party. Except as otherwise specifically provided herein, upon the final distribution of the Litigation Trust Assets, the Litigation Trustee shall be deemed discharged and have no further duties or obligations hereunder, except to account to the Litigation Trust Beneficiaries as provided in Section 4.5 hereof and as may be imposed on the Litigation Trustee by virtue of Sections 3.1 and 6.1 hereof, the Litigation Trust Interests shall be cancelled and the Trust will be deemed to have been dissolved. In the event that there are de minimis Litigation Trust Assets at termination, the Litigation Trustee may donate such Litigation Trust Assets to a charitable organization exempt from U.S. federal income tax under Tax Code section 501(c)(3) of the Litigation Trustee’s choice, other than a charitable organization that is related to any of the Debtors, the Litigation Trust, the Litigation Trustee or any insider of the Litigation Trustee.

ARTICLE IV

ADMINISTRATION OF TRUST

4.1 Payment of Claims, Expenses and Liabilities. The Litigation Trustee shall expend the cash of the Trust: (a) to pay reasonable administrative expenses of the Trust that are incurred (including, but not limited to, any taxes imposed on the Trust or reasonable professional fees and expenses in connection with the administration and liquidation of the Litigation Trust Assets and preservation of books and records as provided in Section 3.3 hereof); (b) to satisfy obligations or other liabilities incurred or assumed by the Trust (or to which the Litigation Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, this Agreement and applicable law, including reasonable fees and costs incurred in connection with the protection, preservation, liquidation and distribution of the Litigation Trust Assets, the reasonable, documented out-of-pocket expenses of the Oversight Committee members, and the costs of investigating, prosecuting and resolving the Committee Litigation Claims and any objection to General Unsecured Claims; and (c) to satisfy any other obligations of the Trust expressly set forth in the Plan or this Agreement.

4.2 Funding of the Trust.

(a) On the Effective Date, the Debtors will deposit the Litigation Trust Funding (as calculated pursuant to the Plan) in cash in the Litigation Trust to fund the administrative fees and expenses of the Litigation Trust (the “Funding Loan”). In exchange for the Funding Loan, the Litigation Trust shall issue the Litigation Trust Note to Reorganized NPC in the amount of the Funding Loan. The Funding Loan shall be deposited in the Expense Reserve.

(b) The Litigation Trust Note will be a non-interest bearing note and, notwithstanding anything to the contrary herein, will be repaid from the Trust Proceeds as and when received by the Litigation Trust (other than from the Litigation Trust Initial Proceeds) prior to any additional Distributions of the Trust Proceeds. No further amounts shall be paid or payable by the Reorganized Debtors or any of the Reorganized Debtors to the Litigation Trust for any purpose whatsoever and the source of funds and repayment thereof for any additional contributions required by the Litigation Trust shall be determined by the Litigation Trustee. The Funding Loan shall be non-recourse to each of the Litigation Trustee and the Litigation Trust Beneficiaries.

(c) If at the conclusion of the litigation related to the Committee Litigation Claims there remains any unused portion of the Litigation Trust Funding, the excess funds shall be returned to Reorganized NPC and be applied to any amounts then outstanding on the Litigation Trust Note.

4.3 Distributions.

(a) Generally. The Trust Proceeds shall be distributed in accordance with the Plan.

(b) Timing and Amount of Distributions. The Litigation Trustee shall make distributions of the Litigation Trust Proceeds Available for Distribution (as defined below) on the Effective Date, and each June 30 and December 31 thereafter (or, if such date does not fall on a business day, the next business day thereafter) and on such additional dates that the Litigation Trustee determines are appropriate from time to time (any such date, a “Distribution Date”); provided, however, that the Litigation Trustee shall be entitled to defer any such distribution to the next Distribution Date if the Litigation Trustee determines that the amount of the Litigation Trust Proceeds Available for Distribution at such time is less than $500,000. Notwithstanding anything in this Agreement to the contrary and without limiting the Litigation Trustee’s right to make earlier distributions, after payment in full of all amounts due and owing under the Funding Loan, the Litigation Trustee shall make a distribution to the Litigation Trust Beneficiaries by the end of the year in which the Litigation Trust Proceeds Available for Distribution first equal or exceed $500,000. The Litigation Trustee shall establish a record date for any distributions of not less than [ten] days nor more than [60] days prior to the proposed date of such distribution (the “Record Date”) and shall provide each Litigation Trust Beneficiary reasonable prior written notice of same (which may be given by posting such Record Date on a website established by the Litigation Trustee). Notwithstanding the foregoing, unless the Litigation Trust Interests have been transferred in accordance with the terms of Section 2.6 hereof, the Litigation Trustee will have no obligation to recognize any transfer of any Litigation Trust Interest occurring after the Distribution Record Date.

(c) Trust Proceeds Available for Distribution. “Trust Proceeds Available for Distribution” shall be determined by the Litigation Trustee in advance of each Distribution Date by subtracting the Expense Reserve (defined below in subsection 4.3(d)) from the then available Trust Proceeds. Notwithstanding the foregoing, for the avoidance of doubt, the Litigation Trust Note shall be repaid from the Trust Proceeds as and when received by the Litigation Trust (other than from the Litigation Trust Initial Proceeds) prior to any additional Distributions of the Trust Proceeds and prior to any additional funds being reserved for the Expense Reserve.

(d) Expense Reserve. The Litigation Trustee shall establish and maintain a reserve (the “Expense Reserve”) for the purpose of making the payments set forth in Section 4.1 of this Agreement. The Expense Reserve will be funded initially with the proceeds from the Litigation Trust Note (the “Initial Expense Reserve Amount”), and thereafter (only if the Litigation Trust Note has been fully repaid) from any additional Litigation Trust proceeds that may be realized from the Committee Litigation Claims, as is reasonable, customary and appropriate. The Initial Expense Reserve Amount shall be maintained in a segregated account and shall not be used to repay the Litigation Trust Note; provided that any unused portion of the Expense reserve shall be returned to the Reorganized Debtors at the conclusion of the litigation of the Committee Litigation Claims, consistent with Sections 5.4 and 5.9 of the Plan. The Litigation Trustee shall cause the Trust at all times to retain sufficient funds in the Expense Reserve as the Litigation Trustee shall determine are reasonably necessary for the Trust to: (i) meet contingent liabilities and maintain the value of the Litigation Trust Assets during liquidation; (ii) make the payments and satisfy the obligations and liabilities described in Section 4.1 as well as satisfy all obligations to remit amounts pursuant to applicable U.S. and non U.S. laws relating to taxes; and (iii) fund any other amounts as may be required under the Plan (if any) and fund the reasonable, documented out-of-pocket fees and expenses of the Litigation Trustee, the Litigation Trust Professionals and the Trust. Notwithstanding any other provision of this Agreement to the contrary, the Litigation Trustee shall not be required to take any action or enter into or maintain any claim, demand, action or proceeding relating to the Litigation Trust unless it shall have sufficient funds in the Expense Reserve for that purpose.

(e) Priority of Distribution of Trust Proceeds. Any Litigation Trust Proceeds Available for Distribution shall be applied (i) first, to repay in full the Funding Loan, and (ii) second, to Distributions to the Litigation Trust Beneficiaries.

(f) Distribution of Trust Proceeds Upon Termination. Promptly following the termination of the Trust, subject to section 5.4 of the Plan, the Litigation Trustee shall distribute any Litigation Trust Proceeds Available for Distribution not yet distributed to the Litigation Trust Beneficiaries in accordance with the terms of this Agreement, the Plan and the Confirmation Order. For the avoidance of doubt, the minimum Distribution limitation set forth in Section 4.3(b) above shall not apply with respect to the final Distributions of Litigation Trust Proceeds to be made to the Litigation Trust Beneficiaries.

(g) Location for Distributions; Notice of Change of Address. Distributions to the Litigation Trust Beneficiaries shall be made by the Litigation Trustee to the Litigation Trust Beneficiaries as of the applicable Record Date (i) at the addresses set forth on the proofs of claim filed by such Litigation Trust Beneficiaries (or at the last known addresses of such Litigation Trust Beneficiaries if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Litigation Trustee, or (iii) in the case of a holder of a Litigation Trust Interest whose Allowed Claims are governed by an agreement and administered by an indenture trustee, agent, servicer, or other authorized representative, at the address contained in the official records of such authorized representative. Each Litigation Trust Beneficiary or authorized representative shall be responsible for providing the Litigation Trustee with timely written notice of any change in address. The Litigation Trustee is not obligated to make any effort to determine the correct address of any Litigation Trust Beneficiary.

(h) Disputed Claim Reserve(s). The Litigation Trustee will establish one or more Disputed Claim Reserve(s) on account of Disputed Claims, the Holders of which would be entitled to a distribution of Litigation Trust Proceeds were such Disputed Claim ultimately Allowed. The Disputed Claim Reserve(s) shall be established and maintained in a segregated, interest bearing account (or accounts) into which the Litigation Trustee will deposit sufficient cash from the Litigation Trust Assets to make Distributions to all holders of Disputed Claims entitled to Distributions in accordance with the provisions of this Agreement and the Plan, to the extent such Disputed Claims become Allowed Claims, as described in Article VII of the Plan. The Disputed Claim Reserve(s) shall also include a ledger or ledgers maintained by the Litigation Trustee with respect to Litigation Trust Interests allocable to Disputed Claims.

4.4 Undeliverable Property.

(a) If any distribution of the Litigation Trust Proceeds to a Litigation Trust Beneficiary is returned to the Litigation Trustee as undeliverable, no further distribution to such Litigation Trust Beneficiary shall be made unless and until the Litigation Trustee is notified in writing of such Litigation Trust Beneficiary’s then-current address, at which time all missed distributions (subject to Section 4.4(b) below) shall be made to such Litigation Trust Beneficiary without interest, except as otherwise set forth herein. For purposes of this Agreement, undeliverable distributions shall include checks sent to a Litigation Trust Beneficiary which checks have not been cashed within ninety days following the date of issuance. Subject to Section 4.4(b) below, undeliverable distributions shall remain in the possession of the Litigation Trustee until the next Distribution Date after the relevant Distribution becomes deliverable, at which time it shall be distributed to the relevant Litigation Trust Beneficiary.

(b) If any Distribution to a Litigation Trust Beneficiary is undeliverable, then, at the expiration of one year from the applicable Distribution Date, provided that no change of address has been provided to the Litigation Trustee during such time, such undeliverable Distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall vest in the Litigation Trust. Any entitlement of any Litigation Trust Beneficiary to those Distributions shall be extinguished and forever barred and such Distributions shall be reallocated to the other Litigation Trust Beneficiaries in accordance with the terms of this Agreement and the Plan.

4.5 Reports. The Litigation Trustee shall deliver, or make available by posting on a website or otherwise, to all Litigation Trust Beneficiaries and Oversight Committee members reports no less than semi-annually, in such form and in such detail as the Litigation Trustee deems appropriate. Such reports shall specify in reasonable detail: (i) the status of the Committee Litigation Claims, including any settlements entered into by the Litigation Trust; (ii) the fees and expenses of the Trust, the Litigation Trustee and the Litigation Trust Professionals incurred and/or earned during the most recent calendar quarter; (iii) the aggregate fees and expenses of the Trust, the Litigation Trustee and the Litigation Trust Professionals incurred and/or earned since the Effective Date; (iv) the amount of the Litigation Trust Proceeds received by the Trust during the most recent calendar quarter; (v) the aggregate amount of the Litigation Trust Proceeds received by the Trust since the Effective Date; (vi) the calculation of the Litigation Trust Proceeds Available for Distribution for the next Distribution Date, including the amounts of available Trust Proceeds and the Expense Reserve; and (vii) the aggregate amount of distributions from the Litigation Trust to the Litigation Trust Beneficiaries since the Effective Date. The Litigation Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Litigation Trustee to be in compliance with applicable law.

4.6 Securities Law Matters. To the extent the interests in the Litigation Trust are deemed to be “securities,” the issuance of such interests under this Plan are exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended, and any applicable state and local laws requiring registration for the offer or sale of securities.

4.7 Fiscal Year. Except for the first and last years of the Trust, the fiscal year of the Trust shall be the calendar year. For the first and last years of the Trust, the fiscal year of the Trust shall be such portion of the calendar year that the Trust is in existence.

4.8 Books and Records.

(a) Prior to and after the Effective Date, the Debtors and Reorganized Debtors shall continue to provide the Committee and Litigation Trustee, as applicable, reasonable access to their books and records to prosecute the Committee Litigation Claims. To the extent, if any, that the Committee or Litigation Trustee contends the Debtors or Reorganized Debtors are not providing sufficient data, the Bankruptcy Court shall determine such dispute.

(b) The Debtors and the Reorganized Debtors shall be entitled to appropriate confidentiality protections for any and all proprietary data requested by the Committee or Litigation Trustee, as applicable.

(c) To the extent, if any, that the Committee or Litigation Trustee requests data consisting of privileged material or attorneys’ work product, such data will be produced to the Committee or Litigation Trustee, as applicable, unless the Debtors or Reorganized Debtors (i) assert that production of such data would impair an applicable privilege or (ii) disagree as to whether the privilege or work product protection may be waived by the Committee or Litigation Trustee, taking into account the policies underlying the privileges and work product doctrine. In the event of such dispute, either party may request that the Bankruptcy Court resolve such dispute.

(d) The Litigation Trustee shall have no power over the books and records of the Debtors or Reorganized Debtors beyond the rights granted herein.

(e) The Litigation Trustee shall maintain, in respect of the Trust and the holders of Litigation Trust Interests, books and records relating to the assets and the income of the Trust and the payment of expenses of the Trust and the Litigation Trustee, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Agreement, the Plan, and applicable provisions of law. Such books and records shall be maintained on modified cash or another comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Litigation Trust.

4.9 Cash Payments. All Distributions required to be made by the Litigation Trustee to the Litigation Trust Beneficiaries shall be made in cash denominated in U.S. dollars by checks drawn on a United States domestic bank selected by the Litigation Trustee or, at the option of the Litigation Trustee, by wire transfer from a United States domestic bank selected by the Litigation Trustee; provided, however, that cash payments to foreign Litigation Trust Beneficiaries may be made, at the option of the Litigation Trustee, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction. All cash of the Trust shall be maintained in a United States financial institution.

4.10 Insurance. The Trust shall maintain customary insurance coverage for the protection of the Litigation Trustee, and any such other Person serving as an administrator and overseer of the Trust on and after the Effective Date as the Litigation Trustee determines to be reasonably appropriate, at the sole expense of the Trust.

ARTICLE V

TAX MATTERS

5.1 Tax Treatment.

(a) The Debtors, the Litigation Trustee and the holders of Litigation Trust Interests will treat the Trust as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) and any comparable provision of state or local law. The Trust shall be considered a “grantor” trust and is intended to comply with the requirements of a liquidating trust, which is a grantor trust, as set forth in Revenue Procedure 94-45, 1994-2 C.B. 684. Consistent with this treatment, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Litigation Trustee, and the Litigation Trust Beneficiaries) are required to treat, for U.S. federal income tax purposes, the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the owners and grantors, in addition, all parties will report all tax items relating to the Litigation Trust in a manner entirely consistent with the Plan. Pursuant to the Plan and herein, the Litigation Trust Assets (other than Litigation Trust Assets allocable to a Disputed Claims Reserve) are treated, for U.S. federal income tax purposes, as having been transferred directly to the holders of the respective Claims in satisfaction of their Claims (with each holder receiving an undivided interest in such assets in accord with their economic interests in such assets), followed by the transfer by the Litigation Trust Beneficiaries to the Litigation Trust of such assets in exchange for Litigation Trust Interests. Accordingly, all parties must treat the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the owners and grantors, and treat the Litigation Trust Beneficiaries as the direct owners of an undivided interest in the assets of the Litigation Trust, consistent with their economic interests therein, for all U.S. federal income tax purposes.

(b) In the alternative, if the Litigation Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), then this Agreement is intended to empower the Litigation Trustee to take such action as he shall deem appropriate to have the Litigation Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3, including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so qualified.

(c) The Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries will use consistent valuations of the Litigation Trust Assets (and liabilities) as of the Effective Date in accordance with Section 1.3(e) hereof. The Litigation Trustee shall be authorized to take any action necessary to maintain compliance with this Treasury Regulation or its successor that does not contradict the terms of this Agreement, the Plan or the Confirmation Order.

5.2 Tax Reporting. The “taxable year” of the Trust shall be the “calendar year” as those terms are defined in Section 441 of the Tax Code. The Litigation Trustee shall file statements for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Litigation Trustee shall annually, within 75 days after the end of each calendar year, send to each record holder of a Litigation Trust Interest a separate statement setting forth the holder’s share or items of income, gain, loss, deduction or credit for such year and will instruct all such beneficiaries to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such beneficiary’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns. Such reporting shall also occur within 60 days of the dissolution of the Trust. The Trust’s taxable income, gain, loss, deduction or credit will be allocated (subject to provisions of the Plan relating to Disputed Claims and Section 5.4 hereof) to the Litigation Trust Beneficiaries in accordance with their relative Litigation Trust Interests in the Trust.

5.3 Allocations of Taxable Income, Gain, Loss, Deduction or Credit. Subject to provisions of the Plan relating to Disputed Claims and Section 5.5 hereof, allocations of income of the Litigation Trust among the Litigation Trust Beneficiaries shall be determined by reference to the manner in which an amount of cash equal to such income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all its assets to the Litigation Trust Beneficiaries (valued for this purpose at their tax book value), adjusted for prior income and loss and taking into account all prior and concurrent distributions from the Litigation Trust. Similarly, any loss of the Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Litigation Trust. The tax book value of the Litigation Trust Assets for this purpose shall equal their respective fair market values on the date they are deemed transferred to the Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the Tax Code, the regulations and other applicable administrative and judicial authorities and pronouncements. The above allocations of the Litigation Trust’s income and loss shall be adjusted by the Litigation Trustee to the extent, in the Litigation Trustee’s discretion, such adjustments are necessary or appropriate to more accurately reflect the economic interests of any or all of the Litigation Trust Beneficiaries in the Litigation Trust’s assets, or to more accurately reflect the effect of a Litigation Trust Beneficiary’s tax basis in its Litigation Trust Interests or the Litigation Trust Beneficiary’s tax basis in the Litigation Trust Beneficiary’s portion of the Litigation Trust’s assets underlying the Litigation Trust Beneficiary’s Litigation Trust Interests.

5.4 Tax Withholdings. The Litigation Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code, or any provision of any foreign, state or local tax law with respect to any payment or distribution to the Litigation Trust Beneficiaries. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Litigation Trust Beneficiaries for all purposes of this Agreement. The Litigation Trustee shall be authorized to collect such tax information from the Litigation Trust Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Agreement. The Litigation Trustee may require any of the holders of Allowed Claims to furnish to the Litigation Trustee (i) its, his or her employer or taxpayer identification number (“TIN”) as assigned by the IRS or (ii) in the case of Litigation Trust Beneficiaries that are not United States persons for federal income tax purposes, certification of foreign status on IRS Form W-8BEN or W-8ECI, and) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Agreement. The Litigation Trustee may refuse to make a distribution to any Litigation Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that upon the Litigation Trust Beneficiary’s delivery of such information, the Litigation Trustee shall make such distribution to which the Litigation Trust Beneficiary is entitled, together with any interest and income actually earned thereon.

5.5 Disputed Claims Tax Matters.

(a) The Litigation Trustee will establish one or more Disputed Claim Reserves on account of Disputed Claims, the Holders of which would be entitled to Litigation Trust Interests or Settlement Cash were such Disputed Claim ultimately Allowed. The Litigation Trustee may, for U.S. Federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), (i) make an election pursuant to Treasury Regulation section 1.468B-9 to treat the Disputed Claim Reserve as a “disputed ownership fund” within the meaning of that section, (ii) allocate taxable income or loss to the Disputed Claim Reserve, with respect to any given taxable year (but only for the portion of the taxable year with respect to which such Claims are Disputed Claims), and (iii) distribute assets from the Disputed Claim Reserve as, when, and to the extent, such Disputed Claims either become Allowed or are otherwise resolved, as more fully set out in Article VII of the Plan.

(b) Absent definitive guidance from the IRS or a contrary determination by a court of competent jurisdiction (including receipt by the Litigation Trust of a private letter ruling, if required, or the receipt of an adverse determination by the IRS upon audit if not contested), if pursuant to Section 5.4(a) of this Agreement, the Litigation Trustee elects to treat the Disputed Claims Reserve as a “disputed ownership fund,” the Disbursing Agent shall (i) treat the Disputed Claims Reserve as a disputed ownership fund for U.S. federal income tax purposes within the meaning of Treasury Regulations section 1.468B-9(b)(1) and (ii) to the extent permitted by applicable law, report consistently with the foregoing characterization for U.S. federal, state and local income tax purposes. Consistent therewith, all parties shall report, for income tax purposes, consistently with the foregoing.

(c) With respect to any Trust Proceeds and any other income or gain of the Trust allocable to Disputed Claims, the Litigation Trustee shall cause the Trust to pay any taxes imposed on the Trust by any U.S. federal, state or local, or any non-U.S. taxing authority. The amount of such taxes paid by the Trust with respect to a Disputed Claim, (i) will reduce the amount distributed with respect to such Disputed Claim to the extent it becomes an Allowed Claim, and (ii) to the extent such Disputed Claim does not become an Allowed Claim, will reduce distributions ratably to all holders in the same Class as such Disputed Claim; provided, however, that any taxes that reduce distributions pursuant to the foregoing clauses (i) and (ii) shall, for all purposes of this Agreement, be treated as amounts distributed to those holders of Claims whose distributions are so reduced.

5.6 Expedited Determination. The Litigation Trustee may request an expedited determination of the taxes of the Litigation Trust, including any Disputed Claims Reserve, under Bankruptcy Code section 505(b) for all returns for, or on behalf of the Litigation Trust, for all taxable periods through the dissolution of the Litigation Trust.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE LITIGATION TRUSTEE

6.1 Powers of the Litigation Trustee. The Litigation Trustee shall have only such rights, powers and privileges expressly set forth in the Plan and this Agreement and as otherwise provided by applicable law. The Litigation Trustee shall be expressly authorized to undertake the following actions, in the Litigation Trustee’s good faith judgment, in the best interests of the Litigation Trust Beneficiaries and to maximize net recoveries thereto:

(a) prosecute, settle or otherwise compromise or abandon for the benefit of the Trust all Committee Litigation Claims, including, without limitation, take any action with respect to appeals, counterclaims and defenses of or with respect to such claims and causes of action;

(b) subject to section 5.6 of the Plan, file and prosecute objections to Disputed General Unsecured Claims and settle all pending or future objections with respect thereto;

(c) subject to Section 7.7 of the Plan, request that the Bankruptcy Court estimate for final Distribution purposes any contingent, unliquidated or Disputed General Unsecured Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law;

(d) establish one or more Disputed Claim Reserves;

(e) liquidate the Litigation Trust Assets;

(f) execute any documents and take any other actions related to, or in connection with, the liquidation of the Litigation Trust Assets and the exercise of the Litigation Trustee’s powers granted herein;

(g) hold legal title to any and all rights of the Litigation Trust Beneficiaries in, to or arising from the Litigation Trust Assets;

(h) protect and enforce the rights to the Litigation Trust Assets vested in the Litigation Trust by this Agreement by any method deemed reasonably appropriate, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(i) make distributions of the Litigation Trust Proceeds to the appropriate Litigation Trust Beneficiaries in accordance with this Agreement, the Plan and the Confirmation Order;

(j) file, if necessary, any and all tax returns with respect to the Trust (and any Disputed Claims Reserve) and pay taxes properly payable by the Trust (and any Disputed Claims Reserve), if any;

(k) make all necessary filings in accordance with any applicable law, statute or regulation, including, but not limited to, the Securities Act;

(l) determine and satisfy from the Litigation Trust Assets any and all taxes and ordinary course liabilities, including reasonable professional fees and expenses, created, incurred or assumed by the Trust;

(m) request any appropriate tax determination, including, without limitation, a determination pursuant to Bankruptcy Code section 505;

(n) retain and pay professionals, employees, contractors or other agents from the Litigation Trust Assets to carry out its duties and obligations hereunder;

(o) invest monies received by the Litigation Trust or Litigation Trustee or otherwise held by the Litigation Trust or Litigation Trustee in accordance with Section 6.4 hereof and consistent with the Litigation Trust’s status as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and consistent with the requirements of Revenue Procedure 94-45, and which actions are merely incidental to its liquidation and dissolution

(p) in the event that the Litigation Trustee determines that the Litigation Trust Beneficiaries or the Trust may, will or have become subject to adverse tax consequences, take such actions that will, or are intended to, alleviate such adverse tax consequences, including taking any and all necessary actions as the Litigation Trustee shall deem appropriate to have the Litigation Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under IRC Section 7704), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so qualified;

(q) create sub-trusts or title vehicles of which the Trust or the Litigation Trust Beneficiaries hold the beneficial or ownership interests, as applicable;

(r) purchase customary insurance coverage in accordance with Section 4.10 hereof; and

(s) perform such functions and take such actions with respect to the Trust as are provided for or permitted in the Plan, the Confirmation Order, or this Agreement; and

(t) incur and satisfy obligations with respect to the Funding Loan as contemplated by the Plan and this Agreement, provided that such loan shall be non-recourse to the Trustee and the Litigation Trust Beneficiaries.

6.2 Establishment of the Oversight Committee.

(a) A committee shall be established (the “Oversight Committee”) solely for the limited purpose of overseeing matters related solely to the removal of the Litigation Trustee and/or appointment of a successor Litigation Trustee, as further set forth in Section 8 hereof. The Litigation Trustee shall provide the Oversight Committee with the reports set out in Section 4.5 hereof and such other information as may be reasonably requested from time to time by the Oversight Committee that the Oversight Committee deems necessary in order to fulfill its duties in connection therewith.

(b) The Oversight Committee shall have no more than five members; provided, however, that no initial or subsequent member of the Oversight Committee or any successor Litigation Trustee shall be a competitor of the Reorganized Debtors (or an affiliate, representative or agent of a competitor). The Oversight Committee shall be comprised of (i) two members selected by the Committee and (ii) three members who shall be selected by the then-current holders of the Second Lien Notes at such time that any event occurs that would require a decision by the Oversight Committee; provided, however, that the failure by the holders of the Second Lien Notes or the Committee to select its representative member(s) to the Oversight Committee shall not prevent the establishment of the Oversight Committee on the Effective Date or such Oversight Committee’s authority under this Agreement.

(c) Each Oversight Committee member shall designate (i) one or more representatives who shall attend any meetings and participate in other activities of the Oversight Committee and (ii) an alternate representative to attend any meetings and participate in other activities of the Oversight Committee when the representatives designated pursuant to clause (i) herein are unavailable to participate in such meetings and activities.

(d) A quorum for meetings of the Oversight Committee shall consist of a majority of the non-recused members of the Oversight Committee then serving; provided, however, that, for purposes of determining whether a quorum is present at such a meeting, a member of the Oversight Committee shall be deemed present if a representative of the member is attending in person, by telephone or by proxy.

(e) Except as expressly provided herein, the affirmative vote of a majority of the non-recused members of the Oversight Committee shall be the act of the Oversight Committee with respect to any matter that requires the determination, consent, approval or agreement of the Oversight Committee. In all matters submitted to a vote of the Oversight Committee, each Oversight Committee member shall be entitled to cast one vote, which vote shall be cast personally by such Oversight Committee member or by proxy. As set forth above, the actions of the Oversight Committee shall be limited to those set forth in Section 6.2(a) of this Agreement.

(f) An Oversight Committee member and its representative shall be recused from the Oversight Committee’s deliberations and votes on any matters as to which such member has a conflicting interest. If an Oversight Committee member or its representative does not recuse itself from any such matter, that Oversight Committee member and its representative may be recused from such matter by the majority vote of the remaining members of the Oversight Committee that are not recused from the matter. In such event, such recused member of the Oversight Committee can challenge such decision of the non-recused members of the Oversight Committee with the Bankruptcy Court which shall have jurisdiction under the Plan to adjudicate such matter.

(g) Oversight Committee members shall be reimbursed by the Trust for reasonable, documented out-of-pocket expenses, other than attorneys’ and other professionals’ fees and expenses, incurred in connection with their service on the Oversight Committee. Oversight Committee members shall not receive any other compensation from the Trust for their services as Oversight Committee members.

6.3 Limitations on Litigation Trustee. No part of the Litigation Trust Assets shall be used or disposed of by the Litigation Trustee in furtherance of any trade or business. The Litigation Trustee shall, on behalf of the Trust, hold the Trust out as a trust in the process of liquidation and not as an investment company. The Litigation Trustee shall not engage in any investments or activities inconsistent with the treatment of the Litigation Trust as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) while the Litigation

Trustee intend the Liquidating Trust to qualify as a liquidating trust; provided, however, that if the Litigation Trust (or a Delaware limited liability company or limited liability partnership into which it shall be converted) shall be classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3, these restrictions shall not apply. The Litigation Trustee shall not become a market-maker for the Litigation Trust Interests or otherwise attempt to create a secondary market for the Litigation Trust Interests. The Litigation Trustee shall be restricted to the liquidation of the Litigation Trust Assets on behalf, and for the benefit, of the Litigation Trust Beneficiaries and the distribution and application of Trust Assets for the purposes set forth in this Agreement, the Plan and the Confirmation Order, and the conservation and protection of the Litigation Trust Assets and the administration thereof in accordance with the provisions of this Agreement, the Plan and the Confirmation Order.

6.4 Agents and Professionals; Employees.

(a) The Trust may, but shall not be required to, from time to time, enter into contracts with, consult with and retain, as deemed reasonably necessary by the Litigation Trustee, independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the Litigation Trustee to have qualifications necessary or desirable to assist in the proper administration of the Trust, including any estate professionals retained during the bankruptcy cases as may be appropriate in the circumstances. The Litigation Trustee shall pay the reasonable fees and expenses of such persons out of the Litigation Trust Assets in the ordinary course of business without the need for approval of the Bankruptcy Court or the Oversight Committee. In addition, the Trust may enter into an agreement with the Reorganized Debtors to utilize the services of one or more employees of the Reorganized Debtors; provided, however, that under no circumstances shall the Trust solicit or approach any employee of the Debtors or Reorganized Debtors absent prior written consent of the Reorganized Debtors.

(b) Prior employment in any capacity in the Debtors’ bankruptcy cases on behalf of the Debtors, their estates, the Committee, or any creditors shall not preclude the Litigation Trust’s retention of such professionals. Notwithstanding the foregoing, the Reorganized Debtors shall not be deemed to have waived any conflict alleged to exist with any Litigation Trust Professional.

6.5 Investment of Trust Monies. The Litigation Trustee shall invest the Trust Proceeds received or otherwise held by the Litigation Trustee in highly-rated short-term investments of which the length of term shall be consistent with the obligations to pay costs, expenses and other obligations and make distributions under Article IV of this Agreement, which investments shall consist of (i) short-term investments issued or guaranteed by the United States or by a department, agency or instrumentality of the United States, (ii) other short-term instruments of the highest credit rating available of two nationally recognized rating agencies, or (iii) other short-term investments that the Litigation Trustee deems appropriate.

ARTICLE VII

CONCERNING THE LITIGATION TRUSTEE

7.1 Generally. The Litigation Trustee shall exercise such rights and powers vested in it by this Agreement, the Plan and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. No provision of this Agreement, the Plan or the Confirmation Order shall be construed to relieve the Litigation Trustee from liability for its own gross negligence, waste, fraud or reckless, intentional or willful misconduct, except that the Litigation Trustee shall not be liable for any action taken in good faith in reliance upon the advice of the Litigation Trust Professionals.

7.2 Reliance by Litigation Trustee. Except as otherwise provided in this Agreement, the Plan or the Confirmation Order:

(a) the Litigation Trustee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Litigation Trustee to be genuine and to have been signed or presented by the proper party or parties; and

(b) persons (including any Litigation Trust Professionals ) engaged in transactions with the Litigation Trustee shall look only to the Litigation Trust Assets to satisfy any liability incurred by the Litigation Trustee to such person in carrying out the terms of this Agreement, the Plan or the Confirmation Order, and the Litigation Trustee shall have no personal or individual obligation to satisfy any such liability, except for its own gross negligence, waste, fraud or reckless, intentional or willful misconduct.

7.3 No Liability to Third Persons. Each of the Litigation Trustee, the agents of and professionals retained by the Litigation Trustee, and the members of the Oversight Committee shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Litigation Trust Beneficiary or to any other person in connection with the Litigation Trust Assets or the affairs of the Trust, except for its own gross negligence, waste, fraud or reckless, intentional or willful misconduct.

7.4 Nonliability of Litigation Trustee for Acts of Others. Nothing contained in this Agreement, the Plan or the Confirmation Order shall be deemed to be an assumption by the Litigation Trustee of any of the liabilities, obligations or duties of the Debtors or Litigation Trust Beneficiaries and shall not be deemed to be or contain a covenant or agreement by the Litigation Trustee to assume or accept any such liability, obligation or duty. Any successor Litigation Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Litigation Trustee hereunder, and any statement or representation made as to the assets comprising the Litigation Trust Assets or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. The Litigation Trustee shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. Any Litigation Trustee shall not be liable for any act or omission of any predecessor Litigation Trustee, nor have a duty to enforce any claims against any predecessor Litigation Trustee on account of any such act or omission.

7.5 Indemnity. The Litigation Trustee and its respective agents, employees, officers, directors, professionals, attorneys, accountants, advisors, and representatives, each, solely in its capacity as such (collectively, the “Indemnified Parties”), shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Litigation Trust Assets for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of the Litigation Trust or the other Indemnified Parties; provided, however, that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, fraud or reckless, intentional or willful misconduct. Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 7.5. The foregoing indemnity in respect of any Indemnified Party shall survive the termination of such Indemnified Party from the capacity for which they are indemnified.

7.6 Compensation and Expenses. The Litigation Trustee shall receive fair and reasonable compensation for its services as set forth in Annex B hereto, or as otherwise agreed from time to time with all members of the Oversight Committee. The Litigation Trustee shall be entitled to reimburse itself and the Litigation Trust Professionals from the Litigation Trust Assets on a monthly basis for all reasonable and necessary out-of-pocket expenses, actually incurred by it in the performance of its duties in accordance with this Agreement, and, when due, the Litigation Trust Professionals’ fees in accordance with the terms of such professionals’ retention.

ARTICLE VIII

SUCCESSOR LITIGATION TRUSTEES

8.1 Resignation. The Litigation Trustee may resign by giving at least 30 days prior written notice to each member of the Oversight Committee. Such resignation shall become effective on the later to occur of (a) the date specified in such written notice or (b) the effective date of the appointment of a successor Litigation Trustee in accordance with Section 8.4 hereof and such successor’s acceptance of such appointment in accordance with Section 8.5 hereof.

8.2 Removal. The Litigation Trustee may be removed, with cause, by an affirmative vote of at least 75% of the members of the Oversight Committee. Such removal shall become effective on the date specified in such action by the Oversight Committee.

8.3 Effect of Resignation or Removal. The resignation, removal, incompetency, bankruptcy or insolvency of the Litigation Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement, the Plan or the Confirmation Order or invalidate any action theretofore taken by the Litigation Trustee. All reasonable fees and expenses incurred by the Litigation Trustee prior to the resignation, incompetency or removal of the Litigation Trustee shall be paid solely from the Litigation Trust Assets; provided that, if such fees and expenses are disputed by (a) the Oversight Committee or

(b) the successor Litigation Trustee, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Litigation Trustee that are subsequently allowed by the Bankruptcy Court shall be paid solely from the Litigation Trust Assets. In the event of the resignation or removal of the Litigation Trustee, such Litigation Trustee shall: (i) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Litigation Trustee or directed by the Bankruptcy Court to effect the termination of such Litigation Trustee’s capacity under this Agreement; (ii) promptly deliver to the successor Litigation Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of such Litigation Trustee (subject to, inter alia, the provisions of Sections 5.2.2 and 5.2.3 of the Plan); provided, however, that such Litigation Trustee may retain one copy of each of such documents for its purposes, subject to the terms of any joint prosecution and common interest agreement to which the Litigation Trustee is a party; and (iii) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Litigation Trustee.

8.4 Appointment of Successor. In the event of the resignation, removal, incompetency, bankruptcy or insolvency of the Litigation Trustee, a vacancy shall be deemed to exist and a successor shall be appointed by the affirmative vote of 75% of the Oversight Committee. In the event that a successor Litigation Trustee is not appointed within 30 days after the date of such vacancy, the Bankruptcy Court, upon its own motion, or the motion of a Litigation Trust Beneficiary or member of the Oversight Committee, shall appoint a successor Litigation Trustee.

8.5 Acceptance of Appointment by Successor Litigation Trustee. Any successor Litigation Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and, in case of the Litigation Trustee’s resignation, to the resigning Litigation Trustee. Thereupon, such successor Litigation Trustee shall, without any further act, become vested with all the liabilities, duties, powers, rights, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Litigation Trustee and shall be deemed appointed pursuant to Bankruptcy Code section 1123(b)(3)(B). The resigning or removed Litigation Trustee shall duly assign, transfer and deliver to such successor Litigation Trustee all property and money held by such retiring Litigation Trustee hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor Litigation Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Litigation Trustee upon the Trust herein expressed, all the liabilities, duties, powers, rights, title, discretion and privileges of such resigning or removed Litigation Trustee.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law).

9.2 Jurisdiction. Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive jurisdiction over the administration and activities of the Trust and the Litigation Trustee; provided, however, that notwithstanding the foregoing, the Litigation Trustee shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any Committee Litigation Claim assigned to the Trust; and provided further, however, that any and all actions against present or former officers, directors, or stockholders of the Debtors, or against affiliates of any such persons or Entities in such capacities, shall be brought solely in the Bankruptcy Court or any federal district court or Delaware state court, subject to all such courts’ powers to abstain. If none of such courts has subject matter jurisdiction and/or personal jurisdiction over a defendant who does not consent to personal jurisdiction, the actions may be brought elsewhere, subject to whatever objections and defenses the defendants may have.

9.3 Severability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be determined by Final Order to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.4 Notices. Any notice or other communication required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally or by telex, facsimile or other telegraphic means, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(i)	if to the Litigation Trustee, to:

Eugene Davis
PIRINATE Consulting Group, LLC
5 Canoe Brook Drive
Livingston, NJ 07039
Fax: 973-535-1843

With a copy to:

Joseph L. Steinfeld Jr, Esq.
ASK LLP
2600 Eagan Woods Drive, Suite 400
St. Paul, Minnesota 55121
Office: (651) 289-3850
Fax: 212.918.3427

(ii)	if to a member of the Oversight Committee, to the address set forth on Annex A, or such other address as may be provided to the Litigation Trustee by such member of the Oversight Committee.

(iii)	if to any Litigation Trust Beneficiary, to the last known address of such Litigation Trust Beneficiary according to the Litigation Trustee’s records; and

(iv)	if to the Debtors or Reorganized Debtors, to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Martin J. Bienenstock
Judy G.Z. Liu
Philip M. Abelson

(Attorneys for the Debtors)

9.5 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

9.6 Plan. The terms of this Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order. Accordingly, in the event of any direct conflict or inconsistency between any provision of this Agreement, on the one hand, and the provisions of the Plan and the Confirmation Order, on the other hand, the provisions of the Plan and the Confirmation Order, as applicable, shall govern and control.

9.7 [Intentionally omitted].

9.8 Entire Agreement. Subject to 9.6 hereof, this Agreement and the Annexes attached hereto contain the entire agreement between the parties and supersede all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

9.9 Amendment. This Agreement may be amended by order of the Bankruptcy Court following the filing of a motion providing for a hearing on proper notice. Notwithstanding this Section 9.8, any amendments to this Agreement shall not be inconsistent with the purpose and intention of the Litigation Trust to liquidate in an orderly manner the Litigation Trust Assets (which will maximize the value of such assets) in accordance with Treasury Regulations Section 301.7701-4(d), or in the alternative, as allowed under Delaware law applicable to limited liability companies or limited liability partnerships. In the event that the Litigation Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), this Agreement may be amended by the Litigation Trustee to the extent necessary for the Litigation Trustee to take such action as it shall deem appropriate to have the Litigation Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under IRC section 7704), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified.

9.10 Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the

Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Agreement, and the words herein and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision of this Agreement. The term “including” shall mean “including, without limitation.”

9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. A facsimile or electronic mail signature of any party shall be considered to have the same binding legal effect as an original signature.

[Remainder of Page Blank — Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

NEWPAGE CORPORATION,

on its own behalf as a Debtor and

a Reorganized Entity and on behalf of

each other Debtor and Reorganized Entity

By:
Name:
Title:

PIRINATE Consulting Group LLC, as Litigation Trustee

By:
Name:	Eugene Davis
Title:

Annex A

Oversight Committee Members

Annex B

Litigation Trustee’s Compensation

Fees in connection with the Litigation Trustee’s engagement will consist of: [            .]

The Litigation Trustee is not providing any assurance regarding the outcome of its work.

In addition to the fees outlined above, the Litigation Trustee will charge for reasonable, documented out-of-pocket expenses that are incurred on the Trust’s behalf during its services as Litigation Trustee, including, but not limited to, counsel fees, airfare, meals, hotel accommodations, telephone, industry research, duplicating and printing, etc. Further, if the Litigation Trustee and/or any of its employees are required to testify or provide evidence at or in connection with any judicial or administrative proceeding relating to its services as Litigation Trustee, the Litigation Trustee will be compensated by the Trust at its regular hourly rates and reimbursed for reasonable out of pocket expenses (including counsel fees) with respect thereto. Invoices for fees and expenses incurred in connection with services as Litigation Trustee will be billed monthly or quarterly, and are due within a reasonable period following receipt.

The Litigation Trustee shall not be required to seek or obtain approval of its compensation by the Bankruptcy Court. For the avoidance of doubt, the foregoing compensation shall constitute all of the compensation to be provided to the Litigation Trustee and all other members and employees of his firm other than specialists (e.g., tax specialists) that the Litigation Trustee would otherwise be required to engage from an outside firm in any event.

Annex C

General Unsecured Claims Retained By Debtors

[tbd]

Annex D

Litigation Trust Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

[5,000,000][1]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, NP CREDITOR LITIGATION TRUST, a trust organized under the laws of the State of [            ] (the “Maker”), hereby promises to pay to the order of NewPage Corporation, a Delaware corporation (“Payee”), and its assigns, the principal sum of [Five Million Dollars ($5,000,000)]. This note is issued pursuant to the Fourth Amended Joint Plan of Reorganization of NewPage Corporation and certain of its affiliates confirmed by the United States Bankruptcy Court for the District of Delaware on [            , 2012] (together with the schedules and exhibits thereto, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms of such plan, the “Plan”) and certain of the Plan Documents. The allocation of payments under this note shall be made in lawful money of the United States of America. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.

1. Payments of Principal.

(i) Repayment. The Maker shall pay the aggregate outstanding principal amount of this note on the earlier of (a) the first date of the full liquidation, administration and distribution of the Litigation Trust Assets in accordance with the Plan of Reorganization, the Confirmation Order and the Litigation Trust Agreement and the full performance of all other duties and functions of the Litigation Trustee set forth in the Plan of Reorganization, the Confirmation Order and the Litigation Trust Agreement, and (b) the date on which the Maker dissolves pursuant to section 5.9.1 of the Plan.

(ii) Voluntary Prepayments. The unpaid principal amount of this note may be prepaid in full at any time and in part, from time to time, without penalty or premium.

(iii) Mandatory Prepayments. Upon receipt by the Maker of any proceeds with respect to Committee Litigation Claims (other than the Litigation Trust Initial Proceeds), the Maker shall prepay an aggregate outstanding principal amount of this note in an amount equal to 100% of such proceeds as soon as practicable but in no event later than three (3) business days after receipt thereof,

2. No Interest. This note shall not bear interest.

3. Payments. All payments of principal on this note shall be payable at such place as the holder of this note may from time to time in writing designate. If the due date of any payment under this note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day.

[1]	Note: Amount of Note to be determined as per definition of “Litigation Trust Funding” in the Plan.

4. Covenants. The Maker hereby covenants and agrees with the Payee that (i) until the Maker’s obligations under this note have been indefeasibly paid in full in cash, the Maker shall not make any dividends, distributions or other similar payments to the Litigation Trust Beneficiaries on account of Litigation Trust Interests (other than distributions of the Litigation Trust Initial Proceeds and Settlement Cash made pursuant to the Plan), and (ii) the Maker shall provide the Payee and the Reorganized Debtors with prompt notice of the receipt by the Maker of any proceeds with respect to Committee Litigation Claims (other than the Litigation Trust Initial Proceeds) and quarterly reports with respect to all expenses and disbursements of the Litigation Trust.

5. Event of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Maker shall fail to pay any principal of this note within two Business Days after the same shall become due;

(ii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Maker or of any substantial part of the property of the Maker, or ordering the winding up or liquidation of the affairs of the Maker, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(iii) the institution by the Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Maker to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Maker of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Maker to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker or of any substantial part of the property of the Maker, or the making by the Maker of an assignment for the benefit of creditors, or the admission by the Maker in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action;

(iv) the Maker shall default in the performance or observance of any covenant, agreement or obligation contained in the Litigation Trust Agreement and such default shall not have been remedied or waived within two Business Days after the earlier of (A) the Maker becoming aware of such default or (B) receipt by the Maker of notice from the Payee of such default, or any representation or warranty made or deemed made by the Maker in the Litigation Trust Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed to be made; or

(v) the Maker shall fail to perform or observe any term, covenant or agreement (not specified in Section 5(i) or (iv) above) to be performed or observed by it pursuant to this note and such default shall not have been remedied or waived within two Business Days after the earlier of (A) the Maker becoming aware of such default or (B) receipt by the Maker of notice from the Payee of such default.

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6. Remedies. If an Event of Default occurs and is continuing, the Payee may, at its option, after giving the undersigned written notice of its intent, declare the unpaid balance of the note to be immediately due and payable, in addition to exercising any other remedies it has at law. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (ii) or paragraph (iii) of Section 5 occurs, the unpaid balance of this note shall automatically become due and payable immediately without any declaration or other action on the part of the holder all of which are hereby expressly waived by the Maker. This note shall be non-recourse to each of the Litigation Trustee and the Litigation Trust Beneficiaries; provided that, if the Maker makes any dividends, distributions or other similar payments to the Litigation Trust Beneficiaries on account of Litigation Trust Interests (other than distributions of the Litigation Trust Initial Proceeds and Settlement Cash made pursuant to the Plan) in violation of Section 4, nothing herein shall bar the Reorganized Debtors from seeking to recover such amounts from the Litigation Trustee and the Litigation Trust Beneficiaries.

7. Waiver. The Maker hereby waives presentment, demand, notice of dishonor, notice of acceleration, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this note or of any rights under this note, and assents to any extension or postponement of the time of payment of this note or any other indulgence. This note shall be paid in full without any offset or deduction for any claim, counterclaim or defense of any kind whatsoever, the right to raise any of which is waived by the Maker.

8. Notices. Notices to the Maker shall be deemed given when delivered in hand to the undersigned or three (3) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to such address which the undersigned shall have notified the holder of this note in writing.

9. Governing Law. THIS NOTE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

10 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this note or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York state court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this note shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

3

11 Assignment. Subject to the legend on this note, the Payee may at any time and from time to time, without the consent of the Maker, assign all or any portion of its rights under this note to one or more payees, and, upon the Payee giving notice of such assignment to the Maker specifying the interest hereunder being assigned and the payee to which such interest is being assigned, each reference herein to the Payee shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than the Payee.

12 Amendments. This note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Payee or any subsequent holder hereof.

IN WITNESS WHEREOF, the undersigned has executed this note as an instrument under seal, all as of the day, month, and year first written above.

NP CREDITOR LITIGATION TRUST

By:
solely as the Litigation Trustee of NP Creditor Litigation Trust

4

Schedule 1.2.143

Reorganized NPC New Compensation Plans

(2012 Long-Term Incentive Plan)

NEWPAGE HOLDINGS INC.

2012 LONG-TERM INCENTIVE PLAN

1. PURPOSE. The purpose of this NewPage Holdings Inc. 2012 Long-Term Incentive Plan is to enable NewPage to attract, motivate and retain talented key Employees and to attract, motivate and retain able Directors by providing additional incentive and reward opportunities designed to enhance the profitable growth of NewPage. Accordingly, this Plan provides for granting Incentive Stock Options, Options that are not Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, and Phantom Stock Awards, as is best suited to the circumstances of the particular Participant.

2. DEFINITIONS. The following definitions will apply throughout this Plan unless otherwise indicated:

2.1 “Award” means the award of an Option, a Restricted Stock Award, the award of a Restricted Stock Unit, a Performance Award, the award of a Stock Appreciation Right, or a Phantom Stock Award.

2.2 “Award Agreement” means a written agreement between the Company and a Participant governing an Award.

2.3 “Board” means the board of directors of the Company.

2.4 “Cause” means, unless the applicable Award Agreement provides otherwise, (i) the definition of “Cause” to terminate a Participant’s employment or a similar defined term in any employment, severance, or other agreement between the Participant and a NewPage entity that is in effect at the time of termination, or (ii) in the absence of such a definition, any of the following: (1) the Participant’s conviction of (or plea of no contest or guilty to) a felony, (2) the Participant’s willful and continued failure to perform, in any material respect, the Participant’s duties to NewPage (other than any failure resulting from the Participant’s physical or mental injury, illness or incapacity, whether or not constituting a Disability), (3) the Participant’s willful failure to comply, in any material respect, with any lawful policy adopted by NewPage and communicated to the Participant in writing, or (4) the Participant’s willful misconduct in performing his or her duties to NewPage that is materially and demonstrably injurious to the financial condition, business or reputation of NewPage.

2.5 “Change in Control” means the occurrence of any of the following events:

(1) Any “person” (as that term is used in Section 13(d) or 14(d) of the 1934 Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of more than 50% of the aggregate combined voting power of the Voting Stock of the Company, but no Change in Control will be deemed to have occurred under this clause (1) as a result of (i) an acquisition by the Company of its Voting Stock or (ii) a Business Combination (as defined below) that complies with clause (3)(ii) below;

(2) Upon and after the first public offering of common stock of the Company, the members of the Board immediately prior to the public offering (together with any new directors whose election or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors of the Company immediately prior to the public offering or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board;

(3) The consummation of a reorganization, merger, consolidation or sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case, unless, (i) the Person resulting from the Business Combination (including a Person that, as a result of the Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) is a Permitted Holder or a Person controlled by one or more Permitted Holders or (ii) immediately following the Business Combination, (1) the beneficial owners of the Voting Stock of the Company immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the aggregate combined voting power of the Voting Stock of the Person resulting from the Business Combination (including, without limitation, a Person that, as a result of the Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination, of the Voting Stock of the Company, as the case may be, and (2) at least a majority of the members of the board of directors of the Person resulting from the Business Combination (including, without limitation, a Person that, as a result of the Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(4) The Company ceases for any reason to be the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 100% of the outstanding Voting Stock of NewPage Corporation; or

(5) The Company or NewPage Corporation is liquidated or dissolved or a plan relating to the liquidation or dissolution of the Company or NewPage Corporation is adopted.

2.6 “Chapter 11 Plan” means the Company’s Fourth Amended Joint Chapter 11 Plan dated as of November 7, 2012, as amended.

2.7 “Code” means the Internal Revenue Code of 1986.

2

2.8 “Committee” means the compensation committee of the Board, or the full Board or such other committee that is selected by the Board to administer this Plan as provided in Section 4.1.

2.9 “Common Stock” means the common stock, $0.001 par value per share, of the Company, or any security into which that common stock may be changed by reason of a transaction or event described in Section 13.

2.10 “Company” means NewPage Holdings Inc., a Delaware corporation.

2.11 “Director” means a member of the Board.

2.12 “Disability” means (i) the definition of “Disability” or a similar defined term in any employment, severance, or other agreement between the Participant and a NewPage entity that is in effect at the time of the determination; and (ii) in the absence of such a definition, the meaning set forth in Code Section 22(e)(3), but in either case if the Award consists of deferred compensation subject to Code Section 409A, the definition of “Disability” will be deemed modified to the extent necessary to comply with Code Section 409A.

2.13 “Effective Date” is as defined in the Chapter 11 Plan.

2.14 “Employee” means an employee of a NewPage entity.

2.15 “ERISA” means the Employee Retirement Income Security Act of 1974.

2.16 “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on a national securities exchange or included in the NASDAQ Stock Market, then the Fair Market Value per share will be the last reported sale price thereof on the relevant date (or if no shares of Common Stock were traded on that date, the next preceding date on which the Common Stock was traded), and (ii) at any time at which the Common Stock is not listed on a national securities exchange or included in the NASDAQ Stock Market, the Fair Market Value per share will be as determined pursuant to a valuation made reasonably and in good faith by the Board as of the applicable reference date (without regard to any discount for minority interest and transfer restrictions imposed on the Common Stock), after consultation with the Chief Executive Officer and Chief Financial Officer of NewPage and after taking into account any recent arms’ length sale(s) of Company securities (including on “pink sheets” or other over-the-counter markets) and the most recent annual valuation obtained from an independent appraiser, if any, as updated by the Company in good faith for the most recently ended calendar quarter, in each case, taking into consideration subsequent circumstances, events or conditions and any distributions with respect to such Common Stock.

2.17 “Incentive Stock Option” means an incentive stock option within the meaning of Code Section 422.

2.18 “NewPage” means collectively the Company and its Subsidiaries.

2.19 “1934 Act” means the Securities Exchange Act of 1934.

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2.20 “Option” means an Award granted under Section 7 and includes both Incentive Stock Options to purchase Common Stock and Options to purchase Common Stock that do not constitute Incentive Stock Options.

2.21 “Participant” means an Employee or Director who has been granted an Award.

2.22 “Performance Award” means an Award granted under Section 12.

2.23 “Performance Criteria” means the criterion or criteria the Committee selects for purposes of establishing Performance Goals for a Performance Award or restrictions on an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Rights or Phantom Stock Award. Performance Criteria may be subject to adjustment by the Committee for extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of NewPage as a whole or a particular NewPage entity, department or location.

2.24 “Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used, the Performance Goals may be expressed in terms of overall NewPage performance, the performance of a particular NewPage entity, department or location, or the performance of an individual. For any Award that incorporates Performance Goals, the Committee will establish the Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of that Performance Period.

2.25 “Performance Period” means the designated period during which one or more Performance Goals must be satisfied with respect to an Award (or the earning of an Award) to which those Performance Goals relate.

2.26 “Permitted Holder” means each Person that, individually or together with one or more controlled affiliates of that Person, is the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of more than five percent (5%) of the aggregate combined voting power of the Voting Stock of the Company on the Effective Date.

2.27 “Person” means an individual, partnership, corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization or governmental entity, or any department, agency or political subdivision of a governmental entity.

2.28 “Phantom Stock Award” means an Award granted under Section 9.

2.29 “Plan” means this NewPage Holdings Inc. 2012 Long-Term Incentive Plan, as amended from time to time.

2.30 “Restricted Stock Award” means an Award granted under Section 8.

2.31 “Restricted Stock Unit” is defined in Section 11.1.

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2.32 “Stock Appreciation Right” is defined in Section 10.1.

2.33 “Subsidiary” of a designated Person means any other Person a majority of whose outstanding Voting Stock is beneficially owned, directly or indirectly, by the designated Person.

2.34 “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to, and in respect of, provisions of the Code.

2.35 “Voting Stock” of a Person means all classes of capital stock of that Person outstanding at the time of determination and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees, as applicable, of that Person.

3. EFFECTIVE DATE, APPROVAL AND DURATION. This Plan will become effective on the Effective Date. Confirmation of the Chapter 11 Plan will constitute all necessary approval of this Plan by the stockholders of the Company, to the extent permitted under applicable law. No further Awards may be granted under this Plan after 10 years from the Effective Date. Subject to Section 14, this Plan will remain in effect until all Options have been exercised or expired; all Restricted Stock Awards, Restricted Stock Units, and Stock Appreciation Rights have vested, been forfeited, or expired; and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

4. ADMINISTRATION.

4.1 Composition of the Committee. This Plan will be administered by the Committee. To the extent required by applicable law or the listing requirements of the national securities exchange on which the Common Stock may be listed, or to the extent deemed desirable by the Board, the Committee will consist of not less than two Directors who qualify as “non-employee directors,” as defined in Rule 16b-3 promulgated under the 1934 Act, and who otherwise qualify as independent under applicable listing exchange requirements.

4.2 Powers. Subject to the express provisions of this Plan, the Committee will have authority, in its discretion, to determine which Employees or Directors receive an Award, the time or times when Awards are made, the type of Award that is made, and the number of shares subject to or the value of each Award. The Committee will also have authority, in its discretion, to (i) construe this Plan and the Award Agreements, (ii) prescribe rules and regulations relating to this Plan, (iii) determine the terms, restrictions and provisions of each Award Agreement, including the exercise price, medium of payment and vesting provisions, as well as restrictions and provisions necessary in the Committee’s judgment to qualify designated Options as Incentive Stock Options, (iv) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (v) make all other determinations and take all other actions that the Committee deems necessary or desirable for administering this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it deems expedient to carry it into effect. Determinations of the Committee on the matters referred to in this Section 4.2 will be conclusive.

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4.3 No Liability; Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan. To the maximum extent permitted by applicable laws, each member of the Committee will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter documents, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5. GRANT OF AWARDS.

5.1 Shares Subject to this Plan. Subject to adjustment in the same manner as provided in Section 13 with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that are available for the grant of Awards under this Plan will not exceed [•] shares,1 of which no more than [•] shares of Common Stock may be granted as Incentive Stock Options. Shares of Common Stock will be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to an Award or to the extent an Award denominated in shares of Common Stock is settled in cash. Shares of Common Stock previously granted or issued in connection with an Award that are subsequently forfeited back to the Company or that are canceled on account of termination, expiration or lapse of an Award without payment to a Participant will be made available for issuance as Awards under this Plan. Shares of Common Stock withheld or tendered to pay the exercise price of an Option or other purchase price of an Award or withholding tax obligations with respect to an Award or shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price will not be made available for issuance as Awards under this Plan.

5.2 Award Limits. Notwithstanding any provision in this Plan to the contrary:

(1) The maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed [•] shares or the equivalent of [•] shares of Common Stock (subject to adjustment in the same manner as provided in Section 13 with respect to shares of Common Stock subject to Awards then outstanding), and

[1]	10% of outstanding Common Stock upon emergence.

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(2) The maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of cash Performance Awards) granted to any one individual during any calendar year may not exceed $[•] as of the date of grant, and any payment due with respect to a Performance Award must be paid no later than 10 years after its date of grant.

5.3 Stock Offered. Subject to the limitations in Sections 5.1 and 5.2, the Common Stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any reacquired shares that remain unissued and that are not subject to outstanding Awards at the termination of this Plan will cease to be subject to this Plan but, until termination of this Plan, the Company will at all times make available a sufficient number of shares to meet the requirements of this Plan.

6. ELIGIBILITY. Awards may be granted only to individuals who, at the time of grant, are Employees or Directors. The Committee, in its sole discretion, shall determine those eligible individuals who shall receive an award under the Plan. An Award may be granted on more than one occasion to the same individual and, subject to the limitations set forth in this Plan, the Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Stock Appreciation Right, a Restricted Stock Unit, or any combination thereof.

7. STOCK OPTIONS.

7.1 Grant of Options. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Options to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 7.

7.2 Term. The term of each Option will be as specified by the Committee at the date of grant, but in no event will an Option be exercisable after the expiration of 7 years from the date of grant.

7.3 Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time each Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of NewPage exceeds $100,000, the excess Incentive Stock Options will be treated as Options that are not Incentive Stock Options. The Committee will determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of the foregoing limitation and will so notify the Participant as soon as practicable. No Incentive Stock Option may be granted to an individual if, at the time the Option is granted, that individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Code

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Section 422(b)(6), unless (i) at the time the Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) the Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option may not be transferred otherwise than by will or the laws of descent and distribution, and may be exercised during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

7.4 Exercise and Purchase Price. An Option will be exercisable in whole or in such installments and at such times as determined by the Committee and stated in the Award Agreement. The price at which a share of Common Stock may be purchased upon exercise of an Option will be determined by the Committee in the Award Agreement but, subject to adjustment as provided in Section 13, the purchase price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. The Option or a portion of the Option may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price upon exercise of an Option must be paid in full in the manner prescribed by the Committee, subject to Section 7.7. Separate stock certificates will be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of an Option that is not an Incentive Stock Option.

7.5 Restrictions on Repricing. Except as provided in Sections 13 and 15.7, the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or to cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval, to the extent that stockholder approval is required by applicable law or listing exchange requirement, or, except as the Committee may otherwise deem advisable, to the extent necessary to avoid adverse accounting treatment.

7.6 Stockholder Rights and Privileges. A Participant will be entitled to all privileges and rights of a stockholder only with respect to such shares of Common Stock that have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

7.7 Option Award Agreements. Each Option will be evidenced by an Award Agreement consistent with the provisions of this Plan as the Committee from time to time may approve, including, as applicable, provisions to qualify an Incentive Stock Option under Code Section 422. Each Award Agreement will specify, as applicable, the effect of termination of employment or membership on the Board on the exercisability of the Option. The Award Agreement will provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to the option price. The Award Agreement will also provide for a “cashless exercise” of the Option at the election of the Participant, in which the number of shares of Common Stock to be issued on exercise of the Option will be reduced to cover the exercise price of the Option. The terms and conditions of each Award Agreement need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and other provisions of this Plan, including amendments that accelerate the time at which an Option, or a portion of an Option, may be exercisable.

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8. RESTRICTED STOCK AWARDS.

8.1 Grant of Restricted Stock Awards. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Restricted Stock Awards to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 8.

8.2 Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions, including restrictions on the Participant’s ability to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of those shares, and an obligation of the Participant to forfeit and surrender those shares to the Company under circumstances specified in the Award Agreement. The restrictions will be determined by the Committee in its sole discretion and reflected in the Award Agreement, and the Committee may provide that the restrictions will lapse upon (i) the attainment of one or more Performance Goals, (ii) the Participant’s continued employment with the applicable NewPage entity or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different restrictions, in the discretion of the Committee.

8.3 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award will be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in an Award Agreement, the Participant will have the right to receive dividends and other distributions with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject the Award and to enjoy all other stockholder rights, except that (i) the Participant will not be entitled to delivery of the stock certificate until the restrictions have expired, (ii) the Company will retain custody of the Common Stock until the restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock until the restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement will result in a forfeiture of the Restricted Stock Award. Notwithstanding anything in this Plan to the contrary, unless otherwise set forth in an Award Agreement, dividends and other distributions that are attributable to a particular share of Common Stock will be withheld by the Committee and will be distributed to the Participant only upon the release of the restrictions on that share and, if the share is forfeited, the Participant will have no right to those dividends or distributions.

8.4 Payment for Common Stock. The Committee will determine and include in the Award Agreement the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, but in the absence of such a determination, a Participant will not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, unless and to the extent otherwise required by law.

8.5 Accelerated Vesting. The Committee may, in its discretion and as of a date or dates determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon vesting, except as provided by the Committee, all restrictions applicable to that Restricted Stock Award will terminate. Any action by the Committee pursuant to this Section 8.5 may vary among individual Participants and may vary among the Restricted Stock Awards held by any one Participant.

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8.6 Restricted Stock Award Agreements. At the time any Restricted Stock Award is made under this Section 8, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions of the Award. The terms and conditions of each Award Agreement for Restricted Stock need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

8.7 Legends on Common Stock. Any certificates representing Common Stock awarded to a Participant pursuant to a Restricted Stock Award will bear a legend as determined by the Committee, containing such information as the Committee deems appropriate until the lapse of all restrictions with respect to that Common Stock.

9. PHANTOM STOCK AWARDS.

9.1 Grant of Phantom Stock Awards. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Phantom Stock Awards to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 9. Phantom Stock Awards are rights to receive shares of Common Stock (or the equivalent Fair Market Value), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, with or without satisfaction of any Performance Criteria or objectives, as determined by the Committee. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

9.2 Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Award Agreement may provide), the holder of a Phantom Stock Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, in Common Stock, or a combination of the two, as determined by the Committee. Payment will be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents, to the extent provided for in an Award Agreement, may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee in the Award Agreement. If payment is not made at the time vesting occurs, the Award Agreement for the Phantom Stock Award must contain provisions that comply with the requirements of Code Section 409A.

9.3 Other Terms and Conditions. The Committee will establish for each Phantom Stock Award the period over which the Award will vest. A Phantom Stock Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Phantom Stock Award, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

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9.4 Phantom Stock Award Agreements. At the time any Phantom Stock Award is made under this Section 9, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions applicable to that Award. The terms and conditions of each Award Agreement for Phantom Stock Awards need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

10. STOCK APPRECIATION RIGHTS.

10.1 Grant of Stock Appreciation Rights. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 10. A Stock Appreciation Right is an Award that may be granted separately or in tandem with an Option, and entitles the holder to receive an amount in cash and/or Common Stock (as provided in Section 10.3) equal to the difference between the exercise price and the Fair Market Value of a share of Common Stock at the time of exercise of the Stock Appreciation Right, subject to the applicable terms and conditions of any tandem Options and the following provisions of this Section 10.

10.2 Term. The term of each Stock Appreciation Right will be as specified by the Committee at the date of grant, but in no event may a Stock Appreciation Right be exercisable after the expiration of 7 years from the date of grant, and if granted in tandem with an Option, the expiration of the term may not be later than the expiration date for the related Option. If neither the Stock Appreciation Right nor any related Option is exercised before the end of the day on which the Stock Appreciation Right ceases to be exercisable, the Stock Appreciation Right will be deemed to have been exercised as of that date and payment will be made to the holder in cash.

10.3 Exercise. A Stock Appreciation Right entitles the Participant to receive upon exercise (i) shares of Common Stock (valued at their Fair Market Value at the time of exercise), (ii) cash, or (iii) a combination of cash and Common Stock, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of exercise over the exercise price of the Stock Appreciation Right. If granted in tandem with an Option, the exercise of a Stock Appreciation Right will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related Stock Appreciation Right. Notwithstanding the foregoing or anything to the contrary in this Plan, the exercise price of a Stock Appreciation Right that is not granted in tandem with an Option (subject to adjustment as provided in Section 13) will not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. Further, except as provided in Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights or to cancel, exchange, substitute, buyout or surrender outstanding Stock Appreciation Rights in

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exchange for cash, other Awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval to the extent that stockholder approval is required by law or applicable exchange requirement, or, except as the Committee may otherwise deem advisable, to the extent necessary to avoid adverse accounting treatment.

10.4 Other Terms and Conditions. The Committee will establish for each Award of Stock Appreciation Rights the period over which the Award will vest. An Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Award, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

10.5 Stock Appreciation Right Award Agreements. At the time a Stock Appreciation Right Award is made under this Section 10, the Company and the Participant will enter into a Award Agreement setting forth the terms and conditions applicable to that Award. The terms and conditions of each Award Agreement for Stock Appreciation Right need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

11. RESTRICTED STOCK UNITS.

11.1 Grant of Restricted Stock Units. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Restricted Stock Units to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 11. The Award of a Restricted Stock Unit is the grant of a right to receive shares of Common Stock, cash or both in the future.

11.2 Payment. Payment for Restricted Stock Units earned will be wholly in cash, wholly in Common Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee may determine. The Committee will determine the number of earned Restricted Stock Units to be paid in cash and the number to be paid in Common Stock. For Restricted Stock Units payable in shares of Common Stock, one share of Common Stock will be paid for each share earned, or cash will be paid for each share earned equal to either (i) the Fair Market Value of a share of Common Stock at the delivery date, as applicable, or (ii) the Fair Market Value of the Common Stock averaged for a number of days determined by the Committee. For Restricted Stock Units awarded in cash, the value of each share earned will be paid in its initial cash value, or shares of Common Stock will be distributed based on the cash value of the shares earned divided by (i) the Fair Market Value of a share of Common Stock at the delivery date or end of the Performance Period, as applicable, or (ii) the Fair Market Value of a share of Common Stock averaged for a number of days determined by the Committee. If payment is not made at the time vesting occurs, the Award Agreement for the Restricted Stock Unit will contain provisions that comply with the requirements of Code Section 409A.

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11.3 Other Terms and Conditions. For each Participant, the Committee will determine and the Award Agreement will reflect (i) the timing of Awards, (ii) the number of Restricted Stock Units awarded, (iii) the value of Restricted Stock Units, stated either in cash or in shares of Common Stock, (iv) any Performance Goals used to determine whether the Restricted Stock Units are earned, (v) the number of earned Restricted Stock Units that will be paid in cash or shares of Common Stock, (vi) whether dividend equivalents will be paid on Restricted Stock Units, either currently or on a deferred basis, and (vii) any other matters the Committee determines appropriate. The Committee will also establish for each Award of a Restricted Stock Unit the period over which the Award will vest. An Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Restricted Stock Unit, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

11.4 Restricted Stock Unit Award Agreements. At the time a Restricted Stock Unit Award is made under this Section 11, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions of the Award. The terms and conditions of each Award Agreement for Restricted Stock Units need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

12. PERFORMANCE AWARDS.

12.1 Grant of Performance Awards. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Performance Awards to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 12. Performance Awards are Restricted Stock Awards, Restricted Stock Units, Phantom Stock Awards, Options, Stock Appreciation Rights, or other Awards that are settled in cash or shares of Common Stock based on the satisfaction of Performance Criteria.

12.2 Performance Measures and Performance Period. A Performance Award will be awarded to a Participant contingent upon future performance of the Company, one or more Subsidiaries, or a department or location during the Performance Period. The Committee will designate for each Performance Award (i) the Performance Criteria, (ii) the Performance Period, and (iii) the number of shares of Common Stock subject to, or the maximum value of, the Performance Award. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of the Performance Goals.

12.3 Payment. Following the end of the Performance Period, the holder of a Performance Award will be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Goals for that Performance Period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in a lump sum in cash, Common Stock, or a combination of cash and Common Stock, as determined by the Committee, and will be made no later than two and one-half months after the end of the Performance Period, or such other time as complies with Code Section 409A. If a Performance Award covering shares of Common Stock is to be paid in cash, the payment will be based on the Fair Market Value of the Common Stock on the payment date.

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12.4 Other Terms and Conditions. The Committee will establish for each Performance Award the period over which the Award will vest. A Performance Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Performance Award, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

12.5 Performance Award Agreements. At the time a Performance Award is made under this Section 12, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions of the Award. The terms and conditions of the respective Award Agreements for Performance Awards need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

13. RECAPITALIZATION OR REORGANIZATION.

13.1 No Effect on Corporate Rights or Powers. The existence of this Plan and the Awards granted under this Plan will not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any of its Subsidiary’s capital structure or its business, any merger or consolidation of the Company or any of its Subsidiaries, any issue of debt or equity securities ahead of or affecting Common Stock or the rights of holders of Common Stock, the dissolution or liquidation of the Company or any of its Subsidiaries, or any sale, lease, exchange or other disposition of all or any part of its or their assets or business or any other corporate act or proceeding.

13.2 Adjustment upon Changes in Capital Structure and Similar Events. The aggregate number of shares and class of shares as to which Awards may be granted under this Plan, the number and class or classes of shares covered by each outstanding Award, and the Option price or purchase price applicable to each Award will be proportionately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or a recapitalization, reorganization or other capital adjustment (not including the issuance of Common Stock on the conversion or exchange of other securities of the Company which are convertible into or exchangeable for Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee will have authority to determine the adjustments to be made under and consistent with this Section 13.2, and any such determination by the Committee will be final, binding and conclusive.

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13.3 Change in Control.

(a) Unless otherwise provided in an Award Agreement, immediately prior to the consummation of a Change in Control, all outstanding Awards will terminate and cease to be outstanding, except to the extent assumed by a successor entity (or its parent) or otherwise expressly continued in full force and effect pursuant to the terms of any agreement governing the Change in Control. If an Awards so terminates because it will not be assumed in connection with the Change in Control, the holder of that Award will receive the same consideration that stockholders receive upon the Change in Control as if the entire Award had vested immediately prior to the Change in Control, reduced by the purchase price that the Participant would have had to pay upon the exercise of his or her Options, if any, and any applicable withholding taxes. Options with an Option price equal to or in excess of the per share value of the consideration to be received by shareholders upon a Change in Control will be cancelled without payment of any consideration to the Participant.

(b) Prior to a Change in Control, the Committee may provide for full or partial vesting of any outstanding Award in the applicable Award Agreement or by unilateral amendment to the Award Agreement after the grant of the Award.

(c) Notwithstanding anything in this Section 13 to the contrary, unless otherwise provided in an Award Agreement, if Awards are assumed by a successor entity (or its parent) or otherwise expressly continued in full force and effect pursuant to the terms of any agreement governing the Change in Control, and within one year following the Change in Control a Participant’s employment is terminated by NewPage or its successor without Cause, all unvested Awards then held by that Participant will immediately vest in full upon the effective date of termination.

13.4 No Adjustments. Except as otherwise expressly provided in this Plan or in an Award Agreement, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe for stock or securities, or upon conversion of shares or obligations of the Company convertible into shares or other securities, and in any case whether or not for fair value, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to Awards previously granted or the purchase price per share, if applicable.

13.5 Code Section 409A Provisions Relating to Adjustments. Notwithstanding the anything in this Section 13 to the contrary, (i) any adjustments made pursuant to this Section 13 to Awards that are considered “deferred compensation” within the meaning of Code Section 409A will be made in compliance with Code Section 409A unless the Participant consents otherwise, (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A will be made in such a manner as to ensure that after the adjustments, the Awards either continue not to be subject to Code Section 409A or comply with Code Section 409A unless the Participant consents otherwise, and (iii) the Committee does not have the authority to make any adjustments under this Section 13 to the extent that the adjustments would cause an Award that is not intended to be subject to Code Section 409A to be subject to Code Section 409A.

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14. AMENDMENT AND TERMINATION. The Board may terminate this Plan at any time and, except as provided below, the Board may also alter or amend all or part of this Plan from time to time. The Board may not alter or amend this Plan in a manner that materially impairs the rights of any Participant with respect to a previously-granted Award without that Participant’s consent, except for an alteration or amendment necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, which may be made without a Participant’s written consent. The Board also may not, without approval of the stockholders of the Company, (i) amend this Plan to increase the maximum aggregate number of shares that may be issued under this Plan or change the class of individuals eligible to receive Awards under this Plan, or (ii) amend or delete Section 7.5. Subject to Section 7.5, the Committee may without the Participant’s consent alter or amend the terms of any Award previously granted, including the corresponding Award Agreement, retroactively or otherwise, as necessary for this Plan or the Award to comply with applicable law, tax rules, stock exchange rules or accounting rules. Any other alteration or amendment of an Award or Award Agreement may only be made with the Participant’s written consent.

15. MISCELLANEOUS.

15.1 No Right To An Award. Neither the adoption of this Plan nor any action of the Board or of the Committee will be deemed to give any individual any right to be granted an Award or any other rights under this Plan except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in that Award Agreement.

15.2 No Rights to Continued Service. Nothing in this Plan will (i) confer upon any Employee any right to continued employment or other relationship with NewPage or (ii) interfere in any way with the right of NewPage to terminate his or her employment or other relationship at any time. Nothing in this Plan will confer upon any Director any right to continued membership on the Board.

15.3 Registration. The Company will not be obligated to issue Common Stock pursuant to any Award at any time when the shares covered by that Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from those registration requirements available for the issuance and sale of shares of Common Stock under this Plan. No fractional shares of Common Stock will be delivered, and any fractional share otherwise due will be rounded up to the next whole share.

15.4 Tax Withholding. Whenever the Company proposes or is required to deliver or transfer shares in connection with the exercise of an Option or vesting or settlement of an Award, the Company may require that the Participant remit or otherwise make available to the Company an amount sufficient to satisfy applicable federal, state and local tax withholding requirements prior to the delivery or transfer of the shares, or take whatever other action the Company deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to deliver or transfer shares will be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any applicable withholding requirement. Notwithstanding the

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foregoing or anything else in this Plan to the contrary, a Participant may satisfy tax withholding obligations either by authorizing the Company to withhold sufficient shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise of the Option or vesting or settlement of an Award or by delivering to the Company other owned and unencumbered shares of Common Stock, in either case with a share value that does not exceed the minimum withholding amount, and the Company will remit the minimum withholding amount to the appropriate taxing authorities. For purposes of this Section 15.4, the “minimum withholding amount” means the amount of tax required to be withheld by law, calculated using the highest marginal rate of federal, state and local income taxation in the jurisdiction in which the Participant’s principal place of business or the Participant’s principal residence is located, whichever is higher.

15.5 No Restriction on Corporate Action. Except as otherwise specifically provided in this Plan, nothing in this Plan will be construed to prevent NewPage from taking any action that NewPage deems appropriate or in its best interest, whether or not that action would have an adverse effect on this Plan or any Award. No Participant, beneficiary or other Person will have any claim against NewPage as a result of any such action.

15.6 Restrictions on Transfer. An Award (other than an Incentive Stock Option, which will be subject to the transfer restrictions in Section 7.3) may not be transferred otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or (iii) with the consent of the Committee.

15.7 Government and Other Regulations.

(a) The Company’s obligation to settle Awards in Common Stock or other consideration will be subject to all applicable laws, rules, and regulations, and to any required approvals by governmental agencies. The Committee may provide that all certificates for Common Stock or other securities of the Company delivered under this Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, applicable securities laws, or the rules, regulations and requirements of the U.S. Securities and Exchange Commission or other similar regulatory authority, any securities exchange or inter-dealer quotation system upon which the shares or other securities are then listed or quoted and any other applicable federal, state, local or foreign laws, and, without limiting the generality of Section 8, the Committee may cause a legend or legends to be placed on certificates for shares of Common Stock to make appropriate reference to those restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award that the Committee, in its sole discretion, deems necessary or advisable in order for the Award to comply with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b) The Committee may cancel all or any portion of an Award if it determines, in its sole discretion, that legal or contractual restrictions or blockage or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company or the Participant’s sale of Common Stock to

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the public markets illegal, impracticable or inadvisable, or if the vesting, exercisability or grant of the Award could result in an adverse tax, legal or regulatory consequence to the Company, any other NewPage entity or any of its or their equity holders. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount equal to the excess of (i) the Fair Market Value of the Common Stock subject to the Award or portion of the Award canceled (determined as of the applicable exercise date or the date that the shares would have been vested or delivered, as applicable), over (ii) the aggregate exercise price or strike price (in the case of an Option or Stock Appreciation Right, as applicable) or any amount payable as a condition of delivery of Common Stock (in the case of any other Award). The Company will deliver the required payment to the Participant as soon as practicable following the Award cancellation, but in no event sooner than (1) the time permitted by applicable law, contract, market considerations, (2) the time at which payment to the Participant would not result in an adverse tax, legal or regulatory consequence to the Company, any other NewPage entity, or any of its or their equity holders, or (3) as permitted under Code Section 409A, if applicable. For the avoidance of doubt, if the aggregate Fair Market Value is less than or equal to the applicable aggregate exercise price or strike price, then the Committee may cancel the Award without payment of any consideration.

15.8 Payments to Persons Other Than Participants. If the Committee finds that a Person to whom any amount is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to that Person or his or her estate (unless a prior claim for payment has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of that Person, or any other Person deemed by the Committee to be a proper recipient on behalf of that Person. Any such payment will be a complete discharge of the liability of the Committee and the Company for the payment.

15.9 Nonexclusivity. Adoption of this Plan does not create any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options or other equity-based awards otherwise than under this Plan.

15.10 No Trust or Fund Created. This Plan will be unfunded and the Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award. Neither this Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or other NewPage entity, on the one hand, and a Participant or other Person, on the other hand. No provision of this Plan or any Award will require the Company, for the purpose of satisfying any obligation under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for those purposes. Participants will have no rights under this Plan other than as general unsecured creditors of the Company.

15.11 Relationship to Other Benefits. No payment under this Plan will be considered in determining benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company, except as otherwise specifically provided in that other plan.

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15.12 Not an ERISA Plan. This Plan is not a qualified deferred compensation plan under Code Section 401(a), nor is it the type of plan that is subject to ERISA.

15.13 Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock, cash or other consideration under this Plan or any Award Agreement any outstanding amounts that the Participant then owes to NewPage (including travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to NewPage pursuant other employee programs) and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement, but no such offset will be permitted if it would constitute an “acceleration” of a payment under this Plan within the meaning of Code Section 409A, and the Company will not have the right to offset any amount over $5,000 with respect to Awards subject to Code Section 409A. This right of offset will not be the Company’ exclusive remedy and the Company’s election not to exercise its right of offset with respect to any amount payable to a Participant will not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

15.14 Code Section 409A. It is the intention of the Company that no Award will be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and this Plan and the terms and conditions of all Awards will be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock, will be set forth in the applicable Award Agreement and will comply in all respects with Code Section 409A. Notwithstanding any provision in this Plan to the contrary, any Award that constitutes a deferral of compensation under a “nonqualified deferred compensation plan,” as defined under Code Section 409A(d)(1), and is not specifically designated as such by the Committee will be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares. Unless expressly permitted by the Committee in an Award Agreement, a Participant does not have the right to make any election regarding the time or form of any payment pursuant to an Award. Notwithstanding that this Plan is intended to comply with or be exempt from Code Section 409A, neither the Company, nor other NewPage entities, nor the Board, nor the Committee nor any other Person guarantees compliance with or exemption from Code Section 409A and none of the foregoing will have any liability to any Participant if an Award intended to comply with or be exempt from Code Section 409A does not comply or is not exempt from Code Section 409A as intended.

15.15 International Participants. The Committee may in its sole discretion amend the terms of this Plan (or adopt a sub-plan) or outstanding Award Agreements with respect to Participants who reside or work outside of the United States in order to conform to the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Subsidiaries.

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15.16 Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, the provision will be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, the provision will be construed or deemed stricken as to that jurisdiction, Person or Award and the remainder of this Plan and the Award will remain in full force and effect.

15.17 Obligations Binding on Successors. The Company’s obligations under this Plan will be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

15.18 Other Agreements. Notwithstanding any other provision of this Plan, the Committee may require, as a condition to the grant or the receipt of Common Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may reasonably determine in its sole and absolute discretion.

15.19 Expenses. The expenses of administering this Plan will be borne by NewPage.

15.20 Rules of Construction. The titles and headings of the sections in this Plan are for convenience of reference only, and will not be used to construe this Plan. If any conflict arises between the provisions of this Plan and the provisions of any Award Agreement, the provisions of this Plan will govern. Reference to a particular statute in this Plan includes all amendments and successor provisions to that statute and all regulations and rules promulgated under that statute. Wherever used in this Plan, the term “including” means “including without limitation.”

15.21 Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

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Schedule 4.9

Retained Causes of Action

Outstanding litigation:

Case Name	Case Number	Court
United States of America v. Westvaco Corporation	Civil Action No. MJF-00-2602	U.S. District Court for the District of Maryland (Luke Paper Company is an Intervener is this action)

Certain Coated Paper Suitable for High-quality print graphics using sheet-fed presses from China and Indonesia (Trade Cases)	Investigation Nos. 701-TA-470-471 and 731-TA-1169-1170	U.S. International Trade Commission

In Re: Western States Wholesale Natural Gas Antitrust Litigation; NewPage Wisconsin System Inc. v. CMS Energy Resources Management Co., et al.	MDL No. 1566; Dist. Ct. No. 2:0-cv-1431-PMP-PAL No. 11-16880	U.S. Court of the Appeals for the Ninth Circuit On Appeal From the U.S. District Court For The District Of Nevada

Potential Actions and Threatened Litigation:

Debtor	Potential Defendant	Issue in Dispute
NewPage Wisconsin System Inc.	Metso Paper USA	Breach of contract, warranty and negligence re: machine rebuild in 12/2005

NewPage Corporation	Nova Scotia Power	Nova Scotia Power’s draw on $15 million letter of credit related to biomass project at NewPage Port Hawkesbury Corp. (NewPage Corporation was guarantor and issuer of letter of credit)

NewPage Corporation/NewPage Wisconsin System Inc.	Port Hawkesbury Paper Company	Potential trade case

NewPage Wisconsin System Inc.	City of Hamilton	Disposition of cast coater equipment in Hamilton, Ohio

NewPage Wisconsin System Inc.	Dresser Rand Company	Breach of contract, warranty and negligence claim re: a Duluth, MN turbine failure

Rumford Paper Company	Central Maine Power Company	Breach of contract and negligence due to a power outage at the Rumford Mill February 2012

Schedule 8.1

Lists of Certain Executory Contracts Assumed and Rejected under the Plan

CERTAIN EXECUTORY CONTRACTS

ASSUMED AND REJECTED UNDER THE PLAN

Pursuant to Section 8.1 of the Plan, Schedules 8.1(A)-(E) of the Plan Supplement set forth the executory contracts and unexpired leases the Debtors are assuming, assuming as modified, assuming and assigning, or rejecting under the Plan. Any executory contract or unexpired lease not set forth on Schedules 8.1(A)-(E) shall be assumed under Section 8.1(f) of the Plan to the extent such executory contract or unexpired lease, as of the Confirmation Date, (i) has not expired by its own terms; (ii) has not been assumed, assumed and assigned, assumed as modified, or rejected with the approval of the Bankruptcy Court; or (ii) is not the subject of a motion to assume, assume and assign, assumed as modified, or reject.1

[1]

The agreements listed below have been removed from the version of Schedules 8.1(B) & (D) provided to the First Lien Trustee and the Committee on November 5, 2012. The fact that such agreements are not included on Schedules 8.1(A)-(E) of the Plan Supplement shall not effectuate a deemed assumption of such agreements under Section 8.1(f) of the Plan. For the avoidance of doubt, and subject to the Debtors’ proposed assumption of indemnification and reimbursement obligations pursuant to Section 8.4 of the Plan, no obligation of the Debtors to indemnify or reimburse persons who are or were directors, officers, or employees of any of the Debtors prior to or on the Commencement Date for any claims, liabilities, or other obligations arising prior to the Commencement Date shall be assumed pursuant to Section 8.1 of the Plan.

The agreements removed from Schedules 8.1(B) & (D) are the following:

Director and Officer Indemnification Agreements:	Independent Director Agreements:
Charles Ardema	Robert M. Armstrong
Robert M. Armstrong	Robert C. Kesselman
Daniel A. Clark	Julian Markby
Douglas K. Cooper	George J. Zahringer III

Tom Curley

Jay A. Epstein

Matt Jesch

Robert C. Kesselman

Mark L. Lukacs

Julian Markby

George F. Martin

Barry R. Nelson

David Prystash

John Sheridan

Robert Silberman

Gerald Strong

Mark A. Suwyn

Jerome Tatar

Leonard B. Tessler

James Tyrone

Richard D. Willet Jr.

Michael Williams

Alexander M. Wolf

Steve Wynn

George J. Zahringer Ill

Schedule 8.1(A): Contracts to Be Rejected

ID	DEBTOR	TITLE AND DESCRIPTION OF CONTRACT	COUNTERPARTY NAME AND ADDRESS
2337	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	AHAB PARTNERS 229 PARK AVENUE 22ND FLOOR NEW YORK, NY 10171

1268	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF STARCH PRODUCTS	ARCHER-DANIELS-MIDLAND COMPANY 4666 FARIES PARKWAY DECATUR, IL 62526

924	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	ARMSTRONG, ROBERT M 1 EDMONDS RD CONCORD, MA 01742

928	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	BASTIAN, JOHN G 5853 WEST ARROWHEAD ROAD HERMANTOWN, MN 55811

930	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	BENDTSEN, LEE A 112 SUNRISE AVENUE STEVENS POINT, WI 54481

1272	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF OBA	BLANKOPHOR 932 EAST ELM STREET GRAHAM, NC 27253

933	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	BONISTALL , DAVID F 9741 GLENFIELD CT. CENTERVILLE, OH 45458

937	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	BUEHLER, EDWIN J 312 WOODLAND DR STEVENS POINT, WI 544829285

2380	NEWPAGE CORPORATION	MASTER CONSULTING AND ADVISORY SERVICES AGREEMENT - AGREEMENT FOR COAC EXECUTIVES TO PROVIDE ADVISORY AND STAFFING SERVICES TO NEWPAGE AND SUBSIDIARIES	CERBERUS OPERATIONS AND ADVISORY COMPANY, LLC 299 PARK AVE, FL 21 NEW YORK, NY 10171

2381	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	CERBERUS PARTNERS, L.P. ATTN: LENARD B. TESSLER 229 PARK AVENUE NEW YORK, NY 10171

2382	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	CERBERUS SERIES THREE HOLDINGS, LLC ATTN: LENARD B. TESSLER 229 PARK AVENUE NEW YORK, NY 10171

2383	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	CERBERUS SERIES TWO HOLDINGS, LLC ATTN: LENARD B. TESSLER 229 PARK AVENUE NEW YORK, NY 10171

1277	NEWPAGE CORPORATION	CONTRACT OF SALE - PURCHASE OF SULFUR DIOXIDE FOR PORT HAWKESBURY MILL	CHEMTRADE LOGISTICS INC 111 GORDON BAKER RR #301 TORONTO, ON M2H 3R1 CANADA

944	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	CLANCY, PAUL W 460 W HILLSIDE AVE BARRINGTON, IL 600104137

948	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	CLARK, DANIEL A 7259 ST. RT. 48 SPRINGBORO, OH 45066

2409	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	CLARK, DANIEL A 8540 GANDER CREEK DRIVE MIAMISBURG, OH 45342

3543	WICKLIFFE PAPER COMPANY LLC	GRANT AGREEMENT - GRANT AGREEMENT WITH THE KENTUCKY DEPARTMENT FOR ENVIRONMENTAL PROTECTION TO BURN TIRE-DERIVED FUEL (TDF)	COMMONWEALTH OF KENTUCKY, ENVIRONMENTAL AND PUBLIC PROTECTION CABINET 14 REILLY ROAD FRANKFORT, KY 40601

955	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	COOPER, DOUGLAS K 431 MOSS OAK COURT SPRINGBORO, OH 45066

2418	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	COOPER, DOUGLAS K 8540 GANDER CREEK DRIVE MIAMISBURG, OH 45342

963	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	DEVOE, STEVEN J 6469 SHADY OAK LANE MASON, OH 45040

1282	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF CHEMICALS TO BIRON, DULUTH, WHITING, WISCONSIN RAPIDS, ESCANABA, RUMFORD, STEVENS POINT, WICKLIFFE, AND LUKE MILLS	EKA CHEMICALS, INC. 1775 WEST OAK COMMONS COURT MARIETTA, GA 30062-2254

968	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	EPSTEIN, JAY A 3895 BREEDERS CUP CT DEERFIELD TOWNSHIP, OH 45040

1285	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF PIGMENT	FP PIGMENTS INC 3 RAVINA DRIVE SUITE 1500 ATLANTA, GA 30346

2452	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	GABRIEL ASSETS, LLC ATTN: LENARD B. TESSLER 229 PARK AVENUE NEW YORK, NY 10171

970	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	GALBATO, CHAN W 299 PARK AVE NEW YORK, NY 10171

972	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	GARWOOD, AMBER S 3133 LOCUST CAMP ROAD KETTERING, OH 45419

776	WICKLIFFE PAPER COMPANY LLC	MASTER LEASE AGREEMENT - WATER TREATMENT EQUIPMENT, OPERATION AND MAINTENANCE SERVICES.	GE MOBILE WATER INC 4545 PATENT RD NORFOLK, VA 23502-5604

975	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	GRILL, GLENN R 5545 FAWNBROOK LANE DUBLIN, OH 43017

2794	NEWPAGE WISCONSIN SYSTEM INC	CONTRACT FOR BROKEN CONCRETE/BLACKTOP CRUSHING	HAESSLY & HAESSLY, INC. 1710 NASH ROAD WISCONSIN RAPIDS, WISCONSIN 54495

1184	NEWPAGE CORPORATION	PETROLEUM COKE AGREEMENT - PURCHASE OF PETROLEUM COKE (LUKE)	HILLER CARBON, LLC 5321 MEMORIAL HIGHWAY TAMPA, FL 33634

987	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	HOWARD, D. WAYNE 10247 BELLETERRACE PL CENTERVILLE, OH 45458

1288	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF SODIUM BISULFITE AND AQUA AMMONIA	HYDRITE 300 N PATRICK BLVD BROOKFIELD, WI 53045

1289	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF CAPIM SBF, CAPIM CCAND ALPHATEX FOR PORT HAWKESBURY MILL	IMERYS CANADA L.P. 100 MANSELL COURT EAST SUITE 300 ROSWELL, GA 30076

1002	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	LECLAIRE, GERALD A 6 FOWLER FARM ROAD SCARBOROUGH, ME 04074

1007	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	LUKACS, L. MARK 414 TIMBER WALK SPRINGBORO, OH 45066

3541	NEWPAGE GROUP INC	ROLLOVER NON-QUALIFIED STOCK OPTION AGREEMENT	LUKACS, L. MARK 414 TIMBER WALK SPRINGBORO, OH 45066

1013	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	MARTIN, GEORGE F 725 YANKEE TRACE DR CENTERVILLE, OH 45458

2454	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	MARTIN, GEORGE F 8540 GANDER CREEK DRIVE MIAMISBURG, OH 45342

1016	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	MAULE, GREG P W4200 U.S. 2 VULCAN, MI 49892

1298	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF PORTA-FEED UNITS AND EQUIPMENT	NALCO CO 324 CUMMINGS ROAD SUITE 102 SOUTH PORTLAND, ME 04106

1025	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	NASH, SHELLEY L 7427 LEXINGTON SALEM RD WEST ALEXANDRIA, OH 45381

3539	NEWPAGE GROUP INC	ROLLOVER NON-QUALIFIED STOCK OPTION AGREEMENT	NASH, SHELLEY L 7427 LEXINGTON SALEM RD WEST ALEXANDRIA, OH 45381

44	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF RUBBER MATS	NATIONAL RUBBER TECHNOLOGY CORPORATION 35 CAWATHRA DRIVE TORONTO, ONTARIO M6N 5B3 CANADA

1299	NEWPAGE CORPORATION	SALES CONTRACT - PURCHASE OF SODIUM SILICATE TO PORT HAWKESBURY MILL	NATIONAL SILICATES LTD 429 KIPLING AVE ETOBICOKE, ON M8Z 5C7 CANADA

1300	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF CATIONIC WET-END STARCHES	NATIONAL STARCH LLC 10 FINDERNE AVE BLDG 9 BRIDGEWATER, NJ 08807

1027	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	NELSON, BARRY R 11027 GRANDSTONE CINCINNATI, OH 45249

3542	NEWPAGE GROUP INC	ROLLOVER NON-QUALIFIED STOCK OPTION AGREEMENT	NELSON, BARRY R 11027 GRANDSTONE CINCINNATI, OH 45249

2538	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	NEW PAGE INVESTMENTS, LLC ATTN: LENARD B. TESSLER 229 PARK AVENUE NEW YORK, NY 10171

1031	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	NUSBAUM, TIMOTHY D 206 ALAMO ROAD MIDDLETOWN, OH 45042

1304	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF CAUSTIC SODA	OLIN CHLOR ALKALI PRODUCTS 190 CARONDELET PLAZA STE 1530 CLAYTON, MO 63105

1035	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	OLIVER, WILLIAM D 1306 HONEY JAY COURT CENTERVILLE, OH 45458

1307	NEWPAGE WISCONSIN SYSTEM INC	PROCUREMENT AGREEMENT -PURCHASE OF CHEMICALS	PENFORD PRODUCTS CO. 1001 FIRST STREET SW P.O. BOX 428 CEDAR RAPIDS, IA 52406-0428

2967	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	PENNER INTERNATIONAL, INC. #20 HIGHWAY 12 NORTH STEINBACH, MB R5G 1B7 CANADA

2838	RUMFORD PAPER COMPANY	OPERATIONAL BALANCING AGREEMENT -BALANCING AGREEMENT FOR GAS CONSUMPTION ON THE PIPELINE SERVING RM MILL.	PORTLAND NATURAL GAS TRANSMISSION ONE HORBOUR PLACE, SUITE 375 PORTSMOUTH, NH 03840

959	NEWPAGE CORPORATION	REDACTED	REDACTED

2835	NEWPAGE CORPORATION	REDACTED	REDACTED

639	NEWPAGE CORPORATION	REDACTED	REDACTED

3019	NEWPAGE CORPORATION	REDACTED	REDACTED

910	NEWPAGE CORPORATION	REDACTED	REDACTED

1039	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	REICHERT, JOHN N 3091 LANDING LANE STEVENS POINT, WI 54481

1049	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	SHEFFIELD, LINDA M 2511 MUIRFIELD DRIVE BEAVERCREEK, OH 45431

2503	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	SHEFFIELD, LINDA M 8540 GANDER CREEK DRIVE MIAMISBURG, OH 45342

1051	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	SHEIBLEY, JAMES M 1396 OKRAY DR STEVENS POINT, WI 544819214

3017	NEWPAGE CORPORATION	MASTER SWAP AGREEMENT -ENERGY HEDGING AGREEMENT	SHELL ENERGY NORTH AMERICA LP SHELL ENERGY NORTH AMERICA TWO HOUSTON CENTER 909 FANNIN, PLAZA LEVEL 1 HOUSTON, TX 77010

1055	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	SHORT, CURTIS A 11480 VALLEY MEADOW DR ZIONSVILLE, IN 46077

3548	NEWPAGE CORPORATION	CLIENT AGREEMENT - CONTRACT FOR ACCCESS CONTROL SERVICES AT THE NEWPAGE DES PLAINES OFFICE	SONITROL 3215 ARNOLD LANE NORTHBROOK, IL 60062

1335	NEWPAGE WISCONSIN SYSTEM INC	WATER SUPPLY AGREEMENT BETWEEN CONSOLIDATED PAPERS AND CITY OF STEVENS POINT - WATER SUPPLY AGREEMENT FOR PURCHASE OF MILL PROCESS AND POTABLE WATER FROM CITY OF STEVENS POINT.	STEVENS POINT - WATER 300 BLISS AVE PO BOX 243 STEVENS POINT, WI 54481

1063	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	SUTHER, TOR E 155 HWY 19 NEWTOWN, NS B9A1J8 CANADA

2511	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	SUWYN, MARK A. 27271 IBIS COVE COURT BONITA SPRINGS, FL 34134

1065	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	SWENSON, MARK G 4450 RIVER DRIVE PLOVER, WI 54467

1315	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE TETRA OBA; HEXA OBA AND DI OBA & DSBP SLURRY	TFM NORTH AMERICA INC 1499 SE TECH CENTER PL STE 160 PO BOX 872377 VANCOUVER, WA 98687-2377

1786	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - WOOD STUMPAGE PROCUREMENT	TRIPLE R INC 1579 MATTHEW LANE HIBBING, MN 55746

1078	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	WALLACE, SEAN J 2450 SHADOWVIEW CIR PLOVER, WI 544672942

1080	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	WATRO, RICHARD J ROUTE 2, BOX 112 KEYSER, WV 26726

3540	NEWPAGE GROUP INC	ROLLOVER NON-QUALIFIED STOCK OPTION AGREEMENT	WATRO, RICHARD J ROUTE 2, BOX 112 KEYSER, WV 26726

2577	NEWPAGE GROUP INC	SECURITYHOLDERS’ AGREEMENT	WILLETT JR., RICHARD D. 26 GOOSE POINT LANE EAST SANDWICH, MA 02537

3525	NEWPAGE GROUP INC	NON-QUALIFIED STOCK OPTION AGREEMENT	ZAHRINGER III, GEORGE J 50 E 77TH ST APT 9A NEW YORK, NY 100075

Schedule 8.1(B): Contracts to Be Assumed

ID	DEBTOR	TITLE AND DESCRIPTION OF CONTRACT	COUNTERPARTY NAME AND ADDRESS	CURE AMOUNT
1257	NEWPAGE CORPORATION	SERVICE CONTRACT - TRADE SHOW SUPPORT SERVICES	2020 EXHIBITS 6305 FAIRFIELD DR. NORTHWOOD, OH 43619	$7,081.12
3307	LUKE PAPER COMPANY	2005 EXCESS WORKERS COMPENSATION POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3308	RUMFORD PAPER COMPANY	2005 EXCESS WORKERS COMPENSATION POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3309	WICKLIFFE PAPER COMPANY LLC	2005 EXCESS WORKERS COMPENSATION POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3295	NEWPAGE CORPORATION	2005 FOREIGN LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3296	NEWPAGE CORPORATION	2006 FOREIGN LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3274	NEWPAGE CORPORATION	2006 UMBRELLA / EXCESS LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3297	NEWPAGE CORPORATION	2007 FOREIGN LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
1227	NEWPAGE CORPORATION	OPEN CARGO POLICY - GENERAL SERVICES	AGCS MARINE INSURANCE COMPANY 1 CHASE MANHATTAN PLAZA 37TH FLOOR NEW YORK, NY 10005	$0.00

1343	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	AHLERS ACRES LLC 1953 N COUNTY RD S LEOPOLIS, WI 54982	$0.00
1264	NEWPAGE CORPORATION	BULK PRODUCT AGREEMENT - PURCHASE OF LIQUID OXYGEN	AIR LIQUIDE INDUSTRIAL U.S. L.P. 801 WEST NORTH CARRIER PARKWAY GRAND PRAIRIE, TX 75050	$12,332.69
1266	NEWPAGE WISCONSIN SYSTEM INC	ON-SITE PRODUCT SUPPLY AGREEMENT - OXYGEN	AIR PRODUCTS AND CHEMICALS INC 7201 HAMILTON BLVD ALLENTOWN, PA 18195-1501	$147,596.46
2727	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF LIQUID CARBON DIOXIDE	AIRGAS CARBONIC, INC. 2530 SEVER RD STE 300 LAWRENCEVILLE, GA 30043	$10,192.66
2839	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	AM EXPRESS INC 1401 N 26TH ST. ESCANABA, MI 49829	$0.00
2840	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	AM-CAN TRANSPORT SERVICE LLC 12404 PARK CENTRAL DRIVE SUITE 300S DALLAS, TX 75251	$0.00
2841	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	AMERICAN CENTRAL TRANSPORT INC PO BOX 413207 KANSAS CITY, MO 64141	$0.00
3282	NEWPAGE CORPORATION	2007 UMBRELLA / EXCESS LIABILITY POLICY	AMERICAN GUARANTEE & LIABILITY INSURANCE COMPANY ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NY 10006	$0.00

3294	NEWPAGE CORPORATION	2005 UMBRELLA / EXCESS LIABILITY POLICY	AMERICAN HOME ASSURANCE COMPANY 175 WATER ST. NEW YORK, NY 10038	$0.00
3272	NEWPAGE CORPORATION	2006 UMBRELLA / EXCESS LIABILITY POLICY	AMERICAN INTERNATIONAL GROUP175 WATER STREETNEW YORK, NY 10038-4969	$0.00
2717	LUKE PAPER COMPANY	MASTER RETAIL ENERGY SUPPLY AGREEMENT, LUKE MILL - POWER MARKETER/BROKER AGREEMENT	AMERICAN POWERNET MANAGEMENT, LP AMERICAN POWERNET MGNT. L.P. 867 BERKSHIRE BLVD SUITE 101 WYOMISSING, PA 19610	$230,602.32
1145	RUMFORD PAPER COMPANY	SERVICE AGREEMENT, ELECTRIC WHOLESALE PROCUREMENT AND SCHEDULING SERVICES - PURCHASED ELECTRIC	AMERICAN POWERNET MANAGEMENT, LP AMERICAN POWERNET MGNT. L.P. 867 BERKSHIRE BLVD SUITE 101 WYOMISSING, PA 19610	$47,101.48
2842	NEWPAGE WISCONSIN SYSTEM INC	MOTOR FREIGHT TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	AMERICAN TRANSPORTATION 835 VALLEY RD MENASHA, WI 54952	$0.00
3265	NEWPAGE CORPORATION	2005 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY - KY & ME	AMERICAN ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3271	NEWPAGE CORPORATION	2006 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY - KY & ME	AMERICAN ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
1347	NEWPAGE CORPORATION	FIBER SUPPLY AGREEMENT - PURCHASE FIBER	ANDERSON TULLY LUMBER COMPANY 1725 N WASHINGTON ST VICKSBURG, MS 39183	$3,604.44

1147	NEWPAGE WISCONSIN SYSTEM INC	106052 WINTER STORAGE WITHDRAW, SP - NATURAL GAS, FOSSIL FUELS	ANR PIPELINE COMPANY ANR PIPELINE 18000 W SARAH LANE, SUITE 200 BROOKFIELD, WI 53045	$0.00
1150	NEWPAGE WISCONSIN SYSTEM INC	107478 FT TO SP - NATURAL GAS, FOSSIL FUELS	ANR PIPELINE COMPANY ANR PIPELINE 18000 W. SARAH LANE, SUITE 200 BROOKFIELD, WI 53045	$26,140.77
1146	NEWPAGE WISCONSIN SYSTEM INC	106041 STORAGE INJECTION - NATURAL GAS, FOSSIL FUELS	ANR PIPELINE COMPANY ANR PIPELINE 18000 W. SARAH LANE, SUITE 200 BROOKFIELD, WI 53045	$48,654.90
1148	NEWPAGE WISCONSIN SYSTEM INC	106054 FT FOR WI RAPIDS - NATURAL GAS, FOSSIL FUELS	ANR PIPELINE COMPANY ANR PIPELINE 18000 W. SARAH LANE, SUITE 200 BROOKFIELD, WI 53045	$21,784.39
1149	NEWPAGE WISCONSIN SYSTEM INC	106055 WINTER STORAGE WITHDRAWAL, WR - NATURAL GAS, FOSSIL FUELS	ANR PIPELINE COMPANY ANR PIPELINE 18000 W. SARAH LANE, SUITE 200 BROOKFIELD, WI 53045	$0.00
921	NEWPAGE CORPORATION	HUMAN RESOURCE SERVICES AGREEMENT - EMPLOYEE BENEFITS ADMINISTRATION SERVICES	AON CONSULTING, INC. 1100 REYNOLDS BLVD WINSTON SALEM, NC 27105	$0.00
1270	NEWPAGE CORPORATION	SUPPLY AGREEMENT - PURCHASE OF HYDROGEN PEROXIDE FOR WICKLIFFE, RUMFORD AND WISCONSIN RAPIDS MILLS	ARKEMA INC 2000 MARKET STREET PHILADELPHIA, PA 19103	$0.00
2844	NEWPAGE CORPORATION	INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ARMOUR TRANSPORTATION SYSTEMS 689 EDINBURGH DRIVE MONCTON, NB E1E 2L4 CANADA	$0.00
2843	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ARMOUR TRANSPORTATION SYSTEMS 689 EDINBURGH DRIVE MONCTON, NB E1E 2L4 CANADA	$0.00

2845	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ARTUR EXPRESS INC10352 LAKE BLUFF DR.ST. LOUIS, MO 63123	$0.00
2846	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ASHLEY DISTRIBUTION SERVICES LTD 1 ASHLEY WAY ARCADIA, WI 54612	$0.00
925	NEWPAGE CORPORATION	EMPLOYEE ASSISTANCE SERVICES AGREEMENT - PURCHASE OF EAS SERVICES	ASPIRUS EMPLOYEE ASSISTANCE SERVICES 3000 WESTHILL DR., SUITE 100 WAUSAU, WI 54401	$0.00
2847	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ATLANTIC DISTRIBUTION SERVICES 140 EPPING RD. EXETER, NH 03833	$0.00
2848	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ATS INC 725 OPPORTUNITY DRIVE ST. CLOUD, MN 56301	$0.00
1119	NEWPAGE CORPORATION	2011 RENEWAL NOTICE - TAX PREPARATION SOFTWARE FOR CCH ATX PRODUCT.	ATX (CCH SMALL FIRM SERVICES) 225 CHASTAIN MEADOWS COURT NW STE 200 KENNESAW, GA 30144	$0.00
2849	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	AYR MOTOR EXPRESS INC 46 POPLAR ST. WOODSTOCK, NB E7M 4G2 CANADA	$0.00

1421	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BARTEL, DANIEL 2753 BROOKS RIDGE DR SUN PRAIRIE, WI 53590	$0.00
1767	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BAUMGARTEN, THOMAS 3405 IRENE ST APPLETON, WI 54913	$0.00
2850	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BAY & BAY TRANSFER 3686 140TH STREET EAST ROSEMOUNT, MN 55068	$0.00
1512	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BAYERLE, JAMES 2708 2 1/2 ST CUMBERLAND, WI 54829	$0.00
2732	LUKE PAPER COMPANY	RIGHT-OF-WAY EASEMENT - GRANTED TO THOMAS BEAN	BEAN, THOMAS R. HC 84 BOX 38 KEYSER, WV 26726	$0.00
2851	NEWPAGE CORPORATION	BROKER AGREEMENT -PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BEAR TRANSPORTATION SERVICES 5340 LEGACY DRIVE SUITE 200 PLANO, TX 75024	$0.00
1155	LUKE PAPER COMPANY	COAL PURCHASE AND SUPPLY AGREEMENT - COAL, FOSSIL FUELS	BEECHWOOD COAL LLC 19709 WINNERS VIEW TERRACE NW FROSTBURG, MD 21532	$0.00
1451	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BICHANICH, DONNA 409 LUEDERS RD SAUK CITY, WI 53583	$0.00
2820	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - PROVIDES WAREHOUSE SERVICES	BISON TRANSPORT 1001 SHERWIN RD WINNIPEG, MANITOBA R3H 0T8 CANADA	$0.00
2852	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BISON TRANSPORT 1001 SHERWIN RD. WINNIPEG, MB R3H 0T8 CANADA	$0.00

2853	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BISSON TRANSPORTATION55 LOGISTICS DR.AUBURN, ME 04210	$0.00
1120	NEWPAGE CORPORATION	SUBSCRIPTION AND SERVICES AGREEMENT - CONTRACT FOR ACCOUNT RECONCILIATION SOFTWARE	BLACKLINE SYSTEMS, INC. 23586 CALABASAS RD SUITE 103 CALABASAS, CA 91302	$0.00
1366	NEWPAGE CORPORATION	INDEPENDENT CONTRACT HARVESTER AGREEMENT - INDEPENDENT CONTRACT HARVESTER AGREEMENT	BLOCZYNSKI LOGGING INC 308 E 4TH ST BLACK RIVER FALLS, WI 54615	$0.00
2854	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BLUE LINE LOGISTICS 2380 WYCLIFF ST. ST. PAUL, MN 55114	$0.00
2855	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BNSF LOGISTICS 4700 S THOMPSON BLDG A SPRINGDALE, AZ 72764	$0.00
1372	NEWPAGE CORPORATION	CONVEYANCE OF TIMBER - PURCHASE OF WOOD STUMPAGE	BRAUN TIMBER & CATTLE LLC 8099 HUNT CLUB RD ZIONSVILLE, IN 46077	$0.00
1418	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BREY, CYNTHIA 9556 LEIN RD ALMOND, WI 54909	$0.00
2856	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BROCK TRUCKING 4886 WHITE ST. VESPER, WI 54489	$0.00

2857	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	BROKING’S TRANSPORT INC 32115 VICTORY LANE GRAND RAPIDS, MN 55744	$0.00
1381	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BURNETT CO TREASURER 7425 CTY RD K SIREN, WI 54872-9007	$0.00
1555	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	BUTTON-ZORK, KATHRYN 34590 N WILSON RD INGLESIDE, IL 60041	$0.00
2858	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CALDWELL TRANSPORT 54 MARR ROAD ROTHESAY, NB E2E 3K7 CANADA	$0.00
1487	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	CALNIN, GERALD 22 CASS ST MONTELLO, WI 53949	$0.00
1548	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	CALNIN, JOSEPH W2611 EMBER AVE MONTELLO, WI 53949	$0.00
625	NEWPAGE WISCONSIN SYSTEM INC	AGREEMENT - EASEMENT GRANTED TO CANADIAN NATIONAL RE: RAIL LINES	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
2033	WICKLIFFE PAPER COMPANY LLC	AGREEMENT - LICENSE TO USE RAIL TRACKS	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
611	WICKLIFFE PAPER COMPANY LLC	AGREEMENT - LICENSE TO USE RAIL TRACKS AND CARS NEAR DENNIS, MS	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
2035	ESCANABA PAPER COMPANY	RAIL TRANSPORTATION CONTRACT - PROVISION OF RAIL SERVICE	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00

606	WICKLIFFE PAPER COMPANY LLC	SIDETRACK AGREEMENT #18-16002 - TRACK USAGE LICENSE FOR WOODYARD AT FEDONIA, KY	CANADIAN NATIONAL17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
604	WICKLIFFE PAPER COMPANY LLC	SIDETRACK AGREEMENT #18-17991 - TRACK USAGE LICENSE FOR EDDYVILE, KY WOODYARD	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
605	NEWPAGE CORPORATION	SIDETRACK AGREEMENT #59-21820 -TRACK USAGE LICENSE FOR SALTILLO, MS WOODYARD	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
603	NEWPAGE CORPORATION	TRACK LEASE - LEASE OF RAILROAD TRACK FOR LOADING AND UNLOADING CARS	CANADIAN NATIONAL 17641 SOUTH ASHLAND AVENUE HOMEWOOD, IL 60430	$0.00
2728	ESCANABA PAPER COMPANY	AGREEMENT - LOCOMOTIVE LEASE - LEASE OF LOCOMOTIVE EQUIPMENT	CANADIAN NATIONAL PO BOX 5062 ROSEMONT, IL 60017-5062	$0.00
1275	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF SODIUM CHLORATE	CANEXUS 450 GEARS RD STE 300 HOUSTON, TX 77067-4513	$61,376.76
2821	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE SERVICES	CAROLINA PUBLIC WAREHOUSE 3609 GLENN AVE WINSTON SALEM, NC 27105	$0.00
2859	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CARROLL FULMER LOGISTICS 8340 AMERICAN WAY PO BOX 5000 GROVELAND, FL 34736	$0.00
2693	WICKLIFFE PAPER COMPANY LLC	EQUIPMENT LEASE - TWO HYSTER S100FTBCS CLAMP TRUCKS - TWO (2) SERIES G004, S100FTBCS CLAMP TRUCKS USED BY OMSL DEPARTMENT	CCA FINANCIAL 7275 GLEN FOREST DRIVE, STE 100 RICHMOND, VIRGINIA 23226	$666.15
2860	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT PROVIDES - FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CDM TRANSPORTATION LTD 1313 BORDER ST. UNIT 71 WINNIPEG, MB R3H 0X4 CANADA	$0.00

1388	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	CEDAR SPRINGS LODGE INC P.O. BOX 1091 MINOCQUA, WI 54548	$0.00
2861	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CELTIC INTERNATIONAL 7840 GRAPHICS DR. SUITE 100 TINLEY PARK, IL 60477	$0.00
10014	RUMFORD PAPER COMPANY	INTERCONNECTION AGREEMENT BETWEEN CENTRAL MAINE POWER COMPANY AND RUMFORD PAPER COMPANY AND RUMFORD FALLS POWER COMPANY AND RUMFORD COGENERATION COMPANY LP DATED JANUARY 1, 2006	CENTRAL MAINE POWER COMPANY 83 EDISON DRIVE AUGUSTA, ME 04336	$0.00
2862	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CENTRAL MAINE TRANSPORT 78 RICE ST. BANGOR, ME 55068	$0.00
3410	NEWPAGE CONSOLIDATED PAPERS INC.	1978 EXCESS LIABILITY POLICY	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA P.O. BOX 30381 LANSING, MI 48909	$0.00
3411	NEWPAGE CONSOLIDATED PAPERS INC.	1979 EXCESS LIABILITY POLICY	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA P.O. BOX 30381 LANSING, MI 48909	$0.00
2863	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CH ROBINSON WORLDWIDEPO BOX 9121MINNEAPOLIS, MN 55480	$0.00

2864	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CHALLENGER MOTOR FREIGHT INC 300 MAPLE GROVE RD. CAMBRIDGE, ON N3E 1B7 CANADA	$0.00
2865	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CHECKER LOGISTICS DIXIE RD. NEENAH, WI 54956	$0.00
2736	LUKE PAPER COMPANY	OIL AND GAS LEASE - LEASE TO NEW CREEK AND ELK DISTRICTS (100 ACRES)	CHESAPEAKE ENERGY P.O. BOX 18496 OKLAHOMA CITY, OK 73154-0496	$0.00
2735	LUKE PAPER COMPANY	OIL AND GAS LEASE - LEASE TO NEW CREEK AND ELK DISTRICTS (120 ACRES)	CHESAPEAKE ENERGY P.O. BOX 18496 OKLAHOMA CITY, OK 73154-0496	$0.00
2733	LUKE PAPER COMPANY	OIL AND GAS LEASE - LEASE TO NEW CREEK AND ELK DISTRICTS (31 ACRES)	CHESAPEAKE ENERGY P.O. BOX 18496 OKLAHOMA CITY, OK 73154-0496	$0.00
2734	LUKE PAPER COMPANY	OIL AND GAS LEASE - LEASE TO NEW CREEK AND ELK DISTRICTS (92 ACRES)	CHESAPEAKE ENERGY P.O. BOX 18496 OKLAHOMA CITY, OK 73154-0496	$0.00
2866	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CHIZEK TRANSPORT INC PO BOX 147 CLEVELAND, WI 53015	$0.00
1645	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	CHRISTIANSON, NEIL 575 N ST HWY 187 SHIOCTON, WI 54170	$0.00
3275	NEWPAGE CORPORATION	2006 UMBRELLA/ EXCESS LIABILITY POLICY	CHUBB GROUP OF INSURANCE COMPANIES 15 MOUNTAIN VIEW RD. WARREN, NJ 07059	$0.00

2389	NEWPAGE WISCONSIN SYSTEM INC	REAL ESTATE PURCHASE AGREEMENT - SALE OF REAL PROPERTY LOCATED AT THE FORMER NIAGARA MILL SITE TO THE CITY OF NIAGARA.	CITY OF NIAGARA 1029 ROOSEVELT ROAD, PO BOX 24 NIAGARA, WI 54151	$0.00
1890	LUKE PAPER COMPANY	EASEMENT AGREEMENT - CONSTRUCTION EASEMENT	CITY OF PIEDMONT 52 2ND STREET PIEDMONT, WV 26750	$0.00
1438	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	CLARK, DENNIS 3446 W CHICAGO DR REDGRANITE, WI 54970	$0.00
2868	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CLARKE ROAD TRANSPORT 140 HORSESHOE LAKE DR. HALIFAX, NS B3S 0B7 CANADA	$0.00
2867	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CLARKE ROAD TRANSPORT 140 HORSESHOE LAKE DR. HALIFAX, NS B3S 0B7 CANADA	$0.00
2790	NEWPAGE WISCONSIN SYSTEM INC	LEASE - LEASE OF REAL PROPERTY (HOUSE LOCATED AT 914 JACOBSON STREET, STEVENS POINT, WI)	CLINE, DONALD W. 914 JACOBSON STREET STEVENS POINT, WI 54481	$0.00
1408	NEWPAGE CORPORATION	STUMAGE AGREEMENT - WOOD PROCUREMENT	CLYNELISH LLC 903 JERNIGAN ST PERRY, GA 31069	$0.00
2698	NEWPAGE CORPORATION	RIGHT-OF-WAY AGREEMENT - EASEMENT GRANTED TO COLUMBIA GAS FOR MEASURING AND REGULATING STATION, ALLEGANY COUNTY, MD	COLUMBIA GAS TRANSMISSION200 CIVIC CTR. DR.COLUMBUS, OH 43215	$0.00

2822	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	COMMODITY LOGISTICS 1500 COMMODITY BLVD LOCKBOURNE, OH 43137	$0.00
1412	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	COMMONWEALTH OF PENNSYLVANIA 400 MARKET ST, 7TH FLR HARRISBURG, PA 17101	$0.00
952	NEWPAGE CORPORATION	AGREEMENT - PURCHASE OF CERTAIN SERVICES PROVIDED AS THIRD PARTY BENEFITS FOR EMPLOYEES	COMPSYCH (THE GUIDANCE RESOURCE COMPANY) 455 N CITY FRONT PLZ 13TH FL CHICAGO, IL 60690	$0.00
943	NEWPAGE CORPORATION	ADMINISTRATIVE SERVICES ONLY AGREEMENT - EMPLOYEE DENTAL BENEFIT ADMINISTRATION	CONNECTICUT GENERAL LIFE INSURANCE COMPANY 900 COTTAGE GROVE RD. HARTFORD, CT 06152	$0.00
3348	LUKE PAPER COMPANY	1994 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3349	WICKLIFFE PAPER COMPANY LLC	1994 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3352	LUKE PAPER COMPANY	1996 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3353	WICKLIFFE PAPER COMPANY LLC	1996 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3354	LUKE PAPER COMPANY	1997 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3355	WICKLIFFE PAPER COMPANY LLC	1997 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3356	LUKE PAPER COMPANY	1998 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00

3357	WICKLIFFE PAPER COMPANY LLC	1998 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3358	LUKE PAPER COMPANY	1999 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3359	WICKLIFFE PAPER COMPANY LLC	1999 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3360	LUKE PAPER COMPANY	2000 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3361	WICKLIFFE PAPER COMPANY LLC	2000 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3311	RUMFORD PAPER COMPANY	2001 - 2002 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3362	LUKE PAPER COMPANY	2001 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE.CHICAGO, IL 60604	$0.00
3363	WICKLIFFE PAPER COMPANY LLC	2001 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3301	LUKE PAPER COMPANY	2002 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3302	RUMFORD PAPER COMPANY	2002 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3303	WICKLIFFE PAPER COMPANY LLC	2002 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00

3304	LUKE PAPER COMPANY	2003 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3305	RUMFORD PAPER COMPANY	2003 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
3306	WICKLIFFE PAPER COMPANY LLC	2003 EXCESS WORKERS COMPENSATION POLICY	CONTINENTAL CASUALTY COMPANY 333 S. WABASH AVE. CHICAGO, IL 60604	$0.00
2869	NEWPAGE WISCONSIN SYSTEM INC	MOTOR FREIGHT TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CONTRACT TRANSPORTATION 1634 COFRIN DRIVE PO BOX 8235 GREEN BAY, WI 54308	$0.00
2870	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CON-WAY TRANSPORTATION 5555 RUFE SNOW DRIVE NORTH RICHLAND HILLS, TX 76180	$0.00
2871	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	COYOTE LOGISTICS LLC 4400 ALEXANDER DRIVE ALPHARETTA, GA 30022	$0.00
2872	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	COYOTE LOGISTICS LLC 4400 ALEXANDER DRIVE ALPHARETTA, GA 30022	$0.00
2873	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CROSSGLOBE EXPRESS LLC 11023 WASHINGTON HWY SUITE 150 GLENN ALLEN, VA 23059	$0.00
2874	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CROSSGLOBE TRANSPORT LTD 11023 WASHINGTON HWY SUITE 150 GLENN ALLEN, VA 23059	$0.00

2875	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CRST INTERNATIONAL 3930 16TH AVE. SW CEDAR RAPIDS, IA 52404	$0.00
565	LUKE PAPER COMPANY	TRACK AND SCALE LEASE (RAILCAR WEIGHING) - LEASE OF TRACK AND SCALE EQUIPMENT	CSX TRANSPORTATION 6737 SOUTHPOINT DR JACKSONVILLE, FL 32202	$0.00
524	LUKE PAPER COMPANY	AGREEMENT - LEASE OF RAILROAD TRACKS	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32212	$0.00
538	LUKE PAPER COMPANY	LEASE - LEASE OF RAILROAD TRACKS	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
544	LUKE PAPER COMPANY	LEASE - LEASE OF RAILROAD TRACKS	CSX TRANSPORTATION 6737 SOUTHPOINT DR.JACKSONVILLE, FL 32216	$0.00
510	LUKE PAPER COMPANY	PIPELINE CROSSING AGREEMENT - LICENSE FOR RAIL ACCESS ACROSS PIPELINE	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
563	LUKE PAPER COMPANY	SHORT TERM (INTERIM) LICENSE - LICENSE FOR USE OF RAILROAD TRACKS	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
680	LUKE PAPER COMPANY	SIDETRACK AGREEMENT - LEASE OF HOUSE TRACK #9	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
677	LUKE PAPER COMPANY	SIDETRACK AGREEMENT - LEASE OF RAILROAD TRACKS	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
679	LUKE PAPER COMPANY	SIDETRACK AGREEMENT - LEASE OF RAILROAD TRACKS	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
678	LUKE PAPER COMPANY	SIDETRACK AGREEMENT - LEASE OF RAILROAD TRACKS (CHEMICAL UNLOADING SITE)	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00

676	LUKE PAPER COMPANY	SIDETRACK AGREEMENT (BIGGS STATION, MD) - EASEMENT GRANTED TO CSX RAIL	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
564	LUKE PAPER COMPANY	TRACK LEASE (STORAGE ONLY) - LEASE OF RAILROAD TRACKS FOR CAR STORAGE	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
540	LUKE PAPER COMPANY	WML 62045 - LICENSE FOR RAIL ACCESS ACROSS PIPELINE	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, FL 32216	$0.00
2770	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS CSX013934, WASHINGTON, WV	CSX TRANSPORTATION 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2772	NEWPAGE CORPORATION	INSURANCE RISK AGREEMENT -CSX034128 - CONSTRUCTION INSURANCE ARRANGEMENT BERYL, WV	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2756	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS BO 008399, MILLWOOD, WV	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2771	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF LAND FOR POLE/ANCHOR/GUY CSX029084, LUKE, MC	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2753	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS BO 006521, WALKER, WV	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2754	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS BO 007397, MILLWOOD, WV	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2755	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS BO 008132, WALKER, WV	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00

2766	NEWPAGE CORPORATION	SIDETRACK AGREEMENT -LICENSE FOR USE OF RAIL TRACKS CO 055822, BARRISON, KY	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2767	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS CO 057075 RUPERT, WV	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2768	NEWPAGE CORPORATION	SIDETRACK AGREEMENT - LICENSE FOR USE OF TAIL TRACKS CR 236427 BEECH GROVE, IN	CSX 6737 SOUTHPOINT DR. JACKSONVILLE, OH 32216	$0.00
2876	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CURRIER TRUCKING 459 MAIN STREETGORHAM, NH 03581	$0.00
2877	NEWPAGE WISCONSIN SYSTEM INC	MOTOR FREIGHT TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	CUSTOM TRANSFER INC PO BOX 157 LONG PRAIRIE, MN 56347	$0.00
1426	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	DARBY REV TRUST 207 BEVIER PL AURORA, IL 60505	$0.00
2878	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DART TRANSIT COMPANY PO BOX 64110 ST. PAUL, MN 55164	$0.00
2879	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DAY & ROSS INC 398 MAIN STREET HARTLAND, NB E7P 1C6 CANADA	$0.00

2880	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DAY AFTER DAY SERVICE INC 111 E WESTGATE DR UNION CITY, TN 38281	$0.00
1528	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	DEBAKER, JOE P.O. BOX 1315 LEOPOLIS, WI 54948	$0.00
2881	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DEBOER INC BOX 145 BLENKER, WI 54415	$0.00
2826	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	DELTA CRAFT PAPER AND CONVERTING CO 99 BUD-MIL DR. BUFFALO, NY 14206	$0.00
2882	NEWPAGE WISCONSIN SYSTEM INC	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DENNIS E. LUPTON INC HC 78 BOX 89E AUGUSTA, WV 26704	$0.00
2711	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE SERVICES	DEPENDABLE WAREHOUSING & DISTRIBUTION 2900 NW 75TH ST MIAMI , FL 33147	$0.00
1829	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	DICKERSON, WILLIAM A & SONYA M 5092 N LAKE WINTER RD WINTER, WI 54896	$0.00
2883	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DILLON TRANSPORTATION LLC 974 TENNESSEE WALTZ PKWY ASHLAND CITY, TN 37015	$0.00
2884	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DM BOWMAN 10228 GOVERNOR LANE BLVD. WILLIAMSPORT, MD 21795	$0.00

2885	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	DOUBLE J TRUCKING CO 701 BETA DRIVE CLEVELAND, OH 44143	$0.00
1453	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	DOUGLAS COUNTY FORESTRY DEPT 9182 E HUGHES AVE SOLON SPRINGS, KY 54873	$0.00
1125	NEWPAGE CORPORATION	ORDER FORM - CONTRACT FOR CUSTOMER CREDIT REPORTING AND CREDIT MONITORING FOR NEWPAGE.	DUN & BRADSTREET, INC.1301 W LONG LAKE RDTROY, MI 48098	$0.00
2886	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	E&L TRANSPORT SERVICES INC 6185 BOUL TASCHEREAU SUITE 202 BROSSARD, QC J4Z 1A6 CANADA	$0.00
2887	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ED THAYER INC PO BOX 858 OXFORD, ME 04270	$0.00
2888	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	EDWARDS TRANSPORTATION PO BOX 70 EAST PRAIRIE, MO 63845	$0.00
2889	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	EL HENDERSON #1 INDUSTRIAL PARK SALEM, IL 62881	$0.00

2890	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ELITE CARRIERS 4701 COUNTY RD Z WAUSAU, WI 54403	$0.00
3367	NEWPAGE CONSOLIDATED PAPERS INC.	1971-1974 EXCESS LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3366	NEWPAGE CONSOLIDATED PAPERS INC.	1971-1974 GENERAL LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3369	NEWPAGE CONSOLIDATED PAPERS INC.	1974-1977 EXCESS LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3368	NEWPAGE CONSOLIDATED PAPERS INC.	1974-1977 GENERAL LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3372	NEWPAGE CONSOLIDATED PAPERS INC.	1977 EXCESS LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3370	NEWPAGE CONSOLIDATED PAPERS INC.	1977 GENERAL LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3373	NEWPAGE CONSOLIDATED PAPERS INC.	1978 EXCESS LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00
3371	NEWPAGE CONSOLIDATED PAPERS INC.	1978 GENERAL LIABILITY POLICY	EMPLOYERS INSURANCE OF WAUSAU 500 3RD STREET PO BOX 8101 WAUSAU, WI 54402-8101	$0.00

3323	RUMFORD PAPER COMPANY	1991 EXCESS WORKERS COMPENSATION POLICY	EMPLOYERS REINSURANCE P.O. BOX 2991 OVERLAND PARK, KS 66201	$0.00
3325	RUMFORD PAPER COMPANY	1992 EXCESS WORKERS COMPENSATION POLICY	EMPLOYERS REINSURANCE P.O. BOX 2991 OVERLAND PARK, KS 66201	$0.00
3327	RUMFORD PAPER COMPANY	1993 EXCESS WORKERS COMPENSATION POLICY	EMPLOYERS REINSURANCE P.O. BOX 2991 OVERLAND PARK, KS 66201	$0.00
3329	RUMFORD PAPER COMPANY	1994 EXCESS WORKERS COMPENSATION POLICY	EMPLOYERS REINSURANCE P.O. BOX 2991 OVERLAND PARK, KS 66201	$0.00
3331	RUMFORD PAPER COMPANY	1995 EXCESS WORKERS COMPENSATION POLICY	EMPLOYERS REINSURANCE P.O. BOX 2991 OVERLAND PARK, KS 66201	$0.00
3333	RUMFORD PAPER COMPANY	1996 EXCESS WORKERS COMPENSATION POLICY	EMPLOYERS REINSURANCE P.O. BOX 2991 OVERLAND PARK, KS 66201	$0.00
1127	NEWPAGE CORPORATION	INVESTMENT CONSULTING SERVICES AGREEMENT - PURCHASE CONSULTING SERVICES RELATED TO INVESTMENT POLICY ANALYSIS	ENNIS KNUPP & ASSOCIATES, INC. 10 SOUTH RIVERSIDE PLAZA SUITE 1600 CHICAGO, IL 60606-3709	$10,679.00
1913	NEWPAGE CORPORATION	SERVICE AGREEMENT DATED 09/16/05 - CONTRACT FOR DEFINED BENEFIT PLAN AND DEFINED CONTRIBUTION PLAN INVESTMENT MONITORING AND REIVEW AND INVESTMENT MANAGEMENT.	ENNIS KNUPP & ASSOCIATES, INC. 10 SOUTH RIVERSIDE PLAZA SUITE 1600 CHICAGO, IL 60606-3709	$0.00
1470	NEWPAGE CORPORATION	INDEPENDENT CONTRACT HARVESTER AGREEMENT - INDEPENDENT CONTRACT HARVESTER AGREEMENT	ENTERPRISE FOREST PRODUCTS INC 1178 HWY G PELICAN LAKE, WI 54463	$0.00
1482	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	EPPING, GARY 6069 WIPPERFORTH RD WAUNAKEE, WI 53597	$0.00

2891	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ESTES EXPRESS LINES 3901 W BROAD ST RICHMOND, VA 23230	$0.00
1813	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ETTER, WARD 2734 ETTER LN ZIM, MN 55738	$0.00
1471	NEWPAGE CORPORATION	CUT AND HAUL AGREEMENT - WOOD PROCUREMENT	EUGENE TURNER LOGGING 137 HAYES RDGE RD INDIAN MOUND, TN 37079	$0.00
1474	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	EW & JA LARSON REVOCABLE TRUST 2348 N CTY RD C OGEMA, WI 54459	$0.00
2892	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	EXEL TRANSPORTATION SERVICES INC 17330 PRESTON RD SUITE 200C DALLAS, TX 75252	$0.00
2893	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FAB EXPRESS 11225 JOLIET ROAD LEMONT, IL 60439	$0.00
1492	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	FALK, GREG W226 N8068 LONGVIEW DR SUSSEX, WI 53089	$0.00
2797	NEWPAGE CORPORATION	GROUND LEASE - GROUND LEASE FOR LOCATION OF FARMINGTON CHIPPING PLANT	FARMINGTON CHIPPING ENTERPRISES, INC. P.O. BOX 488 ROUTE 15 JACKMAN, ME 04945	$0.00
2832	RUMFORD PAPER COMPANY	TRUCKING AGREEMENT - TRUCKING SERVICES IN CONNECTION WITH CHIPPING PLANT	FARMINGTON CHIPPING ENTERPRISES, INC.P.O. BOX 488 ROUTE 15 JACKMAN, ME 04945	$0.00

2894	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FASTLANES AMERICAS 5995 GOUIN WEST SUITE 214 MONTREAL, QC H4J 2P8 CANADA	$0.00
1866	NEWPAGE CORPORATION	FEDEX PORTFOLIO PARTICIPANT AGREEMENT - CONTRACT FOR DELIVERY SERVICES.	FEDERAL EXPRESS CORPORATION PO BOX 371461 PITTSBURGH, PA 15250-7461	$0.00
2895	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FEDEX CUSTOM CRITICAL 1475 BOETTLER RD UNIONTOWN, OH 44685	$0.00
2009	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	FINESSE INC 7073 US HWY 2, 41 & 35 GLADSTONE, MI 49837	$0.00
2896	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FLS TRANSPORTATION SERVICES INC 333 DECARIE BLVD SUITE 250 MONTREAL, QC H4N 3M9 CANADA	$0.00
3413	NEWPAGE CONSOLIDATED PAPERS INC.	1981 EXCESS LIABILITY POLICY	FOREST INSURANCE COMPANY 2901 N. 1-10 SERVICE ROAD E. SUITE 300 METAIRIE, LA 70002-6137	$0.00
3414	NEWPAGE CONSOLIDATED PAPERS INC.	1982 EXCESS LIABILITY POLICY	FOREST INSURANCE COMPANY 2901 N. 1-10 SERVICE ROAD E. SUITE 300 METAIRIE, LA 70002-6137	$0.00
2897	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FORT PITT CONSOLIDATORS 200 JONES STREET VERONA, PA 15147	$0.00
2899	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FRANKLIN FREIGHT BROKERAGE 400 KRINER ROAD SUITE 1 CHAMBERSBURG, PA 17202	$0.00

2898	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	FRANKLIN FREIGHT BROKERAGE 400 KRINER ROAD SUITE 1 CHAMBERSBURG, PA 17202	$0.00
1432	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	FRASIER, DAVID 3920 SHEEP RANCH RD RHINELANDER, WI 54501	$0.00
2449	NEWPAGE CORPORATION	CONSULTING AGREEMENT - PURCHASE OF CONSULTING SERVICES	FTI CONSULTING INC 1001 17TH ST, STE 1100 DENVER, CO 80202	$0.00
2795	NEWPAGE CORPORATION	SCALE LEASE - LEASE OF SCALE EQUIPMENT	FUTUREWOOD CORP 9676 KRUGER ROAD HAYWARD, WI 54843	$0.00
2796	NEWPAGE CORPORATION	SCALE LEASE - LEASE OF SCALE EQUIPMENT	FUTUREWOOD CORP 9676 KRUGER ROAD HAYWARD, WI 54843	$0.00
2900	NEWPAGE WISCONSIN SYSTEM INC	MOTOR FREIGHT TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	G.H. MILLER & SONS INC.421 25TH AVENUE NORTHWISONSIN RAPIDS, WI 54494	$0.00
2901	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	G2 LOGISTICS INC 975 LOGAN AVE WINNIPEG, MB R3E 1P3 CANADA	$0.00
2738	LUKE PAPER COMPANY	DEED OF EASEMENT - RIGHT-OF-WAY GRANTED ON MT. ZION ROAD, GARRET COUNTY, MARYLAND	GARRETT COUNTY COMMISSIONERS 203 SOUTH FOURTH STREET COURTHOUSE - ROOM 207 OAKLAND, MARYLAND 21550	$0.00
2739	LUKE PAPER COMPANY	DEED OF EASEMENT - RIGHT-OF-WAY GRANTED ON SAVAGE RIVER ROAD, GARRETT COUNTY, MD	GARRETT COUNTY COMMISSIONERS 203 SOUTH FOURTH STREET COURTHOUSE - ROOM 207 OAKLAND, MD 21550	$0.00

775	ESCANABA PAPER COMPANY	EQUIPMENT LEASE - PASSENGER CAR LEASING	GE CAPITAL FLEET SERVICES - HEAVY EQUIPMENT P O BOX 100363 ATLANTA, GA 30384-0363	$6,782.45
33	NEWPAGE CORPORATION	LEASE - LEASE OF POSTAGE MACHINE	GE CAPITAL 77 WEST ELMWOOD DRIVE SUITE 203 DAYTON , OH 45459	$0.00
2697	WICKLIFFE PAPER COMPANY LLC	LEASE AGREEMENT - EQUIPMENT LEASE OF 980H WHEEL LOADER WITH CHIP BUCKET, S/N JMS02252	GE CAPITAL P O BOX 3083 CEDAR RAPIDS, IOWA 52406	$1,347.20
588	NEWPAGE CORPORATION	CAR LEASING AGREEMENT - RAIL CAR LEASES FOR WICKLIFFE MILL	GENERAL ELECTRIC FOUR WESTBROOK CORPORATE CENTER STE 700 WESTCHESTER, IL 60154	$0.00
3485	LUKE PAPER COMPANY	1971 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3486	WICKLIFFE PAPER COMPANY LLC	1971 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3476	WICKLIFFE PAPER COMPANY LLC	1975 - 1978 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3477	LUKE PAPER COMPANY	1975 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3478	WICKLIFFE PAPER COMPANY LLC	1975 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00

3475	LUKE PAPER COMPANY	1975-1978 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3474	WICKLIFFE PAPER COMPANY LLC	1978 - 1981 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3473	LUKE PAPER COMPANY	1978-1981 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3312	RUMFORD PAPER COMPANY	1980 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3472	WICKLIFFE PAPER COMPANY LLC	1981 - 1986 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3313	RUMFORD PAPER COMPANY	1981 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3471	LUKE PAPER COMPANY	1981-1986 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3314	RUMFORD PAPER COMPANY	1982 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3315	RUMFORD PAPER COMPANY	1983 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3316	RUMFORD PAPER COMPANY	1984 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3317	RUMFORD PAPER COMPANY	1985 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3350	LUKE PAPER COMPANY	1995 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00

3351	WICKLIFFE PAPER COMPANY LLC	1995 EXCESS WORKERS COMPENSATION POLICY	GENERAL REINSURANCE 1209 ORANGE STREET WILMINGTON, DE 19801	$0.00
3310	RUMFORD PAPER COMPANY	1996 - 2001 EXCESS WORKERS COMPENSATION POLICY	GENESIS INSURANCE COMPANY 120 LONG RIDGE ROAD STAMFORD, CT 06902	$0.00
2712	LUKE PAPER COMPANY	REAL ESTATE LEASE - LEASE OF POST OFFICE TO GEORGE’S CREEK RAILWAY LLC	GEORGE’S CREEK RAILWAY LLC PO BOX 247 WESTERNPORT, MD 21540	$0.00
1486	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GERALD & JANICE A SCHROEDER JOINT REVOCAB E9713 COUNTY RD I CLINTONVILLE, WI 54929	$0.00
1513	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GIRARD, JAMES 155 RICHARD AVE NEENAH, WI 54956	$0.00
1479	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GOETZKE, FRED 11440 W CHIPPEWA AVE HOLCOMBE, WI 54745	$0.00
1400	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GOODING, CHESTER & JOHNNIE 6805 W HOMEWOOD AVE SHAWANO, WI 54166	$0.00
1491	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GOODMAN CONSERVATION CLUB 306 TITUSVILLE RD POUGHKEEPSIE, NY 12603	$0.00
2902	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	GRANE TRANSPORTATION 1001 S. LARAMIE AVE. CHICAGO, IL 60644	$0.00
3283	NEWPAGE CORPORATION	2007 UMBRELLA / EXCESS LIABILITY POLICY	GREAT AMERICAN INSURANCE COMPANY OF NY 301 E. 4TH ST. CINCINNATI, OH 45202-4201	$0.00

591	NEWPAGE CORPORATION	SHUTTLE SERVICES AGREEMENT - SHUTTLE SERVICES FOR WISCONSIN MILLS	GREATWIDE 12404 PARK CENTRAL DR SUITE 300 SOUTH DALLAS, TX 75251	$0.00
1662	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GREEN, PATTI 39 MEADOWBROOK CT APPLETON, WI 54914	$0.00
1514	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	GROENIER, JAMES 875 CLOVER LNOREGON, WI 53575	$0.00
2903	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	GTL TRANSPORTATION INC 115 TRIDER CRESCENT DARTMOUTH, NS B3B 1X2 CANADA	$0.00
2904	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	GULLY TRANSPORTATION INC 3820 WISMANN LANE QUINCY, IL 62305	$0.00
2905	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	GUNVILLE TRUCKING PO BOX 77 NIAGARA, WI 54151	$0.00
2906	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	H.L. LAWSON AND SON, INC. 807 HOLLINS RD NE ROANOKE, VA 24012	$0.00
2907	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	H.O. WOLDING INC. PO BOX 217 AMHERST, WI 54406	$0.00

2908	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HALVOR LINES INC 217 GRAND AVENUE SUPERIOR, WI 54880	$0.00
2909	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HAMMOND TRANSPORTATION INC 1446 DANVILLE ROACD LOOP 1 NICHOLASVILLE, KY 40356	$0.00
981	NEWPAGE CORPORATION	PERFORMANCE AGREEMENT - FULL SERVICE ADMINISTRATION FOR SHORT TERM DISABILITY AND LONG TERM DISABILITY. THIS INCLUDES PAYMENT PROCESSING AS WELL AS DISABILITY DETERMINATIONS FOR LTD AND DISABILTY RETIREMENT.	HARTFORD LIFE & ACCIDENT INSURANCE CO. AND HARTFORD-COMPREHENSIVE EMPLOYEE BENEFIT SERVICE CO. 200 HOPMEADOW ST. SIMSBURY, CT 06089	$0.00
3479	LUKE PAPER COMPANY	1972 EXCESS WORKERS COMPENSATION POLICY	HARTFORD ONE HARTFORD PLAZA HARTFORD, CT 06155	$0.00
3482	WICKLIFFE PAPER COMPANY LLC	1972 EXCESS WORKERS COMPENSATION POLICY	HARTFORD ONE HARTFORD PLAZA HARTFORD, CT 06155	$0.00
3480	LUKE PAPER COMPANY	1973 EXCESS WORKERS COMPENSATION POLICY	HARTFORD ONE HARTFORD PLAZA HARTFORD, CT 06155	$0.00
3483	WICKLIFFE PAPER COMPANY LLC	1973 EXCESS WORKERS COMPENSATION POLICY	HARTFORD ONE HARTFORD PLAZA HARTFORD, CT 06155	$0.00
3481	LUKE PAPER COMPANY	1974 EXCESS WORKERS COMPENSATION POLICY	HARTFORD ONE HARTFORD PLAZA HARTFORD, CT 06155	$0.00
3484	WICKLIFFE PAPER COMPANY LLC	1974 EXCESS WORKERS COMPENSATION POLICY	HARTFORD ONE HARTFORD PLAZA HARTFORD, CT 06155	$0.00

2910	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HARTT TRANSPORTATION 262 BOMARC RD BANGOR, ME 04401	$0.00
2686	NEWPAGE CORPORATION	HASSLER RENTAL AGREEMENT - RENTAL OF POSTAGE METER (MIAMISBURG, OHIO)	HASSLER478 WHEELERS FARMS ROADMILFORD, CT 06461	$0.00
1559	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HAUPT, KENNETH & SANDRA 5131 TIMBERLAND TRL WISCONSIN RAPIDS, WI 54494	$0.00
2911	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HEARTLAND EXPRESS INC OF IOWA 901 N KANSAS AVE NORTH LIBERTY, IA 52317	$0.00
1599	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HEDRICK, MARGARET 2621 N ANTLER DR WAUTOMA, WI 54982	$0.00
601	NEWPAGE CORPORATION	NET LEASE AGREEMENT - LEASE FOR 6 RAILCARS AT LUKE	HELM FINANCIAL 505 SANSOME ST STE 1800 SAN FRANSCISCO, CA 94111	$0.00
1603	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HENRICKSEN, MARJORIE 2520 56TH ST S WISCONSIN RAPIDS, WI 54494	$0.00
2912	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HILL TOP TRUCKING 12579 NATIONAL PIKE GRANTSVILLE, MD 21536	$0.00
2913	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HINER LOGISTICS LLC 1350 S JEFFERSON ST HUNTINGTON, IN 46750	$0.00

1724	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HINTZ, RUTH N10066 US HWY 45 BIRNAMWOOD, WI 54414	$0.00
1590	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HOFFMAN, LOWELL & NANCY 522 S 1ST AVE WAUSAU, WI 54401	$0.00
1447	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HOPPE, DONALD 5417 LAKE JULIA RD RHINELANDER, WI 54501	$0.00
1466	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HORNED, EINAR 473 STAGELINE RD HUDSON, WI 54016	$0.00
1501	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	HOWELL L T D TAYLOR 16823* MONROVIA RD ORANGE, VA 22960	$0.00
2914	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HUB GROUP INC 251 WEST GLEN AVENUE RIDGEWOOD, NJ 07450	$0.00
2915	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	HYNDMAN TRANSPORTATION RR 1 WROXETER, ON N0G 2X0 CANADA	$0.00
2482	NEWPAGE WISCONSIN SYSTEM INC	REAL ESTATE PURCHASE AGREEMENT - SALE OF CERTAIN REAL PROPERTY (KIMBERLY)	IMERYS PAPER CARBONATES, LLC 100 MANSELL COURT EAST SUITE 300 ROSWELL, GA 30075	$0.00
3488	WICKLIFFE PAPER COMPANY LLC	1963 - 1970 EXCESS WORKERS COMPENSATION POLICY	INA P.O. BOX 15050 WILMINGTON, DE 19801	$0.00
3487	LUKE PAPER COMPANY	1963-1970 EXCESS WORKERS COMPENSATION POLICY	INA P.O. BOX 15050 WILMINGTON, DE 19801	$0.00
3412	NEWPAGE CONSOLIDATED PAPERS INC.	1980 EXCESS LIABILITY POLICY	INTEGRITY INSURANCE COMPANY P.O. BOX 539 APPLETON, WI 54912	$0.00

2916	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	INTERCON CARRIERS 19810 MINES ROAD LAREDO, TX 78045	$0.00
2917	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	INTERMODAL SALES CORP. 8650 MACON ROAD CORDOVA, TN 38018	$0.00
1292	NEWPAGE CORPORATION	ENZYME TREATMENT PROGRAM AGREEMENT - SERVICE AGREEMENT FOR CHEMICAL TREATMENT	IOGEN CORP 310 HUNT CLUB RD E OTTAWA, ON K1V 1C1 CANADA	$0.00
1649	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	IOVINO, NICK 7639 VIENNA LANE PORT RICHEY, FL 34668	$0.00
1508	NEWPAGE CORPORATION	INDEPENDENT CONTRACT HARVESTER AGREEMENT - INDEPENDENT CONTRACT HARVESTER AGREEMENT	IVES LOGGING P.O. BOX 1083 RHINELANDER, WI 54501-1083	$0.00
2827	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	J MACKENZIE LTD 275 COMMERCE DRIVE ROCHESTER, NY 14623	$0.00
2918	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	J.B. HUNT TRANSPORT, INC. PO BOX 130 LOWELL, AR 72745	$0.00
2713	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	JACOBSON WAREHOUSE / DIXIE WAREHOUSE SERVICES 6700 GRADE LN BLDG 4C LOUISVILLE, KY 40213	$0.00
2919	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	JB LOGISTICS 8175 ALLISON AVENUE INDIANAPOLIS, IN 46268	$0.00

2920	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	JEFF FOSTER TRUCKING PO BOX 367 313 WINTER ST SUPERIOR, WI 54880	$0.00
1484	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	JENSEN , GARY L W6619 FIRE LANE 6 MENASHA, WI 54952	$0.00
1694	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	JENSEN, RICKY A 6266 N HALLE AVE NEILLSVILLE, WI 54456	$0.00
615	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	JERICH USA INC 1 INDUSTRIAL RD, STE 102 DAYTON, NJ 08810	$0.00
2921	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	J-LINE, INC. 5913 CALIFORNIA AVENUE ALTOONA, PA 16602	$0.00
2922	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	JOHN VERIHA TRUCKING 2830 CLEVELAND AVE. PO BOX 456 MARINETTE, WI 54143	$0.00
996	NEWPAGE CORPORATION	NEWPAGE RETIREMENT SAVINGS PLAN - 401K RECORD KEEPING AND ADMINISTRATION SERVICES.	JP MORGAN RETIREMENT PLAN SERVICESPO BOX 413961KANSAS CITY, MO 64141-3961	$0.00
2923	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	K&B TRANSPORTATION INC 4700 DAKOTA AVE. SOUTH SIOUX CITY, NE 68776	$0.00

1469	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	KALIES, ELROY 7732 CO RD H FREMONT, WI 54940	$0.00
2924	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KAYE TRANSPORT PO BOX 701 HOPKINSVILLE, KY 42240	$0.00
1536	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	KEILER, JOHN 1080 ORLANDO DR CREEN BAY, WI 54304	$0.00
2925	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KELLEY TRANSPORTATION 6450 POE AVE. DAYTON, OH 45414	$0.00
2926	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KENCO GROUP INC 520 WEST 31ST STREET CHATTANOOGA, TN 37410	$0.00
1187	NEWPAGE CORPORATION	CONTRACT FOR ELECTRIC SERVICES - PURCHASE OF ELECTRICITY; ELECTRIC UTILITY TARIFF	KENTUCKY UTILITIES CO KENTUCKY UTILITIES 220 WEST MAIN STREET PO BOX 32030 LOUISVILLE, KY 40232	$0.00
2927	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KING FREIGHT PO BOX 880 131 HARRIS ROAD PICTOU, NS B0K 1H0 CANADA	$0.00
2719	LUKE PAPER COMPANY	BARK SALES AGREEMENT - SALE OF BARK TO KINGSFORD	KINGSFORD MANUFACTURING COMPANY KINGSFORD HWY 219 SOUTH PO BOX 464 PARSONS, WV 26287	$0.00

616	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - LOCAL TRUCKING-WITH STORAGE	KK INTEGRATED LOGISTICS 501 4TH AVE 395 MENOMINEE, MI 49858	$0.00
1448	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	KLABUNDE, DONALD 3324 N 9TH AVE HANCOCK, WI 54943	$0.00
2928	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KNIGHT TRANSPORTATION SERVICES, INC. 5601 WEST BUCKEYE ROAD PHOENIX, AZ 85043	$0.00
1529	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	KOLL, JOEL 5515 W CO RD Y PRINCETON, WI 54968	$0.00
2929	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KOT INC. PO BOX 686 3800 OAK HARBOR RD. FREMONT, OH 43420	$0.00
2930	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KRETZ TRUCK BROKERAGE, LLC PO BOX 160 ANTIGO, WI 54409	$0.00
2931	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	KRISKA TRANSPORTATION300 CHURCHILL RDPRESCOTT, ON K0E 1T0 CANADA	$0.00
1571	NEWPAGE CORPORATION	CUT AND HAUL AGREEMENT - WOOD PROCUREMENT	L&W HARVESTING CO INC 8000 LOGGERS LN SPOTSYLVANIA, VA 22553-5678	$0.00
2932	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	LAIDLAW CARRIERS VAN GP INC. 45 KERR CRESCENT RR #3 GUELPH, ON N1H 6H9 CANADA	$0.00

1623	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	LAMP, MICHAEL S N75 W15960 COLONY RD MENOMINEE FALLS, WI 53051	$0.00
2933	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	LANDSTAR INWAY 494 PERRY ST MAYFIELD, KY 42066	$0.00
1707	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	LANGE, ROBERT 4293 MILL RIDGE CIR EAU CLAIRE, WI 54703	$0.00
1527	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	LANGFORD, JOAN H 7333 DOLHUN RD LAKE TOMAHAWK, WI 54539	$0.00
2934	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	LAWSON LOGISTICS INC. 807 HOLLINS RD ROANOKE, VA 24012	$0.00
2935	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	LIGHTNING TRANSPORTATION PO BOX 306 HAGERSTOWN, MD 21741	$0.00
2936	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	LILY TRANSPORTATION CORPORATION 371 17TH ST NW NAPLES, FL 34120	$0.00
1316	LUKE PAPER COMPANY	PRODUCT AGREEMENT - PURCHASE OF NITROGEN AND OXYGEN	LINDE, INC. 9800 MCKNIGHT RD PITTSBURGH, PA 15237-6006	$159,391.26

1295	NEWPAGE CORPORATION	PURCHASE AGREEMENT - TANK RENTAL FOR CO2 FOR DULUTH MILL	LINDE, LLC 2100 WESTERN CT STE 100 LISLE, IL 60532	$341.00
2937	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	LINKAMERICA 2627 E 21ST STREET TULSA, OK 74114	$0.00
1763	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	LOVELAND, TERRY 1100 STEVEN ST STRATFORD, WI 54484	$0.00
1588	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	LOWDOWNERS LLC 13905 OSPREY LINKS RD, APT 115 ORLANDO, FL 32837	$0.00
1814	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	LUBKE, WAYNE & RENEE 162 N PINE PL MERRILLAN, WI 54754	$0.00
1593	NEWPAGE CORPORATION	INDEPENDENT CONTRACT HARVESTER AGREEMENT - INDEPENDENT CONTRACT HARVESTER AGREEMENT	LUEDTKE KRIZAK FORESTRY LLC 633 WANDEROOS RD AMERY, WI 54001	$0.00
2683	NEWPAGE CORPORATION	MAILFINANCE LEASE AGREEMENT - LEASE ON POSTAGE MACHINE FOR CORPORATE OFFICE / RIVERBLOCK IN WISCONSIN	MAIL FINANCE A NEOPOST COMPANY478 WHEELERS FARM ROADMILFORD, CT 06461	$258.36
2938	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MAINE FREIGHT, INC. PO BOX 547 HAMPTON FALLS, NH 03844	$0.00
2010	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE & TRUCKING OPERATOR-NONLOCAL	MAPLE LEAF DISTRIBUTION SERVICES, INC 14 3RD ST BONDSVILLE, MA 01009	$0.00

2940	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MAPLE LEAF DISTRIBUTION SERVICES, INC. 14 THIRD STREET BONDSVILLE, MA 01009	$0.00
2939	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MAPLE LEAF DISTRIBUTION SERVICES, INC. 14 THIRD STREET BONDSVILLE, MA 01009	$0.00
2741	LUKE PAPER COMPANY	RIGHT OF ENTRY FOR ABANDONED MINE RECLAMATION - EASEMENT GRANTED TO ACCESS MINE	MARYLAND DEPARTMENT OF ENVIRONMENT (BUREAU OF MINES) 160 S. WATER STREET FROSTBURG, MD 21532	$0.00
2742	LUKE PAPER COMPANY	LETTER OF AGREEMENT - EASEMENT GRANTED TO INSTALL AND MAINTAIN DRAINAGE DITCHES	MARYLAND STATE HIGHWAY ADMINISTRATION 1221 BRADDOCK RD LA VALE, MD 21502	$0.00
1099	LUKE PAPER COMPANY	LETTER OF AGREEMENT FOR STEAM LINE MAINTENANCE - EASEMENT GRANTED TO MARYLAND STATE HIGHWAY ADMINISTRATION	MARYLAND STATE HIGHWAY ADMINISTRATION 1251 VOCKE RD LA VALE, MD 21502	$0.00
1100	LUKE PAPER COMPANY	EASEMENT GRANTING ACCESS TO BRIDGE 1023 OVER POTOMAC RIVER AND BRIDGE 1082	MARYLAND STATE HIGHWAY ADMINISTRATION 707 NORTH CALVERT STREET BALTIMORE, MD 21202	$0.00
2941	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MATSON INTEGRATED LOGISTICS, INC. 1855 GATEWAY BLVD SUITE 250 CONCORD, CA 94520	$0.00
1481	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MCCHESNEY, GARY & DIANE 14261 W APACHE DR PLAINEFIELD, WI 54966	$0.00
2942	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MCKEVITT TRUCKING LIMITED 1200 CARRICK ST. THUNDER BAY, ON P7B 5P9 CANADA	$0.00

1020	NEWPAGE CORPORATION	INTEGRATED PRESCRIPTION DRUG PROGRAM MASTER AGREEMENT - PHARMACY BENEFIT MANAGEMENT SERVICES	MEDCO HEALTH SOLUTIONS, INC. 100 PARSONS POND DR. FRANKLIN LAKES, NJ 07417	$0.00
2696	WICKLIFFE PAPER COMPANY LLC	LEASE AGREEMENT - LEASE OF TWO 595 ML BARKO (ART CAR) LOADERS	MERIDIAN GROUP - CBANK 5084 WOOSTER PIKE, STE 200 CINCINNATI, OHIO 45226	$2,057.95
2692	WICKLIFFE PAPER COMPANY LLC	EQUIPMENT LEASE, GENIE S65 BOOM LIFT - LEASE OF AN AXE-S65 BOOM LIFT 4WD, RECURRING DOC 9100000545,	MERIDIAN GROUP - CBANK NINE PARKWAY N, STE 500 DEERFIELD, IL 60015	$541.07
806	NEWPAGE WISCONSIN SYSTEM INC	WR WHEEL LOADER LEASE - WHEEL LOADER RENTAL @ WR MILL - F&AMP;E, WATER QUALITY CENTER TREATMENT FACILITY	MERIDIAN LEASING CORP30 WEST THIRD STCINCINNATI, OH 45202	$0.00
1611	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MERIWETHER MINNESOTA LAND & TIMBER 312 8TH AVE INTERNATIONAL FALLS, MN 56649	$0.00
1612	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MERIWETHER MINNESOTA LAND & TIMBER 312 8TH AVE INTERNATIONAL FALLS, MN 56649	$0.00
1613	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MERIWETHER MINNESOTA LAND & TIMBER 312 8TH AVE INTERNATIONAL FALLS, MN 56649	$0.00
1614	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MERIWETHER MINNESOTA LAND & TIMBER 312 8TH AVE INTERNATIONAL FALLS, MN 56649	$0.00

1021	NEWPAGE CORPORATION	METLIFE AUTO & HOME GROUP INSURANCE PROGRAM AGREEMENT - CERTAIN PERSONAL INSURANCE PRODUCTS ARE MADE AVAILABLE THROUGH THE WORKPLACE TO ELIGIBLE EMPLOYEES.	METROPOLITAN PROPERTY AND CASUALITY INSURANCE COMPANY 501 US ROUTE 22 BRIDGEWATER, NJ 08807	$0.00
1714	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MEVERDEN, ROGER 4540 N NORRIE RD BIRNAMWOOD, WI 54414	$0.00
1174	NEWPAGE CORPORATION	GAS PIPELINE TRANSPORTATION STANDBY SERVICES	MICHIGAN CONSOLIDATED GAS COMPANY MICHIGAN CONSOLIDATED GAS COMPANY ONE ENERGY PLAZA, SUITE 1600 DETROIT, MI 48226	$0.00
1173	ESCANABA PAPER COMPANY	GAS TRANSPORTATION AGREEMENT	MICHIGAN CONSOLIDATED GAS COMPANY MICHIGAN CONSOLIDATED GAS COMPANY ONE ENERGY PLAZA, SUITE 1600 DETROIT, MI 48226	$0.00
2786	ESCANABA PAPER COMPANY	MICHIGAN RENEWABLE ENERGY CERTIFICATION SYSTEM REGISTRY TERMS OF USE - PROVISION OF ELECTRONIC TRACKING SYSTEM FOR RENEWABLE ENERGY CREDITS	MICHIGAN RENEWABLE ENERGY CERTIFICATION SYSTEM NYSE BLUE 111 RIVER STREET, SUITE 1204 HOBOKEN, NJ 07030	$0.00
1022	NEWPAGE CORPORATION	EAP SERVICE AGREEMENT FOR EMPLOYER - EMPLOYEE RELATED TRANSACTIONS THAT PROVIDE EMPLOYEE ASSITANCE IN AREAS OF PERSONAL, FINANCIAL, LEGAL, ETC.	MIDWEST EAP SOLUTIONS 1015 W SAINT GERMAIN STE 440 SAINT CLOUD, MN 56301	$0.00

2944	NEWPAGE WISCONSIN SYSTEM INC	MOTOR FREIGHT TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MIDWEST EXPRESS PO BOX 26 STEVENS POINT, WI 54481	$0.00
2945	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MIDWEST SPECIALIZED TRANSPORTATION 4515 HIGHWAY 63 N ROCHESTER, MN 55906	$0.00
2798	NEWPAGE CORPORATION	GROUND LEASE - GROUND LEASE FOR LOCATION OF WEST PARIS CHIPPING PLAN	MIDWEST-PRICE COMPANY, LLC 218 MIDWAY ROUTE P.O. BOX 536 MONTICELLO, AR 71655	$0.00
2833	RUMFORD PAPER COMPANY	TRUCKING AGREEMENT - TRUCKING SERVICES IN CONNECTION WITH CHIPPING PLANT	MIDWEST-PRICE COMPANY, LLC218 MIDWAY ROUTEPO BOX 536MONTICELLO, AR 71655	$0.00
2946	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MIKE BROWN TRUCKING PO BOX 25 BARNUM, MN 55707	$0.00
2947	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MILLER LOGISTICS INC. 4990 570TH AVE. WEST BEND, IA 50597	$0.00
1353	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MILLER, ARNOLD 720 E FROST VALLEY RD WAUPACA, WI 54981	$0.00
2948	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MILLIS TRANSFER, INC. PO BOX 550 BLACK RIVER FALLS, WI 54615	$0.00

1419	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MILNER, DAN & ANN 2641 W CO RD Q MALONE, WI 53049	$0.00
2743	LUKE PAPER COMPANY	DECOMMISSIONING ACCESS EASEMENT AND AGREEMENT FOR WIND TURBINES	MINERAL COUNTY COMMISSION OF MINERAL COUNTY, WV 150 ARMSTRONG STREET KEYSER, WV 26726	$0.00
2744	LUKE PAPER COMPANY	911 TOWER ACCESS EASEMENT AND AGREEMENT	MINERAL COUNTY COMMISSION OF MINERAL COUNTY, WV 150 ARMSTRONG STREET KEYSER, WV 26726	$0.00
1023	NEWPAGE CORPORATION	2010 ENGAGEMENT LETTER AGREEMENT - LIFE INSURANCE CARRIER INCLUDING UNDERWRITING AND ADMINISTRATION.	MINNESOTA LIFE INSURANCE COMPANY 400 ROBERT ST N ST PAUL, MN 55101	$0.00
1633	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MINNESOTA NATURAL RESOURCES 500 LAFAYETTE RD ST. PAUL, MN 55155	$0.00
1639	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MINNESOTA NATURAL RESOURCES 500 LAFAYETTE RD ST. PAUL, MN 55155	$0.00
1640	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	MINNESOTA NATURAL RESOURCES 500 LAFAYETTE RD ST. PAUL, MN 55155	$0.00
3415	NEWPAGE CONSOLIDATED PAPERS INC.	1983 EXCESS LIABILITY POLICY	MISSION NATIONAL INSURANCE COMPANY P.O. BOX 32039 LONG BEACH, CA 90832	$0.00
2949	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MODE TRANSPORTATION 17330 PRESTON RD SUITE 200C DALLAS, TX 75252	$0.00

2829	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	MOHAWK FINE PAPERS 6800 CENTER RD ASHTABULA, OH 44004	$0.00
2749	LUKE PAPER COMPANY	EASEMENT - 30’ POWER LINE EASEMENT	MONONGAHELA POWER 645 E. PITTSBURGH ST # 356 GREENSBURG, PA 15601	$0.00
2745	LUKE PAPER COMPANY	DISTRIBUTION LINE EASEMENT - OVERHEAD EASEMENT FOR 30’ POWER LINE EASEMENT	MONONGAHELA POWER DBA ALLEGHENY POWER (BOUGHT BY FIRSTENERGY)76 SOUTH MAIN STREETAKRON, OH 44308	$0.00
2950	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MONSON TRUCKING 5102 S CANT RD DULUTH, MN 55804	$0.00
1132	NEWPAGE CORPORATION	MOODY’S APPLICATION & FEE SCHEDULE FOR CORPORATE ISSUERS II - CORPORATE CREDIT RATING SERVICES	MOODY’S INVESTORS SERVICE 70 YORK ST, STE 1400 TORONTO, ON M5J 1S9 CANADA	$0.00
62	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PROCUREMENT AGREEMENT FOR LABELS	MOORE WALLACE NORTH AMERICA, INC. D/B/A RR DONNELLEY 111 SOUTH WACKER DRIVE CHICAGO, IL 60606	$0.00
1195	LUKE PAPER COMPANY	COAL PURCHASE AND SUPPLY AGREEMENT - COAL, FOSSIL FUELS	MORAN COAL COMPANY INC DRAWER E WESTERNPORT WESTERNPORT, MD 21562-0069	$585,786.36
2720	NEWPAGE CORPORATION	INTERRUPTIBLE GAS TRANSPORTATION AGREEMENT - GAS PIPE AGREEMENT FOR LUKE MILL	MOUNTAINEER GAS COMPANY MOUNTAINEER GAS COMPANY PO BOX 11033 MAIN STREET CHARLESTON, WV 25339	$24,149.10
2721	NEWPAGE CORPORATION	GAS SALES AGREEMENT - FIRM CAPACITY AGREEMENT ON PIPE AND BANKED GAS HOLDINGS	MOUNTAINEER GAS COMPANY PO BOX 11033 MAIN STREET CHARLESTON, WV 25339	$0.00

2951	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	MURPHY TRUCKING 701 24TH AVE MINNEAPOLIS, MN 55414	$0.00
2952	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NATIONAL CARTAGE, INC. 1508 FERN VALLEY ROAD LOUISVILLE, KY 40213	$0.00
3281	NEWPAGE CORPORATION	2007 UMBRELLA / EXCESS LIABILITY POLICY	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH 175 WATER ST. NEW YORK, NY 10038	$0.00
2953	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NATIONWIDE TRANSPORTATION 10430 J. STREET OMAHA, NE 68129	$0.00
2955	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NEW ENGLAND MOTOR FREIGHT I-71 NORTH AVENUE EAST ELIZABETH, NJ 07201	$0.00
626	NEWPAGE CORPORATION	WAREHOUSE DISTRIBUTION AGREEMENT - LOCAL MILL WAREHOUSE SERVICES FOR RUMFORD	NEW ENGLAND PUBLIC WHSE LOGISTICS 164 PINE ST 459 SOUTH PARIS, ME 4281	$0.00
1647	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	NEW LONDON FFA 1700 KLATT RD NEW LONDON, WI 54961	$0.00
2956	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NEW PENN MOTOR EXPRESS 625 SOUTH 5TH AVENUE LEBANON, PA 17042	$0.00

52	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PROCUREMENT AGREEMENT FOR HEADERS (INSIDE & OUTSIDE)	NEWARK GROUP INC, THE 2980 SOUTH OAKWOOD ROAD OSHKOSH, WISCONSIN 54904	$387,291.50
1518	NEWPAGE CORPORATION	CONVEYANCE OF TIMBER - PURCHASE OF WOOD STUMPAGE	NEWSOME, JANE 127 SADDLEBRIDGE LNFRANKLIN, TN 37069-4323	$0.00
2823	NEWPAGE CORPORATION	DISTRIBUTION CENTER OPERATING AGREEMENT - SEVERAL CROSS DOCK WAREHOUSE LOCATIONS	NEXUS DISTRIBUTION CORP 300 PARK BLVD SUITE 301 ITASCA, IL 60143	$0.00
2957	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NFI IPD, LLC 1515 BURNT MILL RD CHERRY HILL, NJ 08003	$0.00
2958	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NIAGARA LOGISTICS INC. 7072 HWY US 2 GLADSTONE, MI 49837	$0.00
2695	WICKLIFFE PAPER COMPANY LLC	EQUIPMENT LEASE - TWO (2) HYSTER S80FTBCS - OMSL - TWO (2) S80FTBCS FORK TRUCKS	NMHG FINANCIAL - HYSTER CAPITAL P O BOX 3083 CEDAR RAPIDS, IOWA 52406	$0.00
2688	WICKLIFFE PAPER COMPANY LLC	EQUIPMENT LEASE- (3) FORK TRUCKS - LEASE OF S50FT - 4267083-006/ PD W/RECURRING 9100000610 LEASE OF H60FT - 4367083-007/ PD W/RECURRING 9100000608 LEASE OF S70FT - 4367086-076/ PD W/RECURRING 9100000477	NMHG FINANCIAL - HYSTER CAPITAL P O BOX 3083 CEDAR RAPIDS, IOWA 52406-3083	$117.42

2694	WICKLIFFE PAPER COMPANY LLC	LEASE AGREEMENT - EQUIPMENT LEASE OF MODEL H60FT, S/NL177V01636F	NMHG FINANCIAL - HYSTER CAPITAL P O BOX 3083 CEDAR RAPIDS, IOWA 52406-3083	$0.00
817	ESCANABA PAPER COMPANY	ESCANABA EQUIPMENT LEASE - FORKLIFT LEASING	NMHG FINANCIAL SERVICES INC 44 OLD RIDGEBURY RD DANBURY, CT 6810	$194.08
649	LUKE PAPER COMPANY	SIDETRACK AGREEMENT - LEASE OF RAILROAD TRACK BEALETON, VA	NORFOLK SOUTHERN 3 COMMERCIAL PLACE NORFOLK, VA 23510-9217	$0.00
1693	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	NORMAN, RICHARD PERSONAL REP 30772 WHITTIER MADISON HEIGHTS, MI 48071	$0.00
2793	RUMFORD PAPER COMPANY	LEASE AGREEMENT - LEASE OF LODGE SITE IN SHELBURNE, COOS COUNTY, NH	NORTHEASTERN UNIVERSITY HUSKIERS AND OUTING CLUB 228 CURRY STUDENT CENTER 360 HUNTINGTON AVENUE BOSTON, MA 02115	$0.00
2959	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NORTHERN FREIGHT SERVICES, INC. 8309 GREENWAY BLVD SUITE 200 MIDDLETON, WI 53562	$0.00
1651	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	NORTHERN HIGHLAND AMERICAN LEGION 4125 CTY HWY M BOULDER JUNCTION, WI 54512	$0.00
1652	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	NORTHERN HIGHLAND AMERICAN LEGION 4125 CTY HWY M BOULDER JUNCTION, WI 54512	$0.00
2830	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	NORTHWOODS PAPER CONVERTING, INC. 230 CORPORATE DRIVE BEAVER DAM, WI 53916-3115	$0.00
1539	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	NYLUND, JOHN 2109 E 3RD AVE HIBBING, MN 55746	$0.00

2960	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	O&S TRUCKING, INC.3769 E. EVERGREENSPRINGFIELD, MO 65803	$0.00
1302	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - LIQUID SODIUM SILICATE	OCCIDENTAL CHEMICAL CORP 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244	$45,282.76
2961	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	OESTER TRUCKING, INC. 10268 MASON DIXON HIGHWAY SALISBURY, PA 15558	$0.00
3318	RUMFORD PAPER COMPANY	1986 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3334	LUKE PAPER COMPANY	1987 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3319	RUMFORD PAPER COMPANY	1987 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3336	WICKLIFFE PAPER COMPANY LLC	1987 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3335	LUKE PAPER COMPANY	1988 EXCESS WORKERS COMPENSAITON POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3320	RUMFORD PAPER COMPANY	1988 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3337	WICKLIFFE PAPER COMPANY LLC	1988 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00

3321	RUMFORD PAPER COMPANY	1989 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3322	RUMFORD PAPER COMPANY	1990 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3324	RUMFORD PAPER COMPANY	1992 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3326	RUMFORD PAPER COMPANY	1993 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3328	RUMFORD PAPER COMPANY	1994 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3330	RUMFORD PAPER COMPANY	1995 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
3332	RUMFORD PAPER COMPANY	1996 EXCESS WORKERS COMPENSATION POLICY	OLD REPUBLIC INSURANCE 307 NORTH MICHIGAN AVE. CHICAGO, IL 60601	$0.00
1425	NEWPAGE CORPORATION	CONVEYANCE OF TIMBER - PURCHASE OF WOOD STUMPAGE	OLIVER, DANNY I 10121 N 1000 W DEMOTTE, IN 46310	$0.00
1655	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	O’MELIA INC 4 S STEVENS ST RHINELANDER, WI 54501	$0.00
1306	NEWPAGE CORPORATION	PURCHASE AND SUPPLY AGREEMENT - GROUND CALCIUM CARBONATE PRODUCTS	OMYA, INC.9987 CARVER ROADSUITE 300BLUE ASH, OH 45242-5563	$2,640,262.76

2962	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	OST TRUCKING 1205 68TH STREET BALTIMORE, MD 21237	$0.00
2963	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	PACER TRANSPORTATION SOLUTIONS 6805 PERIMETER DRIVE DUBLIN, OH 43016	$0.00
1427	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PAISER, DAROLD J 5120 N KAZDA LN LEOPOLIS, WI 54948	$0.00
1445	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PARKER, DON E 2573 N HWY 15 HORTONVILLE, WI 54944	$0.00
2964	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	PASCHALL TRUCK LINES 3443 HWY 641 S MURRAY, KY 42071	$0.00
2965	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	PAUL BRANDT TRUCKING LTD 226 STATION STREET MORRIS, MB R0G 1K0 CANADA	$0.00
2966	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	PD EXPRESS 9026 HERITAGE DRIVE PLAIN CITY, OH 43064	$0.00
1401	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PEASE, CHRISTINE 205 S CENTRAL AVE CRANDON, WI 54520	$0.00
1540	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PETERS, JOHN 2149 210TH AVE DEER PARK, WI 54007	$0.00

1349	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PFISTER, ANDREW 4172 N VALLEY VIEW RD SHAWANO, WI 54166	$0.00
47	NEWPAGE CORPORATION	LEASE AND REGISTRATION AGREEMENT - LEASES AND RENEWAL SERVICES ON COMPANY VEHICLES/EQUIPMENT	PHH ARVAL 940 RIDGEBROOK ROAD SPARKS, MARYLAND 21152	$0.00
2746	LUKE PAPER COMPANY	SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT - SDNA RELATED TO LEASE OF REAL PROPERTY FOR WIND FARM INSTALLATION AND EASEMENT FOR 911 TOWER	PINNACLE WIND FORCE, LLC 10592 PERRY HIGHWAY #210 WEXFORD, PA 15090	$0.00
1105	LUKE PAPER COMPANY	WIND ENERGY LEASE AGREEMENT - LEASE OF REAL PROPERTY FOR WIND FARM	PINNACLE WIND FORCE, LLC 10592 PERRY HIGHWAY #210 WEXFORD, PA 15090	$0.00
632	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE SERVICES	PIPER WAREHOUSE INC 8175 ALLISON AVE INDIANAPOLIS, IN 46268	$0.00
2722	LUKE PAPER COMPANY	INTERCONNECTION SERVICE AGREEMENT - AGREEMENT ALLOWING LUKE MILL TO GET POWER IN AND OUT OF THE MILL	PJM INTERCONNECTION, LLC 955 JEFFERSON AVENUE VALLEY FORGE CORPORATE CENTER NORRISTOWN, PA 19403-2497	$0.00
2747	LUKE PAPER COMPANY	RIGHT-OF-WAY AGREEMENT - EASEMENT GRANTED FOR INSTALLATION OF POLES ALONG MT. ZION ROAD IN GARRETT COUNTY, MD	POTOMAC EDISON COMPANYFIRST ENERGY CORP.76 S. MAIN ST, A-GO-15 AKRON, OH 44308	$0.00
2748	LUKE PAPER COMPANY	RIGHT-OF-WAY AGREEMENT - EASEMENT GRANTED FOR TREE TRIMMING/ANCHOR GUYS	POTOMAC EDISON COMPANY FIRST ENERGY CORP. 76 S. MAIN ST, A-GO-15 AKRON, OH 44308	$0.00

2968	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	POTTLE’S TRANSPORTATION, INC. PO BOX 877 BANGOR, ME 04402	$0.00
1679	RUMFORD PAPER COMPANY	FIBER SUPPLY AGREEMENT - PURCHASE FIBER	PRIME TIMBER LLC 145 EXCHANGE ST, STE 2 BANGOR, ME 04401	$380,358.61
2969	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	PRIORITY EXPRESS TRANSPORTATION 1545 S. BREIEL BLVD. MIDDLETOWN, OH 45044	$0.00
635	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	PROGRESSIVE CONVERTING INC 2430 E GLENDALE AVE APPLETON, WI 54911-8683	$0.00
1465	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PROHASKA, EDWARD 9218 REED RD ROTHSCHILD, WI 54474	$0.00
1379	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	PRZYBYLSKI, BRUCE 911 9TH ST PLOVER, WI 54467	$0.00
2970	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	QUALITY SUPPLIER PO BOX 807 KEYSER, WV 26726	$0.00
2971	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	QUARTERBACK TRANSPORTATION 1220 SHEPPARD AVE E SUITE 200 TORONTO, ON M2K 2S5 CANADA	$0.00
2972	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	R.M. SULLIVAN TRANSPORTATION, INC. 649 COTTAGE ST. SPRINGFIELD, MA 01139	$0.00

2973	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	R2 LOGISTICS, INC. 450 ALKYRE RUN DRIVE SUITE 250 WESTERVILLE, OH 43082	$0.00
2974	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	R2 LOGISTICS, INC. 450 ALKYRE RUN DRIVE SUITE 250 WESTERVILLE, OH 43082	$0.00
1410	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	RADTKE, COLLEEN 1175 SCHUSTER RD SUN PRAIRIE, WI 53590	$0.00
2554	CHILLICOTHE PAPER INC.	REDACTED	REDACTED	REDACTED
2335	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2336	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2339	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2340	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2341	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3502	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2342	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2343	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2344	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
854	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3489	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3490	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2345	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2346	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2347	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2348	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2349	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2351	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2350	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2352	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2353	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2354	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2355	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2357	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2358	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2801	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2359	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2360	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2361	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
926	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2362	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2363	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2364	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2365	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2366	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
927	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
929	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2367	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2368	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2369	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2370	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3491	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
934	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2371	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2802	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
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2378	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
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2385	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
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2387	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2388	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
945	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2390	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2391	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
949	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2393	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2394	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2395	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2396	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2397	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2398	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3492	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
864	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2399	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
956	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2404	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2403	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2406	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2407	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2405	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2408	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2410	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2411	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2412	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2413	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2414	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
965	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2416	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2417	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2415	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2419	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2420	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2421	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2422	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2423	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2424	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2425	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2426	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2427	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2428	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2429	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2430	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2431	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2432	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2433	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2434	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2435	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2436	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2437	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2438	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2439	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
969	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2440	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2441	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2443	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2444	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2445	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2446	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2447	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2448	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2450	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2451	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

971	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
973	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2453	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3493	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3494	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3495	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2455	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2456	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2457	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2458	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2812	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2813	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2459	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3496	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3497	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2460	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2461	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
978	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
980	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3498	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3499	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2463	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2464	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2465	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2466	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2467	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2468	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2469	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2470	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2471	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2472	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2473	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2474	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2475	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2476	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2809	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2477	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3500	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3511	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2478	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2479	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2483	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2480	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2481	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2810	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2811	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2484	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2485	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2486	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2487	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2488	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2489	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2490	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2491	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2494	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2493	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2495	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2496	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3501	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
875	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2499	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2498	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2500	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1003	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2501	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2504	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2505	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2506	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2507	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1008	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2508	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2509	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2510	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1014	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2512	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1017	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2513	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2517	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2518	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2516	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2521	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2522	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2523	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2524	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2525	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2526	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
868	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2527	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2529	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2530	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2531	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2532	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2533	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3515	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2534	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2535	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2536	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2537	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2540	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2539	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2542	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2543	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2544	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2545	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

1036	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2546	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2547	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2549	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2551	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2552	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2548	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2550	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2553	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2555	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2556	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2557	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2559	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2560	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2561	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2562	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2563	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2564	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2565	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2566	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2567	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2568	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2569	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2570	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2571	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2572	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

1040	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2575	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2576	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2578	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2579	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2580	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2581	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2582	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2583	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2587	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1044	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2589	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2590	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2592	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1050	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2593	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2594	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1057	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3504	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2596	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2597	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2598	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2599	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2600	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2601	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2602	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2603	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2604	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2605	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3505	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1060	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2609	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2610	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2807	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2808	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2611	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1064	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1066	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2614	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2616	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2806	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2617	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2618	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3506	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2619	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2620	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2621	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2622	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3516	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2626	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2627	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2628	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2629	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2630	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2631	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2632	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2633	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2634	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2635	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2636	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2637	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2805	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2638	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2639	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2640	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2641	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2642	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2643	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2644	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2645	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2646	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2647	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3503	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2648	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2649	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3508	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2651	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2804	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2652	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2653	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2654	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2655	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2656	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2657	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2660	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2658	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2659	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2661	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2662	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2803	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1079	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
912	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
1081	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3509	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3510	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2663	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2666	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2667	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2676	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3514	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2677	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
3512	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2678	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED
2679	NEWPAGE CORPORATION	REDACTED	REDACTED	REDACTED

2338	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2356	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2462	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2492	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2502	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2541	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2558	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2595	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2612	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2613	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2615	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2650	NEWPAGE WISCONSIN SYSTEM INC	REDACTED	REDACTED	REDACTED
2442	RUMFORD PAPER COMPANY	REDACTED	REDACTED	REDACTED
2584	RUMFORD PAPER COMPANY	REDACTED	REDACTED	REDACTED
2588	WICKLIFFE PAPER COMPANY LLC	REDACTED	REDACTED	REDACTED
2975	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	REDFORD TRUCK LINE ROUTE 2, BOX 197A BARDWELL, KY 42023	$0.00

2977	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	RGL SPECIALTY SERVICES1401 STATE STREETGREEN BAY, WI 54306	$0.00
2976	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	RGL SPECIALTY SERVICES 1401 STATE STREET GREEN BAY, WI 54306	$0.00
2799	RUMFORD PAPER COMPANY	GROUND LEASE - GROUND LEASE FOR LOCATION OF SHELBURNE CHIPPING PLANT	RJ CHIPPING ENTERPRISES, INC RFD 3 INDUSTRIAL PARK P.O. BOX 718 SKOWHEGAN, ME 04976	$0.00
1696	RUMFORD PAPER COMPANY	TRUCKING AGREEMENT - TRUCKING SERVICES IN CONNECTION WITH CHIPPING PLANT	RJ CHIPPING ENTERPRISES, INC RFD 3 INDUSTRIAL PARK P.O. BOX 718 SKOWHEGAN, ME 04976	$0.00
2978	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ROBINSON & SONS TRUCKING, INC. PO BOX 4026 LAWRENCEBURG, IN 47025	$0.00
2979	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ROEHL TRANSPORT, INC. 1916 EAST 29TH STREET PO BOX 750 MARSHFIELD, WI 54449	$0.00
2980	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SAIA MOTOR FREIGHT 11465 JOHNS CREEK PKWY SUITE 400 DULUTH, GA 30097	$0.00
2981	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SAME DAY TRANSPORTATION 8175 ALLISON AVENUE INDIANAPOLIS, IN 46268	$0.00

1646	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	SCHLEGEL, NEIL 2131 210TH AVE DEER PARK, WI 54007	$0.00
1728	NEWPAGE CORPORATION	INDEPENDENT CONTRACT HARVESTER AGREEMENT - INDEPENDENT CONTRACT HARVESTER AGREEMENT	SCHLOER LOGGING 13876 ASH LN BUTTERNUT, WI 54514	$0.00
2791	NEWPAGE WISCONSIN SYSTEM INC	LEASE - LEASE OF REAL PROPERTY (HOUSE LOCATED AT 900 SHERMAN AVE, STEVENS POINT, WI)	SCHMIDT, EDWARD E. 900 SHERMAN AVE STEVENS POINT, WI 54481	$0.00
2982	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SCHNEIDER NATIONAL CARRIERS, INC. PO BOX 2415 GREEN BAY, WI 54306	$0.00
2983	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SCHNEIDER TRANSPORTATION MANAGEMENT PO BOX 2415 GREEN BAY, WI 54306	$0.00
1843	NEWPAGE CORPORATION	SERVICE AGREEMENT FOR ADMINISTRATION OF A CLAIMS PROGRAM - WORKERS’ COMPENSATION THIRD PARTY ADMINISTRATOR CLAIM SERVICES AGREEMENT	SEDGWICK CLAIMS MANAGEMENT SERVICES, INC. 1100 RIDGEWAY LOOP RD. SUITE 200 MEMPHIS, TN 38120-4053	$0.00
3385	NEWPAGE CONSOLIDATED PAPERS INC.	1978 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3386	NEWPAGE CONSOLIDATED PAPERS INC.	1979 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3387	NEWPAGE CONSOLIDATED PAPERS INC.	1980 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3444	NEWPAGE CONSOLIDATED PAPERS INC.	1981 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3388	NEWPAGE CONSOLIDATED PAPERS INC.	1981 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3417	NEWPAGE CONSOLIDATED PAPERS INC.	1981 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3445	NEWPAGE CONSOLIDATED PAPERS INC.	1982 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3389	NEWPAGE CONSOLIDATED PAPERS INC.	1982 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3418	NEWPAGE CONSOLIDATED PAPERS INC.	1982 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3446	NEWPAGE CONSOLIDATED PAPERS INC.	1983 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3390	NEWPAGE CONSOLIDATED PAPERS INC.	1983 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3419	NEWPAGE CONSOLIDATED PAPERS INC.	1983 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3416	NEWPAGE CONSOLIDATED PAPERS INC.	1984 EXCESS LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3447	NEWPAGE CONSOLIDATED PAPERS INC.	1984 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3391	NEWPAGE CONSOLIDATED PAPERS INC.	1984 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3420	NEWPAGE CONSOLIDATED PAPERS INC.	1984 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3448	NEWPAGE CONSOLIDATED PAPERS INC.	1985 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3392	NEWPAGE CONSOLIDATED PAPERS INC.	1985 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3421	NEWPAGE CONSOLIDATED PAPERS INC.	1985 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3449	NEWPAGE CONSOLIDATED PAPERS INC.	1986 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3393	NEWPAGE CONSOLIDATED PAPERS INC.	1986 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3422	NEWPAGE CONSOLIDATED PAPERS INC.	1986 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3450	NEWPAGE CONSOLIDATED PAPERS INC.	1987 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVESTEVENS POINT, WI 54481	$0.00
3394	NEWPAGE CONSOLIDATED PAPERS INC.	1987 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3423	NEWPAGE CONSOLIDATED PAPERS INC.	1987 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3451	NEWPAGE CONSOLIDATED PAPERS INC.	1988 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3395	NEWPAGE CONSOLIDATED PAPERS INC.	1988 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3424	NEWPAGE CONSOLIDATED PAPERS INC.	1988 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3452	NEWPAGE CONSOLIDATED PAPERS INC.	1989 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3396	NEWPAGE CONSOLIDATED PAPERS INC.	1989 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3425	NEWPAGE CONSOLIDATED PAPERS INC.	1989 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3453	NEWPAGE CONSOLIDATED PAPERS INC.	1990 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3397	NEWPAGE CONSOLIDATED PAPERS INC.	1990 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3426	NEWPAGE CONSOLIDATED PAPERS INC.	1990 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3454	NEWPAGE CONSOLIDATED PAPERS INC.	1991 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3398	NEWPAGE CONSOLIDATED PAPERS INC.	1991 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3427	NEWPAGE CONSOLIDATED PAPERS INC.	1991 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3455	NEWPAGE CONSOLIDATED PAPERS INC.	1992 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3399	NEWPAGE CONSOLIDATED PAPERS INC.	1992 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3428	NEWPAGE CONSOLIDATED PAPERS INC.	1992 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3456	NEWPAGE CONSOLIDATED PAPERS INC.	1993 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3400	NEWPAGE CONSOLIDATED PAPERS INC.	1993 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3429	NEWPAGE CONSOLIDATED PAPERS INC.	1993 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVESTEVENS POINT, WI 54481	$0.00
3457	NEWPAGE CONSOLIDATED PAPERS INC.	1994 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3401	NEWPAGE CONSOLIDATED PAPERS INC.	1994 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3430	NEWPAGE CONSOLIDATED PAPERS INC.	1994 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3458	NEWPAGE CONSOLIDATED PAPERS INC.	1995 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3402	NEWPAGE CONSOLIDATED PAPERS INC.	1995 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3431	NEWPAGE CONSOLIDATED PAPERS INC.	1995 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3459	NEWPAGE CONSOLIDATED PAPERS INC.	1996 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3403	NEWPAGE CONSOLIDATED PAPERS INC.	1996 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3432	NEWPAGE CONSOLIDATED PAPERS INC.	1996 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3460	NEWPAGE CONSOLIDATED PAPERS INC.	1997 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3404	NEWPAGE CONSOLIDATED PAPERS INC.	1997 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3433	NEWPAGE CONSOLIDATED PAPERS INC.	1997 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3461	NEWPAGE CONSOLIDATED PAPERS INC.	1998 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3405	NEWPAGE CONSOLIDATED PAPERS INC.	1998 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3434	NEWPAGE CONSOLIDATED PAPERS INC.	1998 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3462	NEWPAGE CONSOLIDATED PAPERS INC.	1999 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3406	NEWPAGE CONSOLIDATED PAPERS INC.	1999 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3435	NEWPAGE CONSOLIDATED PAPERS INC.	1999 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3463	NEWPAGE CONSOLIDATED PAPERS INC.	2000 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3407	NEWPAGE CONSOLIDATED PAPERS INC.	2000 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVESTEVENS POINT, WI 54481	$0.00
3436	NEWPAGE CONSOLIDATED PAPERS INC.	2000 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3464	NEWPAGE CONSOLIDATED PAPERS INC.	2001 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3408	NEWPAGE CONSOLIDATED PAPERS INC.	2001 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3437	NEWPAGE CONSOLIDATED PAPERS INC.	2001 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3465	NEWPAGE CONSOLIDATED PAPERS INC.	2002 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3409	NEWPAGE CONSOLIDATED PAPERS INC.	2002 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3438	NEWPAGE CONSOLIDATED PAPERS INC.	2002 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3466	NEWPAGE CONSOLIDATED PAPERS INC.	2003 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3378	NEWPAGE CONSOLIDATED PAPERS INC.	2003 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3439	NEWPAGE CONSOLIDATED PAPERS INC.	2003 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3467	NEWPAGE CONSOLIDATED PAPERS INC.	2004 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3379	NEWPAGE CONSOLIDATED PAPERS INC.	2004 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3440	NEWPAGE CONSOLIDATED PAPERS INC.	2004 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3468	NEWPAGE CONSOLIDATED PAPERS INC.	2005 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3380	NEWPAGE CONSOLIDATED PAPERS INC.	2005 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3441	NEWPAGE CONSOLIDATED PAPERS INC.	2005 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3383	NEWPAGE CONSOLIDATED PAPERS INC.	2006 AUTOMOBILE POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3376	NEWPAGE CONSOLIDATED PAPERS INC.	2006 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3469	NEWPAGE CONSOLIDATED PAPERS INC.	2006 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3381	NEWPAGE CONSOLIDATED PAPERS INC.	2006 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVESTEVENS POINT, WI 54481	$0.00
3442	NEWPAGE CONSOLIDATED PAPERS INC.	2006 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00

3374	NEWPAGE CONSOLIDATED PAPERS INC.	2006 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3384	NEWPAGE CONSOLIDATED PAPERS INC.	2007 AUTOMOBILE POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3377	NEWPAGE CONSOLIDATED PAPERS INC.	2007 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3470	NEWPAGE CONSOLIDATED PAPERS INC.	2007 EXCESS WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3382	NEWPAGE CONSOLIDATED PAPERS INC.	2007 GENERAL LIABILITY POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3375	NEWPAGE CONSOLIDATED PAPERS INC.	2007 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
3443	NEWPAGE CONSOLIDATED PAPERS INC.	2007 WORKERS COMPENSATION POLICY	SENTRY INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481	$0.00
2984	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SERVICES EN TRANSPORT S.T.C.H. INC. 248 INDUSTRIAL CHATEAUGUAY, QC J6J 4Z2 CANADA	$0.00
2985	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SGT 2000 354 RT 122 ST GERMAIN DE GRANTH, QC J0C 1K0 CANADA	$0.00
1732	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	SHAWANO ARCHERY CLUB 923 S CLEVELAND ST SHAWANO, WI 54166	$0.00

3018	NEWPAGE CORPORATION	FUEL SERVICES AGREEMENT - FUEL SERVICES AGREEMENT ALLOWS FOR AGENCY AND BILLING UNDER NAESB	SHELL ENERGY NORTH AMERICA LP SHELL ENERGY NORTH AMERICA TWO HOUSTON CENTER 909 FANNIN, PLAZA LEVEL 1 HOUSTON, TX 77010	$0.00
1719	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	SITTLOW, RONALD & ROXANNE 318 HILLSIDE CIR BALDWIN, WI 54002	$0.00
1709	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	SLAVIN, ROBERT 2126 N BURDICK JANESVILLE, WI 53548	$0.00
2986	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SLH TRANSPORT, INC. 1585 CENTENNIAL DRIVE KINGSTON, ON K7L 4V2 CANADA	$0.00
2987	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SMITH TRANSPORT, INC. PO BOX 201 331 E. CLOSSON ROAD ROARING SPRING, PA 16673	$0.00
1761	WICKLIFFE PAPER COMPANY LLC	CUT AND HAUL AGREEMENT - WOOD PROCUREMENT	SMITH, TEDDY H 248 RORIE HOLLOW RD INDIAN MOUND, TN 37079-5387	$0.00
49	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PROCUREMENT AGREEMENT FOR CORES	SONOCO PRODUCTS COMPANY 1 NORTH SECOND STREET HARTSVILLE, SOUTH CAROLINA 29550	$661,796.05
642	ESCANABA PAPER COMPANY	EASEMENT AND AGREEMENT - GRANT OF PRIVATE ROAD CROSSING EASEMENT	SOO LINE RAILROAD COMPANY935 DE LA GAUCHETIERE STREET WESTMONTREAL, QUEBEC H3B 2M9 CANADA	$0.00
645	ESCANABA PAPER COMPANY	INDUSTRIAL TRACK AGREEMENT - LICENSE FOR USE OF RAIL TRACKS	SOO LINE RAILROAD COMPANY 935 DE LA GAUCHETIERE STREET WEST MONTREAL, QUEBEC H3B 2M9 CANADA	$0.00

643	ESCANABA PAPER COMPANY	SIDETRACK AGREEMENT #19593- LICENSE FOR USE OF RAIL TRACKS	SOO LINE RAILROAD COMPANY 935 DE LA GAUCHETIERE STREET WEST MONTREAL, QUEBEC H3B 2M9 CANADA	$0.00
644	ESCANABA PAPER COMPANY	SIDETRACK AGREEMENT #19594 - LICENSE FOR USE OF RAIL TRACKS	SOO LINE RAILROAD COMPANY 935 DE LA GAUCHETIERE STREET WEST MONTREAL, QUEBEC H3B 2M9 CANADA	$0.00
2988	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SO-PAK COMPANY TRANSPORTATION SNAPP FERRY ROAD GREENEVILLE, TN 37744	$0.00
2989	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	SPARHAWK TRUCKING 421 25TH AVENUE NORTH WISONSIN RAPIDS, WI 54495	$0.00
2725	WICKLIFFE PAPER COMPANY LLC	PCC PRODUCTION AND SALE AGREEMENT - ONSITE PCC PLANT FOR WICKLIFFE RIGHT TO OPERATE AGREEMENT.	SPECIALTY MINERALS, INC. 405 LEXINGTON AVENUE NEW YORK, NY 10174	$0.00
1312	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PRECIPITATED CALCIUM CARBONATE	SPECIALTY MINERALS, INC. 405 LEXINGTON AVENUE NEW YORK, NY 10174-1002	$180,190.17
1311	NEWPAGE WISCONSIN SYSTEM INC	AGREEMENT - PURCHASE OF PRECIPITATED CALCIUM CARBONATE	SPECIALTY MINERALS, INC. 405 LEXINGTON AVENUE NEW YORK, NY 10174-1901	$208,591.97
2834	RUMFORD PAPER COMPANY	RAILROAD TRANSPORTATION CONTRACT - RAIL CONTRACT FOR TRANSPORTING COAL TO RUMFORD COGENERATION PLANT.	SPRINGFIELD TERMINAL RAILWAY & MAINE CENTRAL RAILROAD 1700 IRON HORSE PARK NORTH BILLERICA , MA 01862	$0.00
1736	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 54481	$0.00

1737	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 54481	$0.00
1738	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 54481	$0.00
1739	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 54481	$0.00
1742	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 55802	$0.00
1743	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 55802	$0.00
1744	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 55802	$0.00
1745	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 55802	$0.00
1746	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 55802	$0.00
1747	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR320 W SECOND ST, RM 607DULUTH, MN 55802	$0.00
1748	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	ST LOUIS COUNTY AUDITOR 320 W SECOND ST, RM 607 DULUTH, MN 55802	$0.00
2990	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ST. JACQUES TRANSOPRTATION SERVICES INC. 1902 20TH AVE NORTH ESCANABA, MI 49829	$0.00

1137	NEWPAGE CORPORATION	STANDARD & POOR’S RATING SERVICES TERMS AND CONDITIONS - CORPORATE CREDIT RATING SERVICES.	STANDARD & POORS 55 WATER STREET NEW YORK, NY 10041	$0.00
1710	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	STARK, ROBERT 1056 N MARTEN RD FREMONT, WI 54940	$0.00
1434	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	STEENBOCK, DAVID 8670 E STEENBOCK RD CLINTONVILLE, WI 54929	$0.00
2723	NEWPAGE CORPORATION	GREEN CERTIFICATE MARKETING AGREEMENT - AGREEMENT WITH REC BROKER TO MARKET AND SELL NP RENEWABLE ENERGY CREDITS.	STERLING PLANET, INC 3500 PARKWAY LANE SUITE 500 NORCROSS, GA 30092	$0.00
1209	ESCANABA PAPER COMPANY	REC SALE AGREEMENT - SALE OF RENEWABLE ENERGY CREDITS	STERLING PLANET, INC 3500 PARKWAY LANE, PHONE SUITE 500, NORCROSS,, GA 30092	$0.00
2991	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	STOUGHTON TRUCKING, INC. 1901 ACADEMY STOUGHTON, WI 53589	$0.00
2992	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	STRIVE LOGISTICS LLC 3008 N. LINCOLN AVE CHICAGO, IL 60657	$0.00
2831	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	SURECUT CONVERTING 2709 BRISTOL CIRCLE OAKVILLE, ON L6H 6X5 CANADA	$0.00
1544	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TAERUD, JOSEPH & NICCI 6803 CO RD I LENA, WI 54139	$0.00

1493	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TALARCZYK, GREGORY 6289 GREEN VALLEY RD NEENAH, WI 54956	$0.00
1620	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TEAGUE, MICHAEL J 2324 N 86TH ST WAUWATOSA, WI 53226	$0.00
2751	LUKE PAPER COMPANY	NON-EXCLUSIVE UTILITY LICENSE AND EASEMENT - RIGHT-OF-WAY TO INSTALL UNDERGROUND CABLE	TELE-MEDIA COMPANY 804 JACKSONVILLE ROAD P.O. BOX 39 BELLEFONTE, PA 16823	$0.00
2993	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TETON TRANSPORTATION INC. 5651 S. NATIONAL DR. KNOXVILLE, TN 37914	$0.00
2788	NEWPAGE CORPORATION	FACILITIES AGREEMENT BETWEEN TEXAS GAS AND NEWPAGE FOR WICKLIFFE - FACILITIES AGREEMENT TO PURCHASE AND PRIVATIZE APPROX 30 MILE GAS LATERAL.	TEXAS GAS TRANSMISSION LLC BOARDWALK OPERATING GP, LLC 3800 FREDERICA STREET OWENSBORA, KY 42304	$0.00
1213	NEWPAGE CORPORATION	PIPELINE AGREEMENT WITH TEXAS GAS FOR WICKLIFFE (NNS) - NATURAL GAS, FOSSIL FUELS; GAS TRANSPORTATION PIPELINE SERVICE FOR WICKLIFFE (NNS).	TEXAS GAS TRANSMISSION LLCBOARDWALK OPERATING GP, LLC3800 FREDERICA STREETOWENSBORO, KY 42304	$0.00
1212	NEWPAGE CORPORATION	TEXAS GAS PIPELINE TRANSPORT AGREEMENT (FT) FOR WICKLIFFE MILL - NATURAL GAS, FOSSIL FUELS; GAS TRANSPORTATION PIPELINE SERVICE FOR WICKLIFFE (FT).	TEXAS GAS TRANSMISSION LLC BOARDWALK OPERATING GP, LLC 3800 FREDERICA STREET OWENSBORO, KY 42304	$0.00
2724	NEWPAGE CORPORATION	ELECTRIC SERVICE AGREEMENT - ELECTRIC SERVICE AGREEMENT FOR LUKE MILL FOR T&D INTERCONNECTION TO GRID.	THE POTOMAC EDISON COMPANY DBA ALLEGHENY POWER FIRST ENERGY CORP. 76 S. MAIN ST, A-GO-15 AKRON, OHIO 44308	$0.00

2994	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	THOMAS D. COX TRUCKING, INC. PO BOX 1177 1111 NORTH 19TH STREET MURPHYSBORO, IL 62966	$0.00
1140	NEWPAGE CORPORATION	INDIRECT TAX SOURCING - TAX OUTSOURCING SERVICES WITH THOMSON REUTERS	THOMSON REUTERS (TAX & ACCOUNTING), INC. 2395 MIDWAY ROAD CARROLLTON, TX 75006	$7,060.00
1139	NEWPAGE CORPORATION	ONSOURCE ORDER FORM - CONTRACT FOR THOMSON REUTERS ONSOURCE TAX PREPARATION SOFTWARE.	THOMSON REUTERS 2395 MIDWAY RD. CARROLLTON, TX 75006-2521	$0.00
1772	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TIGERTON LUMBER CO P.O. BOX 70 TIGERTON, WI 54486	$0.00
1773	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TIGERTON LUMBER CO P.O. BOX 70 TIGERTON, WI 54486	$0.00
1774	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TIGERTON LUMBER CO P.O. BOX 70 TIGERTON, WI 54486	$0.00
2995	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TOM JOY & SONS TRUCKING LLC 970 FRONTAGE RD. PESHTIGO, WI 54157	$0.00
2996	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TOMAR, INC. PO BOX 580 KEYSER INDUSTRIAL PARK KEYSER, WV 26726	$0.00

1352	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	TOPIC, ANITA 9825 S EXCHANGE CHICAGO, IL 60617	$0.00
2997	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TOTAL QUALITY LOGISTICS PO BOX 799 MILFORD, OH 45150	$0.00
1785	NEWPAGE CORPORATION	CONVEYANCE OF TIMBER - PURCHASE OF WOOD STUMPAGE	TOWERY ON DONALDSON FORK, LLC 1400 EMMONS LINCOLN PARK, MI 48146	$0.00
1109	LUKE PAPER COMPANY	LEASE AGREEMENT	TOWN OF LUKE PO BOX 9 LUKE, MD 21540	$0.00
1111	LUKE PAPER COMPANY	LEASE AGREEMENT	TOWN OF LUKEPO BOX 9LUKE, MD 21540	$0.00
1114	LUKE PAPER COMPANY	LEASE AGREEMENT - PARKING LOT	TOWN OF LUKE PO BOX 9 LUKE, MD 21540	$0.00
1110	LUKE PAPER COMPANY	LEASE AGREEMENT - SIDEWALK LEASE	TOWN OF LUKE PO BOX 9 LUKE, MD 21540	$0.00
2740	LUKE PAPER COMPANY	LEASE AGREEMENT - FILTER PLANT TURN	TOWN OF LUKE TOWN OF LUKE CITY HALL LUKE, MD 21562	$0.00
1115	LUKE PAPER COMPANY	LEASE AGREEMENT	TOWN OF WESTERNPORT 24 FREDERICK STREET CUMBERLAND, MD 21502	$0.00
2998	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TRA TRANSPORTATION 12158 HIGHWAY 231 N PINCKARD, AL 36371	$0.00
3338	LUKE PAPER COMPANY	1989 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00

3343	WICKLIFFE PAPER COMPANY LLC	1989 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3339	LUKE PAPER COMPANY	1990 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3344	WICKLIFFE PAPER COMPANY LLC	1990 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3345	WICKLIFFE PAPER COMPANY LLC	1991 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3340	LUKE PAPER COMPANY	1991 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3341	LUKE PAPER COMPANY	1992 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3346	WICKLIFFE PAPER COMPANY LLC	1992 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3342	LUKE PAPER COMPANY	1993 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
3347	WICKLIFFE PAPER COMPANY LLC	1993 EXCESS WORKERS COMPENSATION POLICY	TRANSAMERICA ONE TOWER SQUARE HARTFORD, CT 06183	$0.00
2999	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TRANSPORT ROBERT 550 RTE 112 ROUGEMONT, QC J0L 1M0 CANADA	$0.00
3000	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TRANSPORT TFI (BESNER) 354 ROUTE DU PONT ST. NICOLAS, QC G7A 2V3 CANADA	$0.00

3001	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TRIPLE CROWN SERVICES COMPANY 2720 DUPONT COMMERCE CT. FORT WAYNE, IN 46825	$0.00
3002	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	TTS, LLC2595 DALLAS PARKWAYSUITE 300FRISCO, TX 75034	$0.00
3004	NEWPAGE CORPORATION	INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	U.S. XPRESS, INC. 4080 JENKINS ROAD CHATTANOOGA, TN 37421	$0.00
3003	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	U.S. XPRESS, INC. 4080 JENKINS ROAD CHATTANOOGA, TN 37421	$0.00
3005	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	ULTRA LOGISTICS, INC. ELMWOOD PARK PLAZA 475 MARKET STREET ELMWOOS, NJ 07407	$0.00
3006	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	UNISOURCE WORLDWIDE, INC. 6600 GOVERNORS LAKE PARKWAY NORCROSS, GA 30071	$0.00
2787	ESCANABA PAPER COMPANY	69KV TRANSMISSION ELECTRIC FACILITY AGREEMENT - AGREEMENT FOR PAYMENT RELATED TO CONSTRUCTION OF ELECTRICAL FACILITIES	UPPER PENINSULA POWER COMPANY WISCONSIN PUBLIC SERVICE 700 NORTH ADAMS STREET PO BOX 19001 GREEN BAY, WI 54307-9001	$1,331.37

1221	ESCANABA PAPER COMPANY	EXCESS ENERGY SALE AGREEMENT	UPPER PENINSULA POWER COMPANY WISCONSIN PUBLIC SERVICE 700 NORTH ADAMS STREET PO BOX 19001 GREEN BAY, WI 54307-9001	$0.00
1219	ESCANABA PAPER COMPANY	PURCHASE POWER AGREEMENT - ELECTRICITY PURCHASED FROM UPPCO’S HYDROELECTRIC FACILITIES	UPPER PENINSULA POWER COMPANY WISCONSIN PUBLIC SERVICE 700 NORTH ADAMS STREET PO BOX 19001 GREEN BAY, WI 54307-9001	$18,465.59
1220	ESCANABA PAPER COMPANY	REAL-TIME MARKET PRICING AGREEMENT - ELECTRICITY PRICING ARRANGEMENT	UPPER PENINSULA POWER COMPANY WISCONSIN PUBLIC SERVICE 700 NORTH ADAMS STREET PO BOX 19001 GREEN BAY, WI 54307-9001	$884,522.74
1339	LUKE PAPER COMPANY	FACILITIES AGREEMENT - WASTEWATER TREATMENT FOR LUKE PAPER MILL	UPPER POTOMAC RIVER COMMISSION 528 MARYLAND AVE WESTERNPORT, MD 21562	$0.00
3007	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	USA TRUCK 3108 INDUSTRIAL PARK ROAD VAN BUREN, AR 72956	$0.00
1788	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	USDA FOREST SERVICE PO BOX 894183 LOS ANGELES, CA 90189-4183	$0.00
1794	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	USDA FOREST SERVICE PO BOX 894183 LOS ANGELES, CA 90189-4183	$0.00
1795	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	USDA FOREST SERVICE PO BOX 894183 LOS ANGELES, CA 90189-4183	$0.00
3008	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	V&S MIDWEST CARRIERS CORPORATION 2000 BADGER ROAD KAUKAUNA, WI 54130	$0.00

1489	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	VALLEY, GERALD 691 MCGRAW STPESHTIGO, WI 54157	$0.00
1689	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	VELTEN, RICHARD E 1438 JACKSON DR CLEVELAND, WI 53015	$0.00
222	NEWPAGE CORPORATION	VERIZON WIRELESS PARTICIPANT AGREEMENT - TELECOMMUNICATIONS, MASTER NEWAGE VERIZON WIRELESS BILL.	VERIZON WIRELESS P O BOX 25505 LEHIGH VALLEY, PA 18002-5505	$13,687.09
1798	NEWPAGE CORPORATION	CUT AND HAUL AGREEMENT - WOOD PROCUREMENT	VERNON DECKER 1020 BUNN SCHOOL RD HENRY, TN 38231	$0.00
1799	NEWPAGE CORPORATION	CUT AND HAUL AGREEMENT - WOOD PROCUREMENT	VERNON DECKER 1020 BUNN SCHOOL RD HENRY, TN 38231	$0.00
1801	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	VICTORIA PALEN 3837 CO RD N MILLADORE, WI 54454	$0.00
1806	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	VIRGIL REID MCGARITY 11309 BELHAVEN CT RICHMOND, VA 23233	$0.00
1077	NEWPAGE CORPORATION	VISION SERVICE PLAN - PROVIDES VISION CARE BENEFITS.	VISION SERVICE PLAN 3333 QUALITY DR. RANCHO CORDOVA, CA 95670	$0.00
3009	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	VTL TRANSPORT 1685 FLEETWOOD SUITE 300 LAVAL, QC H7N 4B2 CANADA	$0.00

3010	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WAGNER MOVING & STORAGE, INC. 1719 NORTH 18TH STREET PO BOX 1300 PADUCAH, KY 42001	$0.00
1436	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WAGNER, DEEDRA 2708 2 1/2 ST CUMBERLAND, WI 54829	$0.00
1816	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WEBER FARMS 21401 78TH ST BLOOMER, WI 54724	$0.00
3011	NEWPAGE CORPORATION	CONTRACT FOR TRANSPORTATION SERVICE - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WEIPPERT ENTERPRISES LTD 306 W. MAIN STREET COVINGTON, VA 24426	$0.00
3012	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WEL COMPANIES PO BOX 5510 1625 S. BROADWAY DEPERE, WI 54115	$0.00
2680	NEWPAGE CORPORATION	WELLSONE COMMERCIAL CARD AGREEMENT (P CARD PROGRAM) - PURCHASE CARD PROGRAM	WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS ONE COMMERCIAL CARD 7000 CENTRAL PARKWAY NE SUITE 600 ATLANTA, GA 30328	$0.00
3013	NEWPAGE CORPORATION	MOTOR CARRIER TRANSPORTATION CONTRACT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WERNER ENTERPRISES, INC. 14507 FRONTIER ROAD OMAHA, NE 68138	$0.00
3014	NEWPAGE CORPORATION	MASTER MOTOR CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WESTERN EXPRESS, INC. 7135 CENTENNIAL PLACE NASHVILLE, TN 37209	$0.00

1318	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - QUICKLIME AND HYDRATED LIME	WESTERN LIME CORP206 N 6TH AVEPO BOX 57WEST BEND, WI 53095-0057	$601,233.78
1699	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WHEELOCK, ROBERT 2520 UPLAND DR BURLINGTON, WI 53105	$0.00
1820	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WI DNR - SHAWANO 647 LAKELAND RD SHAWANO, WI 54166	$0.00
1821	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WI DNR GRANTSBURG 325 ST HWY 70 GRANTSBURG, WI 54840	$0.00
1361	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WICKMAN JOKINEN, BARBARA 1205 UNION ST BRUNSWICK, GA 31520	$0.00
3015	NEWPAGE CORPORATION	MOTOR CONTRACT CARRIER TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WILLS TRANSFER 10 INDUSTRIAL ROAD PERTH, ON K7H 3P2 CANADA	$0.00
712	NEWPAGE WISCONSIN SYSTEM INC	CONTRACT - PURCHASE OF RAILS SERVICE AT WISCONSIN MILLS	WISCONSIN CENTRAL / FOX VALLEY & WESTERN LTD (CN) 935 DE LA GAUCHETIERE STREET WEST MONTREAL, QUEBEC H3B 2M9 CANADA	$0.00
707	NEWPAGE WISCONSIN SYSTEM INC	AGREEMENT - RAIL TRACK LEASE FOR REHABILITY OF TRACK	WISCONSIN CENTRAL 935 DE LA GAUCHETIERE STREET WEST MONTREAL, QUEBEC H3B 2M9 CANADA	$0.00
1835	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WISCONSIN DEPT OF NATURAL RES PO BOX 78816 MILWAUKEE, WI 53278-0816	$0.00
1836	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WISCONSIN DEPT OF NATURAL RES PO BOX 78816 MILWAUKEE, WI 53278-0816	$0.00

1837	NEWPAGE CORPORATION	TIMBER SALE CONTRACT - PURCHASE OF WOOD STUMPAGE	WISCONSIN DEPT OF NATURAL RES PO BOX 78816 MILWAUKEE, WI 53278-0816	$0.00
1222	NEWPAGE WISCONSIN SYSTEM INC	INTERRUPTIBLE GAST TRANSPORTATION SERVICE AGREEMENT - NEWPAGE WISCONSIN SYSTEM INC.	WISCONSIN GAS LLC D/B/A WE ENERGIES 231 W MICHIGAN ST MILWAUKEE MILWAUKEE, WI 53203-2918	$28,747.88
1223	NEWPAGE WISCONSIN SYSTEM INC	NATURAL GAS TRANSPORTATION AGREEMENT, SP MILL - NATURAL GAS, FOSSIL FUELS	WISCONSIN PUBLIC SERVICE CORPORATION WISCONSIN PUBLIC SERVICE 2001 PLOVER ROAD PO BOX 637 PLOVER, WI 54467-0637	$52,518.88
3016	NEWPAGE CORPORATION	SHIPPER/BROKER INTERMODAL TRANSPORTATION AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	WTG LOGISTICS, INC. 140 EPPING RD. EXETER, NH 03833	$0.00
55	NEWPAGE CORPORATION	LEASE AGREEMENT - LEASE OF EQUIPMENT (MFDS AND COPIERS)	XEROX CORPORATION 45 GLOVER AVENUE NORWALK, CT 06856	$50,898.77
3273	NEWPAGE CORPORATION	2006 UMBRELLA / EXCESS LIABILITY POLICY	XL INSURANCE COMPANY 70 SEAVIEW HOUSE STAMFORD, CT 06902-6040	$0.00
851	NEWPAGE CORPORATION	EQUIPMENT LEASE - LEASE OF EQUIPMENT	YALE FINANCIAL SERVICES P O BOX 643749 CRABTREE, PA 15624-3749	$4,141.73
3260	NEWPAGE CORPORATION	2005 AUTOMOBILE POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3261	NEWPAGE CORPORATION	2005 AUTOMOBILE POLICY - MA	ZURICH AMERICAN INSURANCE COMPANY1400 AMERICAN LANESCHAUMBURG, IL 60196-1056	$0.00

3259	NEWPAGE CORPORATION	2005 COMMERCIAL GENERAL LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3262	NEWPAGE CORPORATION	2005 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3263	NEWPAGE CORPORATION	2005 EXCESS WORKERS COMPENSATION POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3264	NEWPAGE CORPORATION	2005 RETRO WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3266	NEWPAGE CORPORATION	2006 AUTOMOBILE POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3270	NEWPAGE CORPORATION	2006 COMMERCIAL GENERAL LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3267	NEWPAGE CORPORATION	2006 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3268	NEWPAGE CORPORATION	2006 EXCESS WORKERS COMPENSATION POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3269	NEWPAGE CORPORATION	2006 RETRO WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00

3276	NEWPAGE CORPORATION	2007 AUTOMOBILE POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3280	NEWPAGE CORPORATION	2007 COMMERCIAL GENERAL LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3277	NEWPAGE CORPORATION	2007 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3279	NEWPAGE CORPORATION	2007 EXCESS WORKERS COMPENSATION POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3278	NEWPAGE CORPORATION	2007 RETRO WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3365	NEWPAGE CONSOLIDATED PAPERS INC.	1970 EXCESS LIABILITY POLICY	ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3364	NEWPAGE CONSOLIDATED PAPERS INC.	1970 GENERAL LIABILITY POLICY	ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00

Schedule 8.1(C): Contracts to Be Assumed as Modified

ID	DEBTOR	TITLE AND DESCRIPTION OF CONTRACT	COUNTERPARTY NAME AND ADDRESS	CURE AMOUNT	DESCRIPTION OF MODIFICATION
719	ESCANABA PAPER COMPANY	SERVICE AGREEMENT - GAUGING SERVICE	ABB INC. 29801 EUCLID AVE WICKLIFFE, OH 44092-1832	$44,697.10	PRICING ADJUSTMENTS
720	LUKE PAPER COMPANY	SERVICE AGREEMENT - ELECTRICAL EQUIPMENT WHLRS	ABB INC. 579 EXECUTIVE CAMPUS DR PO BOX 82650 WESTERVILLE, OH 43082	$119,088.64	PRICING ADJUSTMENTS
731	WICKLIFFE PAPER COMPANY LLC	SERVICE AGREEMENT - GAUGING MAINT	ABB INC. 579 EXECUTIVE CAMPUS DR WESTERVILLE, OH 43082	$100,350.00	PRICING ADJUSTMENTS
727	NEWPAGE WISCONSIN SYSTEM INC	SERVICE AGREEMENT - GAUGING MAINT	ABB INC. 711 N LYNNDALE DR APPLETON, WI 54914-3078	$272,020.25	PRICING ADJUSTMENTS
722	NEWPAGE WISCONSIN SYSTEM INC	SERVICE AGREEMENT - GENERAL SERVICES	ABB INC. 711 N LYNNDALE DR APPLETON, WI 54914-3078	$18,769.60	TERMS ADJUSTMENTS
24	NEWPAGE CORPORATION	MECHANICAL SEAL AND PACKING SUPPLY AGGREEMENT	AW CHESTERTON - ABLE TECHNOLOGY 500 UNICORN PARK DRIVE WOBURN, MASS 01801	$211,113.65	ADJUSTMENTS TO TERMS AND PRICING
56	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF BATTERIES	BATTERIES PLUS 5501 US 10 EAST STEVENS POINT, WISCONSIN 54482	$11,862.24	TERMS ADJUSTMENTS
1087	NEWPAGE CORPORATION	AGREEMENT OF LEASE - LEASE OF REAL PROPERTY IN MIAMISBURG, OHIO (CORPORATE HEADQUARTERS)	BUNNELL HILL CORPORATION 3000-G HENKLE DRIVE LEBANON, OH 45036	$0.00	TERMS ADJUSTMENTS
1162	NEWPAGE CORPORATION	PRB COAL SUPPLY CONTRACT FOR BIRON, WHITING, WI RAPIDS MILLS	C REISS COAL COMPANY 1011 S 8TH ST SHEBOYGAN SHEBOYGAN, WI 53081	$0.00	ADJUSTMENTS TO TERMS AND PRICING
1161	NEWPAGE CORPORATION	SUPPLY CONTRACT - PURCHASE OF COAL FOR ESCANABA MILL	C REISS COAL COMPANY 1011 S 8TH ST SHEBOYGAN SHEBOYGAN, WI 53081	$0.00	ADJUSTMENTS TO TERMS AND PRICING
940	NEWPAGE CORPORATION	CONTRACT - PURCHASE OF EMPLOYEE-RELATED SERVICES	CERIDIAN CORPORATION ATTN: VP AND GENERAL COUNSEL, HR SOLUTIONS 3311 EAST OLD SHAKOPEE ROAD MINNEAPOLIS, MN 55425	$0.00	ADJUSTMENTS TO TERMS AND PRICING
27	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF COATER BLADES	DU-MOR BLADE COMPANY 1002 UNION LANDING ROAD CINNAMINSON, NJ 08077	$201,376.10	TERMS ADJUSTMENTS
1281	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT BIOLATEX BINDER PRODUCTS	ECOSYNTHETIX INC 2275 NO. 8 SIDE RD BURLINGTON, ON L7P 0M5 CANADA	$120,691.26	TERMS ADJUSTMENTS

3517	NEWPAGE CORPORATION	SUBSCRIPTION SERVICES FOR THE SAFETY INCIDENT AND TRACKING SYSTEM (SITS)	ENABLON NORTH AMERICA CORP 233 SOUTH WACKER DRIVE, 54TH FLOOR CHICAGO, IL 60606	$0.00	TERMS ADJUSTMENTS
1476	NEWPAGE CORPORATION	CONTRACTOR SERVICES AGREEMENT - PURCHASE OF WOOD CHIPPING SERVICES	FARMINGTON CHIPPING ENTERPRISES, INC. P.O. BOX 488 ROUTE 15 JACKMAN, ME 04945	$98,282.53	PRICING ADJUSTMENTS
31	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT -PURCHASE OF FASTENERS, BOLTS, CLAMPS, PINS, ANCHORS, SCREWS, NUTS, VENDORED ITEMS, SPECIAL GLOVES	FASTENAL COMPANY 2001 THEURER BLVD. WINONA, MN 55987	$120,157.13	ADJUSTMENTS TO TERMS AND PRICING
587	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	FRANKLIN STORAGE INC 900 KRINER RD, STE 1 CHAMBERSBURG, PA 17201	$0.00	TERMS ADJUSTMENTS
590	NEWPAGE CORPORATION	RAILROAD CONTRACT SWITCHING TRACK 4 - RAILROAD SWITCH OPERATOR	GEORGES CREEK RAILWAY LLC 121 MAIN ST WESTERNPORT, MD 24562	$0.00	TERMS ADJUSTMENTS
990	NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT - CENTRAL WISCONSIN IAM.	INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS LOCAL 655 718 GRAND AVE. 718 GRAND AVE. SCHOFIELD, WI 54495-8050	$0.00	FAVORABLE TERMS
991	LUKE PAPER COMPANY	LABOR AGREEMENT - LUKE IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (IBEW) LOCAL 1653 PO BOX 296 PO BOX 296 WESTERNPORT, MD 21562	$0.00	FAVORABLE TERMS
992	ESCANABA PAPER COMPANY	LABOR AGREEMENT - ESCANABA IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (IBEW) LOCAL 979 PO BOX 733 PO BOX 733 ESCANABA, MI 49829	$0.00	FAVORABLE TERMS
993	RUMFORD PAPER COMPANY	LABOR AGREEMENT - RUMFORD IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL 2144 310 WASHINGTON STREET RUMFORD, ME 42761	$0.00	FAVORABLE TERMS
994	NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT - CENTRAL WISCONSIN IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO LOCAL 1147 220 JOHNSON ST. 220 JOHNSON ST. WISCONSIN RAPIDS, WI 54495	$0.00	FAVORABLE TERMS

38	NEWPAGE CORPORATION	PROCUREMENT AGGREEMENT -PURCHASE OF REFINER PLATES	J & L FIBER SERVICES, INC. 809 PHILIP DRIVE WAUKESHA, WISCONSIN 53186	$55,959.20	PRICING ADJUSTMENTS
39	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF BEARINGS	KAMAN INDUSTRIAL TECHNOLOGIES CORPORATION 1 WATERSIDE CROSSING WINDSOR LOCKS, CT 06095	$525,386.05	PRICING ADJUSTMENTS
2715	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	LEICHT TRANSFER & STORAGE CO 1401 STATE ST GREEN BAY, WI 54306	$0.00	TERMS ADJUSTMENTS
2716	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE	MARSH INDUSTRIAL WAREHOUSE PO BOX 701 HOPKINSVILLE, KY 42241-0701	$0.00	TERMS ADJUSTMENTS
622	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE SERVICES	METRO CANADA LOGISTICS 1002 SHERBROOKE ST, STE 2000 MONTREAL, QC H3A 3L6 CANADA	$0.00	TERMS ADJUSTMENTS
2943	NEWPAGE CORPORATION	FREIGHT MANAGEMENT AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	METRO CANADA LOGISTICS 1002 SHERBROOKE STREET WEST SUITE 2000 MONTREAL, QC H3A 3L6 CANADA	$0.00	TERMS ADJUSTMENTS
2828	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	MIDWEST CONVERTING 6634 W 68 ST BEDFORD PARK , IL 60638	$0.00	TERMS ADJUSTMENTS
1627	NEWPAGE CORPORATION	CONTRACTOR SERVICES AGREEMENT - PURCHASE OF WOOD CHIPPING SERVICES	MIDWEST-PRICE COMPANY, LLC 218 MIDWAY RTE PO BOX 536 MONTICELLO, AR 71655	$123,519.40	PRICING ADJUSTMENTS
42	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF PALLETS FOR THE MILLS.	MILLWOOD INC. 3708 INTERNATIONAL BLVD. VIENNA, OHIO 44473	$152,504.72	PRICING ADJUSTMENTS
26	NEWPAGE CORPORATION	RECEPTION AND MAILROOM SERVICES - CONTRACT FOR RECEPTION AND MAILROOM PERSONNEL / SERVICES	MODERN OFFICE METHODS DBA DOCUMENT SOLUTIONS 7485 PARAGON ROAD DAYTON, OH 45459	$0.00	PRICING ADJUSTMENTS
2011	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE SERVICES	MURPHY WAREHOUSE 701 24TH AVENUE SE MINNEAPOLIS, MN 55414	$0.00	TERMS ADJUSTMENTS
2954	NEWPAGE CORPORATION	BROKER AGREEMENT - PROVIDES FREIGHT SERVICE FOR OUTBOUND FINISHED GOODS	NEPW LOGISTICS, INC. 164 PINE ST. PO BOX 459 SOUTH PARIS, ME 04281	$0.00	TERMS ADJUSTMENTS
1034	NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT - CENTRAL WICSONSIN OPEIU.	OFFICE & PROFESSIONAL EMPLOYEES’ INTERNATIONAL UNION LOCAL 95 1551 WEST GRAND AVE. 1551 WEST GRAND AVE. WISCONSIN RAPIDS, WI 54495	$0.00	FAVORABLE TERMS

1037	WICKLIFFE PAPER COMPANY LLC	LABOR AGREEMENT - WICKLIFFE USW.	PAPER, ALLIED-INDUSTRIAL, CHEMICAL AND ENERGY WORKERS INTERNATIONAL UNION (PACE) LOCAL 5-0680 141 FOREST GLENN DR. 85 C. MICHAEL DAVENPORT BLVD., SUITE B EDDYVILLE, KY 42036	$0.00	FAVORABLE TERMS
60	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF DUNNAGE	PREGIS CORPORATION 1650 LAKE COOK ROAD DEERFIELD, IL 60015	$233,512.74	PRICING ADJUSTMENTS
636	NEWPAGE CORPORATION	CONVERTING AGREEMENT - CONVERTER USED TO CONVERT PARENT ROLLS TO SHEETS OR SMALLER ROLLS	RESOURCE ONE INTL LLC 2225 BOHM DR LITTLE CHUTE, WI 54140	$0.00	TERMS ADJUSTMENTS
1695	RUMFORD PAPER COMPANY	CONTRACTOR SERVICES AGREEMENT - PURCHASE OF WOOD CHIPPING SERVICES	RJ CHIPPING ENTERPRISES, INC INDUSTRIAL PARK, P.O. BOX 718 SKOWHEGAN, ME 04976	$115,527.28	PRICING ADJUSTMENTS
640	LUKE PAPER COMPANY	CONTRACT FOR SPOTTING SERVICES - SPOTTING SERVICE & FIXED TRAILER LEASE	SMITH TRANSPORT SPOTTING SERVICE 154 SMITH TRANSPORT RD ROARING SPRING, PA 16673	$0.00	TERMS ADJUSTMENTS
1928	NEWPAGE CORPORATION	WAREHOUSE/DISTRIBUTION AGREEMENT - WAREHOUSE & DISTRIBUTION SERVICES	SMITH TRANSPORT WAREHOUSE 331 E CLOSSON PO BOX 201 ROARING SPRING, PA 16673	$0.00	TERMS ADJUSTMENTS
2014	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE SERVICES	SOPAKCO, INC. 102 COILE STREET GREENVILLE, TN 37745	$0.00	TERMS ADJUSTMENTS
2012	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT	SPRAGUE ENERGY 2 INTERNATIONAL DRIVE SUITE 200 PORTSMOUTH, NH 03801-6809	$0.00	TERMS ADJUSTMENTS
2824	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - WAREHOUSE	SULCO WAREHOUSING & LOGISTICS 311 INDUSTRY AVE SPRINGFIELD, MA 01104	$0.00	TERMS ADJUSTMENTS
50	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT - PURCHASE OF PUMPS	SUMMIT PUMPS PO BOX 12145 GREEN BAY, WISCONSIN 54307	$149,995.29	TERMS ADJUSTMENTS
1067	ESCANABA PAPER COMPANY	LABOR AGREEMENT - ESCANABA TEAMSTERS.	TEAMSTERS LOCAL 486 120 NORTH 6TH STREET ESCANABA, MI 49829	$0.00	FAVORABLE TERMS

1071	NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT - CENTRAL WISCONSIN UAJ.	UNITED ASSOCIATION OF JOURNEYMAN AND APPRENTICES OF THE PLUMBING AND PIPEFITTING INDUSTRY LOCAL 434 21 NORTH VIEW DR. 21 NORTH VIEW DR. MOSINEE, WI 54455	$0.00	FAVORABLE TERMS
1072	ESCANABA PAPER COMPANY	LABOR AGREEMENT - ESCANABA USW.	UNITED STEELWORKERS LOCAL 2-21 1244A MIDWAY RD. 1244A MIDWAY RD. MENASHA, WI 54951	$0.00	FAVORABLE TERMS
1074	RUMFORD PAPER COMPANY	LABOR AGREEMENT - RUMFORD USW.	UNITED STEELWORKERS LOCAL 4-900 232 ROUTE 108 RUMFORD, ME 04276-3411	$0.00	FAVORABLE TERMS
1075	LUKE PAPER COMPANY	LABOR AGREEMENT - LUKE USW.	UNITED STEELWORKERS LOCAL 8-00676 85 C. MICHAEL DAVENPORT BLVD., SUITE B 85 C. MICHAEL DAVENPORT BLVD., SUITE B FRANKFORT, KY 40601	$0.00	FAVORABLE TERMS
1073	NEWPAGE WISCONSIN SYSTEM INC	JOINT LABOR AGREEMENT - CENTRAL WISCONSIN USW. PENDING RATIFICATION OF AGREED UPON MOA BY THE UNION, THE MOA WILL BE SUBMITTED TO COURT FOR JUNE HEARING	UNITED STEELWORKERS ON BEHALF OF LOCAL 2-94, LOCAL 2-187, LOCAL 2-116 1223A MIDWAY RD. MENASHA, WI 54952	$0.00	FAVORABLE TERMS
670	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE.	WAGNER WAREHOUSING INC 900 OLIVE STREET PADUCAH, KY 42001	$0.00	TERMS ADJUSTMENTS
2825	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - BLANKET WAREHOUSE AGREEMENT FOR MULTIPLE WSI WAREHOUSE LOCATIONS.	WAREHOUSE SPECIALIST INC - BLANKET 2525 N CASALOMA DR APPLETON, WI 54912	$0.00	TERMS ADJUSTMENTS
673	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - GENERAL WAREHOUSE/STORAGE AT MULTIPLE WSI LOCATIONS	WAREHOUSE SPECIALISTS INC PO BOX 7110 APPELTON, WI 54912	$0.00	TERMS ADJUSTMENTS
674	NEWPAGE CORPORATION	WAREHOUSE AGREEMENT - RAW MATERIAL STORAGE FOR CENTRAL WISCONSIN MILLS	WAREHOUSING OF WISCONSIN (WOW LOGISTICS) 3040 WEST WISCONSIN AVE APPLETON, WI 54914	$0.00	TERMS ADJUSTMENTS

Schedule 8.1(D): Contracts to Be Assumed and Assigned

ID	RECOMMENDATION	DEBTOR	DEBTOR - NEW ASSIGNEE	TITLE AND DESCRIPTION OF CONTRACT	COUNTERPARTY NAME AND ADDRESS	CURE AMOUNT
3298	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 FOREIGN LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3299	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 FOREIGN LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
3291	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 UMBRELLA / EXCESS LIABILITY POLICY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST. PHILADELPHIA, PA 19106	$0.00
1224	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	EXCESS LIABILITY CATASTROPHE POLICY - GENERAL SERVICES	ACE AMERICAN INSURANCE COMPANY PO BOX 5103 SCRANTON, PA 18505-0510	$0.00
3285	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 UMBRELLA / EXCESS LIABILITY POLICY	AMERICAN GUARANTEE & LIABILITY INSURANCE COMPANY ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NY 10006	$0.00
3288	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 UMBRELLA / EXCESS LIABILITY POLICY	AMERICAN GUARANTEE & LIABILITY INSURANCE COMPANY ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NY 10006	$0.00
3292	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 UMBRELLA / EXCESS LIABILITY POLICY	AMERICAN GUARANTEE & LIABILITY INSURANCE COMPANY ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NY 10006	$0.00
1228	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	EXCESS LIABILITY POLICY - GENERAL SERVICES	AMERICAN GUARANTEE & LIABILITY INSURANCE COMPANY ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NY 10006	$0.00
3249	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	AMERICAN ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3244	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	AMERICAN ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
1229	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY - GENERAL SERVICES	AMERICAN ZURICH INSURANCE COMPANY 165 BROADWAY, 28TH FLOOR NEW YORK, NY 10006	$0.00

3287	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 UMBRELLA / EXCESS LIABILITY POLICY	COMMERCE & INDUSTRY INSURANCE COMPANY 175 WATER ST. NEW YORK, NY 10038	$0.00
3290	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 UMBRELLA / EXCESS LIABILITY POLICY	COMMERCE & INDUSTRY INSURANCE COMPANY 175 WATER ST. NEW YORK, NY 10038	$0.00
1234	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	UMBRELLA LIABILITY - GENERAL SERVICES	COMMERCE & INDUSTRY INSURANCE COMPANY 175 WATER ST. NEW YORK, NY 10038	$0.00
1238	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	NON-OWNED AIRCRAFT LIABILITY POLICY - GENERAL SERVICES	FEDERAL INSURANCE COMPANY 14 MOUNTAIN VIEW RD. WARREN, NJ 07059	$0.00
3286	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 UMBRELLA / EXCESS LIABILITY POLICY	GREAT AMERICAN INSURANCE COMPANY OF NY 301 E. 4TH ST. CINCINNATI, OH 45202-4201	$0.00
3289	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 UMBRELLA / EXCESS LIABILITY POLICY	GREAT AMERICAN INSURANCE COMPANY OF NY 301 E. 4TH ST. CINCINNATI, OH 45202-4201	$0.00
3293	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 UMBRELLA / EXCESS LIABILITY POLICY	GREAT AMERICAN INSURANCE COMPANY OF NY 301 E. 4TH ST. CINCINNATI, OH 45202-4201	$0.00
1239	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	EXCESS LIABILITY POLICY - INSURANCE	GREAT AMERICAN INSURANCE SERVICES 301 E. 4TH ST. CINCINNATI, OH 45202-4201	$0.00
1241	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	POLLUTION LIABILITY POLICY (NEW CONDITIONS) - GENERAL SERVICES	ILLINOIS UNION INSURANCE COMPANY 436 WALNUT ST. WA07A PHILADELPHIA, PA 19106	$0.00
1243	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	POLLUTION LIABILITY POLICY (PRE-EXISTING CONDITIONS) - GENERAL SERVICES	INDIAN HARBOR INSURANCE COMPANY 70 SEAVIEW HOUSE STAMFORD, CT 06902-6040	$0.00
1244	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	FOREIGN LIABILITY PACKAGE POLICY - INSURANCE	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 32 OLD SLIP FINANCIAL SQUARE NEW YORK, NY 10005	$0.00
1246	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	EXCESS POLLUTION LIABILITY (NEW CONDITIONS) - GENERAL SERVICES	IRONSHORE HOLDINGS (U.S.) INC. ONE STATE STREET PLAZA 7TH FLOOR NEW YORK, NY 10004	$0.00

3284	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 UMBRELLA / EXCESS LIABILITY POLICY	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH 175 WATER ST. NEW YORK, NY 10038	$0.00
3253	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 EXCESS WORKERS COMPENSATION POLICY	SAFETY NATIONAL CASUALTY CORPORATION 1832 SCHUETZ ROAD ST. LOUIS, MO 63146-3540	$0.00
3248	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 EXCESS WORKERS COMPENSATION POLICY	SAFETY NATIONAL CASUALTY CORPORATION 1832 SCHUETZ ROAD ST. LOUIS, MO 63146-3540	$0.00
1250	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	EXCESS WORKERS COMPENSATION - INSURANCE	SAFETY NATIONAL CASUALTY CORPORATION 1832 SCHUETZ ROAD ST. LOUIS, MO 63146-3540	$0.00
3300	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 FOREIGN LIABILITY POLICY	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 175 WATER ST. NEW YORK, NY 10038	$0.00
1254	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	BUSINESS AUTO LIABILITY POLICY - INSURANCE	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196	$0.00
1253	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	COMMERCIAL GENERAL LIABILITY POLICY - INSURANCE	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196	$0.00
1255	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	WORKERS COMPENSATION POLICY (MA) - INSURANCE	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196	$0.00
3258	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 AUTOMOBILE POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3257	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 COMMERCIAL GENERAL LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3254	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 DEDUCTIBLE WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3256	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 EXCESS WORKERS COMPENSATION POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3255	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2008 RETRO WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00

3252	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 AUTOMOBILE POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3251	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 COMMERCIAL GENERAL LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3250	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2009 RETRO WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3247	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 AUTOMOBILE POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3246	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 COMMERCIAL GENERAL LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00
3245	ASSUME AND ASSIGN	NEWPAGE GROUP INC	NEWPAGE CORPORATION	2010 RETRO WORKERS COMPENSATION & EMPLOYERS LIABILITY POLICY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBURG, IL 60196-1056	$0.00

Schedule 8.1(E): Contracts Related to the SEO Settlement Agreement

ID	DEBTOR	TITLE AND DESCRIPTION OF CONTRACT	COUNTERPARTY NAME AND ADDRESS	RECOMMEND ATION	CURE AMOUNT, IF APPLICABLE	DESCRIPTION OF MODIFICATION, IF APPLICABLE
10012	NEWPAGE CORPORATION	CONFIDENTIALITY AGREEMENTS	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$0.00	N/A

57	NEWPAGE CORPORATION	CORES SUPPLY AGREEMENT - SUPPLY CHAIN AGREEMENT FOR CORES	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$1,241,779.85	N/A
10011	NEWPAGE WISCONSIN SYSTEM INC	LOGISTICS SERVICES LETTER AGREEMENT	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$0.00	N/A
2814	NEWPAGE WISCONSIN SYSTEM INC	REAL ESTATE LEASE - JACKSON MILLS LEASE	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$0.00	N/A
2815	NEWPAGE WISCONSIN SYSTEM INC	REAL ESTATE LEASE -12 13 PAPER MACHING AREA - LEASE IN WISCONSIN RAPIDS MILL	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$0.00	N/A
10010	NEWPAGE WISCONSIN SYSTEM INC	TRANSITION SERVICES AGREEMENT	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$0.00	N/A
2817	NEWPAGE WISCONSIN SYSTEM INC	WAREHOUSING AGREEMENT - AGREEMENT TO PROVIDE WAREHOUSING SERVICES	CORENSO NORTH AMERICA CORP. 800 FREMONT STREET WISCONSIN RAPIDS, WI 54495	ASSUME	$0.00	N/A
10008	NEWPAGE HOLDING CORPORATION	INTELLECTUAL PROPERTY AGREEMENT - SENA	STORA ENSO OYJ KANAVARANTA 1 ATTN: PER LYRVALL, GENERAL COUNSEL HELSINKI, FI-00101 FINLAND	ASSUME OR OTHERWISE RETAIN AND ASSIGN	$0.00	N/A
10007	NEWPAGE HOLDING CORPORATION	STOCK PURCHASE AGREEMENT - SENA	STORA ENSO OYJ KANAVARANTA 1 ATTN: PER LYRVALL, GENERAL COUNSEL HELSINKI, FI-00101 FINLAND	ASSUME AS MODIFIED OR OTHERWISE RETAIN AND ASSIGN	$0.00	TERMS ADJUSTMENTS
10009	NEWPAGE WISCONSIN SYSTEM INC	ASSIGNMENT OF TRADEMARKS - SENA	STORA ENSO OYJ STORA ENSO NORTH AMERICA, INC. P.O. BOX 309 HELSINKI, FI-00101 FINLAND	ASSUME OR OTHERWISE RETAIN	$0.00	N/A

2623	NEWPAGE CORPORATION	CONFIDENTIALITY AGREEMENT	THIELE KAOLIN COMPANY 520 KAOLIN RD SANDERSVILLE, GA 31082	ASSUME	$0.00	N/A

2624	NEWPAGE CORPORATION	CONFIDENTIALITY AGREEMENT	THIELE KAOLIN COMPANY 520 KAOLIN RD SANDERSVILLE, GA 31082	ASSUME	$0.00	N/A
2625	NEWPAGE CORPORATION	CONFIDENTIALITY AGREEMENT	THIELE KAOLIN COMPANY 520 KAOLIN RD SANDERSVILLE, GA 31082	ASSUME	$0.00	N/A
10013	NEWPAGE CORPORATION	PROCUREMENT AGREEMENT	THIELE KAOLIN COMPANY 520 KAOLIN RD SANDERSVILLE, GA 31082	ASSUME AS MODIFIED	$1,008,855.26	PRICING ADJUSTMENTS
10004	NEWPAGE WISCONSIN SYSTEM INC	TAX INDEMNITY AGREEMENT - PM 35	DAIMLER CAPITAL SERVICES LLC ATTENTION: AMANDA GILL 36455 CORPORATE DRIVE FARMINGTON HILLS, MI 48331	TERMINATE	N/A	CURRENT RECOMMENDATION IS TO TERMINATE AS PART OF OVERALL SETTLEMENT OF PM 35 ARRANGEMENT
10000	NEWPAGE WISCONSIN SYSTEM INC	PARTICIPATION AGREEMENT - PM 35

DAIMLERCHRYSLER CAPITAL SERVICES NORTH AMERICA LLC

ATTENTION: AMANDA GILL

36455 CORPORATE DRIVE

FARMINGTON HILLS, MI 48331

STORA ENSO OYJ

KANAVARANTA 1

ATTN: PER LYRVALL, GENERAL COUNSEL

HELSINKI, FI-00101 FINLAND

WELLS FARGO BANK NORTHWEST, N.A.

MAC U1240-026

260 NORTH CHARLES LINDBERGH DRIVE

ATTN: DEANN MADSEN, CORPORATE TRUST SERVICES

SALT LAKE CITY, UT 84116

WILMINGTON TRUST COMPANY

RODNEY SQUARE NORTH

1100 NORTH MARKET STREET

ATTN: CORPORATE TRUST

WILMINGTON, DE 19801-0001

				TERMINATE	N/A	N/A

10002	NEWPAGE WISCONSIN SYSTEM INC	GROUND LEASE - PM 35	WILMINGTON TRUST COMPANY RODNEY SQUARE NORTH 1100 NORTH MARKET STREET ATTN: CORPORATE TRUST WILMINGTON, DE 19801-0001	TERMINATE	N/A	TO BE TERMINATED AS PART OF PM 35 SETTLEMENT

10006	NEWPAGE WISCONSIN SYSTEM INC	JOINT OPERATING AGREEMENT - PM 35	WILMINGTON TRUST COMPANY RODNEY SQUARE NORTH 1100 NORTH MARKET STREET ATTN: CORPORATE TRUST WILMINGTON, DE 19801-0001	TERMINATE	N/A	TO BE TERMINATED AS PART OF PM 35 SETTLEMENT
10001	NEWPAGE WISCONSIN SYSTEM INC	LEASE AGREEMENT - PM 35	WILMINGTON TRUST COMPANY RODNEY SQUARE NORTH 1100 NORTH MARKET STREET ATTN: CORPORATE TRUST WILMINGTON, DE 19801-0001	TERMINATE	N/A	TO BE TERMINATED AS PART OF PM 35 SETTLEMENT
10003	NEWPAGE WISCONSIN SYSTEM INC	MEMORANDUM OF GROUND LEASE - PM 35	WILMINGTON TRUST COMPANY RODNEY SQUARE NORTH 1100 NORTH MARKET STREET ATTN: CORPORATE TRUST WILMINGTON, DE 19801-0001	TERMINATE	N/A	TO BE TERMINATED AS PART OF PM 35 SETTLEMENT
10005	NEWPAGE WISCONSIN SYSTEM INC	SUPPORT AGREEMENT - PM 35	WILMINGTON TRUST COMPANY RODNEY SQUARE NORTH 1100 NORTH MARKET STREET ATTN: CORPORATE TRUST WILMINGTON, DE 19801-0001	TERMINATE	N/A	TO BE TERMINATED AS PART OF PM 35 SETTLEMENT

Schedule 8.5A

Settlement Agreement and Mutual Release

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is entered into by and among NewPage Corporation, NewPage Wisconsin System, Inc. (“NPWSI”), the NPWSI Retiree Health Plan (the “NPWSI Plan”) and the NewPage Corporation Welfare Benefit Program (the “NewPage Plan”) (collectively “NewPage”), on the one hand, and William Clendenning, Doug Allen, Robert Woods, Lawrence Bierkstaker, Bernard Rouse, and Gary Dollevoet, in their individual capacity and as putative class representatives in certain lawsuits described below (“Union Retirees”), and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO.CLC (the “USW”), the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry Local 434 (the “UAJ”), the Office and Professional Employees International Union Local 95(the “OPEIU”), the International Brotherhood of Electrical Workers Local 1147 (the “IBEW”), the International Association of Machinists and Aerospace Workers Local 655 (the “IAM”) (collectively the USW, the UAJ, the OPEIU, the IBEW, and the IAM are the “Unions”) (collectively the Unions and Union Retirees are the “Retiree Representatives”), on the other, as of this          day of July, 2012.

RECITALS

WHEREAS, certain Retiree Representatives have claimed that NewPage breached certain collective bargaining agreements (“CBAs”) between NPWSI (or its predecessors) and the USW (or its predecessors) as a result of the 2009 decision of NPWSI to reduce the subsidy it had been paying towards the Union Retirees’ health care coverage for retirees age 65 and older starting January 1, 2010, and to eliminate the subsidy by January 1, 2012; and,

WHEREAS, William Clendenning, Doug Allen, Robert Woods (collectively the “Ohio Lawsuit Individual Plaintiffs”) and the USW initiated a lawsuit on December 24, 2009 in the United States District Court for the Southern District of Ohio, Western Division, at Dayton, as Case No. 3:09-cv-00493-TMR (the “Ohio Litigation”), against NewPage Corporation and the NewPage Plan in which the Ohio Lawsuit Individual Plaintiffs and the USW alleged that the reduction and termination of the subsidy paid toward the Union Retirees’ health care coverage violated the Labor Management Relations Act (“LMRA”) and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and,

WHEREAS, the United States District Court for the Southern District of Ohio dismissed the Ohio Litigation and denied the motion of the Ohio Lawsuit Individual Plaintiffs and the USW for leave to amend their pleadings to add NPWSI and the NPWSI Plan as parties to the Ohio Litigation; and,

WHEREAS, the Ohio Lawsuit Individual Plaintiffs and the USW appealed the dismissal of the Ohio Litigation to the United States Court of Appeals for the Sixth Circuit in an appeal pending as Case No. 10-4306 (the “Ohio Appeal”); and,

WHEREAS, NewPage Corporation and NPWSI filed on September 7, 2011 in the United States Bankruptcy Court for the District of Delaware, Wilmington Division (“Bankruptcy Court”), a voluntary bankruptcy action under Chapter 11 of the United States Bankruptcy Code, which is captioned as In re NewPage Corp., and is pending as Case No. 11-12804 (the “NewPage Bankruptcy”); and

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WHEREAS, by Order issued September 20, 2011, the United States Court of Appeals for the Sixth Circuit ordered the Ohio Appeal to be held in abeyance; and,

WHEREAS, NPWSI and the NPWSI Plan initiated a lawsuit on January 29, 2010 in the United States District Court for the Western District of Wisconsin, at Madison, as Case 3:10-cv-00041-bbc (the “Wisconsin Litigation”), against William Clendenning, Lawrence Bierkstaker, Bernard Rouse, and Gary Dollevoet (the “Wisconsin Individual Defendants”) and the USW in which NPWSI and the NPWSI Plan sought a declaratory judgment that the reduction and termination of the subsidy paid toward the Union Retirees’ health care coverage did not violate the LMRA and ERISA; and,

WHEREAS, by Judgment issued July 19, 2010, the United States District Court for the Western District of Wisconsin dismissed the Wisconsin Litigation; and,

WHEREAS, NPWSI and the NPWSI Plan appealed the dismissal of the Wisconsin Litigation to the United States Court of Appeals for the Seventh Circuit in an action pending as Case No. 10-2887 (the “Wisconsin Appeal”); and,

WHEREAS, the United States Court of Appeals for the Seventh Circuit in an opinion issued on July 12, 2011 reversed the Judgment of the United States District Court for the Western District of Wisconsin and remanded the Wisconsin Litigation to the United States District Court for the Western District of Wisconsin for further proceedings; and,

WHEREAS, by Order issued September 29, 2011, the United States District Court for the Western District of Wisconsin stayed the Wisconsin Litigation in light of the automatic stay resulting from the NewPage Bankruptcy; and

WHEREAS, the UAJ, the OPEIU, the IBEW, and the IAM are similarly situated to the USW with respect to the reduction and termination of the subsidy paid toward the Union Retirees’ health care coverage for union retirees from NPWSI (or its predecessors) that had been represented by the UAJ, the OPEIU, the IBEW, and the IAM; and

WHEREAS, NewPage and the Retiree Representatives have differing views of NewPage’s obligations during the pendency of the NewPage Bankruptcy as to certain retirees age 65 and older under Bankruptcy Code § 1114, including any dispute concerning the application to this proceeding of In re Visteon Corp., 612 F.3d 210 (3d Cir. 2010) (the “Section 1114 Issue”);

WHEREAS, NewPage and the Retiree Representatives seek to resolve the issues presented by the Ohio and Wisconsin Litigations and the Section 1114 Issue;

WHEREAS, each of the Unions has elected to serve as the authorized representative for purposes of Section 1114 of the Bankruptcy Code, 11 U.S.C. § 1114, of those persons receiving retiree benefits pursuant to collective bargaining agreements between NewPage and each respective Union.

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NOW THEREFORE, in consideration of the above premises, NewPage and the Retiree Representatives agree and promise in consideration of the covenants, terms and conditions contained in this Agreement as follows:

COVENANTS, TERMS AND CONDITIONS

1. NPWSI shall continue to provide the retiree healthcare subsidy as in effect on December 31, 2011 to those participants enrolled in the NPWSI Plan as of January 1, 2012 up to the effective date of a chapter 11 plan involving NPWSI (the “Plan Effective Date”). Attached hereto as Exhibit 1 is a listing identifying, by Union, those retirees, surviving spouses, and dependents who are entitled to receive the benefit described in this paragraph 1 (“NPWSI Subsidy Retirees”). With respect to the period of January 1, 2012 through the date that NPWSI restores the healthcare subsidy, NPWSI will reimburse the NPWSI Subsidy Retirees for any premiums that they paid during said period on account of NPWSI’s temporary elimination of the subsidy, to the extent those premiums would have been reimbursed by NPSWI absent the temporary elimination. Such reimbursement may take the form of a credit to future premium payments. NPWSI will provide the Unions with adequate information to verify the amounts set forth in this paragraph and that full reimbursement takes place.

2. If NewPage and NPWSI have not emerged from bankruptcy on or before December 31, 2012, NPWSI shall for the months of January 2013 through the Plan Effective Date provide the subsidy through a Premium Reimbursement Account (“PRA”) program for those NPWSI Subsidy Retirees who elect to discontinue their participation in the NPWSI Plan. NewPage will establish a PRA program and will contribute each month to individual accounts for each covered NPWSI Subsidy Retiree an amount equal to the NPWSI retiree health care subsidy in effect on December 31, 2011 for that NPWSI Subsidy Retiree.

3. Upon the Plan Effective Date, NPWSI shall make a lump sum payment of $1,000 to each then-living participant (retiree or spouse or other dependant) who participated in the NPWSI Plan during 2011, who was eligible to be enrolled in the NPWSI Plan for 2012, and who elected not to enroll in the NPWSI Plan for 2012 (“NPWSI 2012 Terminated Participants”). Attached hereto as Exhibit 2 is a listing identifying, by Union, the NPWSI 2012 Terminated Participants. For the avoidance of doubt, the NPWSI 2012 Terminated Participants do not include NPWSI Lump Sum Retirees or NPWSI Subsidy Retirees.

4. Upon the Plan Effective Date, NPWSI shall make a lump sum payment of $500 to each then-living participant (retiree or spouse or other dependant) who participated in the NPWSI Plan as of December 31, 2009 and was not enrolled in the NPWSI Plan as of January 1, 2012, other than NPWSI 2012 Terminated Participants (the “NPWSI Lump Sum Retirees”). Attached hereto as Exhibit 3 is a listing identifying, by Union, the NPWSI Lump Sum Retirees. For the avoidance of doubt, the NPWSI Lump Sum Retirees do not include NPWSI Subsidy Retirees or NPWSI 2012 Terminated Participants.

5. The NPWSI Subsidy Retirees, the NPWSI 2012 Terminated Participants, and the NPWSI Lump Sum Retirees (collectively, “NPWSI Retirees”) shall be entitled to file a claim relating to an amount equal to the balance of the retiree healthcare subsidy that would have been paid to those retirees had NPWSI not amended in 2009 the NPWSI Plan to reduce and eliminate

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the subsidy, through the Confirmation Date (with the amount of the claim reduced by the payments received pursuant to paragraphs 1-4, supra). In addition, each Union, acting in its capacity as the authorized representative for purposes of Section 1114 of the Bankruptcy Code, shall be entitled to file such a claim on behalf of those NPWSI Retirees that it represents. NewPage shall not challenge such claims. NewPage shall cooperate with the NPWSI Retirees and the Unions by furnishing data sufficient to allow a claimant to calculate the amount of the claims.

6. Once an order by the Bankruptcy Court approving this Agreement and lifting the automatic stay to allow dismissal of the Ohio Appeal and the Wisconsin Litigation is final, including the expiration of the deadline for appeals from the order without any appeals or the exhaustion of appeals which result in affirmance of the order (the “Final Order”), NewPage, the USW, and the Ohio Lawsuit Individual Plaintiffs, will jointly file a stipulation to dismiss the Ohio Appeal with prejudice, and NewPage, the USW, and the Wisconsin Individual Defendants will jointly file a stipulation to dismiss the Wisconsin Litigation with prejudice. Because neither the Ohio Lawsuit nor the Wisconsin Litigation has been certified as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure, the understanding of the parties to those lawsuits is that formal notice and court approval referred to in Rule 23(e) is not required. However, the courts in those lawsuits will be advised in the dismissal papers that notice to the class of this Agreement will be issued under the auspices of the Bankruptcy Court pursuant to paragraph 24 below. The obligation of NPWSI to make the payments and provide the benefits described in paragraphs 1-4 supra are conditioned upon dismissal of both the Ohio Appeal and the Wisconsin Litigation with prejudice. Except as may be provided in other agreements between NewPage and the USW or other orders of the Bankruptcy Court, each of the parties to the Ohio Appeal and Wisconsin Litigation will bear its own costs, expenses and attorney fees.

7. Obtaining dismissal with prejudice of the Ohio Appeal and Wisconsin Litigation is a condition precedent for NewPage’s and NPWSI’s performance of its obligations under this Agreement.

8. This Agreement resolves the Section 1114 Issue by providing the payments set forth above. Nothing herein shall be held to modify any other obligation of NewPage, NPWSI, or any other related debtor with respect to any other obligation arising under Section 1114 of the Bankruptcy Code, 11 U.S.C. § 1114, relating to retiree benefits provided to other groups of retirees.

9. The Unions will not initiate, finance, solicit, encourage or assist in any litigation, administrative proceeding, arbitration or other action, and will not encourage or assist any formerly represented retiree to take any action, against NewPage contrary to the terms of settlement in this Agreement. The Retiree Representatives will use the information on Exhibits 1, 2 and 3 solely to facilitate and verify compliance with this Agreement and for no other purpose. Each Retiree Representative agrees to keep the information on Exhibits 1, 2 and 3 strictly confidential and not to disclose those Exhibits or the information contained on those Exhibits to any third party except as necessary to enforce the terms of this Agreement.

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10. Except as to the obligations of NewPage and NPWSI in paragraphs 1 through 6 supra and in accordance with the above-referenced covenants, terms and promises, each of the Retiree Representatives irrevocably and unconditionally releases, remits, acquits and forever discharges NewPage and their affiliated entities (collectively “Releasees”), and each of Releasees’ past, present, and future directors, officers, fiduciaries, committees, employees, partners, principals, agents, members, independent contractors, registered representatives, underwriters, issuers, insurers, coinsurers, reinsurers, controlling shareholders, attorneys, accountants, auditors, investment bankers, advisors, consultants, trustees, fiduciaries, personal representatives, predecessors, successors, successors-in-interest, parents, subsidiaries, divisions, assigns, spouses, heirs, executors, administrators, and associates from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions or causes of actions (including attorneys fees and costs actually incurred in relation thereto) arising from or relating to the reduction and termination of the subsidy paid toward the Union Retirees’ health care coverage and the Section 1114 Issue.

11. Except as to the obligations of the Retiree Representatives in paragraphs 6 through 9 supra and in accordance with the covenants, terms and promises in this Agreement, NewPage, NPWSI, the NPWSI Plan and the NewPage Plan irrevocably and unconditionally release, remit, acquit and forever discharge each of the Retiree Representatives, and each of their past, present, and future trustees, officers, fiduciaries, committees, employees, partners, principals, agents, members, independent contractors, registered representatives, underwriters, issuers, insurers, coinsurers, reinsurers, attorneys, accountants, auditors, investment bankers, advisors, consultants, trustees, fiduciaries, personal representatives, predecessors, successors, successors-in-interest, parents, subsidiaries, divisions, assigns, spouses, heirs, executors, administrators, and associates from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions or causes of actions (including attorneys fees and costs actually incurred in relation thereto) arising from or relating to the reduction and termination of the subsidy paid toward the Union Retirees’ health care coverage and the Section 1114 Issue.

12. This Agreement shall be construed under and governed by Delaware law, except to the extent the Bankruptcy Code or other federal law applies.

13. NewPage and the Retiree Representatives agree that judicial enforcement of this Agreement will be filed only in and pursued only in the state or federal courts of Delaware (or solely in the Bankruptcy Court if the NewPage Bankruptcy remains pending at the time such enforcement is sought).

14. Each of NewPage and the Retiree Representatives consents to venue and personal jurisdiction in the state or federal courts of Delaware for the purpose of judicial enforcement of this Agreement.

15. Notwithstanding the foregoing provisions of this Agreement, should any of NewPage and the Retiree Representatives seek judicial enforcement of this Agreement, the prevailing party in any such judicial action shall be entitled to recover its litigation expenses, including (without limitation), attorney fees, expert costs, copying and out-of-pocket travel.

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16. This Agreement constitutes the entire agreement of NewPage and the Retiree Representatives pertaining to the reduction and termination of the subsidy paid toward the Union Retirees’ health care coverage and the Section 1114 Issue.

17. Each of NewPage and the Retiree Representatives expressly understands and agrees that this Agreement may not be changed, altered, modified, amended, or waived in any manner except by an instrument in writing executed by each of NewPage and the Retiree Representatives.

18. The waiver by any of NewPage and the Retiree Representatives of compliance with any provision of this Agreement does not operate as a waiver of any other provision of the Agreement, or of any right to seek a remedy for any subsequent breach of any provision of this Agreement.

19. NewPage and the Retiree Representatives represent and warrant each of the following:

(a)	that they are legally competent to execute this Agreement;

(b)	that they are both legally bound to this Agreement upon executing the Agreement that they understand and acknowledge that they are not entitled to the consideration contained in this Agreement unless they execute this Agreement;

(d)	that they have consulted with legal counsel prior to executing this Agreement; and

(e)	that they are executing this Agreement voluntarily.

20. This Agreement has been negotiated by NewPage and the Retiree Representatives and it shall not be construed against either as the draftsperson of this Agreement.

21. If any provision of this Agreement shall be held illegal or invalid for any reason, then the remaining terms and provisions of the Agreement shall remain enforceable, valid, and in effect. If any provision of this Agreement is held illegal or invalid, the Agreement shall be construed and enforced as if the Agreement did not contain an illegal and invalid provision.

22. Except as otherwise specifically agreed to by each of NewPage and the Retiree Representatives in writing, no action taken in accordance with this Agreement by any of NewPage and the Retiree Representatives shall be construed or relied upon as a precedent for any similar action under similar circumstances.

23. This Agreement may be executed in counterparts and by facsimile signature, each of which shall be treated as an original and all of which, taken together, shall constitute one agreement, binding on each of NewPage and the Retiree Representatives.

24. This Agreement and the settlement contemplated in this Agreement are subject to approval by the Bankruptcy Court, and no party to this Agreement shall have any rights or obligations under this Agreement unless and until it is so approved. The parties to this Agreement agree that the following steps shall take place in connection with the Bankruptcy Court’s approval of this Agreement:

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(a) As soon as practicable after execution of this Agreement, NewPage shall file a motion for approval of this Agreement before the Bankruptcy Court (which motion shall include a request to file Exhibits 1, 2 and 3 under seal and otherwise be subject to the Unions’ review and approval prior to filing), and shall also ask the Court to set a date and time for a hearing on the motion in accordance with the standing orders in the Chapter 11 cases.

(b) NewPage will serve each of the NPWSI Retirees with the motion and notice of the date and time for the hearing, and of their right to object to this Agreement. Service will be made by first class mail to the last known address of each known Class Member as it appears in Defendants’ records. For notices that are returned as undelivered, NewPage will use commercially reasonable efforts to identify a new mailing address, and returned notices will be re-mailed as soon as practicable.

(c) Any NPWSI Retiree who wishes to object to this Agreement must file with the Clerk of the Court and serve all counsel as directed by the Notice of motion, a statement of the objection, as well as the specific reason(s), if any, for each objection, including any legal support that he or she wishes to bring to the Court’s attention and any evidence he or she wishes to introduce in support of the objection. Any NPWSI Retiree who timely files and serves a written objection, as described herein, may appear at the hearing to object to any aspect of this Agreement.

(d) NPWSI Retirees filing a written objection or appearing at the hearing may do so either on their own or through an attorney hired at their own expense.

(e) At the hearing, the parties will request that the Court enter a Final Order, in a form to be agreed upon.

(f) If there is no Final Order substantially in the form agreed upon by the parties, then this Agreement shall be null and void ab initio, shall have no force or effect, and shall impose no obligations on the parties except that the parties will be prohibited from using this Agreement or the parties’ settlement discussions as evidence in the Ohio Lawsuit or the Wisconsin Litigation. The intent of the previous sentence is that, in the event final approval is not granted, the parties will revert to their positions immediately before the execution of the Agreement and any litigation will resume or can be initiated without prejudice to any party based on the entry into this Settlement.

(g) NewPage will bear all costs and expenses associated with providing the notices referred to above.

IN WITNESS THEREOF, the parties have executed this Settlement Agreement and Mutual Release as of the days and year written below.

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Dated:	NewPage Corporation

By:

Its

9

Dated:	NewPage Wisconsin System Inc.

By:

Its

10

Dated:	NPWSI Retiree Health Plan

By:

Its

11

Dated:	NewPage Corporation Welfare Benefit Program

By:

Its

12

Dated:	United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO/CLC

By:

Its

13

Dated:	United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry Local 434

By:

Its

14

Dated:	Office and Professional Employees International Union Local 95

By:

Its

15

Dated:	International Brotherhood of Electrical Workers Local 1147

By:

Its

16

Dated:	International Association of Machinists and Aerospace Workers Local 655

By:

Its

17

Dated:	William Clendenning

18

Dated:	Doug Allen

19

Dated:	Robert Woods

20

Dated:	Lawrence Bierkstaker

21

Dated:	Bernard Rouse

22

Dated:	Gary Dollevoet

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Schedule 8.5B

Union Agreements, Settlement Agreement and Release;

Existing Compensation and Benefits Programs

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UNION AGREEMENTS, SETTLEMENT AGREEMENT AND RELEASE
DEBTOR	TITLE AND DESCRIPTION OF CONTRACT	COUNTERPARTY NAME AND ADDRESS
NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT—CENTRAL WISCONSIN IAM.	INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS LOCAL 655
LUKE PAPER COMPANY	LABOR AGREEMENT—LUKE IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (IBEW) LOCAL 1653
ESCANABA PAPER COMPANY	LABOR AGREEMENT—ESCANABA IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (IBEW) LOCAL 979
RUMFORD PAPER COMPANY	LABOR AGREEMENT—RUMFORD IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL 2144
NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT—CENTRAL WISCONSIN IBEW.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO LOCAL 1147
NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT—CENTRAL WICSONSIN OPEIU.	OFFICE & PROFESSIONAL EMPLOYEES’ INTERNATIONAL UNION LOCAL 95
WICKLIFFE PAPER COMPANY LLC	LABOR AGREEMENT—WICKLIFFE USW.	PAPER, ALLIED-INDUSTRIAL, CHEMICAL AND ENERGY WORKERS INTERNATIONAL UNION (PACE) LOCAL 5-0680
ESCANABA PAPER COMPANY	LABOR AGREEMENT—ESCANABA TEAMSTERS.	TEAMSTERS LOCAL 486
NEWPAGE WISCONSIN SYSTEM INC	LABOR AGREEMENT—CENTRAL WISCONSIN UAJ.	UNITED ASSOCIATION OF JOURNEYMAN AND APPRENTICES OF THE PLUMBING AND PIPEFITTING INDUSTRY LOCAL 434
ESCANABA PAPER COMPANY	LABOR AGREEMENT—ESCANABA USW.	UNITED STEELWORKERS LOCAL 2-21
RUMFORD PAPER COMPANY	LABOR AGREEMENT—RUMFORD USW.	UNITED STEELWORKERS LOCAL 4-900
LUKE PAPER COMPANY	LABOR AGREEMENT—LUKE USW.	UNITED STEELWORKERS LOCAL 8-00676 85 C. MICHAEL DAVENPORT BLVD., SUITE B 85 C. MICHAEL DAVENPORT BLVD., SUITE B FRANKFORT, KY 40601

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NEWPAGE WISCONSIN SYSTEM INC	JOINT LABOR AGREEMENT—CENTRAL WISCONSIN USW. PENDING RATIFICATION OF AGREED UPON MOA BY THE UNION, THE MOA WILL BE SUBMITTED TO COURT FOR JUNE HEARING	UNITED STEELWORKERS ON BEHALF OF LOCAL 2-94, LOCAL 2-187, LOCAL 2-116

NEWPAGE CORPORATION NEWPAGE WISCONSIN SYSTEM INC NEWPAGE WISCONSIN SYSTEMS RETIREE HEALTH PLAN NEWPAGE CORPORATION WELFARE BENEFIT PROGRAM	NPWSI SETTLEMENT AGREEMENT AND MUTUAL RELEASE

WILLIAM CLENDENNING

DOUG ALLEN

ROBERT WOODS

LAWRENCE BIERKSTAKER

BERNARD ROUSE

GARY DOLLEVOET

UNITED STEEL WORKS

UNITED ASSOCIATION OF JOURNEYMEN AND APPRENTICES OF THE PLUMBING AND PIPEFITTING INDUSTRY LOCAL 434

OFFICE AND PROFESSIONAL EMPLOYEES INTERNATIONAL UNION LOCAL 95

INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL 1147

INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS LOCAL 655

ESCANABA PAPER COMPANY LUKE PAPER COMPANY NEWPAGE WISCONSIN SYSTEM, INC RUMFORD PAPER COMPANY WICKLIFFE PAPER COMPANY, LLC	MASTER AGREEMENT (RETIREE BENEFITS)	USW LOCALS2-94, 2-187, 2-116, 2-21, 8-00676, 4-900 AND 680 IAM LOCAL 655 IBEW LOCALS 1147, 979, 1653 AND 2144 OPEIU LOCAL 95 UA LOCAL 434 TEAMSTERS LOCAL 486

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EXISTING COMPENSATION AND BENEFITS PROGRAMS

LOCATION	EMPLOYEE TYPE	UNION	AON HEWITT CODE	CBA EXPIRES	MEDICAL OPTION	EAP PROVIDER	DENTAL OPTION	A&S BENEFITS/DISABILITY: STD	DISABILITY: LTD	DISABILITY: SUPP LTD	DEATH: GTL
All	Salaried & Non-Bargaining Hourly	N/A	N/A	N/A	Anthem HRA and HSA.	South: ComPsych; Duluth: Midwest EAP; CW - Aspirius	Cigna with 2 options: 1.) Basic (No ortho) 2.) Comprehensive (w/ $2000 Ortho)	100% Salary continuation for up to 13 weeks and then 60% Salary continuation for an additional 13 weeks; processed through payroll	LTD: Co-provided 60% of Annual Eligible Earnings (max ben combined with SUPP LTD $15,000/mo)	SUPP LTD: 10% Employee paid Buy-Up options (max ben combined $15,000/mo)	Basic Life: one times Eligible Earnings

All	Salaried - Part Time	N/A	N/A	N/A	Anthem HRA and HSA.	South: ComPsych; Duluth: Midwest EAP; CW - Aspirius	Cigna with 2 options: 1.) Basic (No ortho) 2.) Comprehensive (w/ $2000 Ortho)	100% Salary continuation for up to 13 weeks and then 60% Salary continuation for an additional 13 weeks; processed through payroll	LTD: not available	SUPP LTD: not available	Basic Life: not available

Escanaba	Bargaining Hourly	IBEW 979	979	6/1/2017	Anthem HRA, PPO I and PPO II (mod)	ComPsych	Cigna Dental w/ $2000 Ortho (same as salaried standard comprehensive)	A&S begins on the 1st day of hospitalization or accident and 4th day for illness or pregnancy, and is payable for up to 26 weeks; $440 eff 1/1/2012; $445 eff 1/1/2013	LTD: not available	SUPP LTD: 26 week elimination period; Employee paid 50% of Base Pay; mins and maxes apply	Basic GTL: $80K eff 1/1/03

Escanaba	Bargaining Hourly	USW 21	021	6/1/2017	Anthem HRA, PPO I and PPO II (mod)	ComPsych	Cigna Dental w/ $2000 Ortho (same as salaried standard comprehensive)	A&S begins on the 1st day of hospitalization or accident and 4th day for illness or pregnancy, and is payable for up to 26 weeks; $440 eff 1/1/2012; $445 eff 1/1/2013	LTD: not available	SUPP LTD: 26 week elimination period; Employee paid 50% of Base Pay; mins and maxes apply	Basic GTL: $80K eff 1/1/12

Escanaba	Bargaining Hourly	IBT 486	486	6/1/2017	Anthem HRA, PPO I and PPO II (mod)	ComPsych	Cigna Dental w/ $2000 Ortho (same as salaried standard comprehensive)	A&S begins on the 1st day of hospitalization or accident and 4th day for illness or pregnancy, and is payable for up to 26 weeks; $440 eff 1/1/2012; $445 eff 1/1/2013	LTD: not available	SUPP LTD: 26 week elimination period; Employee paid 50% of Base Pay; mins and maxes apply	Basic GTL: $80K eff 1/1/12

Luke	Bargaining Hourly	USW 676	676	12/1/2016	Anthem HRA, PPO I and PPO II (mod)	ComPsych	Cigna Dental PPO Plan	A&S begins on the 1st day for accidental injury and the 8th day for illness, and is payable for up to 26 weeks; $415 eff 12/1/11	LTD: Union sponsored	SUPP LTD: not available	Basic Life and AD&D: $50K eff 12/1/11

Luke	Bargaining Hourly	IBEW 1653	653	12/1/2016	Anthem HRA, PPO I and PPO II (mod)	ComPsych	Cigna Dental PPO Plan	A&S begins on the 1st day for accidental injury and the 8th day for illness, and is payable for up to 26 weeks; $415 eff 12/1/11	LTD: Union sponsored	SUPP LTD: not available	Basic Life and AD&D: $50K eff 12/1/11

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EXISTING COMPENSATION AND BENEFITS PROGRAMS (cont’d)

LOCATION	EMPLOYEE TYPE	UNION	AON HEWITT CODE	CBA EXPIRES	MEDICAL OPTION	EAP PROVIDER	DENTAL OPTION	A&S BENEFITS/DISABILITY: STD	DISABILITY: LTD	DISABILITY: SUPP LTD	DEATH: GTL
Rumford	Bargaining Hourly	IBEW 2144	144	6/30/2018	Anthem HRA & HSA (same as sal incl future mod)	ComPsych	Cigna Schedule Dental (different deductible); Cigna UCR Dental w/ $1000 ortho

A&S begins on the 1st day for an accident and on the 8th day for an illness. If your illness continues for 21 consecutive days, your benefit will be paid from the 1st day of the illness, and is payable for up to 26 weeks

$415 eff 7/1/12; $420 eff 7/1/13; $425 eff 7/1/14

									LTD: not available	SUPP LTD: not available	Basic GTL: $70K eff 7/1/06
Rumford	Bargaining Hourly	USW 900	900	6/30/2018	Anthem HRA & HSA	ComPsych	Cigna Schedule Dental (different deductible); Cigna UCR Dental w/ $1000 ortho	A&S begins on the 1st day for an accident and on the 8th day for an illness. If your illness continues for 21 consecutive days, your benefit will be paid from the 1st day of the illness, and is payable for up to 26 weeks $415 eff 7/1/12; $420 eff 7/1/13; $425 eff 7/1/14	LTD: not available	SUPP LTD: not available	Basic GTL: $70K eff 7/1/06
Wickliffe Mill	Bargaining Hourly	USW 5-0680	680	6/30/2017	Anthem BCBS PPO	ComPsych	Delta Premier Dental	A&S begins on 1st day if hospitalized due to injury or illness and 4th day for injury or illness without hospitalization, and is payable for up to 26 weeks $385 eff 1/1/09	LTD: not available	SUPP LTD: not available	Basic Life and AD&D at $42K eff 7/1/09
Central WI (OPEIU) Biron Mill, Wisconsin Rapids Mill, Corporate	Bargaining Hourly	OPEIU 95	08, 09, 19	3/31/2018	Anthem HRA and BCBS PPO	Aspirus	Cigna Dental (w/ $1800 Ortho)

A&S begins on the 4th day for illness (if illness lasts 10 consecutive days or more, benefits are retroactive to first day of illness); begins on 1st day of any non-occupational accident, and is payable for up to 26 weeks (must exhaust 40 hour sick leave first);

$370 eff 1/1/13; $375 eff 1/1/14; $385 eff 1/1/15

									LTD: not available	SUPP LTD: not available	Basic Life: 1x Eligible Earnings (may opt down to $50,000)

5

EXISTING COMPENSATION AND BENEFITS PROGRAMS (cont’d)

LOCATION	EMPLOYEE TYPE	UNION	AON HEWITT CODE	CBA EXPIRES	MEDICAL OPTION	EAP PROVIDER	DENTAL OPTION	A&S BENEFITS/DISABILITY: STD	DISABILITY: LTD	DISABILITY: SUPP LTD	DEATH: GTL
Central WI (USW) Biron Mill, Stevens Point Mill, Wisconsin Rapids Mill	Bargaining Hourly	USW 2-94, 2-187	01, 02, 11, 12, 13, 14, 31, 33, 34	3/31/2018	Anthem HRA and BCBS PPO	Aspirus	Cigna Dental (w/ $1800 Ortho)

A&S begins on the 4th day (if disability lasts 10 consecutive days or more, benefits are retroactive to first day of disability). If employee works 4 or more hours in one day, that day will not be considered a day for EP purposes, will interrupt the 3 consecutive days needed to satisfy the EP and is excluded for purposes of receiving benefits if benefits are payable for that day.

$370 eff 1/1/13; $375 eff 1/1/14; $385 eff 1/1/15

									LTD: not available	SUPP LTD: not available	Basic Life: 1x Eligible Earnings (may opt down to $50,000)
Central WI (Craft) Biron Mill, Stevens Point Mill, Wisconsin Rapids Mill	Bargaining Hourly	IAM 655, IBEW 114, UAJ 434	03, 04, 05, 35	3/31/2018	Anthem HRA and BCBS PPO	Aspirus	Cigna Dental (w/ $1800 Ortho)

A&S begins on the 4th day (if disability lasts 10 consecutive days or more, benefits are retroactive to first day of disability). If employee works 4 or more hours in one day, that day will not be considered a day for EP purposes, will interrupt the 3 consecutive days needed to satisfy the EP and is excluded for purposes of receiving benefits if benefits are payable for that day.

56% of straight time pay

									LTD: not available	SUPP LTD: not available	Basic Life: 1x Eligible Earnings (may opt down to $50,000)
All	Retirees				Pre-65 retirees: Anthem plans based on location/date of retirement Post-65 retirees (company subsidized plan for pre 1985 retirees only): plans provided through Amwins		Retiree Dental for closed Kimberly group only				Retiree Death Benefits; varies by retirement date

6

EXISTING COMPENSATION AND BENEFITS PROGRAMS (cont’d)

LOCATION	DEATH: OPTIONAL LIFE INSURANCE	DEATH:AD&D	DEATH: OPTIONAL AD&D	DEATH: DEP LIFE	VOLUNTARY PLAN: VISION	FLEXIBLE BENEFITS: FSAs	H&W BENEFITS BEGIN	Retirement Plans	Severance Benefits	Short- Term Incentive Plan	Long-Term Incentive Plan	Workers Compensation

All	SUPP Life: one to six times Eligible Earnings (max of $2M)	Basic AD&D is combined with Basic Life (see GTL for cvg amts)	Supp AD&D: One to five times eligible earnings (combined max of $3M Basic & Supp AD&D)	3 options available for spouse - $10K, $25K, or $50K; 3 options available for child - $5K, 10K, or $15K. Separate elections	Yes	FSAs: available	1st day of employment	Cash Balance Pension (Frozen) Retirement Savings Plan	Severance Pay Plan for Non-Union Employees	NewPage Corporation Short-Term Incentive Plan NewPage Corporation Executive Short-Term Incentive Plan (Insider plan)	NewPage Corp 2011 Executive Long-Term Incentive Plan (insider plan) NewPage Corp 2010 Executive Long-Term Incentive Plan	Complies with regulatory requirements

All	SUPP Life: one to six times Eligible Earnings (max of $2M)	Basic AD&D is not available	Supp AD&D: one to five times eligible earnings (max of $3M)	Spouse - $10K, Child - $5K Separate elections	Yes	FSAs: available	1st day of employment	Retirement Savings Plan	Severance Pay Plan for Non-Union Employees	NewPage Corporation Short-Term Incentive Plan	N/A	Complies with regulatory requirements

Escanaba	Optional GTL: Eff 1/1/01, add option to purchase $50,000 voluntary term life ins.	AD&D: $80K eff 1/1/12	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of mo following or coincident with 3 mo of continuous employment	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Escanaba	Optional GTL: Eff 1/1/01, add option to purchase $50,000 voluntary term life ins.	AD&D: $80K eff 1/1/12	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of mo following or coincident with 3 mo of continuous employment	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Escanaba	Optional GTL: Eff 1/1/01, add option to purchase $50,000 voluntary term life ins.	AD&D: $80K eff 1/1/12	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of mo following or coincident with 3 mo of continuous employment	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Luke	Optional Life: $5K, $10K, $15K, $20K (There are two options that may have participants already enrolled, however no new participants can elect these options: $2,500 and $12,500)	AD&D: $50K eff 12/1/11	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of month following or coincident with 90 calendar days	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

7

EXISTING COMPENSATION AND BENEFITS PROGRAMS (cont’d)

LOCATION	DEATH: OPTIONAL LIFE INSURANCE	DEATH:AD&D	DEATH: OPTIONAL AD&D	DEATH: DEP LIFE	VOLUNTARY PLAN: VISION	FLEXIBLE BENEFITS: FSAs	H&W BENEFITS BEGIN	Retirement Plans	Severance Benefits	Short-Term Incentive Plan	Long-Term Incentive Plan	Workers Compensation
Luke	Optional Life: $5K, $10K, $15K, $20K (There are two options that may have participants already enrolled, however no new participants can elect these options: $2,500 and $12,500)	AD&D: $50K eff 12/1/11	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of month following or coincident with 90 calendar days	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Rumford	Optional GTL: $70K eff 7/1/06	AD&D: $10K eff 3/21/01	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of mo following or coincident with 2 mos of employment	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Rumford	Optional GTL: $70K eff 7/1/06	AD&D: $10K eff 5/10/01	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	1st of mo following or coincident with 2 mos of employment	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Wickliffe Mill	Opt Life: none available	AD&D is combined with Life (see GTL for cvg amts)	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: not available	1st day of employment	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Central WI (OPEIU) Biron Mill, Wisconsin Rapids Mill, Corporate	Optional GTL: option to purchase $10,000, $20,000, $30,000, $40,000 or $50,000 voluntary term life ins.	Basic AD&D is combined with Basic Life (see GTL for cvg amts)	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	Immmediately following 40 work days	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Central WI (USW) Biron Mill, Stevens Point Mill, Wisconsin Rapids Mill	Optional GTL: option to purchase $10,000, $20,000, $30,000, $40,000 or $50,000 voluntary term life ins.	Basic AD&D is combined with Basic Life (see GTL for cvg amts)	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	Immediately following 40 work days	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

Central WI (Craft) Biron Mill, Stevens Point Mill, Wisconsin Rapids Mill	Optional GTL: option to purchase $10,000, $20,000, $30,000, $40,000 or $50,000 voluntary term life ins.	Basic AD&D is combined with Basic Life (see GTL for cvg amts)	AD&D: No optional coverage available	Dep Life: not available	Yes	FSAs: available	UAJ—immediately following 60 calendar days	Pension Plan for Bargained Hourly Retirement Savings Plan	N/A	N/A	N/A	Complies with regulatory requirements

All									N/A	N/A	N/A	N/A

8

Schedule 9.1

Members of Boards of Directors and Initial

Officers of New Holdco and Each Reorganized Debtor

(Schedule 9.1 of the Plan Supplement will be filed at or prior to the Confirmation Hering.)

Schedule 9.2A

Form of Reorganized Debtors’ Certification of Incorporation

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWPAGE HOLDINGS INC.

NewPage Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended, the “DGCL”), hereby certifies as follows:

1. The name of the corporation is NewPage Holdings Inc. (the “Corporation”).

2. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 2012.

3. This Amended and Restated Certificate of Incorporation of the Corporation is made and filed pursuant to the order of the United States Bankruptcy Court for the District of Delaware, dated [•] (the “Confirmation Order”), confirming the Corporation’s [Fourth] Amended Joint Chapter 11 Plan, in In re NewPage Corporation et al., Case No.: 11-12804, under Chapter 11 of Title 11 of the United States Code, and in accordance with the provisions of Sections 245 and 303 of the DGCL.

4. Pursuant to Sections 245 and 303 of the DGCL, this Amended and Restated Certificate of Incorporation restates the Certificate of Incorporation to read in its entirety as set forth in full on Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the following authorized officer of the Corporation this [•] day of [•].

NEWPAGE HOLDINGS INC.
By:
Name:
Title:

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWPAGE HOLDINGS INC.

ARTICLE I

NAME

The name of the corporation is NewPage Holdings Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended or modified from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

Section 4.01. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 2,100,000 shares, consisting of 2,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 100,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). All or any portion of the authorized shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors of the Corporation (the “Board of Directors”) may determine. All such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

Section 4.02. Common Stock. All issued and outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and powers. The powers, designations, preferences and other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock are as follows:

(a) Voting Rights. Each holder of Common Stock shall be entitled, with respect to each outstanding share of Common Stock held by such holder on the books of the Corporation as of the applicable record date, to one vote per share on all matters on which stockholders of the Corporation are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

(b) Dividends and Distributions. The holders of the outstanding shares of Common Stock shall, subject to the rights of the holders of Preferred Stock, be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

(c) Liquidation Rights. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall, subject to the rights of the holders of Preferred Stock, be divided among and paid ratably to the holders of the Common Stock then outstanding in proportion to the number of shares held by them.

Section 4.03. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting rights (if any) and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of authorized shares of any series of Preferred Stock subsequent to the issuance of shares of such series. In case the number of authorized shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, without the separate vote of the holders of the Preferred Stock as a class.

Section 4.04. Legend on Certificates. For so long as the Stockholders Agreement by and among the Corporation and the other parties signatory thereto (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Stockholders Agreement”) remains in effect, each outstanding certificate, if any, representing shares of any Common Stock shall, except as otherwise provided in the Stockholders Agreement, bear the following legend (or one to substantially similar effect), together with any other endorsements that the Board of Directors deems necessary or appropriate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) WERE ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED BY SECTION 1145 OF THE UNITED STATES BANKRUPTCY CODE. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND TO THE EXTENT THE HOLDER OF THE SECURITIES IS AN “UNDERWRITER,” AS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF, AND THE HOLDER HEREOF IS SUBJECT TO CERTAIN OTHER OBLIGATIONS PURSUANT TO, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF [•], AS MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, AMONG THE CORPORATION AND HOLDERS OF ITS COMMON STOCK. A COPY OF SUCH STOCKHOLDER AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

Section 4.05. Section 1123. The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that this Section 4.05 (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

ARTICLE V

CORPORATE GOVERNANCE

Section 5.01. Board of Directors. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall by fixed by, or in a manner provided in, the Bylaws of the Corporation (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Bylaws”) . Elections of directors need not be by written ballot unless the Bylaws so provide.

Section 5.02. Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws, except to the extent expressly provided otherwise in the Bylaws, without the consent or vote of the stockholders of the Corporation.

ARTICLE VI

AMENDMENTS

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred herein upon stockholders of the Corporation are granted subject to this reservation .

ARTICLE VII

LIMITATION ON DIRECTOR LIABILITY

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation is not permitted under the DGCL. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted under the DGCL, as so amended. Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, modification or repeal.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.01. General. To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, and as may be set forth more fully in the Bylaws, the Corporation shall indemnify and hold harmless, and shall advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, and such right to indemnification shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. For the avoidance of doubt, nothing contained in this Article or otherwise contained in this Certificate of Incorporation or in the Bylaws shall require the Corporation to indemnify or hold harmless any person with respect to any act, omission or event that occurred prior to the date the Corporation was formed.

Section 8.02. Rights not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.03. Amendments to this Article. Any repeal or modification of this Article shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

SECTION 203 OF THE DGCL

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

CORPORATE OPPORTUNITIES

Section 10.01. Purpose. In recognition and anticipation that (a) certain holders of Common Stock may have the right to designate one or more members of the Board of Directors pursuant to the Stockholders Agreement (collectively, the “Designating Stockholders”), (b) the Designating Stockholders and their respective Affiliates (as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Designating Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section 10.02. General. None of (a) the Designating Stockholders or any of their Affiliates or (b) the Non-Employee Directors (including any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or any of their Affiliates (each Person (as defined below) that falls within such clause (a) and/or (b), an “Identified Person”) shall have any duty to refrain from directly or indirectly (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.03. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for such Identified Person and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity or offers or directs such corporate opportunity to another Person.

Section 10.03. Opportunities in which the Company Retains an Interest. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation and the provisions of Section 10.02 shall not apply to any such corporate opportunity.

Section 10.04. Opportunities that the Company is Unable to Undertake. In addition to and notwithstanding the foregoing provisions of this Article, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 10.05. Consent; Amendments to this Article. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article. Neither the alteration, amendment or repeal of this Article (or any provision thereof) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

Section 10.06. Certain Definitions. For purposes of this Article:

“Affiliate” means (a) in respect of a Designating Stockholder, any Person that, directly or indirectly, is controlled by such Designating Stockholder, controls such Designating Stockholder or is under common control with such Designating Stockholder and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

“Person” means any individual, corporation, trust, partnership, joint venture, association, joint-stock company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

ARTICLE XI

FORUM

Unless the Corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

[Remainder of page intentionally left blank]

NEWPAGE CORPORATION

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

NewPage Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended, the “DGCL”), hereby certifies as follows:

1. The name of the corporation is NewPage Corporation (the “Corporation”).

2. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 28, 2005, under the name “Maple Paper Acquisition Corp.”, and the Corporation changed its name to “NewPage Corporation” pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware, on March 7, 2005.

3. This Amended and Restated Certificate of Incorporation of the Corporation is made and filed pursuant to the order of the United States Bankruptcy Court for the District of Delaware, dated [•] (the “Confirmation Order”), confirming the Corporation’s [Fourth] Amended Joint Chapter 11 Plan, in In re NewPage Corporation et al., Case No.: 11-12804, under Chapter 11 of Title 11 of the United States Code, and in accordance with the provisions of Sections 245 and 303 of the DGCL.

4. Pursuant to Sections 245 and 303 of the DGCL, this Amended and Restated Certificate of Incorporation restates the Certificate of Incorporation to read in its entirety as set forth in full on Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the following authorized officer of the Corporation this [•] day of [•].

NEWPAGE CORPORATION
By:
Name:
Title:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEWPAGE CORPORATION

(a Delaware corporation)

FIRST: The name of the corporation is NewPage Corporation (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company..

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100 shares, par value $0.01 per share.

FIFTH: The number of directors of the Corporation shall be fixed from time to time in accordance with the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

SIXTH: To the fullest extent that the DGCL, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is hereby expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation (as may be amended or modified from time to time in accordance with their terms, the “Bylaws”).

EIGHTH: The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that such restriction (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

NINTH: To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, and as may be set forth more fully in the Bylaws, the Corporation shall indemnify and hold harmless, and advance expenses to any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (a “Covered Person”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the immediately preceding sentence and any other provision contained in this Amended and Restated Certificate of Incorporation or in the Bylaws, the Corporation shall not have any liability or obligation hereunder or thereunder to indemnify or hold harmless any person who was an officer, director, employee or agent of the Corporation prior to September 7, 2011, with respect to any liability or loss related to or arising from any act, omission or event that occurred prior to such date, except to the extent that such liability or loss is covered by, and paid pursuant to, the directors and officers’ liability insurance maintained by the Corporation.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL or any successor statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ELEVENTH: The Corporation shall have perpetual existence.

[Remainder of page intentionally left blank]

Schedule 9.2 B

Form of Reorganized Debtors’ Bylaws

BYLAWS

OF

NEWPAGE HOLDINGS INC.

Adopted                     , 2012

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1
1.01	Definitions	1
1.02	Rules of Construction	1

SECTION 2 MEETINGS OF STOCKHOLDERS		1

2.01	Place of Meetings	1
2.02	Annual Meeting	2
2.03	Special Meetings	2
2.04	Record Date	2
2.05	Notice to Stockholders	3
2.06	Quorum and Adjournments	3
2.07	Voting	4
2.08	Proxies	4
2.09	List of Stockholders	4
2.10	Conduct of Meetings	5
2.11	Written Consents	5

SECTION 3 DIRECTORS		6

3.01	General Powers	6
3.02	Number, Tenure and Qualifications	6
3.03	Election	6
3.04	Removal	6
3.05	Resignations	6
3.06	Vacancies	7
3.07	Place of Meeting	7
3.08	Compensation	7
3.09	Regular Meetings	7
3.10	Special Meetings	7
3.11	Notice of Meetings	7
3.12	Quorum	8
3.13	Conduct of Meetings	8
3.14	Committees	8
3.15	Written Consents	9
3.16	Conference Call Meetings	9

SECTION 4 OFFICERS		9

4.01	Generally	9
4.02	Elected Officers	9
4.03	Appointed Officers	9
4.04	Compensation	10
4.05	Term and Removal	10
4.06	Resignations	10

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4.07	Vacancies	10
4.08	Duties	10

SECTION 5 INDEMNIFICATION		11

5.01	Right to Indemnification	11
5.02	Right to Advancement of Expenses	12
5.03	Right of Covered Person to Bring Suit	12
5.04	Non-Exclusivity of Rights	13
5.05	Insurance	13
5.06	Indemnification of Employees and Agents of the Company	13
5.07	Nature of Rights	13
5.08	Primary Indemnification	14
5.09	Limitation on Indemnification and Advancement of Expenses	14

SECTION 6 CAPITAL STOCK		15

6.01	Certificates	15
6.02	Transfer	15
6.03	Rights of Holders	15
6.04	Lost Certificates	15

SECTION 7 GENERAL PROVISIONS		15

7.01	Fiscal Year	15
7.02	Dividends	16
7.03	Corporate Seal	16
7.04	Form of Records	16
7.05	Registered Office and Registered Agent	16
7.06	Amendments	16
7.07	Voting Shares in Other Corporations	16

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SECTION 1 DEFINITIONS.

1.01 Definitions. As used in these Bylaws, the following terms have the meanings indicated.

“Board” means the Board of Directors of the Company.

“Bylaws” means these Bylaws of the Company, as amended from time to time.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended or supplemented from time to time in accordance with the terms thereof.

“Company” means NewPage Holdings Inc., a Delaware corporation.

“Covered Person” is defined in Section 5.01.

“Delaware Law” means the Delaware General Corporation Law or other applicable statutes of the State of Delaware, as amended from time to time.

“Director” means a member of the Board.

“Stockholder” means a holder of capital stock of the Company.

“Stockholders Agreement” means the Stockholders Agreement, dated as of December     , 2012, by and among the Company and certain Stockholders, as may be amended or supplemented from time to time in accordance with its terms.

1.02 Rules of Construction. As used in these Bylaws, “including” means “including without limitation.” References to a particular officer means the referenced officer of the Company duly elected or appointed pursuant to these Bylaws. References to any particular “Section” are, except as expressly provided otherwise, to the designated Sections of this Agreement.

SECTION 2 Meetings of Stockholders.

2.01 Place of Meetings. Except as other-wise provided in these Bylaws, the Board may designate any place within or outside the State of Delaware as the place of meeting for any annual or special meeting of Stockholders. In lieu of holding a Stockholders meeting at a designated place, the Board may in its sole discretion determine that the meeting be held solely by means of remote communication, as authorized by Delaware Law.

2.02 Annual Meeting. The annual meeting of Stockholders for the election of Directors and the transaction of any other proper business that may be brought before the meeting will be held on the date and time after the close of the Company’s fiscal year that the Board may from time to time determine. Except as otherwise provided in the Stockholders Agreement, any Stockholder wishing to propose a nominee for Director or other business to be brought before an annual meeting must give timely notice of the nomination or other business in writing to the Secretary, and the other business must otherwise be a proper matter for Stockholder action as determined by the Board. To be timely, a Stockholder notice must be delivered to the Secretary at the principal executive offices of the Company no earlier than 120 days before and no later than 90 before the first anniversary of the preceding year’s annual meeting, but if the date of the annual meeting date is more than 30 days before or more than 70 days after the anniversary date, the Stockholder notice must be delivered no earlier than 120 days before the annual meeting date and no later than 10 days following the day on which public announcement of the annual meeting date is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting of Stockholders will not commence a new time period (or extend any existing time period) for the giving of a Stockholder’s notice as described above.

2.03 Special Meetings. Special meetings of the Stockholders for any purpose or purposes may only be called by the Board or by the written request of one or more Stockholders holding, in the aggregate, shares of the Company’s capital stock entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by facsimile transmission to the Secretary, and upon receipt of any such request, the Secretary shall cause notice of the special meeting to be promptly given, in accordance with these Bylaws, to the Stockholders entitled to vote at such meeting.

2.04 Record Date. The Board may fix a record date for determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment of a meeting, the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date may not precede the date upon which the resolution fixing the record date is adopted by the Board. Unless otherwise required by Delaware Law, the record date fixed by the Board (1) for determining Stockholders entitled to vote at a meeting of Stockholders or adjournment of a meeting must be not be more than 60 nor less than 10 days before the date of the meeting, and (2) for determining any other action must be not more than 60 days before that other action. If no record date is fixed by the Board, the record date (i) for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on

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which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the related resolution. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting, unless the Board fixes a new record date for the adjourned meeting.

2.05 Notice to Stockholders. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or as otherwise required by Delaware Law:

(a) Notice of Meetings. Whenever Stockholders are required or permitted to take any action at an annual or special meeting, a notice of the meeting must be given that states the place (if any), date and time of the meeting. Notice of a special meeting must also include a description of the purpose or purposes for which the meeting is being called.

(b) Manner of Notice. Notices to a Stockholder must be in writing and delivered personally or mailed to the Stockholder at the address appearing on the books of the Company. The notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at that meeting. If mailed, the notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears on the records of the Company.

(c) Waiver of Notice. Any waiver of notice given by the person entitled to notice, whether before or after the time stated in the notice, will be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of Stockholders need be specified in a waiver of notice.

2.06 Quorum and Adjournments. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or the Stockholders Agreement, at all meetings of Stockholders the holders of a majority of the shares of the Company’s capital stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present or represented at a meeting of Stockholders, the Stockholders entitled to vote at that meeting who are present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken, until a quorum is present or represented. Even if a quorum is present or represented at a meeting of Stockholders, the Stockholders who are entitled to vote at that meeting, present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the

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adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken (except as otherwise provided in these Bylaws), until a date that is not more than 30 days after the date of the adjournment. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given, in accordance with Section 2.05, to each Stockholder of record entitled to vote at the meeting.

2.07 Voting. Except as otherwise provided by Delaware Law or by the Certificate of Incorporation, at any meeting of Stockholders each Stockholder of record having the right to vote will be entitled to one vote for every share of stock standing in the Stockholder’s name as of the record date. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or the Stockholders Agreement, any corporate action to be taken by a vote of the Stockholders, other than the election of Directors (which is governed by Section 3.03), must be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Written ballots are not required for voting on any matter unless ordered by the chairperson of the meeting.

2.08 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for that Stockholder by proxy, but no proxy may be voted or acted upon after three years from its date unless the proxy provides for a longer period. Each proxy must be executed in writing by the Stockholder or by the Stockholder’s authorized representative, or otherwise as provided by Delaware Law. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient under Delaware Law or other applicable law to support an irrevocable proxy. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary (or an agent of the Company appointed to receive and tabulate proxies) a revocation of the proxy or a new proxy bearing a later date.

2.09 List of Stockholders. At least 10 days before each meeting of Stockholders, the Secretary will compile a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date. The list of Stockholders will be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. The list of Stockholders will also be produced and kept at the time and place of the meeting throughout the entire meeting, and may be inspected by any Stockholder who is present.

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2.10 Conduct of Meetings. At each meeting of Stockholders, the Chairperson, or in his or her absence the Chief Executive Officer (or in the absence of the Chairperson and the Chief Executive Officer, an individual selected by the Board), will act as chairperson of the meeting. The Secretary, or in his or her absence an Assistant Secretary or any other person appointed by the chairperson of the meeting, will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at each meeting of the Stockholders will be as determined by the chairperson of that meeting.

2.11 Written Consents.

(a) Generally. Subject to this Section 2.11 and unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by Stockholders at an annual or special meeting of Stockholders may be taken without a meeting and without a vote, if a consent in writing setting forth the action to be taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted.

(b) Request for Record Date. The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be as fixed by the Board or as otherwise established under this Section 2.11. Any person seeking to have Stockholders authorize or take corporate action by written consent without a meeting must request that a record date be fixed for that purpose by written notice addressed to the Secretary, delivered to the Company, signed by a Stockholder of record, and describing the action that the Stockholder proposes to take by consent. The Board will have ten days following receipt of the notice to adopt a resolution fixing the record date for that purpose, which record date may be no sooner than the date the resolution is adopted and later than ten days after the date the resolution is adopted. If the Board fails to timely fix a record date, the record date will be the day on which the first written consent is delivered to the Company, unless Delaware Law requires prior action by the Board, in which case the record date will be at the close of business on the day on which the Board takes the required prior action.

(c) Effectiveness of Consent. Each written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each Stockholder who signs the consent, and no consent will be effective unless consents signed by a sufficient number of Stockholders are received by the Company within 60 days after the earliest consent is received by the Company. Each written consent must be delivered to the Company, to the attention of the Secretary, at the Company’s principal place of business. No action by written consent will be effective until the Secretary or his or her designee certifies to the Company that the consents delivered to the Company represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware Law, the Stockholders Agreement and the Certificate of Incorporation. The Company, the Board or any Stockholder will be entitled to contest the validity of any written consent or related revocation, whether before or after certification by the Secretary or his or her designee.

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SECTION 3 DIRECTORS.

3.01 General Powers. All corporate powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be managed under the direction of, the Board, subject to any limitation in the Certificate of Incorporation.

3.02 Number, Tenure and Qualifications. Except as otherwise provided by the Certificate of Incorporation or the Stockholders Agreement, the Board will consist of one or more Directors, with the precise number of Directors constituting the entire Board to be fixed from time to time by resolution of the Board. At the time of adoption of these Bylaws, the Board will consist of seven Directors. Except as otherwise provided by the Certificate of Incorporation or the Stockholders Agreement, the number of Directors may be reduced or increased from time to time by action of the whole Board, but no decrease may shorten the term of an incumbent Director. Except as provided in the Stockholders Agreement, each Director will hold office until the next annual meeting of Stockholders held after his or her election and until his or her successor has been elected and has qualified or until his or her earlier resignation, removal from office, or death. Directors need not be Stockholders.

3.03 Election. Except as otherwise provided by Delaware Law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the Directors will be elected at the annual meeting of the Stockholders and the persons receiving a plurality of the votes cast will be so elected. Subject to Sections 3.04 and 3.05, each Director will hold office until his or her successor has been elected and qualified or until his or her earlier resignation, removal from office, or death.

3.04 Removal. Unless otherwise provided by the Certificate of Incorporation, these Bylaws, the Stockholders Agreement or any other contract or agreement to which the Company is a party, a Director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.05 Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the resignation or, if the effective time is not specified, immediately upon its receipt. Unless otherwise specified in the resignation, the acceptance of a resignation is not necessary to make it effective.

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3.06 Vacancies. Unless otherwise provided by Delaware Law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board may be filled by a majority of the remaining members of the Board, although that majority may be less than a quorum. Each Director so elected will hold office until the expiration of the term of office of the Director who he or she has replaced or until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

3.07 Place of Meeting. The Board may hold its meetings at any place or places within or without the State of Delaware as it may from time to time determine.

3.08 Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees of the Board as may from time to time be determined by resolution of the Board.

3.09 Regular Meetings. Regular meetings of the Board will be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by these Bylaws or by Delaware Law.

3.10 Special Meetings. Special meetings of the Board, for any purpose or purposes, may be called by the Chairperson or the Secretary and will be called by the Chairperson or the Secretary upon the written request of a majority of the Directors stating the date, time, place and purpose or purposes of the proposed special meeting.

3.11 Notice of Meetings. Notice of each special meeting of the Board must be given before the meeting is scheduled to commence by the Chairperson or by the Secretary, and must state the place, date and time of the meeting. Notice of each meeting will be given to each Director and will be effective when (a) given in a writing delivered by hand or courier, effective when actually received, (b) given orally, either by telephone or in person, effective when given, (c) mailed to the Director’s residence or usual place of business, effective when deposited in the United States mail, first class postage prepaid, or (d) sent by facsimile transmission to the Director’s residence or usual place of business, effective when transmitted with transmission confirmed, or (e) sent by e-mail to an electronic address at which the Director has consented to receive notice, effective when transmitted with transmission confirmed. Notice by first class mail may not be used if notice of less than five Business Days is being given. Notice of any meeting need not be given to any Director who submits, either before or after the time stated in the notice, a signed waiver of notice or who attends the meeting other than for the express purpose of objecting at the

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beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the reconvened meeting, will be given to all Directors not present at the time of the adjournment and will also be given to the other Directors unless the place, date and time of the reconvened meeting are announced at the meeting when the adjournment is taken.

3.12 Quorum. At all meetings of the Board, unless otherwise provided in the Certificate of Incorporation or these Bylaws, the presence of a majority of the Directors will constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting will be given in accordance with Section 3.11.

3.13 Conduct of Meetings. At each meeting of the Board, the Chairperson or, in his or her absence, the Chief Executive Officer (or, in the absence of the Chairperson and the Chief Executive Officer, a Director selected by a majority of the Directors present) will act as chairperson of the meeting. The Secretary or, in his or her absence, an Assistant Secretary or any other person appointed by the chairperson of the meeting will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at all meetings of the Board will be as determined by the chairperson of the meeting.

3.14 Committees.

(a) Designation and Membership. The Board may designate one or more committees, each consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate member is available or has been designated by the Board, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may, subject to the Stockholders Agreement, unanimously appoint another qualified Director to act at the meeting in place of the absent or disqualified member.

(b) Power and Authority. For each committee, the Board will adopt a charter setting forth the powers and authority of the committee. To the extent permitted by Delaware Law, each committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as set forth in the committee charter or other resolutions adopted by the Board, and may authorize the seal of the Company to be affixed to all papers that may require it. Unless the Board otherwise provides, each committee may make, alter and repeal rules for the conduct of its business consistent with the committee charter. In the absence of those rules, a committee will conduct its business in the same manner as the Board conducts its business pursuant to this Section 3.

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3.15 Written Consents. Except as expressly otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent to the action in writing or by electronic transmission (which may take the form of one or more counterparts), and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

3.16 Conference Call Meetings. Members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 3.16 will constitute presence in person at that meeting.

SECTION 4 OFFICERS.

4.01 Generally. The officers of the Company will be as elected by the Board pursuant to Section 4.02 and as appointed by the Chief Executive Officer pursuant to Section 4.03. Any person may hold two or more offices simultaneously, and no officer need be a Stockholder. Unless otherwise indicated in these Bylaws, reference to an “officer” includes both elected and appointed officers.

4.02 Elected Officers. The Board will, at a minimum, elect a Chief Executive Officer, a Chief Financial Officer and a Secretary (or officers with different titles who perform the function of a Chief Executive Officer, a Chief Financial Officer and a Secretary). The Board may from time to time elect such other officers as it deems necessary or appropriate for the management and operation of the Company, including a President, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Elected officers will exercise the powers and perform the duties that are specified in these Bylaws or in a resolution of the Board or as directed by the Chief Executive Officer or his or her designee.

4.03 Appointed Officers. Unless otherwise restricted by a resolution adopted by the Board, the Chief Executive Officer may appoint in a writing delivered to the Secretary or one or more officers or assistant officers, each of whom will exercise the powers and perform the duties specified by the Chief Executive Officer. At each regular meeting of the Board, the Secretary will report to the Board the names and titles of any officers appointed by the Chief Executive Officer since the previous regular meeting of the Board.

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4.04 Compensation. The salaries of elected officers of the Company will be fixed by the Board, except that the Board may delegate to any elected officer the power to fix the compensation of one or more other elected officers. The salaries of appointed officers of the Company will, unless otherwise restricted by a resolution adopted by the Board, be fixed by the Chief Executive Officer or his or her designee.

4.05 Term and Removal. Each officer will hold his or her office until his or her successor has been elected or appointed or until his or her earlier death, resignation or removal. Any elected officer may be removed by the Board at any time, with or without cause. Any appointed officer may be removed by the Chief Executive Officer or by the Board at any time, with or without cause.

4.06 Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the notice or, if the effective time is not specified in the notice, immediately upon its receipt. Unless otherwise specified in the notice, the acceptance of a resignation is not necessary to make it effective.

4.07 Vacancies. A vacancy in any elected office because of resignation, removal or death may be filled by the Board or, if so provided by resolution of the Board, by an officer of the Company to whom the Board has delegated the authority to appoint a successor. A vacancy in any appointed office because of resignation, removal or death may be filled by the Chief Executive Officer.

4.08 Duties.

(a) Chief Executive Officer. The Chief Executive Officer will be the principal executive officer of the Company. Subject to the control of the Board, the Chief Executive Officer will in general manage, supervise and control all of the business and affairs of the Company and will perform all duties incident to the office of the Chief Executive Officer of the Company and any other duties that may be prescribed by the Board from time to time. The Chief Executive Officer will have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any contract, conveyance or similar document, excluding agreements that expressly require approval of the Board or the Stockholders pursuant to these Bylaws, the Stockholders Agreement or Delaware Law and excluding any authority reserved to the Board by resolution of the Board.

(b) Chief Financial Officer. The Chief Financial Officer will be the chief financial officer of the Company and, unless a separate person is so elected or appointed, the chief accounting officer of the Company. The Chief Financial Officer will assure that the books of account and other accounting records of the Company are maintained in proper form and in general perform all the duties incident to the office of the chief financial officer of a corporation, as well as any other duties that may be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

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(c) Secretary. The Secretary will have the duties of the officer denominated as the “Secretary” under the Delaware Law. The Secretary will (1) attend and keep the minutes of the meetings of Stockholders, of the Board, and of committees of the Board in one or more books provided for that purpose, (2) assure that all notices are duly given in accordance with these Bylaws or as otherwise required by Delaware Law or the Certificate of Incorporation, (3) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed only to documents that have been authorized for execution on behalf of the Company, (4) maintain, or cause an agent designated by the Board to maintain, a record of the Stockholders, (5) have general charge of the stock transfer books of the Company or responsibility for supervision, on behalf of the Company, of any agent to which stock transfer responsibility has been delegated by the Board, (6) have responsibility for the custody, maintenance and preservation of those corporate records that the Company is required by the Delaware Law or otherwise to create, maintain or preserve, and (7) any other duties that may from time to time be assigned by the Board or the Chief Executive Officer.

(d) Other Principal Officers. The Board may elect and the Chief Executive Officer may appoint one or more other principal officers of the Company whose duties will be as prescribed by the Board or the Chief Executive Officer, as applicable, from time to time.

(e) Assistant Officers. The Board may elect and the Chief Executive Officer may appoint one or more officers to serve as assistants to principal officers of the Company whose duties will be as delegated by the Board or the Chief Executive Officer, as applicable, or by the principal officers they assist, including the authority to perform such functions of those principal officers in the place of and with full authority of those principal officers as may be designated by the Board or the Chief Executive Officer, as applicable, or by those principal officers.

SECTION 5 INDEMNIFICATION.

5.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Company or, while a Director or an officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (each, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such

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amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that except as provided in Section 5.03 with respect to Proceedings seeking to enforce rights to indemnification, the Company shall indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board.

5.02 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.01 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (“Advancement of Expenses”); provided, however, that, if Delaware Law so requires, an Advancement of Expenses incurred by a Covered Person in his or her capacity as a Director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (“Final Adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise (“Undertaking”). No Director or officer will be required to post any bond or provide any other security with respect to any such Undertaking.

5.03 Right of Covered Person to Bring Suit. Any claim under Section 5.01 or Section 5.02 must be made in writing. If any written claim for Advancement of Expenses is not paid in full by the Company within twenty (20) days after such claim has been received by the Company, or if any other written claim under Section 5.01 or Section 5.02 is not paid in full by the Company within thirty (30) days after such claim has been received by the Company, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. To the fullest extent permitted by Delaware Law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the Covered Person has not met any applicable standard for indemnification under Delaware Law. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct under Delaware Law, nor an actual determination by the Company (including its Directors who are not

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parties to such action, a committee of such Directors, independent legal counsel or Stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall have the burden of proving that the Covered Person is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 5 or otherwise.

5.04 Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or subsequently acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of Stockholders or Directors or otherwise.

5.05 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

5.06 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board in its sole discretion, grant rights to indemnification and rights to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 5 with respect to the indemnification and Advancement of Expenses of Directors and officers of the Company.

5.07 Nature of Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 5.01 and Section 5.02 are contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer of the Company and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 5 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

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5.08 Primary Indemnification. The Company acknowledges that (a) certain persons employed by, otherwise affiliated with, or appointed by, Stockholders or their affiliates or funds managed or advised by such Stockholders or their affiliates (a “Designating Party”) may serve on the Board, or, at the request of the Company, on the board of directors or other governing body of another entity, and (b) such directors may be entitled to, or may be provided, indemnification by such Designating Party for certain expenses and liabilities for which such directors may also be entitled to seek indemnification from the Company pursuant to these Bylaws, pursuant to Section 145 of the Delaware General Corporation Law, as amended, or pursuant to indemnification agreements or other agreements between the Company and such directors (the “Company Indemnified Expenses”). The Company acknowledges and agrees that, as between the Company and its subsidiaries, on the one hand, and such Designating Party (other than the Company and its subsidiaries), on the other hand, the Company shall be primarily liable to such directors with respect to any Company Indemnified Expenses and any liability of such Designating Party to such directors shall be secondary liability. In recognition of the primary liability of the Company, the Company agrees that, in the event that such Designating Party pays any Company Indemnified Expenses to or on behalf of any such director, reimburses any such director for any Company Indemnified Expenses paid by such director or advances amounts to any such director (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) the Company shall pay to such Designating Party amounts so paid, reimbursed or advanced, to the extent that any such director would have been entitled to indemnification of such Company Indemnified Expenses and (ii) such Designating Party shall be subrogated to all of the rights of such director with respect to any claim that such director could have brought against the Company or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of such director. All such payments to a Designating Party shall be made within five (5) Business Days of the receipt by the Company of written notice from such Designating Party of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, the Company Indemnified Expenses so paid, reimbursed or advanced by such Designating Party. The Company shall also reimburse such Designating Party for all expenses, including legal expenses, incurred in enforcing this Section 5.08.

5.09 Limitation on Indemnification and Advancement of Expenses. For the avoidance of doubt, notwithstanding any provision contained in these Bylaws, including this Section 5, the Company shall not have any liability or obligation to indemnify or hold harmless, or provide Advancement of Expenses to, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding, by reason of the fact that he or she is or was a director or an officer of any entity that is, as of the date these Bylaws were adopted, a predecessor-in-interest of the Company or, while a director or an officer of any such entity is or was serving at the request of any such entity as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan.

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SECTION 6 CAPITAL STOCK.

6.01 Certificates. The shares of capital stock of the Company may be in certificated or uncertificated form at the discretion of the Board. Any holder of shares of capital stock of the Company will be entitled to have a certificate certifying the number of shares owned by such holder and signed by or in the name of the Company by the Chairperson, the Vice Chairperson, the President or a Vice President, if any, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures on the certificate may be a facsimile. If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Company with the same effect as if that person were still serving in that capacity at the time of issue.

6.02 Transfer. Transfers of stock may be made on the books of the Company only by the person named in the certificate or, in the case of shares not represented by certificates, by the person named in the Company’s stock transfer records as the owner of those shares of stock or, in either case, by an attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers may be made only upon surrender of the share certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.04.

6.03 Rights of Holders. The Company may treat the holder of record of any share of the Company as the person entitled to vote that share (to the extent the share is entitled to vote), to receive any distribution with respect to that share, and for all other purposes. Accordingly, the Company is not bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the holder of record, whether or not it has notice of the interest, except as otherwise provided by Delaware Law.

6.04 Lost Certificates. Any person claiming that a certificate of stock has been lost, stolen or destroyed must make an affidavit or affirmation of that fact in such manner as the Board may require and must, if the Board so requires, give the Company a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

SECTION 7 GENERAL PROVISIONS.

7.01 Fiscal Year. The fiscal year of the Company will be a calendar year unless and until a different fiscal year is established by resolution adopted by the Board.

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7.02 Dividends. To the extent permitted by Delaware Law, the Board will have full power and discretion, subject to the Certificate of Incorporation and the Stockholders Agreement, to determine what, if any, dividends or distributions will be declared and paid or made.

7.03 Corporate Seal. The corporate seal will be in the form specified in the minutes of the organizational meeting of the Company or as the Board may subsequently from time to time determine.

7.04 Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect records, the Company will so convert those records.

7.05 Registered Office and Registered Agent. The address of the registered office of the Company is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801 and the name of the registered agent is The Corporation Trust Company. The Company may have other offices at such places within or without the State of Delaware as the Board may from time to time designate or the business of the Company may require or make desirable.

7.06 Amendments. Subject to the Stockholders Agreement, these Bylaws may be adopted, amended or repealed by the Board or by the Stockholders.

7.07 Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations that are held by the Company will be represented and voted only by an elected officer or by a proxy or proxies appointed by an elected officer.

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BYLAWS

OF

NEWPAGE CORPORATION

Adopted             , 2012

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1

1.01	Definitions	1
1.02	Rules of Construction	1

SECTION 2 MEETINGS OF STOCKHOLDERS		1

2.01	Place of Meetings	1
2.02	Annual Meeting	1
2.03	Special Meetings	2
2.04	Record Date	2
2.05	Quorum and Adjournments	2
2.06	Voting	2
2.07	Conduct of Meetings	2
2.08	Written Consents	3

SECTION 3 DIRECTORS		3

3.01	General Powers	3
3.02	Number, Tenure and Qualifications	3
3.03	Election	3
3.04	Removal	3
3.05	Resignations	3
3.06	Vacancies	3
3.07	Place of Meeting	4
3.08	Compensation	4
3.09	Regular Meetings	4
3.10	Special Meetings	4
3.11	Notice of Meetings	4
3.12	Quorum	4
3.13	Conduct of Meetings	5
3.14	Committees	5
3.15	Written Consents	5
3.16	Conference Call Meetings	5

SECTION 4 OFFICERS		5

4.01	Generally	5
4.02	Elected Officers	6
4.03	Appointed Officers	6
4.04	Compensation	6
4.05	Term and Removal	6
4.06	Resignations	6
4.07	Vacancies	6
4.08	Duties	6

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SECTION 5 INDEMNIFICATION		7

5.01	Right to Indemnification	7
5.02	Right to Advancement of Expenses	8
5.03	Right of Covered Person to Bring Suit	8
5.04	Non-Exclusivity of Rights	9
5.05	Insurance	9
5.06	Indemnification of Employees and Agents of the Company	9
5.07	Nature of Rights	9
5.08	Primary Indemnification	9
5.09	Limitation on Indemnification and Advancement of Expenses	10

SECTION 6 CAPITAL STOCK		10

6.01	Certificates	10
6.02	Transfer	11
6.03	Rights of Holders	11
6.04	Lost Certificates	11

SECTION 7 GENERAL PROVISIONS		11

7.01	Fiscal Year	11
7.02	Dividends	11
7.03	Corporate Seal	11
7.04	Form of Records	11
7.05	Registered Office and Registered Agent	11
7.06	Amendments	12
7.07	Voting Shares in Other Corporations	12

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SECTION 1 DEFINITIONS.

1.01 Definitions. As used in these Bylaws, the following terms have the meanings indicated.

“Board” means the Board of Directors of the Company.

“Bylaws” means these Bylaws of the Company, as amended from time to time.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended or supplemented from time to time in accordance with the terms thereof.

“Company” means NewPage Corporation, a Delaware corporation.

“Covered Person” is defined in Section 5.01.

“Delaware Law” means the Delaware General Corporation Law or other applicable statutes of the State of Delaware, as amended from time to time.

“Director” means a member of the Board.

“Holdings” means NewPage Holdings Inc., a Delaware corporation.

“Holdings Stockholder” means a holder of capital stock of Holdings.

“Stockholder” means a holder of capital stock of the Company.

1.02 Rules of Construction. As used in these Bylaws, “including” means “including without limitation.” References to a particular officer means the referenced officer of the Company duly elected or appointed pursuant to these Bylaws. References to any particular “Section” are, except as expressly provided otherwise, to the designated Sections of this Agreement.

SECTION 2 MEETINGS OF STOCKHOLDERS.

2.01 Place of Meetings. Except as otherwise provided in these Bylaws, the Board may designate any place within or outside the State of Delaware as the place of meeting for any annual or special meeting of Stockholders. In lieu of holding a Stockholders meeting at a designated place, the Board may in its sole discretion determine that the meeting be held solely by means of remote communication, as authorized by Delaware Law.

2.02 Annual Meeting. The annual meeting of Stockholders for the election of Directors and the transaction of any other proper business that may be brought before the meeting will be held on the date and time after the close of the Company’s fiscal year that the Board may from time to time determine.

2.03 Special Meetings. Special meetings of the Stockholders for any purpose or purposes may only be called by the Board or by one or more Stockholders holding, in the aggregate, shares of the Company’s capital stock entitled to cast a majority of the votes at such meeting.

2.04 Record Date. The Board may fix a record date for determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment of a meeting, the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date may not precede the date upon which the resolution fixing the record date is adopted by the Board. Unless otherwise required by Delaware Law, the record date fixed by the Board (1) for determining Stockholders entitled to vote at a meeting of Stockholders or adjournment of a meeting must be not be more than 60 nor less than 10 days before the date of the meeting, and (2) for determining any other action must be not more than 60 days before that other action. If no record date is fixed by the Board, the record date (i) for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the related resolution. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting, unless the Board fixes a new record date for the adjourned meeting.

2.05 Quorum and Adjournments. Except as otherwise provided by Delaware Law or the Certificate of Incorporation, at all meetings of Stockholders the holders of a majority of the shares of the Company’s capital stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present or represented at a meeting of Stockholders, the Stockholders entitled to vote at that meeting who are present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken, until a quorum is present or represented.

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2.06 Voting. Except as otherwise provided by Delaware Law or by the Certificate of Incorporation, at any meeting of Stockholders each Stockholder of record having the right to vote will be entitled to one vote for every share of stock standing in the Stockholder’s name as of the record date. Except as otherwise provided by Delaware Law or the Certificate of Incorporation, any corporate action to be taken by a vote of the Stockholders, other than the election of Directors (which is governed by Section 3.03), must be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Written ballots are not required for voting on any matter unless ordered by the chairperson of the meeting.

2.07 Conduct of Meetings. At each meeting of Stockholders, the Chairperson, or in his or her absence the Chief Executive Officer (or, in the absence of the Chairperson and the Chief Executive Officer, an individual selected by the Board), will act as chairperson of the meeting. The Secretary, or in his or her absence an Assistant Secretary or any other person appointed by the chairperson of the meeting, will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at each meeting of the Stockholders will be as determined by the chairperson of that meeting.

2.08 Written Consents. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by Stockholders at an annual or special meeting of Stockholders may be taken without a meeting and without a vote, if a consent in writing setting forth the action to be taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted.

SECTION 3 DIRECTORS.

3.01 General Powers. All corporate powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be managed under the direction of, the Board, subject to any limitation in the Certificate of Incorporation.

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3.02 Number, Tenure and Qualifications. Except as otherwise provided by the Certificate of Incorporation, the Board will consist of one or more Directors, with the precise number of Directors constituting the entire Board to be fixed from time to time by resolution of the Board. At the time of adoption of these Bylaws, the Board will consist of seven Directors. Except as otherwise provided by the Certificate of Incorporation, the number of Directors may be reduced or increased from time to time by action of the whole Board, but no decrease may shorten the term of an incumbent Director. Each Director will hold office until the next annual meeting of Stockholders held after his or her election and until his or her successor has been elected and has qualified or until his or her earlier resignation, removal from office, or death. Directors need not be Stockholders.

3.03 Election. Except as otherwise provided by Delaware Law, the Certificate of Incorporation, or these Bylaws, the Directors will be elected at the annual meeting of the Stockholders and the persons receiving a plurality of the votes cast will be so elected. Subject to Sections 3.04 and 3.05, each Director will hold office until his or her successor has been elected and qualified or until his or her earlier resignation, removal from office, or death.

3.04 Removal. Unless otherwise provided by the Certificate of Incorporation, these Bylaws or any other contract or agreement to which the Company is a party, a Director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.05 Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the resignation or, if the effective time is not specified, immediately upon its receipt. Unless otherwise specified in the resignation, the acceptance of a resignation is not necessary to make it effective.

3.06 Vacancies. Unless otherwise provided by Delaware Law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board may be filled by a majority of the remaining members of the Board, although that majority may be less than a quorum. Each Director so elected will hold office until the expiration of the term of office of the Director who he or she has replaced or until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

3.07 Place of Meeting. The Board may hold its meetings at any place or places within or without the State of Delaware as it may from time to time determine.

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3.08 Compensation. Directors may be allowed such compensation, including for attendance at regular or special meetings of the Board and of any special or standing committees of the Board as may from time to time be determined by resolution of the Board.

3.09 Regular Meetings. Regular meetings of the Board will be held on such dates and at such times and places as the Board determines from time to time.

3.10 Special Meetings. Special meetings of the Board, for any purpose or purposes, may be called by the Chairperson or the Secretary and will be called by the Chairperson or the Secretary upon the written request of a majority of the Directors stating the date, time, place and purpose or purposes of the proposed special meeting.

3.11 Notice of Meetings. Notice of each regular and special meeting of the Board must be given at least twenty-four (24) hours before the meeting is scheduled to commence by the Chairperson or by the Secretary, and must state the place, date and time of the meeting. Notice of each meeting will be given to each Director and will be effective when (a) given in a writing delivered by hand or courier, effective when actually received, (b) given orally, either by telephone or in person, effective when given, (c) mailed to the Director’s residence or usual place of business, effective when deposited in the United States mail, first class postage prepaid, or (d) sent by facsimile transmission to the Director’s residence or usual place of business, effective when transmitted with transmission confirmed, or (e) sent by e-mail to an electronic address at which the Director has consented to receive notice, effective when transmitted with transmission confirmed. Notice by first class mail may not be used if notice of less than five Business Days is being given. Notice of any meeting need not be given to any Director who submits, either before or after the time stated in the notice, a signed waiver of notice or who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the reconvened meeting, will be given to all Directors not present at the time of the adjournment and will also be given to the other Directors unless the place, date and time of the reconvened meeting are announced at the meeting when the adjournment is taken.

3.12 Quorum. At all meetings of the Board, unless otherwise provided in the Certificate of Incorporation or these Bylaws, the presence of a majority of the Directors will constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting will be given in accordance with Section 3.11.

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3.13 Conduct of Meetings. At each meeting of the Board, the Chairperson or, in his or her absence, the Chief Executive Officer (or, in the absence of the Chairperson and the Chief Executive Officer, a Director selected by a majority of the Directors present) will act as chairperson of the meeting. The Secretary or, in his or her absence, an Assistant Secretary or any other person appointed by the chairperson of the meeting will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at all meetings of the Board will be as determined by the chairperson of the meeting.

3.14 Committees.

(a) Designation and Membership. The Board may designate one or more committees, each consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate member is available or has been designated by the Board, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another qualified Director to act at the meeting in place of the absent or disqualified member.

(b) Power and Authority. For each committee, the Board will adopt a charter setting forth the powers and authority of the committee. To the extent permitted by Delaware Law, each committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as set forth in the committee charter or other resolutions adopted by the Board, and may authorize the seal of the Company to be affixed to all papers that may require it. Unless the Board otherwise provides, each committee may make, alter and repeal rules for the conduct of its business consistent with the committee charter. In the absence of those rules, a committee will conduct its business in the same manner as the Board conducts its business pursuant to this Section 3.

3.15 Written Consents. Except as expressly otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent to the action in writing or by electronic transmission (which may take the form of one or more counterparts), and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

3.16 Conference Call Meetings. Members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 3.16 will constitute presence in person at that meeting.

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SECTION 4 OFFICERS.

4.01 Generally. The officers of the Company will be as elected by the Board pursuant to Section 4.02 and as appointed by the Chief Executive Officer pursuant to Section 4.03. Any person may hold two or more offices simultaneously, and no officer need be a Stockholder. Unless otherwise indicated in these Bylaws, reference to an “officer” includes both elected and appointed officers.

4.02 Elected Officers. The Board will, at a minimum, elect a Chief Executive Officer, a Chief Financial Officer and a Secretary (or officers with different titles who perform the function of a Chief Executive Officer, a Chief Financial Officer and a Secretary). The Board may from time to time elect such other officers as it deems necessary or appropriate for the management and operation of the Company, including a President, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Elected officers will exercise the powers and perform the duties that are specified in these Bylaws or in a resolution of the Board or as directed by the Chief Executive Officer or his or her designee.

4.03 Appointed Officers. Unless otherwise restricted by a resolution adopted by the Board, the Chief Executive Officer may appoint in a writing delivered to the Secretary or one or more officers or assistant officers, each of whom will exercise the powers and perform the duties specified by the Chief Executive Officer. At each regular meeting of the Board, the Secretary will report to the Board the names and titles of any officers appointed by the Chief Executive Officer since the previous regular meeting of the Board.

4.04 Compensation. The salaries of elected officers of the Company will be fixed by the Board, except that the Board may delegate to any elected officer the power to fix the compensation of one or more other elected officers. The salaries of appointed officers of the Company will, unless otherwise restricted by a resolution adopted by the Board, be fixed by the Chief Executive Officer or his or her designee.

4.05 Term and Removal. Each officer will hold his or her office until his or her successor has been elected or appointed or until his or her earlier death, resignation or removal. Any elected officer may be removed by the Board at any time, with or without cause. Any appointed officer may be removed by the Chief Executive Officer or by the Board at any time, with or without cause.

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4.06 Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the notice or, if the effective time is not specified in the notice, immediately upon its receipt. Unless otherwise specified in the notice, the acceptance of a resignation is not necessary to make it effective.

4.07 Vacancies. A vacancy in any elected office because of resignation, removal or death may be filled by the Board or, if so provided by resolution of the Board, by an officer of the Company to whom the Board has delegated the authority to appoint a successor. A vacancy in any appointed office because of resignation, removal or death may be filled by the Chief Executive Officer.

4.08 Duties.

(a) Chief Executive Officer. The Chief Executive Officer will be the principal executive officer of the Company. Subject to the control of the Board, the Chief Executive Officer will in general manage, supervise and control all of the business and affairs of the Company and will perform all duties incident to the office of the Chief Executive Officer of the Company and any other duties that may be prescribed by the Board from time to time. The Chief Executive Officer will have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any contract, conveyance or similar document, excluding agreements that expressly require approval of the Board or the Stockholders pursuant to these Bylaws or Delaware Law and excluding any authority reserved to the Board by resolution of the Board.

(b) Chief Financial Officer. The Chief Financial Officer will be the chief financial officer of the Company and, unless a separate person is so elected or appointed, the chief accounting officer of the Company. The Chief Financial Officer will assure that the books of account and other accounting records of the Company are maintained in proper form and in general perform all the duties incident to the office of the chief financial officer of a corporation, as well as any other duties that may be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

(c) Secretary. The Secretary will have the duties of the officer denominated as the “Secretary” under the Delaware Law. The Secretary will (1) attend and keep the minutes of the meetings of Stockholders, of the Board, and of committees of the Board in one or more books provided for that purpose, (2) assure that all notices are duly given in accordance with these Bylaws or as otherwise required by Delaware Law or the Certificate of Incorporation, (3) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed only to documents that have been authorized for execution on behalf of the Company, (4) maintain, or cause an agent designated by the Board to maintain, a record of the Stockholders, (5) have general charge of the stock transfer books of the Company or responsibility for supervision, on behalf of the Company, of any agent to which stock transfer responsibility has been delegated by the Board, (6) have responsibility for the custody, maintenance and preservation of those corporate records that the Company is required by the Delaware Law or otherwise to create, maintain or preserve, and (7) any other duties that may from time to time be assigned by the Board or the Chief Executive Officer.

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(d) Other Principal Officers. The Board may elect and the Chief Executive Officer may appoint one or more other principal officers of the Company whose duties will be as prescribed by the Board or the Chief Executive Officer, as applicable, from time to time.

(e) Assistant Officers. The Board may elect and the Chief Executive Officer may appoint one or more officers to serve as assistants to principal officers of the Company whose duties will be as delegated by the Board or the Chief Executive Officer, as applicable, or by the principal officers they assist, including the authority to perform such functions of those principal officers in the place of and with full authority of those principal officers as may be designated by the Board or the Chief Executive Officer, as applicable, or by those principal officers.

SECTION 5 INDEMNIFICATION.

5.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Company or, while a Director or an officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (each, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall, subject to Section 5.09, be indemnified and held harmless by the Company to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that except as provided in Section 5.03 with respect to Proceedings seeking to enforce rights to indemnification, the Company shall indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board.

5.02 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.01 shall include the right to be paid by the Company, subject to Section 5.09, the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (“Advancement of Expenses”);

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provided, however, that, if Delaware Law requires, an Advancement of Expenses incurred by a Covered Person in his or her capacity as a Director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (“Final Adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise (“Undertaking”). No Director or officer shall be required to post any bond or provide any other security with respect to any such Undertaking.

5.03 Right of Covered Person to Bring Suit. Any claim under Section 5.01 or Section 5.02 must be made in writing. If any written claim for Advancement of Expenses is not paid in full by the Company within twenty (20) days after such claim has been received by the Company, or if any other written claim under Section 5.01 or Section 5.02 is not paid in full by the Company within thirty (30) days after such claim has been received by the Company, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. To the fullest extent permitted by Delaware Law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Covered Person has not met any applicable standard for indemnification under Delaware Law. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct under Delaware Law, nor an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall have the burden of proving that the Covered Person is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 5 or otherwise.

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5.04 Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or subsequently acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of Stockholders or Directors or otherwise.

5.05 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

5.06 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board in its sole discretion, grant rights to indemnification and rights to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 5 with respect to the indemnification and Advancement of Expenses of Directors and officers of the Company.

5.07 Nature of Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 5.01 and Section 5.02 are contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer of the Company and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 5 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

5.08 Primary Indemnification. The Company acknowledges that (a) certain persons employed by, otherwise affiliated with, or appointed by, Holdings Stockholders or their affiliates or funds managed or advised by such Holdings Stockholders or their affiliates (a “Designating Party”) may serve on the Board, or, at the request of the Company, on the board of directors or other governing body of another entity, and (b) such directors may be entitled to, or may be provided, indemnification by such Designating Party for certain expenses and liabilities for which such directors may also be entitled to seek indemnification from the Company pursuant to these Bylaws, pursuant to Section 145 of the Delaware General Corporation Law, as amended, or pursuant to indemnification agreements or other agreements between the Company and such directors (the “Company Indemnified Expenses”). The Company acknowledges and agrees that, as between the Company and its subsidiaries, on the one hand, and such Designating Party (other than the Company and its subsidiaries), on the other hand, the Company shall be primarily liable to such directors with respect to any Company Indemnified Expenses and any liability of such Designating Party to such directors shall be secondary liability. In recognition of the primary liability of the Company, the Company agrees that, in the event that such Designating Party pays any Company Indemnified Expenses to or on behalf of any such director, reimburses any such

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director for any Company Indemnified Expenses paid by such director or advances amounts to any such director (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) the Company shall pay to such Designating Party amounts so paid, reimbursed or advanced, to the extent that any such director would have been entitled to indemnification of such Company Indemnified Expenses and (ii) such Designating Party shall be subrogated to all of the rights of such director with respect to any claim that such director could have brought against the Company or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of such director. All such payments to a Designating Party shall be made within five (5) Business Days of the receipt by the Company of written notice from such Designating Party of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, the Company Indemnified Expenses so paid, reimbursed or advanced by such Designating Party. The Company shall also reimburse such Designating Party for all expenses, including legal expenses, incurred in enforcing this Section 5.08.

5.09 Limitation on Indemnification and Advancement of Expenses. Notwithstanding the provisions of this Section 5 or any other provision contained in these Bylaws, the Company shall not have any liability or obligation hereunder or thereunder to indemnify, hold harmless or provide Advancement of Expenses to, any person who was an officer, director, employee or agent of the Corporation prior to September 7, 2011, with respect to any expense, liability and loss related to or arising from any act, omission, event that occurred prior to such date, except to the extent that such amounts are covered by, and fully paid pursuant to, any policies of insurance maintained by the Company pursuant to Section 5.05.

SECTION 6 CAPITAL STOCK.

6.01 Certificates. Each holder of stock will be entitled to have a certificate certifying the number of shares in the Company owned by that holder and signed by or in the name of the Company by the Chairperson, the Vice Chairperson, the President or a Vice President, if any, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures on the certificate may be a facsimile. If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Company with the same effect as if that person were still serving in that capacity at the time of issue.

6.02 Transfer. Transfers of stock may be made on the books of the Company only by the person named in the certificate or, in the case of shares not represented by certificates, by the person named in the Company’s stock transfer records as the owner of those shares of stock or, in either case, by an attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers may be made only upon surrender of the share certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.04.

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6.03 Rights of Holders. The Company may treat the holder of record of any share of the Company as the person entitled to vote that share (to the extent the share is entitled to vote), to receive any distribution with respect to that share, and for all other purposes. Accordingly, the Company is not bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the holder of record, whether or not it has notice of the interest, except as otherwise provided by Delaware Law.

6.04 Lost Certificates. Any person claiming that a certificate of stock has been lost, stolen or destroyed must make an affidavit or affirmation of that fact in such manner as the Board may require and must, if the Board so requires, give the Company a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

SECTION 7 GENERAL PROVISIONS.

7.01 Fiscal Year. The fiscal year of the Company will be a calendar year unless and until a different fiscal year is established by resolution adopted by the Board.

7.02 Dividends. To the extent permitted by Delaware Law, the Board will have full power and discretion, subject to the Certificate of Incorporation, to determine what, if any, dividends or distributions will be declared and paid or made.

7.03 Corporate Seal. The corporate seal will be in the form specified in the minutes of the organizational meeting of the Company or as the Board may subsequently from time to time determine.

7.04 Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect records, the Company will so convert those records.

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7.05 Registered Office and Registered Agent. The address of the registered office of the Company is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801 and the name of the registered agent is The Corporation Trust Company. The Company may have other offices at such places within or without the State of Delaware as the Board may from time to time designate or the business of the Company may require or make desirable.

7.06 Amendments. These Bylaws may be adopted, amended or repealed by the Board or by the Stockholders.

7.07 Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations that are held by the Company will be represented and voted only by an elected officer or by a proxy or proxies appointed by an elected officer.

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Schedule 9.2 C

Form of Reorganized Debtors’ Limited Liability Company Agreements

WICKLIFFE PAPER COMPANY LLC

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

Wickliffe Paper Company LLC, a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware (as amended, the “Act”), hereby certifies as follows:

1. The name of the limited liability company is Wickliffe Paper Company LLC (the “LLC”).

2. The LLC’s original Certificate of Formation was filed with the Secretary of State of the State of Delaware on November 14, 2006.

3. This Amended and Restated Certificate of Formation of the LLC is made and filed pursuant to the order of the United States Bankruptcy Court for the District of Delaware, dated [•] (the “Confirmation Order”), confirming the LLC’s parent company’s [Fourth] Amended Joint Chapter 11 Plan, in In re NewPage Corporation et al., Case No.: 11-12804, under Chapter 11 of Title 11 of the United States Code.

4. Pursuant to Sections 208 of the Act, this Amended and Restated Certificate of Formation restates the Certificate of Formation to read in its entirety as set forth in full on Exhibit A attached hereto.

IN WITNESS WHEREOF, the LLC has caused this Amended and Restated Certificate of Formation to be executed by the following authorized officer of the LLC this [•] day of [•].

WICKLIFFE PAPER COMPANY LLC
By:
Name:
Title:

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

WICKLIFFE PAPER COMPANY LLC

(a Delaware limited liability company)

FIRST: The name of the limited liability company is Wickliffe Paper Company LLC (the “LLC”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company..

THIRD: The LLC shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that such restriction (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the LLC, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

[Remainder of page intentionally left blank]

Schedule 9.3A

Notice Regarding New Holdco Stockholders Agreement

On the Effective Date, New Holdco shall be authorized and directed to enter into a Stockholders Agreement in substantially the form filed with the Plan Supplement (the “Stockholders Agreement”). Each person or entity that receives shares of New Holdco Common Stock pursuant to the Plan (and their respective successors and assigns) other than with respect to any shares issued pursuant to the Reorganized NPC New Compensation Plan shall automatically be deemed a party to the Stockholders Agreement as a Stockholder thereunder, whether it receives such shares on or after the Effective Date and regardless of whether it executes or delivers a signature page to the Stockholders Agreement. As of the Effective Date, the Stockholders Agreement shall become effective and binding upon each of the parties thereto in accordance with its terms, in each case without further notice to or order of the Bankruptcy Court, or any act or action under applicable law, or the vote, consent, authorization or approval of any person or entity. For the avoidance of doubt, nothing contained in the Plan or the Disclosure Statement shall limit, in any respect, any Stockholder Agreement provisions providing for preemptive rights or the listing of the New Holdco Common Stock on a securities exchange.

Schedule 9.3B

Stockholders Agreement

STOCKHOLDERS AGREEMENT

among

NEWPAGE HOLDINGS INC.

and

EACH OF THE STOCKHOLDERS PARTY HERETO

Dated as of [    ]

- ii -

Schedule 1:	Initial Stockholders

Schedule 2:	Designating Stockholders

Exhibit A:	Certificate of Incorporation

Exhibit B:	Bylaws

Exhibit C:	Form of Joinder Agreement

- iii -

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of December [•], 2012 (this “Agreement”), is entered into among NEWPAGE HOLDINGS INC., a Delaware corporation (the “Company”), and the Stockholders and each Person that hereafter becomes a Stockholder and is required by this Agreement to become a Party hereto and, solely for purposes of Sections 5.4 and 5.5, the Employee Stockholders. Capitalized terms not otherwise defined herein have the meanings set forth in Article I.

W I T N E S S E T H:

WHEREAS, on September 7, 2011, NewPage Corporation, a Delaware corporation (“NPC”) and its affiliated co-debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq, (the “Bankruptcy Code”), thereby initiating Case No. 11-12804 with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and continued to operate their businesses as debtors and debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, the Modified Fourth Amended Plan of Reorganization for NewPage Corporation, as confirmed by an order of the Bankruptcy Court entered on December 14, 2012 (the “Plan”), provides that on the Effective Date, NPC will become a wholly-owned indirect Subsidiary of the Company, and the Company will issue shares of Common Stock to the Initial Stockholders;

WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, and as required pursuant to the Plan as a condition to the receipt of such shares, the Company and the Initial Stockholders are entering into this Agreement to provide certain rights and obligations among them; and

WHEREAS, each Person who receives shares of Common Stock pursuant to the Plan (and their respective successors and assigns) shall automatically be deemed a party to this Agreement as a “Stockholder” hereunder, whether such Person receives such shares on or after the Effective Date and regardless of whether such Person executes or delivers a signature page to this Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

SECTION 1.1 Definitions. The following terms shall have the meanings set forth below:

“Acceptance Notice” has the meaning set forth in Section 6.1(c).

“Advice” has the meaning set forth in Section 7.4.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” means any transaction or arrangement between or among the (a) Company or any of its Subsidiaries, on the one hand, and (b) any Director or executive officer of the Company or any of its Subsidiaries, any Stockholder, or any Affiliate, partner or family member of any such Person, or any executive officer, director or employee of any Stockholder, on the other hand (other than employment or compensation arrangements in the ordinary course consistent with past practice approved in accordance with this Agreement).

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Bankruptcy Code” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Beneficial Ownership” or “Beneficially Own” has the meaning given to such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule. Notwithstanding anything to the contrary set forth herein, prior to the pledgee commencing action to foreclose upon any shares of Common Stock pledged pursuant to any Qualified Pledge, such pledged shares of Common Stock will be deemed Beneficially Owned by the pledging party.

“Board” means the Board of Directors of the Company.

“Breaching Employee Stockholder” has the meaning set forth in Section 5.4(e).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law or executive order to close.

“Bylaws” means the bylaws of the Company, as may be amended or modified from time to time.

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“Cause” means, with respect to any Director, (a) willful misconduct or gross negligence in the performance of such Director’s duties or responsibilities to the Company, (b) the violation of any material Company policy or agreement applicable to such Director, or (c) such Director’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony or a crime involving an act of moral turpitude.

“Centerbridge Director” has the meaning set forth in Section 2.1(a)(i).

“Centerbridge Stockholders” means, collectively, (a) the Persons identified as “Initial Centerbridge Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended or modified from time to time.

“Chairman” has the meaning set forth in Section 2.1(b).

“Chief Executive Officer” means, at any particular time, the individual then serving as the Chief Executive Officer of the Company.

“Common Stock” means the Company’s common stock, par value $0.001 per share, including any subdivisions, combinations, splits or reclassifications thereof.

“Company” has the meaning set forth in the preamble of this Agreement.

“Competitor” means any Person engaged (whether directly or indirectly) (a) in the business of owning or operating paper mills or producing coated paper, supercalendered paper, or specialty paper or (b) in any other business in which the Company is, at any time in question, engaged and which accounts for twenty percent (20%) or more of the consolidated revenues or EBITDA of the Company for the twelve (12) month period ended immediately prior to such time, or any Affiliate of any such Person; provided, that no Person shall be deemed to be a Competitor solely on account of the ownership of twenty-five percent (25%) or less of (i) the outstanding shares of any class of equity securities traded on any national securities exchange and/or (ii) the outstanding principal amount of any (x) loans under any credit facility of any such entity and/or (y) debt securities issued by any such entity.

“Confidential Information” means any information concerning the organization, business, technology, trade secrets, know-how, finance, transactions or affairs of a Person (whether conveyed in written, oral or any other form and whether such information has been furnished before, on or after the date of this Agreement) that is not known to the public or otherwise publicly available.

“Delay Period” has the meaning set forth in Section 7.2(e).

“Demand Notice” has the meaning set forth in Section 7.2(a).

“Demand Registration” has the meaning set forth in Section 7.2(c).

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“Designated Directors” means, collectively, the Directors designated by the Designating Stockholders pursuant to Section 2.1.

“Designating Stockholder” means, as applicable, the Centerbridge Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1), the Goldman Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1), the JPMC Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1) and the Oaktree Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1).

“Director” means a member of the Board.

“Director Designation Notice” has the meaning set forth in Section 2.1(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Dilutive Securities” has the meaning set forth in Section 6.1(a).

“Disinterested Director” means, with respect to any matter, any Director other than a Director that has, directly or indirectly, any pecuniary or other interest in such matter (other than any interest arising solely as a result of the ownership of Common Stock); provided, that no Designated Director shall be deemed to have a pecuniary or other interest in any matter involving the Designating Stockholder entitled to designate such Designated Director solely as a result of such designation.

“Drag-Along Buyer” has the meaning set forth in Section 5.4(a).

“Drag-Along Closing” has the meaning set forth in Section 5.4(c).

“Drag-Along Notice” has the meaning set forth in Section 5.4(b).

“Drag-Along Seller” has the meaning set forth in Section 5.4(a).

“Effective Date” has the meaning given to such term in the Plan.

“Effectiveness Period” has the meaning set forth in Section 7.2(d).

“Eligible Stockholder” means, at any particular time, any Stockholder that Beneficially Owns (including all shares Beneficially Owned by its Affiliates and Related Funds) at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders.

“Employee Stockholder” means any Person who Beneficially Owns shares of Common Stock received under or pursuant to the terms of the LTIP or any similar benefit or incentive programs or agreements covering directors, employees or consultants of the Company and its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“FERC Condition” means all required Federal Energy Regulatory Commission approvals under Section 203 of the Federal Power Act shall have been obtained with respect to the issuance of Common Stock to the Centerbridge Stockholders pursuant to the Plan.

“FINRA” means the Financial Industry Regulatory Authority.

“free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Fund Indemnitor” has the meaning set forth in Section 8.9.

“GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States of America and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

“Goldman Director” has the meaning set forth in Section 2.1(a)(ii).

“Goldman Stockholders” means, collectively, (a) the Persons identified as “Initial Goldman Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or any non-governmental self-regulatory agency or other instrumentality of the United States of America, any foreign country, or any domestic or foreign state, county, city or other political subdivision.

“Indemnified Party” has the meaning set forth in Section 7.7(c).

“Indemnifying Party” has the meaning set forth in Section 7.7(c).

“Indemnitee” has the meaning set forth in Section 8.9.

“Initial Stockholder” means each Stockholders listed on Schedule 1 hereto.

“Inspectors” has the meaning set forth in Section 7.4(j).

“Interruption Period” has the meaning set forth in Section 7.4.

“IPO” has the meaning set forth in Section 7.2(a)(i).

“IPO Registration Statement” has the meaning set forth in Section 7.1(a).

“IPO Target Date” has the meaning set forth in Section 7.1(a).

“JPMC Director” has the meaning set forth in Section 2.1(a)(iii).

“JPMC Stockholders” means, collectively, (a) the Persons identified as “Initial JPMC Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

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“Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law in the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Losses” has the meaning set forth in Section 7.7(a).

“LTIP” means the NewPage Holdings Inc. 2012 Long-Term Incentive Plan.

“Majority Sale” has the meaning set forth in Section 5.4(a).

“Marketing Materials” has the meaning set forth in Section 7.7(a).

“Notice of Preemptive Rights” has the meaning set forth in Section 6.1(b).

“NPC” has the meaning set forth in the recitals to this Agreement.

“Oaktree Director” has the meaning set forth in Section 2.1(a)(iv).

“Oaktree Stockholders” means, collectively, (a) the Persons identified as “Initial Oaktree Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Other Purchasers” has the meaning set forth in Section 6.1(d).

“Parties” means, collectively, at any particular time, the Company and each of the Stockholders party to this Agreement at such time. Each of the Parties is referred to as a “Party.”

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, or government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 7.3(a).

“Plan” has the meaning set forth in the preamble of this Agreement.

“Proposed Transfer” has the meaning set forth in Section 5.1(b).

“Pro Rata Portion” means:

(a) for purposes of Section 5.4 (drag-along rights), with respect to any Employee Stockholder, a number of shares of Common Stock determined by multiplying (i) the aggregate number of shares of Common Stock Beneficially Owned by such Employee Stockholder by (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock proposed to be Transferred by the Drag-Along Seller to the Drag-Along Buyer and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Drag-Along Seller.

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(b) for purposes of Section 5.5 (tag-along rights), (x) with respect to each Tagging Stockholder, a number of shares of Common Stock determined by multiplying (i) the total number of shares of Common Stock proposed to be Transferred by the Selling Stockholder to the Tag-Along Buyer, by (ii) a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by the Tagging Stockholder and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Selling Stockholder and all of the Employee Stockholders, and (y) with respect to the Selling Stockholder, the total number of shares of Common Stock proposed to be Transferred by the Selling Stockholder minus the aggregate number of shares of Common Stock with respect to which the Tagging Stockholders have exercised their “tag-along” rights pursuant to Section 5.5.

(c) for purposes of Section 6.1 (preemptive rights), with respect to any Eligible Stockholder, a number of Dilutive Securities determined by multiplying (i) the aggregate number of Dilutive Securities the Company proposes to issue on the relevant issuance date by (ii) a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by such Eligible Stockholder immediately prior to such date and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by all Stockholders.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any free writing prospectus.

“Qualified Pledge” means a bona fide pledge of shares of Common Stock in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions which has entered into such transaction in the ordinary course of such business.

“Qualified Public Offering” means a bona fide underwritten public offering of shares of Common Stock by a nationally recognized investment banking firm that is registered under the Securities Act and that results in (a) the issuance and/or sale, pursuant to such offering, of shares constituting at least ten percent (10%) of the total outstanding shares of Common Stock (calculated on an as-issued basis) and (b) the listing of such shares of Common Stock on The NASDAQ Stock Market or the New York Stock Exchange.

“Records” has the meaning set forth in Section 7.4(j).

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“Registrable Securities” means all shares of Common Stock Beneficially Owned by any Stockholder, and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such shares of Common Stock, provided, that any such securities shall cease to be Registrable Securities (a) upon sale to the public pursuant to a Registration Statement or Rule 144 under the Securities Act or (b) upon repurchase by the Company.

“Registration” means registration under the Securities Act of an offering of Registrable Securities pursuant to Section 7.1 or pursuant to a Demand Registration or a Piggyback Registration.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and shall also include any registration statement filed pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with any offering.

“Related Fund” means, with respect to any Person, (a) any fund, account or investment vehicle that is controlled or managed (i) by such Person, (ii) by any Affiliate of such Person or (iii) by the same investment manager or advisor as the investment manager or advisor for such Person, or by an Affiliate of such investment manager or advisor or (b) any Person formed and controlled by any of the foregoing.

“Representative” means, with respect to any Person, such Person’s employees, officers, directors, legal counsel, accountants, financial advisors, consultants and other representatives.

“Requesting Stockholder” has the meaning set forth in Section 5.1(b).

“road show” has the meaning given to such term in Rule 433 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 5.5(a).

“Shelf Registration” means a Registration Statement relating to Registrable Securities to provide for the sale by the Stockholders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Stockholders” means, collectively, each of the Initial Stockholders and any other Person who (a) is a Transferee of shares of Common Stock, whether from another Stockholder or from the Company and (b) is required by this Agreement to agree to be bound by the terms and conditions of this Agreement and, with respect to any Stockholder that is a natural person shall

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include his or her legal representatives, executors or administrators when the context so requires. Each Person that receives shares of Common Stock pursuant to the Plan (and their respective successors and assigns) shall automatically be deemed a party to this Agreement as a “Stockholder” hereunder, whether such Person receives such shares on or after the Effective Date (as defined in the Plan) and regardless of whether it executes or delivers a signature page to this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly, (a) Beneficially Owns more than fifty percent (50%) of the outstanding equity interests, (b) has the power to elect, or to direct the election of, a majority of the members of the board of directors or other governing body, (c) is a general partner, with respect to any such other Person that is a partnership, or (d) is the managing member or serves in a similar role, with respect to any such other Person that is a limited liability company.

“Subsidiary Board” means, with respect to each Subsidiary of the Company, its respective board of directors, board of managers or similar governing body.

“Tag-Along Buyer” has the meaning set forth in Section 5.5(a).

“Tag-Along Notice” has the meaning set forth in Section 5.5(b).

“Tag-Along Rights Holder” has the meaning set forth in Section 5.5(a).

“Tagging Stockholder” has the meaning set forth in Section 5.5(a).

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, provided, however that (a) any sale, transfer, assignment, conveyance or other disposition to the Company or any Subsidiary of the Company shall not be a Transfer, (b) no Transfer of shares of Common Stock shall be deemed to have occurred as a result of the entry into, modification of or existence of any Qualified Pledge, it being understood and agreed that a Qualified Pledge does not convey upon the pledgee any of the rights of a Stockholder under this Agreement, including any right to vote, or to direct the vote, of the pledged shares of Common Stock and (c) any foreclosure, transfer in lieu of foreclosure or other enforcement of any Qualified Pledge shall be deemed to constitute a Transfer hereunder.

“Transfer Approval Period” has the meaning set forth in Section 5.1(b).

“Transferee” means any Person acquiring shares of Common Stock pursuant to any Transfer.

“Transfer Request” has the meaning set forth in Section 5.1(b).

“underwritten registration” or “underwritten offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

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SECTION 1.2 Rules of Interpretation. Unless the context otherwise clearly requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “including” shall be deemed to be followed by the phrase “without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; (g) any definition of or reference to any agreement, instrument, document, statute, rule or regulation herein shall be construed as referring to such agreement, instrument, document, statute, rule or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (h) if the date to perform any act or to give any notice under or with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

ARTICLE II

BOARD OF DIRECTORS AND GOVERNANCE

SECTION 2.1 Board Composition; Election and Removal of Directors.

(a) Board Composition. Each Stockholder agrees to vote (or shall cause to be voted) all shares of Common Stock that it Beneficially Owns, and shall take all other necessary actions within its control, to ensure that the number of Directors constituting the entire Board shall be not less than six (6) nor more than twelve (12), as determined within that range by the Board, subject to adjustment in accordance with Section 2.5(b) and/or the last sentence of this Section 2.1(a), and that the following individuals shall be elected to the Board to serve as Directors:

(i) subject to prior satisfaction of the FERC Condition and for so long as the Centerbridge Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the Centerbridge Stockholders (the “Centerbridge Director”);

(ii) for so long as the Goldman Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the Goldman Stockholders (the “Goldman Director”);

(iii) for so long as the JPMC Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the JPMC Stockholders (the “JPMC Director”);

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(iv) for so long as the Oaktree Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the Oaktree Stockholders (the “Oaktree Director”); and

(v) the Chief Executive Officer, provided, that the Chief Executive Officer shall be employed under an employment agreement which provides that, upon any termination of such Person’s employment (whether by the Company or the executive, regardless of whether or not for “cause”), such executive shall, upon any request by the Board, immediately resign as a Director and, as applicable, from the boards of directors of the Company’s Subsidiaries and any other Person for which he or she is serving, at the request of the Company, as a director, member, manager, trustee or other similar capacity.

Any Designating Stockholder that has not designated a Designated Director on or before the date of this Agreement shall have the right, in its discretion and at any time after the date hereof, to designate a Designated Director pursuant to the foregoing clause (i), (ii) or (iii), as applicable, by written notice to the Company (a “Director Designation Notice”). The Company shall, promptly following its receipt of a Director Designation Notice from any Designating Stockholder, provide written notice thereof to each of the other Stockholders and the number of Directors constituting the entire Board shall be increased by one, with the resulting Board vacancy filled by the individual specified in the Director Designation Notice.

(b) Chairman. The Board shall elect a chairman (the “Chairman”) from among the members of the Board.

(c) Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a Director (other than a Designated Director), such vacancy shall be filled until the election and qualification of such Director’s successor, by an individual designated by a majority of the Directors remaining in office. Except as set forth in Section 2.1(f), in the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a Designated Director, the Designating Stockholder that designated such Director shall, for so long as it is entitled to designated a Director pursuant to Section 2.1(a), have the exclusive right to fill such vacancy.

(d) Removal. If any Designating Stockholder proposes to remove its respective Designated Director from the Board, the other Stockholders agree, promptly upon any request from such Designating Stockholder, to cooperate in effecting such removal and taking any actions necessary to fill any resulting vacancy in accordance with Section 2.1(c). Any Designated Director may be removed for Cause by the affirmative vote or written consent of Stockholders who Beneficially Own a majority of the outstanding shares of Common Stock held by all Stockholders, but Designated Directors may not otherwise be removed except as set forth in the immediately preceding sentence and Section 2.1(f). Any Director that is not a Designated Director may be removed at any time, with or without Cause, by the affirmative vote or written consent of Stockholders who Beneficially Own a majority of the outstanding shares of Common Stock held by all Stockholders.

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(e) Board Committees. Except to the extent prohibited by applicable Law or the rules of any stock exchange on which the Common Stock may be listed, any Designating Stockholder shall have the right, at its option, to have its respective Designated Director seated on any one or more committees of the Board.

(f) Loss of Designating Stockholder Status. Notwithstanding anything contained in this Section 2.1, if any of the Designating Stockholders ceases to Beneficially Own, at any time, at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, then such Designating Stockholder (i) shall thereupon cease to be a “Designating Stockholder” for all purposes of this Agreement and shall no longer have the right to designate a Designated Director pursuant to this Section 2.1, (ii) shall, if its loss of Designating Stockholder status is a result of any Transfer of Common Stock by such Designating Stockholder, promptly (and in no event more than one Business Day thereafter) notify the Company of such fact, and (iii) shall cause its respective Designated Director to promptly resign from the Board and from any Board committee on which he or she is seated, and if such Designated Director fails to promptly resign, the Company and the Stockholders shall take all necessary actions within their control to effectuate such removal. Any Board vacancy created by this Section 2.1(f) shall be filled by the Directors remaining in office.

(g) No Transfer of Designated Director Rights. Designating Stockholders may not Transfer their rights pursuant to this Section 2.1 to any other Person.

(h) Further Assurances. The Company hereby agrees to cause each individual designated as a Designated Director to be nominated to serve as a Director, and to take all other necessary actions (including calling special meetings of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in Section 2.1(a) and to otherwise effectuate the provisions of this Section 2.1. Each Stockholder hereby agrees to vote, in person or by proxy, all of the shares of Common Stock that it Beneficially Owns, at any annual or special meeting of Stockholders or pursuant to any written consent of the Stockholders in lieu of a meeting, and take all other necessary actions within its control, to effectuate the provisions of this Section 2.1.

SECTION 2.2 Action by the Board; Affiliate Transactions. Except as otherwise set forth in this Agreement or in the Bylaws, all actions taken by the Board shall be taken by a majority vote of the Directors present at any meeting at which a quorum is present. Notwithstanding the foregoing, entering into or engaging in, or amending or modifying the terms of, an Affiliate Transaction shall require the affirmative approval of a majority of Disinterested Directors.

SECTION 2.3 D&O Indemnification and Insurance. The Company shall, or shall cause NPC to, enter into an indemnification agreement with each Director upon his or her appointment in such form as is adopted by the Board. The Company shall maintain continuously in effect directors’ and officers’ liability insurance and each director shall be covered under such insurance.

SECTION 2.4 Reimbursement and Compensation. The Company shall pay the reasonable out-of-pocket costs and expenses incurred by each Director in the course of his or her service to the Company, including in connection with attending regular and special meetings of

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the Board and any Board committees on which he or she is seated, in each case subject to the Company’s policies and procedures with respect thereto (including the requirement of reasonable documentation thereof). Directors may be compensated for their service as a Directors, at the discretion of the Board.

SECTION 2.5 Actions Requiring Stockholder Approval. Notwithstanding that a lesser percentage vote may be specified by Law, by the Certificate of Incorporation or Bylaws, or otherwise, the Company and the Stockholders agree that:

(a) Majority Approval. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without first obtaining Board approval and the affirmative vote or written consent of Stockholders who Beneficially Own a majority of the outstanding shares of Common Stock held by all Stockholders:

(i) merge, consolidate with or into, engage in a share exchange with, or otherwise consummate any similar business combination transaction with, any other Person (other than transactions solely involving the merger or consolidation of a wholly owned Subsidiary with or into, or a share exchange by a wholly owned Subsidiary with, the Company or another wholly owned Subsidiary of the Company);

(ii) sell, assign, lease, license transfer or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, considered on a consolidated basis (other than any such transaction solely between the Company and one or more wholly owned Subsidiaries or between one or more wholly owned Subsidiaries of the Company); or

(iii) enter into any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.

(b) Supermajority Approval. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without first obtaining Board approval and the affirmative vote or written consent of Stockholders who Beneficially Own at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders:

(i) initiate or take any action for the liquidation, dissolution or winding up of the Company or any of its Subsidiaries;

(ii) make any change in the number of Directors that constitutes the entire Board outside of the range set forth in Section 2.1(a); or

(iii) enter into any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.

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ARTICLE III

ACCESS TO INFORMATION

SECTION 3.1 Exchange Act Registration. As soon as practicable after the date of this Agreement (but in no event later than the date that is six (6) months after the date of this Agreement), the Company shall file a Registration Statement on Form 10 to register the Common Stock under the Exchange Act, and shall thereafter use its best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable.

SECTION 3.2 Information to be Provided by the Company.

(a) Periodic Reports. From the date of this Agreement until the Registration Statement on Form 10 is filed pursuant to Section 3.1 and becomes effective, and at any other time that the Company is not subject to the periodic and current reporting requirements of the Exchange Act, the Company shall provide the following reports to the Stockholders by posting them on the Company’s website (which postings shall include, for each such annual or quarterly report, the dial-in instructions for any Person that wishes to participate in the conference call to be held with respect to such report pursuant to Section 3.2(b)) and in an electronic data room to which each Stockholder is given access:

(i) within one hundred twenty (120) days after the fiscal year ending December 31, 2012, and within ninety (90) days after the end of each subsequent fiscal year, an annual report containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K if the Company had been a reporting company under the Exchange Act;

(ii) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q if the Company had been a reporting company under the Exchange Act; and

(iii) within five (5) Business Days after the occurrence of any event that would have been required to be reported in a Current Report on Form 8-K if the Company had been a reporting company under the Exchange Act, a current report containing substantially all of the information that would have been required to be reported in such a Form 8-K.

(b) Quarterly Conference Calls. Within fifteen (15) days after providing any annual or quarterly report to the Stockholders pursuant to Section 3.2(a), the Company shall hold a conference call with the Stockholders to discuss the information contained in such report and the Company’s results of operations and financial performance, and to answer questions related thereto.

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ARTICLE IV

CERTIFICATE OF INCORPORATION AND BYLAWS

The Stockholders acknowledge and agree that, as of the date of this Agreement, the Certificate of Incorporation and the Bylaws shall be in effect in the forms attached as Exhibit A and Exhibit B hereto, respectively. If and to the extent that any provision of this Agreement conflicts with or is inconsistent with any provision of the Certificate of Incorporation (other than Article VIII (Indemnification of Directors and Officers)) or the Bylaws (other than Section 5 (Indemnification)), then to the fullest extent permitted by Law, such provision of this Agreement shall be controlling and, to the extent practicable, the conflicting or inconsistent provision of the Certificate of Incorporation and/or Bylaws, as applicable, shall be construed in a manner consistent with such provision of this Agreement. It is hereby agreed that neither the Certificate of Incorporation nor the Bylaws will be amended in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE V

TRANSFERS OF SHARES

SECTION 5.1 Restrictions on Transfers.

(a) General. Each Stockholder, severally and not jointly, agrees and acknowledges that, except with the prior written consent of the Company, such Stockholder will not Transfer any shares of Common Stock except as expressly permitted by this Agreement. Any Stockholder may Transfer all or any portion of its shares of Common Stock at any time to any Person that is not a Competitor, provided, that such Transfer (i) complies with the Securities Act and all applicable state securities and “blue sky” laws, (ii) will not result in the Company’s being required to file reports under the Exchange Act if it is not otherwise then subject to such requirements, (iii) does not require approval by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act or such approval has been obtained, and (iv) except for any Transfer to a Related Fund of such Stockholder, is made pursuant to a Transfer Request that has been (or is deemed to have been) approved by the Company. Any attempted or purported Transfer of all or a portion of the shares of Common Stock that is not expressly permitted by this Section 5.1 shall be null and void ab initio and of no force or effect whatsoever, and (A) the Company shall not recognize any such attempted or purported Transfer in its books and records and (B) the purported Transferee shall not be treated as an owner of shares of Common Stock for any purpose, and shall not be entitled to any of the rights of ownership with respect to such shares of Common Stock, including the right to vote such shares or to receive a certificate for such shares or to receive any dividends or other distributions on or with respect to such shares.

(b) Transfer Requests. In order to provide for the effective policing of Section 5.1(a), any Stockholder who proposes to effect any Transfer of shares of Common Stock to any Person other than a Related Fund of such Stockholder (a “Proposed Transfer”) must submit to the Company, at least three (3) Business Days prior to the date of the Proposed Transfer, a written notice that contains the following information and requests that the Company

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approve the Proposed Transfer pursuant to this Section 5.1(b) (any such notice, a “Transfer Request”): (i) the name of the Stockholder proposing such Transfer (the “Requesting Stockholder”) and the number of shares of Common Stock that it Beneficially Owns, (ii) the name, address, jurisdiction of organization or citizenship and telephone number of the proposed Transferee, (iii) the number of shares of Common Stock that are subject to the Proposed Transfer and (iv) the date on which the Proposed Transfer is expected to occur. Within three (3) Business Days after its receipt of a Transfer Request, which period shall automatically be extended to the first Business Day after the Company receives all such additional information as the Company in its discretion may reasonably request from the Requesting Stockholder and/or the proposed transferee (which may include an opinion of counsel to establish that registration of the Proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws) (such period, the “Transfer Approval Period”), the Company shall determine whether to approve or deny the Proposed Transfer and shall notify the Requesting Stockholder of such determination; provided, that the Company shall not deny a Proposed Transfer unless it determines that (x) the proposed Transferee is a Competitor or (y) such Proposed Transfer does not satisfy the requirements set forth in Section 5.1(a)(ii) (but for the avoidance of doubt, the Company may, in its discretion, approve a Proposed Transfer despite the fact that it does not satisfy the requirements set forth in Section 5.1(a) or waive, including in advance in a separate agreement, any such requirements with respect to any Person); provided, further, that if the Company does not notify the Requesting Stockholder of its determination within the Transfer Approval Period, the Company shall be deemed to have approved such Transfer.

(c) Joinder. With respect to any Transfer of shares of Common Stock, the Transferee of such shares shall execute and deliver to the Company, as a condition precedent to the effectiveness of such Transfer, an instrument in substantially the form attached hereto as Exhibit C (or such other documentation as is agreed by the Company and such Transferee) to confirm that the Transferee takes such shares subject to all the terms and conditions of this Agreement and agrees to be bound by all of the terms and conditions of this Agreement.

SECTION 5.2 Legend on Certificates.

(a) Each outstanding certificate representing shares of Common Stock that are subject to this Agreement shall bear an endorsement reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) WERE ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND TO THE EXTENT THE HOLDER OF THE SECURITIES IS AN “UNDERWRITER,” AS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

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THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES IS RESTRICTED BY THE TERMS OF, AND THE HOLDER HEREOF IS SUBJECT TO CERTAIN OTHER OBLIGATIONS PURSUANT TO, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER [•], 2012, AS MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, AMONG THE COMPANY AND HOLDERS OF ITS COMMON STOCK. THE VOTING RIGHTS OF ANY HOLDER HEREOF THAT IS A “COMPETITOR” OF THE COMPANY ARE SUBJECT TO THE LIMITATIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION. COPIES OF SUCH STOCKHOLDER AGREEMENT AND THE CERTIFICATE OF INCORPORATION ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

(b) In the event that the Common Stock shall cease to be subject to the restrictions on Transfer set forth in this Article V, the Company shall, upon the written request of any Stockholder, issue to such holder a new certificate evidencing the shares of Common Stock Beneficially Owned by such Stockholder without the legend required by this Section 5.2.

SECTION 5.3 No Circumvention of Stock Transfer Restrictions. Each Party agrees that the Transfer restrictions in this Agreement may not be avoided by the holding of shares of Common Stock directly or indirectly through a Person that can itself be sold in order to dispose of an interest in shares of Common Stock free of such restrictions. Any Transfer of any shares of Common Stock (or other interest) resulting in any change in the control, directly or indirectly, of a Stockholder or of any other Person having control, directly or indirectly, over that Stockholder shall be treated as being a Transfer of the shares of Common Stock Beneficially Owned by that Stockholder, and the provisions of this Agreement that apply in respect of the Transfer of shares of Common Stock shall thereupon apply in respect of the shares of Common Stock so held; provided that this Section 5.3 shall not apply in respect of a bona fide Transfer of equity securities of a Person having a direct or indirect interest in any shares of Common Stock, where that interest does not represent more than ten percent (10%) of the assets of that Person.

SECTION 5.4 Drag-Along - Employee Stockholders.

(a) In the event that any Stockholder or group of Stockholders (collectively, in such capacity, the “Drag-Along Seller”) proposes to Transfer to any Person or a group of Persons that is not an Affiliate or Related Fund of such Stockholder(s) (a “Drag-Along Buyer”), in one transaction or a series of related transactions, shares of Common Stock representing more than fifty percent (50%) of the then-outstanding shares of Common Stock (a “Majority Sale”), the Drag-Along Seller shall have the right to require each of the Employee Stockholders to Transfer its Pro Rata Portion of the shares of Common Stock to the Drag-Along Buyer, as part of such Majority Sale, upon the same terms and subject to the same conditions as are applicable to the Drag-Along Seller.

(b) In order to exercise its rights under Section 5.4(a) with respect to any Majority Sale, the Drag-Along Seller shall provide written notice of such Majority Sale to the Company and the Employee Stockholders (or, if requested to do so in writing, the Company shall provide such notice to the Employee Stockholders on behalf of the Drag-Along Seller),

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which notice shall include the following information with respect to such Majority Sale (a “Drag-Along Notice”): the identity of the Drag-Along Buyer, the number of shares of Common Stock proposed to be Transferred by the Drag-Along Seller, the total number of shares of Common Stock (and each Employee Stockholder’s Pro Rata Portion thereof) to be Transferred to the Drag-Along Buyer pursuant to the Majority Sale, and the other material terms and conditions of the Majority Sale, including the purchase price payable for the shares of Common Stock and the anticipated closing date, which shall be at least ten (10) Business Days after the date of such notice. Notwithstanding the foregoing, with respect to any Majority Sale, (i) no Employee Stockholder will be required to make any representations or warranties, or provide any indemnity to any Person, other than with respect to its having unencumbered title to the shares of Common Stock that it is required to Transfer in such Majority Sale and the power, authority and legal right to Transfer such shares and (ii) the aggregate liability or loss incurred by any Employee Stockholder with respect to such representations, warranties, indemnities or other agreements shall not exceed the proceeds that such Employee Stockholder receives, or is entitled to receive, in connection with such Majority Sale.

(c) At the closing of any Majority Sale (the “Drag-Along Closing”), each Employee Stockholder shall deliver to the Drag-Along Buyer certificates or other instruments, duly endorsed in blank for Transfer or accompanied by stock powers duly endorsed in blank, in either case with signatures guaranteed, representing such Employee Stockholder’s Pro Rata Portion of the total number of shares of Common Stock to be Transferred to the Drag-Along Buyer pursuant to the Majority Sale, against payment of a pro rata share of the purchase price (net of a pro rata share of any holdback or escrow) for such shares. Each Employee Stockholder hereby authorizes and directs the Company (or the Company’s transfer agent, as applicable) to record in the books and records of the Company the Transfer of such number of shares of Common Stock from such Employee Stockholder to the Drag-Along Buyer, as of the date of the Drag-Along Closing. In addition, each Employee Stockholder shall take any and all actions as the Drag-Along Seller or the Drag-Along Buyer may reasonably request from time to time, to effectuate such Transfer and vest in the Drag-Along Buyer all shares of Common Stock that such Employee Stockholder is required to Transfer in such Majority Sale, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

(d) With respect to any Majority Sale that is structured as a merger, consolidation, amalgamation, or similar transaction, each Employee Stockholder shall, to the extent applicable: (i) vote, at a meeting of stockholders or by written consent in lieu of a meeting, all of its shares of Common Stock in favor of such transaction; (ii) waive or refrain from exercising any appraisal, dissenters’ or similar rights with respect to such transaction; and (iii) take such other action, consistent with Section 5.4(b), as may reasonably be required to complete such transaction.

(e) Solely for purposes of Section 5.4(d) and in order to secure the performance of each Employee Stockholder’s obligations under Section 5.4(d) with respect to any Majority Sale, each Employee Stockholder hereby irrevocably appoints the Drag-Along Seller as its attorney-in-fact and proxy (with full power of substitution) to vote or provide a written consent with respect to any and all of its shares of Common Stock, if, and only in the event that, such Employee Stockholder fails to vote in favor of or provide a written consent with respect to its shares of Common Stock in accordance with the terms of Section 5.4(d) within

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three (3) Business Days of a request for such vote or written consent (any such Employee Stockholder, a “Breaching Employee Stockholder”). Upon any such failure, the Drag-Along Seller shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each Breaching Employee Stockholder’s shares of Common Stock solely for the purpose of taking the actions required by Section 5.4(d). Each Employee Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Employee Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in Section 5.4(d) with respect to any of its shares of Common Stock. Notwithstanding the foregoing, the conditional proxy granted by this Section 5.4(e) shall be deemed to be revoked upon the termination of this Article V in accordance with its terms.

(f) If any Majority Sale is not consummated within ninety (90) days of the date the applicable Drag-Along Notice was provided (which ninety (90)-day period may be extended by notice from the Drag-Along Seller to the Employee Stockholders for up to two- hundred and seventy (270) days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the applicable antitrust and competition laws has not then been obtained), the Drag-Along Seller shall return to the Employee Stockholders all applicable instruments representing shares of Common Stock that the Employee Stockholders delivered for Transfer, together with any other documents, that have been executed by the Employee Stockholders in connection with such proposed Majority Sale and are in the Drag-Along Seller’s possession or control.

SECTION 5.5 Tag-Along - Employee Stockholders.

(a) In the event that any Stockholder or group of Stockholders (collectively, in such capacity, the “Selling Stockholder”) proposes to Transfer shares of Common Stock to any third party that is not an Affiliate or Related Fund of such Stockholder (the “Tag-Along Buyer”) pursuant to a Majority Sale, other than a Majority Sale with respect to which the Drag-Along Seller exercises its “drag-along” rights pursuant to Section 5.4, each Employee Stockholder (a “Tag-Along Right Holder”) shall have the right to participate in the Majority Sale by Transferring up to its Pro Rata Portion to the Tag-Along Buyer on the same terms and conditions as those proposed by the Selling Stockholder (each such participating Tag-Along Right Holder, the “Tagging Stockholder”).

(b) The Selling Stockholder shall give written notice (a “Tag-Along Notice”) to each Tag-Along Right Holder of a Majority Sale, setting forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Tag-Along Buyer, the proposed amount and form of consideration and other terms and conditions of payment offered by the Tag-Along Buyer. The Selling Stockholder shall deliver or cause to be delivered to each Tag-Along Right Holder copies of all transaction documents relating to the Majority Sale as the same become available. The tag-along rights provided by this Section 5.5 must be exercised by a Tag-Along Right Holder by delivery of an irrevocable written notice to the Selling Stockholder, within ten (10) Business Days after the date of the Tag-Along Notice, which notice shall specify the portion of such Tagging Stockholder’s Pro Rata Portion of the shares of Common Stock that it wishes to include in the Majority Sale. In the event that the Tag-Along Buyer fails to purchase all the shares of Common Stock proposed to be Transferred by the

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Selling Stockholder and the Tagging Stockholders, then the number of shares of Common Stock that the Selling Stockholder and each Tagging Stockholder is permitted to sell in such Majority Sale shall be reduced pro rata based on the number of shares of Common Stock proposed to be Transferred by the Selling Stockholder or such Tagging Stockholder, as applicable, relative to the aggregate number of shares of Common Stock proposed to be Transferred by the Selling Stockholder and all Tagging Stockholders. The Selling Stockholder shall have a period of ninety (90) days following the expiration of the ten (10) Business Day notice period mentioned above to sell all the shares of Common Stock agreed to be purchased by the Tag-Along Buyer on the terms specified in the notice required by the first sentence of this Section 5.5(b).

(c) Any Transfer of shares of Common Stock by a Tagging Stockholder to a Tag-Along Buyer pursuant to this Section 5.5 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Selling Stockholder Notwithstanding the foregoing, no Tagging Stockholder shall be required to make any representation or warranty, or provide any indemnity to any person, in connection with any Majority Sale other than with respect to the unencumbered title to its shares of Common Stock and its power, authority and legal right to Transfer such shares of Common Stock and the aggregate liability or loss as a result of such representations, warranties, indemnities or other agreements shall not exceed the proceeds such Tagging Stockholder received in connection with such Majority Sale. Each Tagging Stockholder shall be responsible for its proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the Tag-Along Buyer or the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Preemptive Rights.

(a) In the event that the Company proposes to sell or otherwise issue shares of Common Stock or any other equity securities of the Company or any of its Subsidiaries, or any rights or securities (including options or warrants) exercisable, exchangeable or convertible into shares of Common Stock or such equity securities, whether immediately, upon the happening of any event or the passage of time, or otherwise, and whether issued by the Company, any Subsidiary of the Company or any other Person (collectively, “Dilutive Securities”), each Eligible Stockholder shall have the right to acquire a portion of such Dilutive Securities, in accordance with the provisions of this Section 6.1.

(b) Not later than fifteen (15) Business Days prior to the anticipated issuance date of Dilutive Securities, the Company shall give written notice (the “Notice of Preemptive Rights”) to each Eligible Stockholder which shall state the Company’s intention to issue Dilutive Securities, the type and amount of Dilutive Securities to be issued, the purchase price therefor, a summary of the other material terms of the proposed issuance and the Pro Rata Portion of such Dilutive Securities which the Eligible Stockholder to which the notice is directed may purchase in connection with such issuance.

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(c) Each Eligible Stockholder that is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act shall have the right to purchase up to its Pro Rata Portion of such Dilutive Securities at the price and on the terms and conditions specified in the Notice of Preemptive Rights by delivering an irrevocable written notice (the “Acceptance Notice”) to the Company no later than fifteen (15) Business Days from the date the Notice of Preemptive Rights is delivered to such Eligible Stockholder at the price and upon the terms specified in the Notice of Preemptive Rights, setting out the number of Dilutive Securities with respect to which such right is being exercised. Such Acceptance Notice shall also include the maximum number of Dilutive Securities the Eligible Stockholder would be willing to purchase in the event any Dilutive Securities remain available for purchase after the date on which Acceptance Notices are due to the Company. If any Eligible Stockholder fails to elect to purchase its full Pro Rata Portion of such Dilutive Securities (or if there are Dilutive Securities in excess of the aggregate Pro Rata Portion of all Eligible Stockholders), the Company shall allocate any remaining amount among those Eligible Stockholders (pro rata in accordance with the shares of Common Stock then Beneficially Owned by each such Eligible Stockholders relative to the aggregate number of shares of Common Stock held by all Eligible Stockholders participating in such issuance of Dilutive Securities) who have indicated in their Acceptance Notice a desire to purchase Dilutive Securities in excess of their respective Pro Rata Portions (it being understood that if Eligible Stockholders elect to purchase more Dilutive Securities than remain available for sale, such allocation shall be made pro rata in accordance with the shares of Common Stock then Beneficially Owned by each such Eligible Stockholder relative to the aggregate number of shares of Common Stock held by all Eligible Stockholders participating in such issuance of Dilutive Securities); provided that no Eligible Stockholder shall be required to purchase more Dilutive Securities than the maximum number set forth in such Eligible Stockholder’s Acceptance Notice.

(d) The Company may sell or issue any Dilutive Securities not covered by an Acceptance Notice to any other Person or Persons, but only upon terms and conditions that are in all respects no more favorable to such other Person or Persons than those set forth in the Notice of Preemptive Rights. If the Company does not consummate the sale or issuance of all or part of such remaining Dilutive Securities to such other Person or Persons within sixty (60) days after the end of the fifteen (15) Business Day period specified in Section 6.1(b), the right provided hereunder shall be deemed to be revived and such Dilutive Securities shall not be issued unless first reoffered to the Eligible Stockholders in accordance with this Section 6.1. Concurrently with the closing of the sale or issuance to such other Person or Persons (the “Other Purchasers”) of all or part of such Dilutive Securities, each Eligible Stockholder shall purchase from the Company, and the Company shall sell or issue to such Eligible Stockholder, the securities covered by the Acceptance Notice delivered to the Company by such Eligible Stockholder on the terms specified in the Notice of Preemptive Rights. The purchase by an Eligible Stockholder of any such securities is subject in all cases to the execution and delivery by the Company and the Eligible Stockholder of (a) a purchase agreement or subscription agreement relating to such securities and (b) all other documents in form and substance similar in all material respects, to the extent applicable, to those executed and delivered by the Company and the Other Purchasers.

(e) If any Eligible Stockholder does not deliver an Acceptance Notice within such fifteen (15) Business Day period, such Eligible Stockholder shall be deemed to have irrevocably waived any and all rights under this Section 6.1 with respect to the purchase of such

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Dilutive Securities (but not with respect to future issuances in accordance with this Section 6.1). Any sale of Dilutive Securities by the Company without first giving the Eligible Stockholders the rights described in this Section 6.1 shall be void and of no force and effect.

(f) This Section 6.1 shall not apply to Dilutive Securities issued (i) under or pursuant to the terms of the LTIP or any similar benefit or incentive programs or arrangements covering directors, employees or consultants of the Company and its Subsidiaries; (ii) as consideration for the acquisition of assets or in any merger or business combination transaction involving the Company or any of its Subsidiaries; (iii) in any public offering registered under the Securities Act; (iv) in connection with a stock split, dividend or similar transaction; or (v) pursuant to the exercise of any options, warrants, convertible securities or other rights that were issued subject to, and in compliance with, this Section 6.1.

SECTION 6.2 Confidentiality. Each Stockholder who has received Confidential Information from the Company or its Representatives agrees that it shall not, and shall cause its Affiliates and Representatives not to, reveal to any other Person other than such Stockholder’s Affiliates and Representatives, or use for any purpose not related to such Stockholder’s investment in the Company, any such Confidential Information without the prior written consent of the Company; provided that such undertaking shall not apply to:

(a) disclosure of Confidential Information that is or has become generally available to the public other than as a result of disclosure by or at the direction of a Party or a Party’s Representatives or the Representatives of any Affiliate of any Party in violation of this Agreement;

(b) disclosures of Confidential Information to the extent necessary or required under any (i) applicable Law, (ii) accounting standard, or (iii) in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement, in each case after giving prior written notice to the other Parties to the extent practicable under the circumstances, and subject to having undertaken any reasonably available arrangements to protect confidentiality (for example, seeking a protective order in relation to such Confidential Information);

(c) disclosures of Confidential Information with respect to the Company by any Stockholder to a third party who is not a Competitor and who has executed a confidentiality agreement whereby such party is bound by the confidentiality provisions of this Agreement;

(d) disclosures of Confidential Information that was available a Party from a source other than the Company, provided that such source, to such Party’s knowledge after reasonable inquiry, is not and was not bound by a duty of confidentiality to the Company with respect to such Confidential Information; or

(e) disclosures of Confidential Information that has been independently acquired or developed by a Party or a Party’s Representatives without violating any of such Party’s obligations under this Agreement.

Notwithstanding any earlier termination of this Agreement, the obligations of each Stockholder under this Section 6.2 shall survive until the earlier of (i) the second anniversary of the termination of this Agreement pursuant to Section 8.1 and (ii) the first anniversary of the date on which such Stockholder ceased to own any shares of Common Stock.

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ARTICLE VII

REGISTRATION RIGHTS

SECTION 7.1 IPO Covenant.

(a) On or before the date that is twelve (12) months after the date of this Agreement (the “IPO Target Date”), the Company shall file, and shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on Form S-1 for the registration and sale of shares of Common Stock pursuant to an underwritten primary or secondary public offering that results in a Qualified Public Offering (the “IPO Registration Statement”).

(b) The Company shall be entitled to postpone the IPO Target Date for a reasonable period of time, if (i) the managing underwriter for such offering advises the Company in writing that unfavorable conditions in the U.S. equity markets are likely to delay or jeopardize the success of such offering (including the price per share of the Common Stock) in any material respect or (ii) the Board determines in good faith and in its reasonable judgment that the registration and distribution of shares of Common Stock pursuant to such Registration Statement is (A) likely to materially interfere with (or require premature disclosure of) any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or (B) otherwise not in the best interests of the Company and its Stockholders.

(c) The Company shall promptly give each Stockholder written notice of any such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that the IPO Target Date shall not be postponed beyond the date that is twenty-four (24) months after the date of this Agreement without the prior written consent of Stockholders holding at least sixty-six and two- thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders.

(d) At any time following the IPO Target Date, if the Company shall not have completed an initial public offering of shares of the Common Stock pursuant to an IPO Registration Statement or filed an IPO Registration Statement that is pending before the SEC, any Stockholder or group of Stockholders that Beneficially Owns in the aggregate shares of Common Stock representing at least 25% of the outstanding shares of Common Stock held by all Stockholders shall be entitled, by written notice, to require the Company to file an IPO Registration Statement within forty-five (45) days after the date of such notice and the Company shall thereafter use its best efforts to cause such IPO Registration Statement to be declared effective as promptly as practicable.

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SECTION 7.2 Demand Registration

(a) Any Stockholder or group of Stockholders that Beneficially Owns, in the aggregate Registrable Securities representing at least ten percent (10%) of the outstanding shares of Common Stock held by all Stockholders shall have the right, by written notice given to the Company (a “Demand Notice”), to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Stockholder(s); provided, however, that:

(i) the Stockholder shall not be permitted to give a Demand Notice, and the Company shall not be required to take any of the actions to register Registrable Securities pursuant to this Section 7.2 until six (6) months following the completion of an initial public offering by the Company of shares of the Common Stock (an “IPO”);

(ii) prior to the time the Company becomes eligible to use Form S-3 (or any successor form) for the registration of Registrable Securities for resale, such Stockholder(s), in the aggregate, shall only be entitled to three (3) Demand Registrations pursuant to the provisions of this Section 7.2 (provided, that each Stockholder entitled to deliver a Demand Notice pursuant to Section 2.1(a) shall be entitled to initiate at least one (1) Demand Registration), unless any Demand Registration does not become effective or is not maintained in effect for the respective periods set forth in Section 7.2(e), in which case the relevant Stockholder(s) will be entitled to an additional Demand Registration pursuant hereto;

(iii) following the time that the Company is eligible to use Form S-3 for the registration of Registrable Securities for resale, in no event shall the Company be required to file more than three (3) Demand Registrations during any twelve (12) month period; and

(iv) the Registrable Securities requested to be registered constitute at least ten percent (10%) of the shares of Common Stock issued and outstanding on the date of this Agreement.

(b) Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify all other Stockholders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration that involves an underwritten offering in which more than one Stockholder participates, in the event that the managing underwriter or underwriters for such offering advise such Stockholders in writing that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered shall be distributed amongst the participating Stockholders pro rata according to each Stockholder’s overall percentage of ownership in the Company at the time of delivery of the Demand Notice. In the event of such a pro-rata distribution, to the extent that any Stockholder (or Stockholders) has not submitted a Demand Notice, or withdraws from the underwriting, then those shares of Common Stock that would have been allocated pro-rata to the non-participating Stockholder if they had participated shall be allocated amongst the participating Stockholders, pro rata according to each participating Stockholder’s overall percentage of ownership in the Company.

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(c) The Company, within forty-five (45) days of the date on which the Company receives a Demand Notice given by Stockholders in accordance with Section 7.2(a), shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Stockholders in such Demand Notice (a “Demand Registration”). Any Demand Registration may, at the request of the Stockholders submitting the Demand Notice Beneficially Owning a majority of the Registrable Securities to be registered pursuant to such Demand Registration, be a Shelf Registration pursuant to Rule 415 under the Securities Act.

(d) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 7.2 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, in either case (x) until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 7.2. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period”.

(e) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 7.2, or suspend the use of any effective Registration Statement under this Section 7.2 (during which suspension each Stockholder Beneficially Owning Registrable Securities covered by the Registration Statement shall discontinue disposition of any Registrable Securities covered by the Registration Statement), for a reasonable period of time (a “Delay Period”), if the Board determines in good faith and in the Board’s reasonable judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Stockholders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) forty-five (45) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least forty-five (45) days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Stockholders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Stockholders of a majority of the Registrable Securities that were to be registered to the Company within forty-five (45)

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days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Stockholders of Registrable Securities are entitled pursuant to this Section 7.2). The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by Directors and executive officers of the Company.

(f) The Company shall not include any securities (whether for its own account or otherwise) that are not Registrable Securities in any Registration Statement filed pursuant to this Section 7.2 without the prior written consent of the Stockholders of a majority in number of the Registrable Securities covered by such Registration Statement. Any such securities so included shall be subject to the cut-back provisions of Section 7.2(b).

(g) Stockholders holding a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 7.2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn shall not be counted for purposes of determining the number of requests for registration to which the Stockholders of Registrable Securities are entitled pursuant to this Section 7.2 if the Stockholders of Registrable Securities who revoked such request reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company’s failure to comply in any material respect with its obligations hereunder or (ii) the institution by the Company of a Delay Period or the occurrence of any Interruption Period, such reimbursement shall not be required.

SECTION 7.3 Piggyback Registration.

(a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering by the Company for its own account or on behalf of any other Person of securities of the same type as the Registrable Securities (other than a registration statement for an IPO), then the Company shall give written notice of such proposed filing to the Stockholders at least fifteen (15) days before the anticipated filing date. Such notice shall offer the Stockholders the opportunity to register such amount of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 7.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice has been given to the Stockholders. Each Stockholder shall be permitted to withdraw all or any portion of the Registrable Securities of such Stockholder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration without incurring cost or liability solely as a result of such withdrawal.

(b) Priority on Piggyback Registrations. The Company shall permit the Stockholders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other Persons included therein.

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Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Stockholders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Stockholders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of Registrable Securities requested to be registered by each such Stockholder or other holder participating in such offering.

(c) Right To Abandon. Nothing in this Section 7.3 shall create any liability on the part of the Company to the Stockholders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 7.3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Stockholder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise. Any such determination not to file or to withdraw a registration statement shall not affect the obligations of the Company to pay or to reimburse all registration expenses pursuant to Section 7.5.

SECTION 7.4 Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 7.2 and 7.3 (and subject to Sections 7.2 and 7.3), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Stockholders’ intended method or methods of distribution thereof, and, subject to the Company’s right to terminate or abandon a registration pursuant to Section 7.3(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Stockholders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section 7.4 if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Stockholders of Registrable Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

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(c) notify the Stockholders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Stockholders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(e) furnish to the Stockholder of any Registrable Securities covered by such Registration Statement and their counsel, and to each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, any free writing prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Stockholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f) prior to any public offering of Registrable Securities covered by such Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Stockholders of such Registrable Securities shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

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(g) upon the occurrence of any event contemplated by Section 7.4(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;

(i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement (if the Registrable Securities are certificated), which are in a form eligible for deposit with The Depository Trust Company;

(j) if such offering is an underwritten offering, make available for inspection by any Stockholder of Registrable Securities included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its Subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), each Stockholder of Registrable Securities agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;

(k) not later than the effective date of a registration statement, the Company shall provide to the Stockholders the CUSIP number for all Registrable Securities; and

(l) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Stockholders of a majority of the Registrable Securities being sold in connection therewith

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(including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Stockholders of the Registrable Securities being sold), addressed to each selling Stockholder of Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 7.7, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require each Stockholder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Stockholder and such Stockholder’s intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Stockholder’s Registrable Securities from such Registration Statement. Notwithstanding the foregoing, in no event shall any Stockholder be required to provide any information about its investors unless required by the SEC to do so.

Each Stockholder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.4(c)(ii), 7.4(c)(iii), 7.4(c)(iv) or 7.4(c)(v), that such Stockholder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.4(g), or until such Stockholder is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Stockholder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

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Each Stockholder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus, free writing prospectus, road show or Prospectus in connection with the offering of such Registrable Securities.

SECTION 7.5 Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the registration of Registrable Securities, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Stockholders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other advisors retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company’s counsel, selected by Stockholders of a majority of the Registrable Securities being registered and reasonably acceptable to the other Stockholders participating in such offering, to represent all such Stockholders, (viii) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any “road show” which are customarily paid or reimbursed by issuers, (ix) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any advisors retained by any Stockholder, other than one counsel for all such Stockholders, and any underwriting discounts or commissions, brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Stockholder, will be payable by such Stockholder and the Company will have no obligation to pay any such amounts.

SECTION 7.6 Underwriting Requirements.

(a) Subject to Section 7.6(c), any Stockholder that initiates a Demand Registration shall have the right, by written notice, to require that such Demand Registration provide for an underwritten offering.

(b) In the case of any underwritten offering pursuant to a Demand Registration, the Company shall be entitled to select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be subject to the reasonable consent of the Stockholder(s) making the demand. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

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(c) In the case of any Registration, no Stockholder shall be entitled to participate in any underwritten offering with respect to any Registrable Securities that it owns unless and until such Stockholder has entered into an underwriting or other agreement with such institution or institutions for such offering in such customary form as the Company and such institution or institutions shall reasonably determine, pursuant to which the Stockholder agrees that it shall not make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities for one-hundred and eighty (180) days, or such other time period as may be required by FINRA regulations or applicable Law, following the effective date of the Registration Statement filed with respect to the IPO; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of the shares to be sold pursuant to such underwriting) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 7.7.

SECTION 7.7 Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto in any preliminary prospectus, any free writing prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Stockholder expressly for use in the Marketing Materials, (y) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such Stockholder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of

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Registrable Securities by such Stockholder to the Person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities.

(b) Indemnification by Stockholder of Registrable Securities. In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information as the Company reasonably requests with respect to such Stockholder and securities of the Company Beneficially Owned by such Stockholder and its Affiliates for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Stockholders and to the fullest extent permitted by applicable Law, the Company, its Directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (x) any untrue statement of a material fact contained in the Marketing Materials or (y) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon and is consistent with information so furnished in writing by or on behalf of such Stockholder to the Company expressly for use in such Marketing Materials. No Stockholder shall be held liable for any Losses (including all amounts for which such Stockholder is required to provide indemnification pursuant to this Section 7.7(b) or contribution pursuant to Section 7.7(d)) in excess of the total amount of proceeds received by such Stockholder from the sale of the Registrable Securities sold by such Stockholder (net of all underwriting discounts and commissions) under that particular Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the

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Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7.7 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7.7(d), an Indemnifying Party that is a Stockholder shall not be required to contribute any amount which (together with all amounts that such Stockholder is required to provide indemnification pursuant to Section 7.7(b)) is in excess of the amount by which the total proceeds received by such Stockholder from the sale of the Registrable Securities sold by such Stockholder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged

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untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 7.8 Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a registration statement relating to the Common Stock has been declared effective under either the Securities Act or the Exchange Act, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the earlier of (i) such time as a registration statement relating to the Common Stock has been declared effective under either the Securities Act or the Exchange Act or (ii) the date that the Company becomes subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

(c) Furnish to any Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in as such Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Stockholder to sell any such securities without registration.

SECTION 7.9 Miscellaneous Registration Rights Provisions.

(a) Limitation on Subsequent Grants. The Company shall not grant registration rights to any Person other than the rights set forth in this Article VII, unless the Company has obtained the prior written consent of Stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the number of Registrable Securities then outstanding; provided, however, that after the effectiveness of any shelf Registration Statement filed pursuant to Section 7.2(c), the Company may grant piggyback registration rights that are junior to the registration rights granted to Stockholders pursuant to this Article VII.

(b) Assignment of Registration Rights. In connection with any Transfer of Registrable Securities by any Stockholder, the registration rights related to such Registrable Securities shall automatically transfer to the transferee of such Registrable Securities. Any other purported direct or indirect Transfer of such registration rights by any Stockholder shall be null and void and of no force or effect.

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(c) Termination of Registration Rights. All of the Company’s obligations to register Registrable Securities of any Stockholder under this Article VII shall terminate on the date on which such Stockholder ceases to Beneficially Own any Registrable Securities.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Term; Termination. This Agreement may be terminated pursuant to a writing signed by Stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders, and shall automatically terminate on the earlier to occur of (a) the completion of a Qualified Public Offering, (b) the date that is the ten (10) year anniversary of the date hereof; provided that the provisions of Section 6.2, Article VII and Article VIII shall survive any such termination of this Agreement. This Agreement shall terminate automatically with respect to any Stockholder when such Stockholder ceases to beneficially own any shares of Common Stock; provided, that Section 6.2 shall survive any such termination and shall terminate as set forth therein.

SECTION 8.2 Amendments and Modifications. This Agreement may be modified or amended only by a writing signed by the Company and by Stockholders that Beneficially Own in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders; provided, that any modification or amendment that would reasonably be expected to disproportionately and adversely affect any Stockholder in any material respect shall require the written consent of each Stockholder that is so affected; provided, further, that any modification or amendment to Section 5.4 or Section 5.5 that would reasonably be expected to adversely affect the Employee Stockholders in any material respect shall require the written consent of Employee Stockholders holding a majority of the outstanding shares of Common Stock held by all Employee Stockholders.

SECTION 8.3 Action by Stockholders. Any action required or contemplated by this Agreement to be taken by a majority of the Stockholders may be taken by delivery of a written consent executed on behalf of one or more Stockholders that Beneficially Own, in the aggregate, at least a majority of the shares of Common Stock held by all Stockholders, and the Company shall be entitled to rely upon any such written consent without prior notice to or consultation with any Person.

SECTION 8.4 After-Acquired Shares. This Agreement shall apply to all shares of Common Stock Beneficially Owned by a Stockholder at all times, whether such shares of Common Stock are acquired prior to or after the date hereof.

SECTION 8.5 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) when personally delivered to the Party to be notified; (b) when sent by confirmed facsimile to the Party to be notified at the number set forth below; (c) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the Party to be notified as set forth below; or (d) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the Party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

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In the case of the Company, to:

NewPage Holdings Inc.

8540 Gander Creek Drive

Miamisburg, Ohio 45342

Attention: General Counsel

Telephone: (937) 781-5101

Facsimile: (937) 242-9324

In the case of any Stockholder:

To the names and addresses set forth in the books and records of the Company.

With a copy (which shall not constitute notice) to, in the case of the Goldman Stockholders:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Steven M. Peck

Telephone: (617) 772-8344

Facsimile: (671) 772-8333

A Party may change its address for purposes of notice hereunder by giving ten (10) days’ notice of such change to all other Parties in the manner provided in this Section 8.5.

SECTION 8.6 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

SECTION 8.7 Entire Agreement. This Agreement (together with the documents attached as exhibits hereto and any documents or agreements specifically contemplated hereby) supersedes all prior discussions and agreements among any of the Parties hereto (and their Affiliates) with respect to the subject matter hereof and contains the entire understanding of the Parties with respect to the subject matter hereof.

SECTION 8.8 Counterparts; Headings. This Agreement may be executed in counterparts, each of which shall be signed by the Company and one or more Stockholders, and all of which are deemed to be one and the same agreement binding upon the Company and each of the Stockholders. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

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SECTION 8.9 Primary Indemnitor. Any Designated Director entitled to indemnification, advancement of expenses and/or insurance, pursuant to this Agreement, any other agreement with the Company, the Certificate of Incorporation or the Bylaws and that is an officer, employee, partner or advisor of the applicable Designating Stockholder or its Affiliates (each such person, an “Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of such Designating Stockholder and/or its Affiliates (collectively, the “Fund Indemnitors”). Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation or the Bylaws or otherwise: (a) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Indemnitee are secondary), (b) the Company shall advance the full amount of expenses incurred by each Indemnitee, in each case to the extent the Indemnitee is entitled to such advancement under applicable law or pursuant to the Certificate of Incorporation, the Bylaws, or any agreement; provided, however, in the event the Company is suing an Indemnitee, the Company shall not be responsible to advance any expenses to any such Indemnitee during the pendency of such action, (c) will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement, without regard to any rights each Indemnitee may have against the Fund Indemnitors, and (d) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation of the Company or the By-Laws of the Company or otherwise, no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification or advancement of expenses from the Company will affect the foregoing and the Fund Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Fund Indemnitors are express third party beneficiaries of the terms of this Section 8.9.

SECTION 8.10 Further Acts and Assurances. Each Party shall give such further assurance, provide such further information, take such further actions and execute and deliver such further documents and instruments as are, in each case, within its power to give, provide and take so as to give full force and effect to the provisions of this Agreement.

SECTION 8.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each Party hereby submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof) and any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to process being

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served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address specified in Section 8.5, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 8.12 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if any of the Parties fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved Party shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

SECTION 8.13 Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the Parties shall be enforceable to the fullest extent permitted by law.

SECTION 8.14 Recapitalization, Etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, shares of capital stock of the Company by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of shares or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Parties hereto under this Agreement.

[Signature Pages Follow]

39

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

NEWPAGE HOLDINGS INC.

By:
Name: Title:

STOCKHOLDERS: [ ]

By:
Name: Title:

Address for Notices:

Address – Line 1

Address – Line 2

Address – Line 3

Attention

Facsimile

Telephone

Email

41

SCHEDULE 1

INITIAL STOCKHOLDERS

42

EXHIBIT A

CERTIFICATE OF INCORPORATION

EXHIBIT B

BYLAWS

EXHIBIT C

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of                     , 201_, is made by and among NEWPAGE HOLDINGS INC., a Delaware corporation (the “Company”), and                      (the “Joining Party” and, together with the Company, the “Parties”). Capitalized terms that are used but are not otherwise defined herein shall have the meanings given to them in the Stockholders Agreement (as defined below).

WHEREAS, the Company and the Stockholders are parties to that certain Stockholders Agreement, dated as of December [•], 2012](as may be amended or modified from time to time pursuant to the terms thereof, the “Stockholders Agreement”); and

WHEREAS,                     , a Stockholder, desires to Transfer          shares of Common Stock to the Joining Party (such shares, the “Transferred Shares”), and the Joining Party is delivering this Agreement to the Company pursuant to Section 5.1(c) of the Stockholders Agreement, as a condition precedent to the effectiveness of such Transfer.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Agreement to be Bound. The Joining Party hereby confirms that it has been furnished with and has carefully read a copy of the Stockholders Agreement prior to its execution of this Agreement. By executing and delivering this Agreement, the Joining Party hereby becomes a party to the Stockholders Agreement as a Stockholder thereunder with the same force and effect as if it was [an original Stockholder signatory thereto] / [originally named as a Stockholder on Schedule 1 thereto]. Without limiting the generality of the foregoing, the Joining Party hereby irrevocably (a) agrees to be bound by and to comply with all of the covenants, terms and conditions contained in the Stockholders Agreement, (b) expressly assumes all obligations of a Consenting Holder under the Stockholders Agreement and (c) acknowledges that all of the Transferred Shares will be subject to all of the covenants, terms and conditions (including, without limitation, Transfer restrictions) applicable to shares of Common Stock under the Stockholders Agreement.

2.	Representations and Warranties. The Joining Party hereby represents and warrants, to the Company and each of the Stockholders, that it (a) has the requisite organizational and legal authority to enter into this Joinder Agreement and (b) is not a “Competitor” (as such term is defined in the Stockholders Agreement) of the Company.

3.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

4.	Binding Effect. This Agreement shall be binding upon each of the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns, as the case may be.

5.	Counterparts. This Agreement may be signed in counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Parties.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Joinder Agreement to be duly executed and delivered as of the date first written above.

JOINING PARTY: [ ]

By:
Name: Title:

Address for Notices:

Address – Line 1

Address – Line 2

Address – Line 3

Attention

Facsimile

Telephone

Email

ACKNOWLEDGED AND AGREED: NEWPAGE HOLDINGS INC.

By:
Name: Title:

Schedule X

Insiders to Be Employed by Reorganized Debtors and Nature of Compensation of Insiders

(Schedule X of the Plan Supplement will be filed at or prior to the Confirmation)